The transformation to a holding company structure described in this document involves securities of a Japanese company. The offer is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in this document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights or any claims you may have arising under U.S. federal securities laws, since the issuer is located in Japan and some or all of its officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities other than in connection with the transformation to a holding company structure, such as in the open market or through privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. In the event of any conflict or discrepancy between this document and the Japanese-language original, the Japanese-language original shall prevail in all respects.

Securities code:	8355

May 30, 2022

To Shareholders with Voting Rights:	Hisashi Shibata
President & COO
The Shizuoka Bank, Ltd.
10, Gofukucho 1-chome, Aoi-ku,
Shizuoka City, Shizuoka, Japan
NOTICE OF CONVOCATION OF THE 116TH ANNUAL GENERAL MEETING OF SHAREHOLDERS

We wish to inform you that the 116th Annual General Meeting of Shareholders of the Shizuoka Bank, Ltd. (the “Bank”) will be held as described below.

Please review the Reference Documents for the General Meeting of Shareholders (described hereinafter) and exercise your voting rights by referring to the Guide for Exercise of Voting Rights.

1	Date and Time:	Friday, June 17, 2022 at 10:00 a.m. Japan standard time (Reception desk opens at 9:00 a.m.)
2	Place:	Large Hall, 2F, Shizuoka Bank Training Center, 2-1, Kusanagi-Kita, Shimizu-ku, Shizuoka City, Shizuoka, Japan
3	Meeting Agenda:

(1) The Business Report and Non-consolidated Financial Statements for the Bank’s 116th Fiscal Year (from April 1, 2021 to March 31, 2022)

(2) Consolidated Financial Statements for the Bank’s 116th Fiscal Year (from April 1, 2021 to March 31, 2022) and the results of audits of the Consolidated Financial Statements by the Accounting Auditor and the Audit & Supervisory Board

Proposal No. 1: Appropriation of Surplus

Proposal No. 2: Partial Amendment of the Articles of Incorporation

Proposal No. 3: Election of Nine (9) Directors

Proposal No. 4: Incorporation of Wholly-owning Parent Company Through Share Transfer

———————————————	Matters disclosed on the Internet	———————————————

● Of the documents required to be appended to this Notice of Convocation as attachments, items 1) to 3) below have been posted on the Bank’s website according to laws and regulations and Article 16 of the Articles of Incorporation of the Bank, and are therefore not included in the attached documents.

1) “Matters regarding the Bank’s share acquisition rights,” “Basic policy regarding roles of persons controlling decision on financial and business policies,” “Systems for ensuring the appropriateness of business activities,” “Matters regarding specified wholly-owned subsidiaries,” “Matters regarding transactions with the parent company etc.,” and “Other matters” as part of the Business Report

2) “Non-consolidated Statement of Changes in Net Assets” and the “Notes to the Non-consolidated Financial Statements” as part of Non-consolidated Financial Statements

3) “Consolidated Statement of Changes in Net Assets” and the “Notes to the Consolidated Financial Statements” as part of Consolidated Financial Statements

The business report, the non-consolidated financial statements, and the consolidated financial statements audited by the Audit & Supervisory Board include not only the Business Report, the Non-consolidated Financial Statements, and the Consolidated Financial Statement provided as attached documents of this Notice of Convocation but also the above 1) to 3).

The non-consolidated financial statements and the consolidated financial statements audited by the Accounting Auditor include not only the Non-consolidated Financial Statements and the Consolidated Financial Statement provided as attached documents of this Notice of Convocation but also the above 2) and 3).

● Any updates to the Reference Documents, the Business Report, the Non-consolidated Financial Statements, and the Consolidated Financial Statements for the General Meeting of Shareholders will be posted on the Bank’s website.

———————————————	Guide for Convocation	———————————————

● When attending the General Meeting of Shareholders, please submit the enclosed Voting Rights Exercise Form at the reception desk of the meeting venue.
You are also kindly requested to bring this Notice of Convocation, to save resources.

● If you are unable to attend the General Meeting of Shareholders, you may exercise your voting rights by proxy by having another shareholder who holds voting rights attend the General Meeting of Shareholders on your behalf, provided that his or her Voting Rights Exercise Form and a document certifying him or her as your proxy are submitted.

● If you intend to engage in split voting, please submit a written notice indicating the reasons for the split voting at least three days prior to the General Meeting of Shareholders.

—————————	Video on the day of the General Meeting of Shareholders	—————————

● To provide information to shareholders, the Bank plans to post the video related to the matters to be reported on the day of the General Meeting of Shareholders on the Bank’s website after the end of the meeting on Monday, June 20, 2022.

Bank’s website	https://www.shizuokabank.co.jp/

Guide for Exercise of Voting Rights

You are kindly asked to exercise your voting rights by one of the following methods.

If you are attending the meeting

Please submit the enclosed Voting Rights Exercise Form at the reception desk.

Date and time: Friday, June 17, 2022 at 10:00 a.m. Japan standard time

If you are not attending the meeting

Voting Rights Exercise Form

Please indicate your vote for or against the proposals on the enclosed Voting Rights Exercise Form and return it to us by the deadline.

Deadline: Thursday, June 16, 2022 Japan standard time (time of receipt)

*If there is no indication of your vote for or against each proposal, the Bank will deem that you have voted in favor of the proposals.

How to mark on the Voting Rights Exercise Form

Please indicate your vote for or against each of the proposals here.

Proposals 1, 2 and 4

If “for,” please circle “For.”

If “against,” please circle “Against.”

Proposal 3

If “for” for all candidates, please circle “For.”

If “against” for all candidates, please circle “Against.”

* If you wish to vote against certain candidates, please circle “For,” thereby initially voting for all candidates, and then indicate the candidate(s) whom you are voting against by stating the Candidate No. assigned to the candidate(s) in the Reference Documents for the General Meeting of Shareholders.

Internet

Please access the Bank’s designated website for the exercise of voting rights (https://www.e-sokai.jp), follow the on-screen instructions, and exercise your voting rights.
Deadline: Thursday, June 16, 2022 by 5:00 p.m. Japan standard time

*Please note that your votes via the Internet will be cancelled if you attend the meeting.

For details, please refer to the following page.

For institutional investors	You may exercise your voting rights using Electronic Voting Platform operated by ICJ Inc.

Guide for Exercise of Voting Rights via the Internet

Via a smartphone	*“QR Code” is a registered trademark of DENSO WAVE INCORPORATED.

Step 1

Read the “QR Code for accessing the smartphone voting rights exercise website” on the bottom right of the enclosed Voting Rights Exercise Form using a smartphone or a tablet device.

Step 2

Select the displayed URL to open the voting rights exercise website.

There are two ways to exercise your voting rights.

Step 3

Follow the instructions on screen and indicate your vote for or against each proposal.

Step 4

Confirm your information entered and click “Confirm” to complete the exercise of voting rights.

Please note that if you wish to change your votes after exercising your voting rights, you must take necessary procedures by accessing the following voting rights exercise website using the “proxy code” and “password.”

Via a personal computer (re-exercise of voting rights)

Step 1

Access the website for the exercise of voting rights.	[Website for personal computer]

https://www.e-sokai.jp	Navigate to https://www.e-sokai.jp

Step 2

Read “Guide for Exercise of Voting Rights via the Internet” and click “Proceed.”

Step 3

Enter the “voting right exercising code” noted on the enclosed Voting Rights Exercise Form and click “Log in.”

Then, enter the “password” noted on the enclosed Voting Rights Exercise Form and click “Proceed.”

[Notes]

●	All the cost for using the website for the exercise of voting rights, including the provider fee and communication charges, shall be borne by shareholders.

●	If you exercise your voting rights both via the Internet and in writing on the Voting Rights Exercise Form, only the vote via the Internet will be deemed as valid regardless of the date and time of receipt of the Voting Rights Exercise Form.

●	If you exercise your voting rights via the Internet etc. more than once, only your last vote will be deemed as valid.

《Inquiries regarding the Exercise of Voting Rights via the Internet》 If you have any inquiries about the exercise of voting rights via the Internet, please call the following number.

Transfer Agent:	JAPAN SECURITIES AGENTS, LTD.
	Agency Department	Web Support
	[Direct Line (Toll free)]	0120-707-743
Open from 9:00 a.m. to 9:00 p.m. on business days (including Saturdays, Sundays, and national holidays).

Reference Documents for the General Meeting of Shareholders

Proposals and References

Proposal No. 1	Appropriation of Surplus

With respect to the appropriation of surplus, the Bank maintains the basic policy of distributing dividends to shareholders steadily while paying attention to the internal reserve to enhance the management quality.

1.	Matters concerning year-end dividends of surplus

With due consideration given to the business results and current management environment, the Bank proposes to pay a year-end dividend for the fiscal year ended March 31, 2022 as follows.

1	Type of property dividend	Cash
2	Allotment of property dividend to shareholders and the total amount

13.50 yen per share of common stock of the Bank, for a total of 7,615,999,269 yen As 12.50 yen per share was paid as an interim dividend, the total amount of annual dividends will be 26 yen per share for the fiscal year ended March 31, 2022.

3	Effective date of distribution of surplus	June 20, 2022

2.	Other matters concerning appropriation of surplus

1	Item and the amount of surplus to be increased
Special reserve: 5,000,000,000 yen
2	Item and the amount of surplus to be decreased
Retained earnings brought forward: 5,000,000,000 yen

Proposal No. 2	Partial Amendment of the Articles of Incorporation

1.	Reasons for amendment

The provisions for amendment specified in the proviso of Article 1 of the Supplementary Provisions of the Act Partially Amending the Companies Act (Act No. 70 of 2019) will come into effect on September 1, 2022. In order to prepare for the introduction of the system for electronic provision of materials for general meetings of shareholders, the Bank proposes to amend its Articles of Incorporation as follows.

(1)	To establish a new Article 16, paragraph (1) which requires the Bank to take measures to electronically provide the information to be contained in reference documents and other materials for general meetings of shareholders.

(2)	To establish a new Article 16, paragraph (2) which limits the scope of information to be contained in the document to be delivered to shareholders who made a request for delivery of written information.

(3)	To delete the existing provisions (i.e., Article 16 of the current Articles of Incorporation) requiring the Internet disclosure and deemed provision of reference documents and other materials for general meetings of shareholders, since these provisions will no longer be necessary.

(4)	To establish supplementary provisions regarding the effective date and other details of the addition of new provisions and the deletion of existing provisions described above.

2.	Details of amendment

The details of the proposed amendment are as follows.

(Underlines indicate changes)

Current Articles of Incorporation	Proposed amendments
Chapter 3 General Meeting of Shareholders	Chapter 3 General Meeting of Shareholders
(Internet Disclosure and Deemed Provision of Reference Documents, etc. for General Meetings of Shareholders)	<Deleted>
Article 16 When convening a general meeting of shareholders, the Bank may, by means of using the Internet as per the provisions of the Ministry of Justice Order to disclose the information to be stated or presented in the reference documents, business report, financial statements, and consolidated financial statements for the general meeting of shareholders, deem that shareholders have been provided with such information.

Current Articles of Incorporation	Proposed amendments
<New provision>

(Measures for Electronic Provision)

Article 16 When convening a general meeting of shareholders, the Bank shall take measures to electronically provide the information to be contained in the reference documents and other materials for the general meeting of shareholders.

(2) The Bank may omit from the document to be delivered to shareholders who made a request for written information no later than the record date for voting rights, all or part of the information specified by the Ministry of Justice Order out of the information for which measures are taken by the Bank to provide electronically.
<New provision>

Supplementary Provisions

(1)  The deletion of Article 16 of the current Article of Incorporation (Internet Disclosure and Deemed Provision of Reference Documents, etc. for General Meetings of Shareholders) and the new Article 16 (Measures for Electronic Provision) of the proposed amendment shall come into effect as from the date on which the provisions for amendment specified in the proviso of Article 1 of the Supplementary Provisions of the Act Partially Amending the Companies Act (Act No. 70 of 2019) come into effect (hereinafter referred to as the “Effective Date”).

(2) Notwithstanding the provisions of the preceding paragraph, Article 16 of the current Articles of Incorporation shall remain in effect with respect to any general meeting of shareholders whose date falls within six (6) months from the Effective Date.
(3 These Supplementary Provisions shall be deleted on the later of: the date on which six (6) months have elapsed since the Effective Date; or the date on which three (3) months have elapsed since the date of the general meeting of shareholders mentioned in the preceding paragraph.

Current Articles of Incorporation	Proposed amendments
(4) Notwithstanding the provisions of the preceding two paragraphs, if the Bank is no longer a company issuing book-entry transfer shares as a result of establishing Shizuoka Financial Group, Inc. as the Bank’s parent company by means of sole share transfer, Article 16 of the proposed amendment and these Supplementary Provisions shall be deleted.

Proposal No. 3	Election of Nine (9) Directors

The terms of office of all ten (10) Directors will expire at the conclusion of this Annual General Meeting of Shareholders. Accordingly, the election of nine (9) Directors is proposed.

The candidates are as follows:

No.	Name			Present position at the Bank
1	Reappoint-ment	Katsunori Nakanishi		Chairman & CEO (Representative Director) responsible for chief executive functions
2	Reappoint-ment	Hisashi Shibata		President & COO (Representative Director) responsible for chief operating functions
3	Reappoint-ment	Minoru Yagi		Deputy President & CFO (Representative Director) responsible for chief financial functions
4	Reappoint-ment	Yutaka Fukushima		Director & Senior Executive Officer
5	Reappoint-ment	Koichi Kiyokawa		Director & Senior Executive Officer
6	Reappoint-ment	Kumi Fujisawa	Candidate Outside Director	Outside Director
7	Reappoint-ment	Motoshige Itoh	Candidate Outside Director	Outside Director
8	Reappoint-ment	Kazuto Tsubouchi	Candidate Outside Director	Outside Director
9	Reappoint-ment	Kazutoshi Inano	Candidate Outside Director	Outside Director

■ Date of birth June 15, 1953 ■ Number of the Bank’s shares held 87,000 shares	1		Katsunori Nakanishi			Reappointment

	■ Brief personal history, positions, responsibilities and significant concurrent positions

	Apr.	1976	Joined the Bank	Apr.	2005	Director & Senior Executive Officer, Deputy General Manager of Corporate Center in charge of planning and administration
	Dec.	1998	Deputy General Manager of Personnel Dept.	Jun.	2005	President & Chief Executive Officer
	Apr.	1999	General Manager of Personnel Dept.	Mar.	2017	Director, Shizuoka Gas Co., Ltd. (to present)
	Jun.	1999	General Manager of Corporate Administration Dept.	Mar.	2017	Chairman & CEO (to present) Director, Shizuoka Railway Co., LTD. (to present)
	Jun.	2001	Director & Executive Officer, General Manager of Corporate Planning Dept.
	Jun.	2003	Director & Senior Executive Officer

Reasons for selection as a candidate for Director

Mr. Katsunori Nakanishi has experience and extensive knowledge necessary for management of a bank as his previous positions includes General Manager of Corporate Administration Dept. and General Manager of Corporate Planning Dept. Having served as the Bank’s President & Chief Executive Officer from June 2005 and serving as the Bank’s Chairman & CEO since June 2017, he has long been responsible for the Bank’s management and fulfilling his role, including in decision-making on important management matters and supervision of business execution. Thus, we selected Mr. Nakanishi as a candidate for Director again.

■ Date of birth November 18, 1963 ■ Number of the Bank’s shares held 59,700 shares	2		Hisashi Shibata			Reappointment

	■ Brief personal history, positions, responsibilities and significant concurrent positions

	Apr.	1986	Joined the Bank	Apr.	2013	Senior Executive Officer, Deputy General Manager of Banking Division in charge of Metropolitan Division, General Manager of Metropolitan Business Unit and General Manager of Tokyo Branch
	Jan.	2003	Deputy General Manager, Head Office	Oct.	2013	Senior Executive Officer, Deputy General Manager of Banking Division in charge of Metropolitan Division, General Manager of Metropolitan Business Unit, General Manager of Tokyo Office
	Jun.	2004	Dispatched to Regional Banks Association of Japan as Deputy General Manager and Deputy General Manager of Tokyo Liaison Office, Corporate Planning Dept.	Jun.	2014	Director & Senior Executive Officer, Deputy General Manager of Banking Division in charge of credit
	Jun.	2005	General Manager of Corporate Planning Group, Corporate Planning Dept.	Jun.	2016	Director & Senior Executive Officer, Deputy General Manager of Corporate Center in charge of corporate planning and corporate administration
	Jun.	2009	General Manager of Corporate Planning Dept.	Jun.	2017	President & COO
	Apr.	2011	General Manager of Gofukucho Branch	Jun.	2020	President & COO, General Manager of Banking Division
	Jun.	2011	Executive Officer and General Manager of Gofukucho Branch	Jun.	2011	President & COO (to present)
	Jun.	2012	Senior Executive Officer, Deputy General Manager of Banking Division in charge of securities and international business, General Manager of Metropolitan Business Unit and General Manager of Tokyo Branch

Reasons for selection as a candidate for Director

Mr. Hisashi Shibata has a wealth of business experience and is well versed in banking operations as his previous positions includes General Manager of Corporate Planning Dept., General Manager of Gofukucho Branch, General Manager of Metropolitan Business Unit, and General Manager of Tokyo Office. Serving as the Bank’s President & COO since June 2017, he has been fulfilling his role, including in decision-making on important management matters and supervision of business execution. Thus, we selected Mr. Shibata as a candidate for Director again.

■ Date of birth May 7, 1963 ■ Number of the Bank’s shares held 46,100 shares	3		Minoru Yagi			Reappointment

	■ Brief personal history, positions, responsibilities and significant concurrent positions

	Apr.	1987	Joined the Bank	Jun.	2016	Director & Senior Executive Officer, Deputy General Manager of Banking Division in charge of credit
	Jun.	2003	Dispatched to Shizugin Management Consulting Co., Ltd. as Deputy General Manager	Jun.	2017	Director & Senior Managing Executive Officer, General Manager of Corporate Center
	Jun.	2004	General Manager of Human Resources Development Group, Corporate Administration Dept.	Jun.	2020	Director & Senior Managing Executive Officer, General Manager of Corporate Center and General Manager of Corporate Planning Dept.
	Jun.	2008	General Manager of Shintori Branch	Oct.	2020	Director & Senior Managing Executive Officer, General Manager of Corporate Center
	Jan.	2010	General Manager of Yaizu Branch	Jun.	2021	Deputy President, General Manager of Corporate Center, in charge of Corporate Planning Dept., Corporate Administration Dept., and Secretarial Office (to present)
	Apr.	2011	General Manager of Corporate Planning Dept.
	Jun.	2012	Executive Officer and General Manager of Corporate Planning Dept.
	Jun.	2014	Director & Senior Executive Officer, Deputy General Manager of Corporate Center in charge of corporate planning and corporate administration

Reasons for selection as a candidate for Director

Mr. Minoru Yagi has a wealth of business experience and is well versed in banking operations as his previous positions includes General Manager of Yaizu Branch and General Manager of Corporate Planning Dept. Serving as the Bank’s Deputy President since June 2021, he has been fulfilling his role, including in decision-making on important management matters and supervision of business execution. Thus, we selected Mr. Yagi as a candidate for Director again.

■ Date of birth September 19, 1966 ■ Number of the Bank’s shares held 18,500 shares	4		Yutaka Fukushima			Reappointment

	■ Brief personal history, positions, responsibilities and significant concurrent positions

	Apr.	1989	Joined the Bank	Jun.	2015	Executive Officer and General Manager of Gofukucho Branch
	Apr.	2005	General Manager of Fujikawa Branch	Jun.	2016	Executive Officer and General Manager of Head Office
	Jun.	2006	Deputy General Manager of Corporate Planning Group of Corporate Planning Dept.	Jun.	2017	Senior Executive Officer, General Manager of Eastern Area Business Unit
	Jan.	2009	General Manager of Fujinomiya Branch	Jun.	2021	Director & Senior Executive Officer, General Manager of Banking Division and General Manager of Business Promotion Dept., in charge of Area Business Units, Solution Business Dept., International Business Dept., and Direct Business Promotion Dept. (to present)
	Jun.	2011	Joint General Manager of Credit Dept. (concurrently serving as General Manager of Credit Group II)
	Jun.	2013	General Manager of Fujichuo Branch
	Jan.	2015	General Manager of Gofukucho Branch

Reasons for selection as a candidate for Director

Mr. Yutaka Fukushima has a wealth of business experience and is well versed in banking operations as his previous positions includes General Manager of Head Office and General Manager of Eastern Area Business Unit. Serving as the Bank’s Director since June 2021, he has been fulfilling his role, including in decision-making on important management matters and supervision of business execution. Thus, we selected Mr. Fukushima as a candidate for Director again.

■ Date of birth March 18, 1965 ■ Number of the Bank’s shares held 37,000 shares	5		Koichi Kiyokawa			Reappointment

	■ Brief personal history, positions, responsibilities and significant concurrent positions

	Apr.	1988	Joined the Bank	Jun.	2016	Executive Officer and General Manager of Risk Management Dept.
	Jun.	2004	Deputy General Manager of Corporate Planning Group of Corporate Planning Dept.	Jun.	2017	Executive Officer and General Manager of Shimizu Branch
	Jun.	2006	General Manager of New York Branch	Jun.	2019	Executive Officer and General Manager of Head Office
	Jun.	2009	Senior Deputy General Manager of Numazu Branch	Jun.	2020	Director & Senior Executive Officer, General Manager of Audit Dept. (to present)
	Oct.	2009	Senior Deputy General Manager of Numazu Branch (concurrently serving as General Manager of Honcho Branch)
	Apr.	2010	General Manager of Fujieda Branch
	Apr.	2012	Joint General Manager of Corporate Administration Dept.
	Jun.	2012	General Manager of Corporate Administration Dept.
	Jun.	2014	Executive Officer and General Manager of Corporate Planning Dept.

Reasons for selection as a candidate for Director

Mr. Koichi Kiyokawa has a wealth of business experience and is well versed in banking operations as his previous positions includes General Manager of Shimizu Branch and General Manager of Head Office. Serving as the Bank’s Director since June 2020, he has been fulfilling his role, including in decision-making on important management matters and supervision of business execution. Thus, we selected Mr. Kiyokawa as a candidate for Director again.

■ Date of birth March 15, 1967 ■ Number of the Bank’s shares held 0 shares	6		Kumi Fujisawa			Reappointment	Candidate Outside Director

	■ Brief personal history, positions, responsibilities and significant concurrent positions

	Apr.	1995	Established IFIS Limited. Representative Director of the same (retired in July 1999)	May.	2016	Director, Creek and River Co., Ltd. (retired in March 2022)
	Jun.	2004	Executive Director, The Investment Trusts Association, Japan (to present)	Feb.	2018	Director, CAMPFIRE, Inc. (retired in March 2019)
	Nov.	2004	Director, SophiaBank Limited	Mar.	2018	Director, JAPAN PROFESSIONAL FOOTBALL LEAGUE (retired in March 2022)
	Jun.	2011	Public Governor, Japan Securities Dealers Association (to present)	Oct.	2018	Director, Net Protections, Inc. (to present)
	Feb.	2012	Director, Incorporated Organization for Supporting the Turnaround of Businesses Damaged by the Great East Japan Earthquake (retired in June 2016)	Apr.	2019	Director, Japan Action Tank (to present)
	Jun.	2013	Director of the Bank (to present)	Mar.	2020	Director, JINSEKI KOGEN GAKUEN INSTITUTION (to present)
	Aug.	2013	President, SophiaBank Limited (retired in March 2022)	Jan.	2021	Director, CellSource Co., Ltd. (to present)
	Jun.	2014	Director, Toyota Tsusho Corporation (to present)	Apr.	2021	Representative Director, Japan Philanthropic Advisory (to present)
			Director, SCINEX CORPORATION (retired in June 2016)	Oct.	2021	Auditor, Ridilover Inc. (to present)
	Jul.	2014	Director, Money Design Co., Ltd. (retired in June 2017)	Apr.	2022	Chairperson, Institute for International Socio-Economic Studies Ltd. (to present)
				May.	2022	Director, EDMILSON FUNDS ASIA (to present)

Reasons for selection as a candidate for Outside Director and expected roles

Ms. Kumi Fujisawa founded Japan’s first investment trust evaluation firm and served as its representative director. She also participated in forming SophiaBank Limited and serves as its representative director. She has served in various public positions, including as a committee member of the Financial System Council of the Financial Services Agency. Based on her wealth of experience and knowledge, as we expect her to provide supervision of and advice on management, she has vigorously stated her views and opinions and provided advice and suggestions at meetings of the Board of Directors. As she has been fulfilling her role as the Bank’s Outside Director, including in decision-making on important management matters and supervision of business execution, we selected her as a candidate for Outside Director again. The term of office as Outside Director of Ms. Fujisawa will be nine years upon the conclusion of this Annual General Meeting of Shareholders.

Matters concerning independence	The Bank has registered Ms. Fujisawa as an independent officer with Tokyo Stock Exchange Inc. (hereinafter referred to as the “Tokyo Stock Exchange”), as she is judged not to have any potential conflicts of interest with general shareholders according to the criteria for the independence of independent officers as stipulated by the Tokyo Stock Exchange and the criteria for designating independent directors as stipulated by the Bank.

■ Date of birth December 19, 1951 ■ Number of the Bank’s shares held 0 shares	7		Motoshige Itoh			Reappointment	Candidate Outside Director

	■ Brief personal history, positions, responsibilities and significant concurrent positions

	Sep.	1978	Assistant Professor, Department of Economics, University of Houston	Jun.	2016	Professor Emeritus, The University of Tokyo (to present) Corporate Auditor of Hagoromo Foods Corporation (to present)
	Apr.	1982	Associate Professor, Faculty of Economics, The University of Tokyo	Mar.	2018	Director, The Japan Foundation for the United Nations University (to present)
	Dec.	1993	Professor, Faculty of Economics, The University of Tokyo	Jun.	2018	Director of the Bank (to present) Director, SUMITOMO CHEMICAL COMPANY, LIMITED (to present)
	Apr.	1996	Professor, Graduate School of Economics, Faculty of Economics, The University of Tokyo (retired in March 2016)	Apr.	2022	Director, JX Nippon Mining & Metals Corporation (to present)
	Feb.	2006	President, National Institute for Research Advancement (retired in March 2014)
	Jun.	2015	Director, East Japan Railway Company (to present)
			Trustee, The Sasakawa Peace Foundation (to present)
	Apr.	2016	Professor, Faculty of International Social Sciences, Gakushuin University (retired in March 2022)

Reasons for selection as a candidate for Outside Director and expected roles

Mr. Motoshige Itoh is an expert on economics as a university professor and a notable commentator on economic affairs. Also serving as an outside director or an outside corporate auditor of other listed companies, he is well versed in corporate management in the global economy. Furthermore, he previously served in public positions including membership on the Council on Economic and Fiscal Policy, The Tax Commission, and the Expert Panel on Climate Change of the Japanese government. Based on his wealth of experience and knowledge, as we expect him to provide supervision of and advice on management, he has vigorously stated his views and opinions and provided advice and suggestions at meetings of the Board of Directors. As he has been fulfilling his role as the Bank’s Outside Director, including in decision-making on important management matters and supervision of business execution, we selected him as a candidate for Outside Director again. The term of office as Outside Director of Mr. Itoh will be four years upon the conclusion of this Annual General Meeting of Shareholders.

Matters concerning independence

The Bank has registered Mr. Itoh as an independent officer with the Tokyo Stock Exchange, as he is judged not to have any potential conflicts of interest with general shareholders according to the criteria for the independence of independent officers as stipulated by the Tokyo Stock Exchange and the criteria for designating independent directors as stipulated by the Bank.

■ Date of birth May 2, 1952 ■ Number of the Bank’s shares held 0 shares	8		Kazuto Tsubouchi			Reappointment	Candidate Outside Director

	■ Brief personal history, positions, responsibilities and significant concurrent positions

	Apr.	1976	Joined Nippon Telegraph and Telephone Public Corporation (currently NIPPON TELEGRAPH AND TELEPHONE CORPORATION (NTT))	Jun.	2018	Chairman, Information & Telecommunication Equipment Constructor’s Association (retired in June 2020)
	Dec.	2000	General Manager, Kanazawa Branch of NIPPON TELEGRAPH AND TELEPHONE WEST CORPORATION	Jun.	2020	Director of the Bank (to present)
	Jun.	2006	Member of the Board of Directors, Senior Vice President, Managing Director of Accounts and Finance Department of NTT DOCOMO, INC.
	Jun.	2012	Member of the Board of Directors, Senior Executive Vice President, Chief Financial Officer of NTT DOCOMO, INC. (retired in June 2014)
	Jul.	2015	President, Foundation for MultiMedia Communications (retired in June 2018)

Reasons for selection as a candidate for Outside Director and expected roles

Mr. Kazuto Tsubouchi served as a Member of the Board of Directors, Senior Executive Vice President of NTT DOCOMO, INC., and President of the Foundation for MultiMedia Communications, as well as Chairman of the Information & Telecommunication Equipment Constructor’s Association. Based on his wealth of experience and knowledge as a corporate manager, as we expect him to provide supervision of and advice on management, he has vigorously stated his views and opinions and provided advice and suggestions at meetings of the Board of Directors. As he has been fulfilling his role as the Bank’s Outside Director, including in decision-making on important management matters and supervision of business execution, we selected him as a candidate for Outside Director again. The term of office as Outside Director of Mr. Tsubouchi will be two years upon the conclusion of this Annual General Meeting of Shareholders.

Matters concerning independence

The Bank has registered Mr. Tsubouchi as an independent officer with the Tokyo Stock Exchange, as he is judged not to have any potential conflicts of interest with general shareholders according to the criteria for the independence of independent officers as stipulated by the Tokyo Stock Exchange and the criteria for designating independent directors as stipulated by the Bank.

■ Date of birth September 4, 1953 ■ Number of the Bank’s shares held 2,000 shares	9		Kazutoshi Inano			Reappointment	Candidate Outside Director

	■ Brief personal history, positions, responsibilities and significant concurrent positions

	Apr.	1976	Joined Nomura Securities Co., Ltd. (currently NOMURA HOLDINGS, INC.)	Apr.	2009	Director, Chairperson, Representative Executive Managing Director of Nomura Asset Management Co., Ltd.
	Jun.	2000	Director, Executive Vice President of Nomura Securities Co., Ltd.			Vice Chairman of Japan Association of Corporate Executives (retired in April 2013)
	Apr.	2002	Director, President of Nomura Asset Management Co., Ltd.	Jun.	2009	Chairman of The Investment Trusts Association (retired in June 2013)
	Apr.	2003	Director, Deputy President & Co-COO of NOMURA HOLDINGS, INC.	Aug.	2009	Chairman of The Securities Analysts Association of Japan (retired in August 2013)
	Jun.	2003	Director, Executive Managing Director, Deputy President & Co-COO of NOMURA HOLDINGS, INC. (retired in March 2008)	Jun.	2011	Chairperson of the Board of Directors of Nomura Asset Management Co., Ltd. (retired in June 2013)
			Director, Executive Managing Director, President & CEO of Nomura Asset Management Co., Ltd.	Jul.	2013	Chairman of Japan Securities Dealers Association (retired in June 2017)
	Apr.	2005	Director, Chairman of The Nomura Trust and Banking Co., Ltd. (retired in March 2008)	May	2017	Chairman of Japan Securities Scholarship Foundation (to present)
	Apr.	2008	Executive Managing Director, Deputy Chairman of Nomura Securities Co., Ltd. (retired in March 2009)	Apr.	2018	Chairman of Japan Foundation For Regional Vitalization (to present)
				Jun.	2021	Director of the Bank (to present)
					(Significant concurrent positions)
					Chairman of Japan Securities Scholarship Foundation
					Chairman of Japan Foundation For Regional Vitalization

Reasons for selection as a candidate for Outside Director and expected roles

Mr. Kazutoshi Inano held important positions in the Nomura Group companies including Director, Executive Managing Director, Deputy President of NOMURA HOLDINGS, INC. He also served as Chairman of The Investment Trusts Association, Chairman of The Securities Analysts Association of Japan, and Chairman of Japan Securities Dealers Association. He currently serves as Chairman of Japan Securities Scholarship Foundation and Chairman of Japan Foundation For Regional Vitalization. Based on his wealth of experience and knowledge as a manager of a financial group, as we expect him to provide supervision of and advice on management, he has vigorously stated his views and opinions and provided advice and suggestions at meetings of the Board of Directors. As he has been fulfilling his role as the Bank’s Outside Director, including in decision-making on important management matters and supervision of business execution, we selected him as a candidate for Outside Director again. The term of office as Outside Director of Mr. Inano will be one year upon the conclusion of this Annual General Meeting of Shareholders.

Matters concerning independence

The Bank has registered Mr. Inano as an independent officer with the Tokyo Stock Exchange, as he is judged not to have any potential conflicts of interest with general shareholders according to the criteria for the independence of independent officers as stipulated by the Tokyo Stock Exchange and the criteria for designating independent directors as stipulated by the Bank.

(Notes)	1. No special interest exists between any of the candidates for Director and the Bank.

2.	Ms. Kumi Fujisawa, Mr. Motoshige Itoh, Mr. Kazuto Tsubouchi, and Mr. Kazutoshi Inano are candidates for Outside Director.

3.	There is no potential competition or conflicting interest transactions (Article 356, Paragraph (1), Items (i) through (iii) and Article 365 of the Companies Act) arising between Net Protections, Inc. where Ms. Kumi Fujisawa serves as Outside Director and the Bank.

4.	Although Mr. Motoshige Itoh has no experience of involvement in corporate management other than in his role as outside director or outside audit & supervisory board member, the Bank judges that he is capable of appropriately fulfilling duties as an Outside Director of the Bank for the “Reasons for selection as a candidate for Outside Director and expected roles” stated above.

5.	Limited liability agreements with Outside Directors

In order to ensure that the Bank is able to secure suitable individuals as its Outside Directors, the Bank has established a provision concerning limited liability agreements with the Outside Directors in the current Articles of Incorporation. Pursuant to the provisions of Article 427, Paragraph (1) of the Companies Act, the Bank has concluded agreements (hereinafter referred to as the “limited liability agreements”) with Ms. Kumi Fujisawa, Mr. Motoshige Itoh, Mr. Kazuto Tsubouchi, and Mr. Kazutoshi Inano to limit their liability provided for in Article 423, Paragraph (1) of the Companies Act and the agreements are to be continued when they are re-elected as Outside Directors of the Bank. The maximum amount of damages under each of the limited liability agreements is the Minimum Liability Amount as defined in Article 425, Paragraph (1) of the same Act.

6.	Directors and Officers Liability Insurance Contract

The Bank has entered into a directors and officers liability insurance (hereinafter referred to as “D&O Insurance”) contract as stipulated in Article 430-3, Paragraph (1) of the Companies Act with an insurance company. The D&O Insurance covers damage (excluding damage for which the insurer is excused of liability under the D&O Insurance contract) and the like in cases where directors and the like incur liability for damages as a result of the execution of their duties. The insurance premiums of the D&O Insurance are fully borne by the Bank.

If the candidates are elected and assume office as Director, all of them will be insured under the D&O Insurance. The contract period of the D&O Insurance is set at one year. The Bank plans to renew the insurance before it reaches maturity during the candidates’ terms of office, subject to a resolution of the Board of Directors.

7.	There are no matters other than those stated above that should be included in the proposals concerning the election of directors as stipulated by Article 74 of the Ordinance for Enforcement of the Companies Act.

8.	With regard to Ms. Kumi Fujisawa, the candidate for Outside Director, the name “Kumi Fujisawa” is used for professional purposes only, and stated above as such due to its high recognition among the public, whereas her name in the domiciliary register is Kumi Tsunoda.

　<Reference>

The criteria for designating independent directors stipulated by the Bank are found below the table describing “Status of Major Activities of Outside Directors” in 3.(2) of the Business Report.

<Reference>

Areas in which Directors are particularly expected to fulfill their roles at the Board of Directors

Under its flexible and strong governance framework that provides a ground for continuous growth, the Bank aims not only to strengthen the Group’s management and provide sound finance intermediation functions to local and other communities but also to develop new businesses that will contribute to the growth of local communities.

The Board of Directors assumes the mission of supervising the entire Group’s business execution based on the Group’s wide variety of expertise and linking the Group’s business to the continuous growth of the Group and its stakeholders. With an eye on its aim described above, the Board of Directors secures its appropriate balance as a whole, including in terms of its size, through the fulfillment by each Director and each Audit & Supervisory Board Member of his/her roles from the viewpoints of “management,” “society and economy,” and “business” based on his/her own knowledge backed by his/her professional background and other attributes.

	Management		Society and economy		Business
	Supervision of management as a listed company	Steering of the comprehensive financial group	Vision for local communities and economies	Responding to social changes	Finance intermediation functions	New businesses (business development and business mix)
Katsunori Nakanishi* (Chairman & CEO (Representative Director))	●	●	●		●	●
Hisashi Shibata* (President & COO (Representative Director))		●	●		●
Minoru Yagi* (Deputy President & CFO (Representative Director))		●	●		●
Yutaka Fukushima* (Director & Senior Executive Officer)			●		●
Koichi Kiyokawa* (Director & Senior Executive Officer)			●		●
Kumi Fujisawa* (Outside Director)	●		●	● Innovation		●
Motoshige Itoh* (Outside Director)	●			● Environment
Kazuto Tsubouchi* (Outside Director)	●			● IT		●
Kazutoshi Inano* (Outside Director)	●	●	●		●	●
Hiroki Saito (Audit & Supervisory Board Member)			●		●
Mitsuru Kobayashi (Audit & Supervisory Board Member)			●		●
Yoshihiro Yamashita (Audit & Supervisory Board Member)			●		●
Naomi Ushio (Audit & Supervisory Board Member)	●			● Diversity
Isamu Nakamura (Audit & Supervisory Board Member)		●			●
(Note)	1. An asterisk (*) indicates a candidate Director whose appointment is proposed by the Bank in Proposal No. 3 of this Annual General Meeting of Shareholders.

2.	The current position held by each Director or each Audit & Supervisory Board Member is found in the parentheses below the Director’s or Audit & Supervisory Board Member’s name.

Proposal No. 4	Incorporation of Wholly-owning Parent Company Through Share Transfer

The Bank had prepared a share transfer plan (the “Share Transfer Plan”) for, and passed a resolution at the Board of Directors’ meeting held on May 10, 2022 for, incorporation of Shizuoka Financial Group, Inc. as the Bank’s wholly-owning parent company (the “Holding Company”) by means of the Bank’s sole-share transfer effective as of October 3, 2022 (estimate) (the “Share Transfer”).

This proposal asks shareholders to approve the Share Transfer. The reasons for the Share Transfer, the details of the Share Transfer Plan, and other related information are as follows.

1.	Reasons for and purpose of the share transfer, and related information

(1)	Reasons for and purpose of the Share Transfer

The environment surrounding financial institutions is changing significantly, such as changes in demographics and decrease in demand for funds caused by low birth rate and population aging, and diversification of individual lifestyles and values. Recent years have also seen growing roles expected of financial institutions as companies to help resolve various social challenges, such as environmental issues and the progress of social inequality.

In light of these changes in the business environment, the Shizuoka Bank Group has enhanced its financial function to solve customers’ challenges while increasing its combined strength as a financial group, as well as developing new business fields and working on projects, such as expanding businesses in the Tokyo Metropolitan area and collaborating with entities from outside the Group’s industry.

While we have pursued sustainable growth by always keeping in mind a sound yet innovative management, we believe that we must respond even more appropriately in the future to the movement towards deregulation in banking services and to the accelerating changes in the business environment.

Based on these circumstances, the Bank has decided that it needs to transform to a holding company structure in order to build a resilient management structure which will enable the Group to further contribute to the wellbeing of all stakeholders, including the community, customers, employees, and shareholders, and to continue its sustainable growth.

By transforming to a holding company structure, the Bank intends, from a long-term perspective, to expand into new business fields that will contribute to regional growth and to further expand the existing lines of business and the customer base. The Bank is going to increase the Group’s combined strength as a problem-solving corporate group by further enhancing the group management that the Bank has worked on thus far and by increasing the presence of each group company, through balancing between unifying force (i.e., cooperation) and centrifugal force (i.e., independence and autonomy) under the Holding Company.

The Bank also plans transformation from a bank-dependent business model, by developing an environment where employees, who will actually work on those measures, will be even more proud and satisfied with their work than before, and by cultivating an organizational culture where new ideas and innovations will be generated, through promoting diversity management.

In addition, by making the Holding Company a company with audit and supervisory committee, the Bank intends to sophisticate the corporate governance from both offensive and defensive perspectives in order to make the governance structure flexible and robust in line with the expectations of stakeholders, and to create a highly objective and transparent management structure.

(2)	Procedure for transformation to a holding company structure

The Bank plans to transform to a holding company structure through the following procedure.

[Step 1] Incorporation of the Holding Company through a sole-share transfer

The Bank becomes a wholly-owned subsidiary of the Holding Company by incorporating the Holding Company through the Share Transfer effective as of October 3, 2022.

* There will be three equity-method affiliates: Shizugin Saison Card Co., Ltd., Monex Group, Inc., and Commons Asset management, Inc.

[Step 2] Reorganization of the Group’s business companies

For the purpose of further enhancing cooperation and synergies within the Group, among other things, the incorporation of the Holding Company will be followed by reorganization of a total of five companies -- four of the Bank’s consolidated subsidiaries (Shizugin Management Consulting Co., Ltd., Shizugin Lease Co., Ltd., Shizuoka Capital Co., Ltd., and Shizugin TM Securities Co., Ltd.) and one of the Bank’s equity-method affiliates (Monex Group, Inc.) -- into the Holding Company’s directly invested companies, by such means as transferring all shares held by the Bank in these companies to the Holding Company as dividends in kind.

* There will be two equity-method affiliates: Shizugin Saison Card Co., Ltd. and Commons Asset management, Inc.

(3) Other matters

By incorporating the Holding Company as a company with audit and supervisory committee and thereby enhancing the supervisory function of its board of directors and audit and supervisory committee, the Bank intends to further strengthen and enhance the Holding Company’s corporate governance structure.

Please note that, since the Bank will become a wholly-owned subsidiary of the Holding Company as a result of the Share Transfer, the Bank’s shares will be delisted. The Bank’s shareholders will receive shares in the Holding Company in consideration of the Bank’s shares. It is planned that the Holding Company will submit an application for listing its shares on the Prime Market of Tokyo Stock Exchange, Inc. (the “Tokyo Stock Exchange”). The listing date is scheduled for October 3, 2022, which is the date of registration of incorporation of the Holding Company (i.e., the effective date of the Share Transfer), although this depends on the examination by the Tokyo Stock Exchange. Therefore, it is the Bank’s policy to substantially maintain the listing of its shares.

2. Overview of the details of the share transfer plan

The details of the Share Transfer Plan are as described in the “Share Transfer Plan (Copy)” below.

Share Transfer Plan (Copy)

The Shizuoka Bank, Ltd. (the “Bank”) hereby establishes this Share Transfer Plan (the “Plan”) to conduct a share transfer for the purpose of incorporating the Bank’s wholly-owning parent company incorporated in the share transfer (the “Holding Company”) and making the Bank a wholly-owned subsidiary of the Holding Company through the share transfer, as follows.

(Share Transfer)

Article 1: Subject to the provisions of this Plan, the Bank shall conduct a share transfer whereby all of the issued shares of the Bank will be acquired by the Holding Company by means of sole share transfer as of the Holding Company Incorporation Date (as defined in Article 7) (the “Share Transfer”).

(Purpose, Company Name, Location of Head Office, Total Number of Authorized Shares, and Other Details of the Holding Company Specified in Its Articles of Incorporation)

Article 2: The purpose, company name, location of the head office and total number of authorized shares of the Holding Company shall be as follows:

(1) Purpose

The purpose of the Holding Company shall be as set forth in Article 2 of “Shizuoka Financial Group, Inc. Articles of Incorporation” in Exhibit 1.

(2) Company name

The company name of the Holding Company shall be Kabushiki Kaisha Shizuoka Financial Group, which shall be expressed as Shizuoka Financial Group, Inc. in English.

(3) Location of the head office

The Holding Company shall have its head office in Shizuoka City. The head office shall be located at 10, Gofukucho 1-chome, Aoi-ku, Shizuoka City.

(4) Total number of authorized shares

The total number of shares the Holding Company is authorized to issue shall be two billion (2,000,000,000) shares.

2.	All matters required to be set forth in the Articles of Incorporation of the Holding Company other than those set forth in the preceding paragraph shall be as set forth in “Shizuoka Financial Group, Inc. Articles of Incorporation” in Exhibit 1.

(Names of Directors at Incorporation and Accounting Auditor at Incorporation of the Holding Company)

Article 3: The names of the Directors at incorporation (excluding those who are Audit & Supervisory Committee Members at incorporation) of the Holding Company shall be as follows:

(1) Director:	Katsunori Nakanishi
(2) Director:	Hisashi Shibata
(3) Director:	Minoru Yagi
(4) Director:	Yutaka Fukushima
(5) Outside Director:	Kumi Fujisawa
(6) Outside Director:	Kazutoshi Inano

2.	The names of the Directors at incorporation of the Holding Company who are Audit & Supervisory Committee Members at incorporation shall be as follows:

(1) Director:	Koichi Kiyokawa
(2) Outside Director:	Motoshige Itoh
(3) Outside Director:	Kazuto Tsubouchi
(4) Outside Director:	Naomi Ushio

3.	The name of the Accounting Auditor at incorporation of the Holding Company shall be as follows:

Deloitte Touche Tohmatsu LLC

(Shares to Be Delivered upon the Share Transfer and Allotment Thereof)

Article 4: Upon the Share Transfer, the Holding Company shall deliver to the shareholders of the Bank as of the time immediately prior to the Holding Company’s acquisition of all of the issued shares of the Bank (the “Base Time”) such respective numbers of common shares of the Holding Company as are equal in sum to the number obtained by multiplying the total number of common shares issued by the Bank as of the Base Time by a factor of 1 (one), in exchange for the respective common shares of the Bank held by these shareholders.

2.	The Holding Company shall allot its common shares required to be delivered pursuant to the provisions of the preceding paragraph to each shareholder of the Bank as of the Base Time at the ratio of one (1) common share of the Holding Company to one (1) common share of the Bank held by the shareholder.

(Details of the Holding Company’s Stated Capital and Reserves)

Article 5: The amount of stated capital and that of reserves of the Holding Company at the time of its incorporation shall be as follows:

(1) Amount of stated capital

90 billion yen (¥90,000,000,000)

(2) Amount of capital reserves

22.5 billion yen (¥22,500,000,000)

(3) Amount of retained earnings reserves

0 yen (¥0)

(Share Acquisition Rights to Be Delivered upon the Share Transfer and Allotment Thereof, and Transfer of Bonds)

Article 6: Upon the Share Transfer, the Holding Company shall deliver to the holders of the different series of share acquisition rights issued by the Bank as of the Base Time and listed in lines (i) through (xiii) of Section 1 of Table 1 below such respective numbers of the corresponding respective different series of share acquisition rights of the Holding Company listed in lines (i) through (xiii) of Section 2 of the same table as are equal in sum to the total number of the respective different series of share acquisition rights issued by the Bank as of the Base Time, in exchange for the respective share acquisition rights of the Bank held by these holders.

2.	Upon the Share Transfer, the Holding Company shall allot to each holder of any of the different series of share acquisition rights issued by the Bank as of the Base Time and listed in lines (i) through (xiii) of Section 1 of Table 1 below the corresponding series of share acquisition rights listed in Section 2 of the same table at the ratio of one (1) share acquisition right listed in lines (i) through (xiii) of Section 2 to one (1) share acquisition right listed in Section 1 held by the shareholder.

3.	Upon the Share Transfer, the Holding Company shall deliver to the holders of the share acquisition rights attached to the bonds with share acquisition rights issued by the Bank as of the Base Time and listed in Section 1 of Table 2 below such respective numbers of share acquisition rights attached to the bonds with share acquisition rights of the Holding Company listed in Section 2 of the same table as are equal in sum to the total number of those share acquisition rights attached to the bonds with share acquisition rights issued by the Bank as of the Base Time, in exchange for the respective share acquisition rights of the Bank held by these holders.

4.	Upon the Share Transfer, the Holding Company shall allot to each holder of the share acquisition rights attached to the bonds with share acquisition rights issued by the Bank as of the Base Time and listed in Section 1 of Table 2 below the share acquisition rights listed in Section 2 of the same table at the ratio of one (1) share acquisition right listed in Section 2 to one (1) share acquisition right attached to the bonds listed in Section 1 held by the shareholder.

5.	Upon the Share Transfer, the Holding Company shall take over, in the form of the bonds with share acquisition rights listed in Section 2 of Table 2 below, the bond obligations owed by the Bank to the bond holders as of the Base Time with respect to the bonds with share acquisition rights issued by the Bank and listed in Section 1 of the same table. The bond obligations so taken over shall be in the amount specified in Section 3 of the same table.

6.	If, at any time after the preparation of this Plan until the Base Time, any of the share acquisition rights issued by the Bank and listed in Section 1 of Table 1 below or the share acquisition rights attached to the bonds with share acquisition rights issued by the Bank and listed in Section 1 of Table 2 below are exercised: (i) the number of share acquisition rights required to be delivered as set forth in paragraphs 1 and 3 above and that of those required to be allotted as set forth in paragraphs 2 and 4 above shall both be reduced by the number of share acquisition rights so exercised; and (ii) the amount of the bond obligations required to be taken over as set forth in paragraph 5 above shall be reduced by the amount of bonds paid in upon such exercise.

7.	If, at any time after the preparation of this Plan until the Base Time, the Bank purchases, through an open market or otherwise, any of the bonds with share acquisition rights issued by the Bank and listed in Section 1 of Table 2 below and cancels the bonds associated with the bonds with share acquisition rights so purchased: (i) the number of share acquisition rights required to be delivered as set forth in paragraph 3 above and that of those required to be allotted as set forth in paragraph 4 above shall both be reduced by the number of share acquisition rights attached to the bonds with share acquisition rights so purchased and cancelled; and (ii) the amount of bond obligations required to be taken over as set forth in paragraph 5 above shall be reduced by the amount of bond obligations associated with the bonds with share acquisition rights so purchased and cancelled.

Table 1

	Section 1		Section 2
	Name	Description	Name	Description
(i)	The Shizuoka Bank Ltd. First Series Share Acquisition Rights	As described in Exhibit 2-(i)-1	Shizuoka Financial Group, Inc. First Series Share Acquisition Rights	As described in Exhibit 2-(i)-2
(ii)	The Shizuoka Bank Ltd. Second Series Share Acquisition Rights	As described in Exhibit 2-(ii)-1	Shizuoka Financial Group, Inc. Second Series Share Acquisition Rights	As described in Exhibit 2-(ii)-2
(iii)	The Shizuoka Bank Ltd. Third Series Share Acquisition Rights	As described in Exhibit 2-(iii)-1	Shizuoka Financial Group, Inc. Third Series Share Acquisition Rights	As described in Exhibit 2-(iii)-2
(iv)	The Shizuoka Bank Ltd. Fourth Series Share Acquisition Rights	As described in Exhibit 2-(iv)-1	Shizuoka Financial Group, Inc. Fourth Series Share Acquisition Rights	As described in Exhibit 2-(iv)-2
(v)	The Shizuoka Bank Ltd. Fifth Series Share Acquisition Rights	As described in Exhibit 2-(v)-1	Shizuoka Financial Group, Inc. Fifth Series Share Acquisition Rights	As described in Exhibit 2-(v)-2
(vi)	The Shizuoka Bank Ltd. Sixth Series Share Acquisition Rights	As described in Exhibit 2-(vi)-1	Shizuoka Financial Group, Inc. Sixth Series Share Acquisition Rights	As described in Exhibit 2-(vi)-2

(vii)	The Shizuoka Bank Ltd. Seventh Series Share Acquisition Rights	As described in Exhibit 2-(vii)-1	Shizuoka Financial Group, Inc. Seventh Series Share Acquisition Rights	As described in Exhibit 2-(vii)-2
(viii)	The Shizuoka Bank Ltd. Eighth Series Share Acquisition Rights	As described in Exhibit 2-(viii)-1	Shizuoka Financial Group, Inc. Eighth Series Share Acquisition Rights	As described in Exhibit 2-(viii)-2
(ix)	The Shizuoka Bank Ltd. Ninth Series Share Acquisition Rights	As described in Exhibit 2-(ix)-1	Shizuoka Financial Group, Inc. Ninth Series Share Acquisition Rights	As described in Exhibit 2-(ix)-2
(x)	The Shizuoka Bank Ltd. Tenth Series Share Acquisition Rights	As described in Exhibit 2-(x)-1	Shizuoka Financial Group, Inc. Tenth Series Share Acquisition Rights	As described in Exhibit 2-(x)-2
(xi)	The Shizuoka Bank Ltd. Eleventh Series Share Acquisition Rights	As described in Exhibit 2-(xi)-1	Shizuoka Financial Group, Inc. Eleventh Series Share Acquisition Rights	As described in Exhibit 2-(xi)-2
(xii)	The Shizuoka Bank Ltd. Twelfth Series Share Acquisition Rights	As described in Exhibit 2-(xii)-1	Shizuoka Financial Group, Inc. Twelfth Series Share Acquisition Rights	As described in Exhibit 2-(xii)-2
(xiii)	The Shizuoka Bank Ltd. Thirteenth Series Share Acquisition Rights	As described in Exhibit 2-(xiii)-1	Shizuoka Financial Group, Inc. Thirteenth Series Share Acquisition Rights	As described in Exhibit 2-(xiii)-2

Table 2

Section 1		Section 2		Section 3
Name	Description	Name	Description	Amount of bond obligations
The Shizuoka Bank Ltd. Euro USD-denominated convertible bonds with share acquisition rights subject to call due for maturity in 2023	As described in Exhibit 3-(i)	Shizuoka Financial Group, Inc. Euro USD-denominated convertible bonds with share acquisition rights subject to call due for maturity in 2023	As described in Exhibit 3-(ii)	USD 300 million

(Incorporation Date of the Holding Company)

Article 7: The date on which the incorporation of the Holding Company should be registered (the “Holding Company Incorporation Date”) shall be October 3, 2022. However, if necessary to accommodate the procedure for the Share Transfer or for other reasons, the Holding Company Incorporation Date may be changed by resolution of the Board of Directors of the Bank.

(General Meeting of Shareholders for Approval of This Plan)

Article 8: The Bank shall convene an ordinary general meeting of shareholders to be held on June 16, 2022, at which the Bank shall seek resolutions for approval of this Plan and for other matters necessary for the Share Transfer. However, if necessary to accommodate the procedure for the Share Transfer or for other reasons, the scheduled date of that general meeting of shareholders may be changed by resolution of the Board of Directors of the Bank.

(Stock Exchange on Which to List the Holding Company’s Stock)

Article 9: The Holding Company shall plan to list its issued common shares on “Prime Market” of Tokyo Stock Exchange, Inc. on the Holding Company Incorporation Date.

(Shareholder Register Administrator of the Holding Company)

Article 10: The shareholder register administrator of the Holding Company shall be Japan Securities Agents, Ltd.

(Effect of This Plan)

Article 11: This Plan shall cease to be effective if the Bank: fails to pass resolutions for approval of this Plan and for other matters necessary for the Share Transfer at the general meeting of shareholders of the Bank as set forth in Article 8; or fails to obtain, by the Holding Company Incorporation Date, any permit, approval, etc. of the relevant authorities required for the Share Transfer by applicable domestic or foreign laws and regulations (including without limitation the authorization required for the Share Transfer by Article 52-17 of the Banking Act); or discontinues the Share Transfer under the following Article.

(Change of This Plan)

Article 12: The Bank may change the terms and conditions of the Share Transfer or any other part of this Plan or discontinue the Share Transfer, in each case by resolution of the Board of Directors of the Bank, if any material changes occur or is recognized in the Bank’s financial or management condition due to an act of God or any other cause, or if any event occurs that significantly hinders the Bank from consummating the Share Transfer, or if it otherwise becomes difficult to achieve the purpose of the Plan, in each case at any time after the preparation of this Plan until the Holding Company Incorporation Date.

(Other Matters)

Article 13: All matters necessary for the Share Transfer other than those set forth in this Plan shall be determined by the Bank in accordance with the purpose of the Share Transfer.

May 10, 2022

Hisashi Shibata, President

The Shizuoka Bank, Ltd.

10, Gofukucho 1-chome, Aoi-ku

Shizuoka City, Shizuoka, Japan

Exhibit 1 of the Share Transfer Plan

Shizuoka Financial Group, Inc. Articles of Incorporation

Chapter 1: General Provisions

(Company Name)

Article 1: The name of the Company shall be Kabushiki Kaisha Shizuoka Financial Group, which shall be expressed as Shizuoka Financial Group, Inc. in English.

(Purpose)

Article 2: As a bank holding company, the Company’s purpose is to engage in the following businesses:

1.	Business administration of banks and of companies whose ownership the Company is permitted by the Banking Act to acquire;

2.	Any and all businesses incidental or relating to the business set forth in the preceding item; and

3.	Any other businesses which a bank holding company is permitted by the Banking Act to engage in other than those set forth in the preceding two items.

(Location of Head Office)

Article 3: The Company shall have its head office in Shizuoka City.

(Organs)

Article 4: The Company shall have the following organs in addition to the General Meeting of Shareholders and Directors:

1.	The Board of Directors;

2.	The Audit & Supervisory Committee; and

3.	Accounting Auditors.

(Method of Public Notice)

Article 5: The Company shall give public notice by way of electronic public notice. However, if the Company is unable to give public notice by way of electronic public notice due to an accident or for any other unavoidable reason, the Company shall give public notice by publication in the Nihon Keizai Shimbun.

Chapter 2: Shares

(Total Number of Authorized Shares)

Article 6: The total number of shares the Company is authorized to issue shall be two billion (2,000,000,000) shares.

(Acquisition of Treasury Shares)

Article 7: As permitted under the provisions of Article 165, paragraph (2) of the Companies Act, the Company may acquire treasury shares through market transactions or otherwise, subject to a resolution of the Board of Directors.

(Share Unit Number)

Article 8: The share unit number of the Company shall be one hundred (100).

(Rights to Shares Less Than One Unit)

Article 9: No shareholder of the Company may exercise any right to any shares less than one unit held by the shareholder other than the following rights:

1.	The rights set forth in the items of paragraph (2) of Article 189 of the Companies Act;

2.	The right to make a demand under the provisions of Article 166, paragraph (1) of the Companies Act;

3.	The right to receive allotment of shares for subscription and allotment of share acquisition rights for subscription in proportion to the number of shares held by the shareholder; and

4.	The right to make a demand as set forth in the following Article.

(Purchase of Additional Shares Less Than One Unit)

Article 10: Subject to the provisions of the Share Handling Regulations, a shareholder of the Company shall be entitled to demand that the Company sell and deliver to the shareholder such number of shares as will constitute one share unit when combined with the number of shares less than one unit held by the shareholder.

(Shareholder Register Administrator)

Article 11: The Company shall appoint a shareholder register administrator.

(2)	The shareholder register administrator and its place of business shall be designated by a resolution of the Board of Directors and shall be publicly notified.

(3)	The preparation and maintenance of, and all other administrative affairs involved in, the Company’s shareholder register and register of share acquisition rights shall be contracted out to the shareholder register administrator and shall not be handled by the Company.

(Share Handling Regulations)

Article 12: The handling of the Company’s shares and fees therefor shall be subject to the Share Handling Regulations established by the Board of Directors as well as to the applicable laws and regulations and these Articles of Incorporation.

Chapter 3: Shareholders Meeting

(Convocation)

Article 13: An ordinary shareholders meeting of the Company shall be convened within three (3) months after April 1 of each year. An extraordinary shareholders meeting of the Company shall be convened whenever necessary.

(Record Date for the Ordinary Shareholders Meeting)

Article 14: The record date for voting rights exercisable at the ordinary shareholders meeting shall be March 31 of each year.

(Chairperson)

Article 15: The Director and President shall act as chairperson at a shareholders meeting.

(2)	If the Director and President is unable to chair a shareholders meeting, another Director shall act in his/her place in the order designated by the Board of Directors.

(Measures for Electronic Provision)

Article 16: When convening a shareholders meeting, the Company shall take measures to electronically provide the information to be contained in the reference documents and other materials for the shareholders meeting.

(2)	The Company may omit from the document to be delivered to shareholders who made a request for written information no later than the record date for voting rights, all or part of the information specified by the Ministry of Justice Order out of the information for which measures are taken by the Company to provide electronically.

(Method of Resolution)

Article 17: Unless otherwise provided by the applicable laws and regulations or these Articles of Incorporation, resolutions at a shareholders meeting shall be adopted by a majority of the votes held by the shareholders present at a meeting who are entitled to exercise their voting rights.

(2)	The resolutions as referred to in Article 309, paragraph (2) of the Companies Act shall be adopted by a two-thirds majority of the votes held by the shareholders present who are entitled to exercise their voting rights at the meeting attended by shareholders holding at least one-third of the votes of held by the shareholders entitled to vote at the meeting.

(Voting by Proxy)

Article 18: A shareholder may exercise his/her voting rights by a proxy who shall be another shareholder of the Company holding voting rights.

(2)	The shareholder or his/her proxy must submit to the Company a document evidencing the proxy’s power as such for each shareholders meeting.

Chapter 4: Directors and Board of Directors

(Number)

Article 19: The Company shall have no more than 6 Directors, excluding Directors who are members of the Audit & Supervisory Committee (“Audit & Supervisory Committee Members”).

(2)	The Company shall have no more than 4 Audit & Supervisory Committee Members.

(Method of Election of Directors)

Article 20: Directors shall be elected at a shareholders meeting separately between Audit & Supervisory Committee Members and other Directors. The resolution to elect Directors shall be adopted by a majority of the votes held by the shareholders present who are entitled to exercise their voting rights at the meeting attended by shareholders holding at least one-third of the votes of held by the shareholders entitled to vote at the meeting.

(2)	No cumulative voting shall be used in resolutions for the election of Directors.

(Term of Office)

Article 21: The term of office of the Company’s Directors other than Audit & Supervisory Committee Members shall expire at the close of the ordinary shareholders meeting pertaining to the last fiscal year ending within one (1) year following their election.

(2)	The term of office of Audit & Supervisory Committee Members shall expire at the close of the ordinary shareholders meeting pertaining to the last fiscal year ending within two (2) years following their election.

(3)	The term of office of an Audit & Supervisory Committee Member elected to fill the vacancy of an Audit & Supervisory Committee Member who left office before the expiration of his/her term of office shall expire at the time when the predecessor’s term of office would otherwise expire.

(4)	Any resolution for preliminary election of substitute Audit & Supervisory Committee Members shall only be valid until the opening of the ordinary shareholders meeting pertaining to the fiscal year ending within two (2) years following their election.

(Representative Directors and Executive Directors)

Article 22: The Board of Directors shall by its resolution appoint one (1) or more Representative Directors from among the Directors, excluding the Audit & Supervisory Committee Members.

(2)	The Board of Directors shall by its resolution appoint one (1) Director and President from among the Directors, excluding the Audit & Supervisory Committee Members. The Board of Directors may by its resolution additionally appoint one (1) Director and Chairperson and a few Directors and Deputy Chairpersons, Directors and Deputy Presidents, Senior Managing Directors, and Senior Executive Directors.

(Remuneration)

Article 23: Remuneration, bonuses, and other financial benefits to be received by Directors (“Remuneration”) shall be determined by resolution at a general meeting of shareholders separately between Audit & Supervisory Committee Members and other Directors.

(Agreement Limiting Liability of Outside Directors)

Article 24: As permitted under the provisions of Article 427, paragraph (1) of the Companies Act, the Company may enter into agreements with Outside Directors that limit their liability to compensate for damage caused by their failure to perform their duties. However, the maximum amount of their liability under such agreements shall be the minimum amount of liability specified by the applicable laws and regulations.

(Board of Directors)

Article 25: All matters pertaining to the Board of Directors shall be subject to the Board of Directors Regulations established by the Board of Directors, in addition to the applicable laws and regulations and these Articles of Incorporation.

(Convocation of Board of Directors Meetings)

Article 26: A notice of convocation of a meeting of the Board of Directors shall be dispatched to each Director at least three (3) days prior to the date of the meeting. However, this period of notice may be reduced in the event of an emergency.

(2)	Subject to the unanimous consent of all Directors, a meeting of the Board of Directors may be held without following the convocation procedures.

(Omission of Resolution at Board of Directors Meeting)

Article 27: Subject to the satisfaction of the requirements set forth in Article 370 of the Companies Act, the Company shall deem that the relevant resolution has been adopted at the relevant Board of Directors meeting.

(Delegation of Decisions on Execution of Operations to Directors)

Article 28: As permitted under the provisions of Article 399-13, paragraph (6) of the Companies Act, the Company may by its resolution delegate all or part of the decisions on the execution of important operations (excluding the matters set forth in paragraph (5) of the same Article) to Directors.

Chapter 5: Audit & Supervisory Committee

(Audit & Supervisory Committee)

Article 29: All matters pertaining to the Audit & Supervisory Committee shall be subject to the Audit & Supervisory Committee Regulations established by the Audit & Supervisory Committee, in addition to the applicable laws and regulations and these Articles of Incorporation.

(Full-Time Audit & Supervisory Committee Members)

Article 30: The Audit & Supervisory Committee may by its resolution appoint full-time Audit & Supervisory Committee Members from among the Audit & Supervisory Committee Members.

(Convocation of Audit & Supervisory Committee Meetings)

Article 31: A notice of convocation of a meeting of the Audit & Supervisory Committee shall be dispatched to each Audit & Supervisory Committee Member at least three (3) days prior to the date of the meeting. However, this period of notice may be reduced in the event of an emergency.

(2)	Subject to the unanimous consent of all Audit & Supervisory Committee Members, a meeting of the Audit & Supervisory Committee may be held without following the convocation procedures.

Chapter 6: Accounts

(Fiscal Year)

Article 32: The Company’s fiscal year shall be one (1) calendar year commencing on April 1 of each year and ending on March 31 of the following year.

(Record Date for Dividends of Surplus)

Article 33: The record date (kijyunbi) for the Company’s year-end dividend shall be March 31 of each year.

(2)	In addition to the dividend set forth in the preceding paragraph, the Company may pay dividends of surplus by setting a record date.

(Interim Dividends)

Article 34: Subject to a resolution of the Board of Directors, the Company may pay an interim dividend by setting the record date therefor at September 30 of the relevant year.

(Statute of Limitation for Dividends)

Article 35: If the dividend property is money and remains unreceived after the lapse of five (5) full years from the date of offer of payment, the Company shall be relieved of its obligation to pay such dividend.

Supplementary Provisions

(First Fiscal Year)

Article 1: Notwithstanding the provisions of Article 32, the Company’s first fiscal year shall commence on the date of incorporation of the Company and shall end on March 31, 2023.

(Remuneration for First Directors)

Article 2: Notwithstanding the provisions of Article 23, the total amount of Remuneration payable to Directors (excluding Audit & Supervisory Committee Members) for the period commencing on the date of incorporation of the Company and ending at the close of the first ordinary shareholders meeting shall be no more than 210 million (210,000,000) yen.

(2)	Notwithstanding the provisions of Article 23, the total amount of Remuneration payable to Audit & Supervisory Committee Members for the period commencing on the date of incorporation of the Company and ending at the close of the first ordinary shareholders meeting shall be no more than 90 million (90,000,000) yen.

(Deletion of These Supplementary Provisions)

Article 3: These Supplementary Provisions shall be deleted at the close of the first ordinary shareholders meeting after the incorporation of the Company.

3. Overview of information on the particulars set forth in the items of Article 206 of the Ordinance for Enforcement of the Companies Act

(1) Particulars regarding appropriateness of the provisions concerning the consideration for the share transfer

(i) Particulars regarding the total number and allocation of the consideration

(a) Share transfer ratio

One share of the proposed Holding Company’s common stock will be allotted and issued per share of the Bank’s common stock held by its shareholders immediately before the Holding Company’s acquisition of all issued shares of the Bank as a result of the Share Transfer (the “Base Time”).

(b) Share unit number

The Holding Company will adopt a share unit system in which the number of shares constituting one share unit is one hundred (100).

(c) Basis of calculation of the share transfer ratio

In the Share Transfer, the single Holding Company will be incorporated as the wholly-owning parent company through a share transfer solely by the Bank, with no changes in shareholder composition between the Bank and the Holding Company at the time of share transfer. For this reason and for the primary purpose of protecting the Bank’s shareholders from any disadvantages, one share of the Holding Company’s common stock will be allotted and issued per share of the Bank’s common stock held by the Bank’s shareholders.

(d) Results, method and basis of calculation by third-party institution

No calculation of the share transfer ratio has been undertaken by a third party institution, since the Share Transfer involves a share transfer solely by the Bank as described in (c) above. The Bank believes that the above share transfer ratio is appropriate since it will not basically result in change in share value.

(e) Number of new shares to be issued upon share transfer (estimate)

595,129,069 shares of common stock (estimate)

However, the above number of new shares to be issued by the Holding Company will change if the total number of issued shares of the Bank changes before the Share Transfer becomes effective. Similarly, if any of the Bank’s shareholders exercises the right to demand purchase of shares or if otherwise the number of the Bank’s treasury shares as of March 31, 2022 changes before the Base Time, then the number of new shares to be issued by the Holding Company may change. With respect to the treasury stock held by the Bank at the time when the Share Transfer becomes effective, one share of the Holding Company’s common stock will be allotted and issued per share of that treasury stock. This will result in the Bank temporarily holding shares of the Holding Company’s common stock. These shares will be promptly disposed of by the Bank in accordance with the provisions of applicable laws and regulations.

(ii) Particulars regarding appropriateness of the amounts of capital, reserves, etc.

The amounts of capital and reserves of the Holding Company at the time of incorporation are as follows.

Amount of capital: 90 billion yen

Amount of legal capital surplus: 22.5 billion yen

Amount of legal retained earnings: 0 yen

The above amounts of capital and reserves have been set within the range permitted by applicable laws and regulations. The Bank believes that these amounts are appropriate in light of the purpose and size of the Holding Company and its capital policy, etc. after its incorporation.

(2) Particulars regarding appropriateness of the provisions concerning stock acquisition rights to be issued upon the share transfer

The terms and conditions of stock acquisition rights of the Holding Company to be issued in the Share Transfer in place of stock acquisition rights (including those attached to bonds with stock acquisition rights) that have been issued by the Bank will be similar to those of the stock acquisition rights issued by the Bank. One share of the Holding Company’s common stock will be allotted per share of the Bank’s common stock. For these reasons, the Bank believes that it is appropriate to allot one share acquisition right of the Holding Company per share acquisition right of the Bank held by holders of stock acquisition rights of the Bank.

(3) Particulars regarding wholly-owned subsidiaries in the share transfer

No disposal of important property, no burden of major obligations, and no other event that would have material impact on the status of company property has occurred so far after the last day of the Bank’s most recent business year.

4. Matters concerning candidates for Directors (excluding candidates for Directors on the Audit and Supervisory Committee) of the Holding Company

The candidates for Directors (excluding candidates for Directors on the Audit and Supervisory Committee) of the Holding Company are as follows.

Name (Date of birth)	Brief personal history and positions and responsibilities at the Bank (significant concurrent positions)	Number of the Bank’s shares held	Number of the Holding Company’s shares allotted
Katsunori Nakanishi (June 15, 1953)

[Brief personal history and positions and responsibilities at the Bank]

Apr. 1976 Joined the Bank

Dec. 1998 Deputy General Manager of Personnel Dept.

Apr. 1999 General Manager of Personnel Dept.

Jun. 1999 General Manager of Corporate Administration Dept.

Jun. 2001 Director & Executive Officer, General Manager of Corporate Planning Dept.

Jun. 2003 Director & Senior Executive Officer

Apr. 2005 Director & Senior Executive Officer, Deputy General Manager of Corporate Center in charge of planning and administration

Jun. 2005 President & Chief Executive Officer

Mar. 2017 Director, Shizuoka Gas Co., Ltd. (to present)

Jun. 2017 Chairman & CEO (to present)

Director, Shizuoka Railway Co., LTD. (to present)

[Reasons for selection as a candidate for Director]

Mr. Katsunori Nakanishi has long been responsible for the business management and business operation of the Group as his previous positions at the Bank includes General Manager of Corporate Administration Dept. and General Manager of Corporate Planning Dept. After serving as the Bank’s President & Chief Executive Officer from June 2005, Mr. Nakanishi has served as the Bank’s Chairman & CEO since June 2017. We selected Mr. Nakanishi as a candidate for Director of the Holding Company as we believe that he is capable of contributing to enhancing the effectiveness of the decision-making and supervisory functions of the Board of Directors of the Holding Company by using his wealth of business experience and extensive knowledge.

		87,000 shares	87,000 shares

Name (Date of birth)	Brief personal history and positions and responsibilities at the Bank (significant concurrent positions)	Number of the Bank’s shares held	Number of the Holding Company’s shares allotted
Hisashi Shibata (November 18, 1963)

[Brief personal history and positions and responsibilities at the Bank]

Apr. 1986 Joined the Bank

Jan. 2003 Deputy General Manager, Head Office

Jun. 2004 Dispatched to Regional Banks Association of Japan as Deputy General Manager and Deputy General Manager of Tokyo Liaison Office, Corporate Planning Dept.

Jun. 2005 General Manager of Corporate Planning Group, Corporate Planning Dept. Jun. 2009 General Manager of Corporate Planning Dept.

Apr. 2011 General Manager of Gofukucho Branch

Jun. 2011 Executive Officer, General Manager of Gofukucho Branch

Jun. 2012 Senior Executive Officer, Deputy General Manager of Banking Division in charge of securities and international business, General Manager of Metropolitan Business Unit and General Manager of Tokyo Branch

Apr. 2013 Senior Executive Officer, Deputy General Manager of Banking Division in charge of Metropolitan Division, General Manager of Metropolitan Business Unit and General Manager of Tokyo Branch

Oct. 2013 Senior Executive Officer, Deputy General Manager of Banking Division in charge of Metropolitan Division, General Manager of Metropolitan Business Unit, General Manager of Tokyo Office

Jun. 2014 Director & Senior Executive Officer, Deputy General Manager of Banking Division in charge of credit

Jun. 2016 Director & Senior Executive Officer, Deputy General Manager of Corporate Center in charge of corporate planning and corporate administration

Jun. 2017 President & COO

Jun. 2020 President & COO, General Manager of Banking Division

Jun. 2021 President & COO (to present)

[Reasons for selection as a candidate for Director]

Having held such positions at the Bank as General Manager of Corporate Planning Dept., General Manager of Gofukucho Branch, General Manager of Metropolitan Business Unit, and General Manager of Tokyo Office, and currently serving as the Bank’s President & COO since June 2017, Mr. Hisashi Shibata is well versed in the business management and business operation of the Group. We selected Mr. Shibata as a candidate for Director of the Holding Company as we believe that he is capable of contributing to enhancing the effectiveness of the decision-making and supervisory functions of the Board of Directors of the Holding Company by using his wealth of business experience and extensive knowledge.

		59,700 shares	59,700 shares

Name (Date of birth)	Brief personal history and positions and responsibilities at the Bank (significant concurrent positions)	Number of the Bank’s shares held	Number of the Holding Company’s shares allotted
Minoru Yagi (May 7, 1963)

[Brief personal history and positions and responsibilities at the Bank]

Apr. 1987 Joined the Bank

Jun. 2003 Dispatched to Shizugin Management Consulting Co., Ltd. as Deputy General Manager

Jun. 2004 General Manager of Human Resources Development Group, Corporate Administration Dept.

Jun. 2008 General Manager of Shintori Branch

Jan. 2010 General Manager of Yaizu Branch

Apr. 2011 General Manager of Corporate Planning Dept.

Jun. 2012 Executive Officer and General Manager of Corporate Planning Dept.

Jun. 2014 Director & Senior Executive Officer, Deputy General Manager of Corporate Center in charge of corporate planning and corporate administration

Jun. 2016 Director & Senior Executive Officer, Deputy General Manager of Banking Division in charge of credit

Jun. 2017 Director & Senior Managing Executive Officer, General Manager of Corporate Center

Jun. 2020 Director & Senior Managing Executive Officer, General Manager of Corporate Center and General Manager of Corporate Planning Dept.

Oct. 2020 Director & Senior Managing Executive Officer, General Manager of Corporate Center

Jun. 2021 Deputy President, General Manager of Corporate Center, in charge of Corporate Planning Dept., Corporate Administration Dept., and Secretarial Office (to present)

[Reasons for selection as a candidate for Director]

Having held such positions at the Bank as General Manager of Yaizu Branch and General Manager of Corporate Planning Dept., and currently serving as the Bank’s Deputy President since June 2021, Mr. Minoru Yagi is well versed in the business management and business operation of the Group. We selected Mr. Yagi as a candidate for Director of the Holding Company as we believe that he is capable of contributing to enhancing the effectiveness of the decision-making and supervisory functions of the Board of Directors of the Holding Company by using his wealth of business experience and extensive knowledge.

		46,100 shares	46,100 shares

Name (Date of birth)	Brief personal history and positions and responsibilities at the Bank (significant concurrent positions)	Number of the Bank’s shares held	Number of the Holding Company’s shares allotted
Yutaka Fukushima (September 19, 1966)

[Brief personal history and positions and responsibilities at the Bank]

Apr. 1989 Joined the Bank

Apr. 2005 General Manager of Fujikawa Branch

Jun. 2006 Deputy General Manager of Corporate Planning Group of Corporate Planning Dept.

Jan. 2009 General Manager of Fujinomiya Branch

Jun. 2011 Joint General Manager of Credit Dept. (concurrently serving as General Manager of Credit Group II)

Jun. 2013 General Manager of Fujichuo Branch

Jan. 2015 General Manager of Gofukucho Branch

Jun. 2015 Executive Officer and General Manager of Gofukucho Branch

Jun. 2016 Executive Officer, General Manager of Head Office

Jun. 2017 Senior Executive Officer, General Manager of Eastern Area Business Unit Jun. 2021 Director & Senior Executive Officer, General Manager of Banking Division and General Manager of Business Promotion Dept., in charge of Area Business Units, Solution Business Dept., International Business Dept., and Direct Business Promotion Dept. (to present)

[Reasons for selection as a candidate for Director]

Having held such positions at the Bank as General Manager of Head Office and General Manager of Eastern Area Business Unit, and currently serving as the Bank’s Director since June 2021, Mr. Yutaka Fukushima is well versed in the business management and business operation of the Group. We selected Mr. Fukushima as a candidate for Director of the Holding Company as we believe that he is capable of contributing to enhancing the effectiveness of the decision-making and supervisory functions of the Board of Directors of the Holding Company by using his wealth of business experience and extensive knowledge.

		18,500 shares	18,500 shares

Name (Date of birth)	Brief personal history and positions and responsibilities at the Bank (significant concurrent positions)	Number of the Bank’s shares held	Number of the Holding Company’s shares allotted
Kumi Fujisawa (March 15, 1967)

[Brief personal history and positions and responsibilities at the Bank]

Apr. 1995 Established IFIS Limited. Representative Director of the same (retired in July 1999)

Jun. 2004 Executive Director, The Investment Trusts Association, Japan (to present)

Nov. 2004 Director, SophiaBank Limited

Jun. 2011 Public Governor, Japan Securities Dealers Association
(to present)

Feb. 2012 Director, Incorporated Organization for Supporting the Turnaround of Businesses Damaged by the Great East Japan Earthquake (retired in June 2016)

Jun. 2013 Director of the Bank (to present)

Aug. 2013 President, SophiaBank Limited (retired in March 2022)

Jun. 2014 Director, Toyota Tsusho Corporation (to present)

Director, SCINEX CORPORATION (retired in June 2016)

Jul. 2014 Director, Money Design Co., Ltd. (retired in June 2017)

May 2016 Director, Creek and River Co., Ltd. (retired in May 2022)

Feb. 2018 Director, CAMPFIRE, Inc. (retired in March 2019)

Mar. 2018 Director, JAPAN PROFESSIONAL FOOTBALL LEAGUE (retired in March 2022)

Oct. 2018 Director, Net Protections, Inc. (to present)

Apr. 2019 Director, Japan Action Tank (to present)

Mar. 2020 Director, JINSEKI KOGEN GAKUEN INSTITUTION
(to present)

Jan. 2021 Director, CellSource Co., Ltd. (to present)

Apr. 2021 Representative Director, Japan Philanthropic Advisory
(to present)

Oct. 2021 Auditor, Ridilover Inc. (to present)

Apr. 2022 Chairperson, Institute for International Socio-Economic Studies Ltd. (to present)

May 2022 Director, EDMILSON FUNDS ASIA (to present)

[Reasons for selection as a candidate for Outside Director and expected roles]

Ms. Kumi Fujisawa founded Japan’s first investment trust evaluation firm and served as its representative director. She also participated in forming SophiaBank Limited and serves as its representative director. She has served in various public positions, including as a committee member of the Financial System Council of the Financial Services Agency. Ms. Fujisawa has held the office of Outside Director of the Bank since June 2013. Based on her wealth of experience and knowledge, we selected Ms. Fujisawa as a candidate for Outside Director of the Holding Company as we believe that she is capable of contributing to further ensuring the transparency and fairness of decision-making by, and further enhancing the supervisory function of, the Board of Directors of the Holding Company from an objective standpoint independent from the management team.

[Matters concerning independence]

The Holding Company intends to submit a registration form to Tokyo Stock Exchange Inc. (hereinafter referred to as the “Tokyo Stock Exchange”) to register Ms. Fujisawa as an independent officer, as she is judged not to have any potential conflicts of interest with general shareholders according to the criteria for the independence of independent officers as stipulated by the Tokyo Stock Exchange.

		0 shares	0 shares

Name (Date of birth)	Brief personal history and positions and responsibilities at the Bank (significant concurrent positions)	Number of the Bank’s shares held	Number of the Holding Company’s shares allotted
Kazutoshi Inano (September 4, 1953)

[Brief personal history and positions and responsibilities at the Bank]

Apr. 1976 Joined Nomura Securities Co., Ltd. (currently NOMURA HOLDINGS, INC.)

Jun. 2000 Director, Executive Vice President of Nomura Securities Co., Ltd.

Apr. 2002 Director, President of Nomura Asset Management Co., Ltd.

Apr. 2003 Director, Deputy President & Co-COO of NOMURA HOLDINGS, INC.

Jun. 2003 Director, Executive Managing Director, Deputy President & Co-COO of NOMURA HOLDINGS, INC. (retired in March 2008) Director, Executive Managing Director, President & CEO of Nomura Asset Management Co., Ltd.

Apr. 2005 Director, Chairman of The Nomura Trust and Banking Co., Ltd. (retired in March 2008)

Apr. 2008 Executive Managing Director, Deputy Chairman of Nomura Securities Co., Ltd. (retired in March 2009)

Apr. 2009 Director, Chairperson, Representative Executive Managing Director of Nomura Asset Management Co., Ltd. Vice Chairman of Japan Association of Corporate Executives (retired in April 2013)

Jun. 2009 Chairman of The Investment Trusts Association (retired in June 2013)

Aug. 2009 Chairman of The Securities Analysts Association of Japan (retired in August 2013)

Jun. 2011 Chairperson of the Board of Directors of Nomura Asset Management Co., Ltd. (retired in June 2013)

Jul. 2013 Chairman of Japan Securities Dealers Association
(retired in June 2017)

May 2017 Chairman of Japan Securities Scholarship Foundation
(to present)

Apr. 2018 Chairman of Japan Foundation For Regional Vitalization
(to present)

Jun. 2021 Director of the Bank (to present)

[Significant concurrent positions]

Chairman of Japan Securities Scholarship Foundation Chairman of Japan Foundation For Regional Vitalization   [Reasons for selection as a candidate for Outside Director and expected roles] Mr. Kazutoshi Inano held important positions in the Nomura Group companies including Director, Executive Managing Director, Deputy President of NOMURA HOLDINGS, INC. He also served as Chairman of The Investment Trusts Association, Chairman of The Securities Analysts Association of Japan, and Chairman of Japan Securities Dealers Association. He currently serves as Chairman of Japan Securities Scholarship Foundation and Chairman of Japan Foundation For Regional Vitalization. Mr. Inano has held the office of Outside Director of the Bank since June 2021. Based on his wealth of experience and knowledge as a manager of a financial group, we selected Mr. Inano as a candidate for Outside Director of the Holding Company as we believe that he is capable of contributing to further ensuring the transparency and fairness of decision-making by, and further enhancing the supervisory function of, the Board of Directors of the Holding Company from an objective standpoint independent from the management team.

[Matters concerning independence]

The Holding Company intends to submit a registration form to the Tokyo Stock Exchange to register Mr. Inano as an independent officer, as he is judged not to have any potential conflicts of interest with general shareholders according to the criteria for the independence of independent officers as stipulated by the Tokyo Stock Exchange.

		2,000 shares	2,000 shares

(Notes)	1 No special interest exists between any of the candidates for Directors and the Bank, and no special interest will arise between any of these candidates and the Holding Company.

2.	The number of the Bank’s shares held by each candidate for Director is stated based on the status of his/her holding as of March 31, 2022. The number of the Holding Company’s shares to be allotted to each candidate is stated based on such status of his/her holding and by taking into the share transfer ratio. Therefore, the number of the Holding Company’s shares actually allotted to each candidate is subject to change according to the status of his/her holding until immediately before the date of incorporation of the Holding Company.

3.	Ms. Kumi Fujisawa and Mr. Kazutoshi Inano are candidates for Outside Directors of the Holding Company.

4.	The number of years that have elapsed since each candidate for Outside Director of the Holding Company assumed the office of Outside Director of the Bank is as follows:

(i)	Ms. Kumi Fujisawa is currently an Outside Director of the Bank and has held the office of Outside Director for nine (9) years at the close of this Annual General Meeting of Shareholders.

(ii)	Mr. Kazutoshi Inano is currently an Outside Director of the Bank and has held the office of Outside Director for 1 (one) year at the close of this Annual General Meeting of Shareholders.

5.	There is no potential competition or conflicting interest transactions (Article 356, Paragraph (1), Items (i) through (iii) and Article 365 of the Companies Act) arising between Net Protections, Inc. where Ms. Kumi Fujisawa serves as Outside Director and the Bank. The same is true as between Net Protections, Inc. and the Holding Company.

6.	Limited liability agreements with Outside Directors

If this proposal is approved, the Holding Company will establish a provision concerning limited liability agreements with the Outside Directors in its Articles of Incorporation, in order to ensure that the Holding Company is able to secure suitable individuals as its Outside Directors. Pursuant to the provisions of Article 427, Paragraph (1) of the Companies Act, the Holding Company will conclude agreements (hereinafter referred to as the “limited liability agreements”) with Ms. Kumi Fujisawa and Mr. Kazutoshi Inano to limit their liability provided for in Article 423, Paragraph (1) of the Companies Act. The maximum amount of damages under each of the limited liability agreements will be the Minimum Liability Amount as defined in Article 425, Paragraph (1) of the same Act.

7.	Directors and Officers Liability Insurance Contract

If this proposal is approved, the Holding Company will enter into a directors and officers liability insurance (hereinafter referred to as “D&O Insurance”) contract as stipulated in Article 430-3, Paragraph (1) of the Companies Act with an insurance company. The D&O Insurance will cover damage (excluding damage for which the insurer is excused of liability under the D&O Insurance contract) and the like in cases where the insured persons incur liability for damages as a result of the execution of their duties. The insurance premiums of the D&O Insurance will be fully borne by the Holding Company. If the candidates are elected and assume office as Directors (excluding Directors on the Audit & Supervisory Committee), all of them will be insured under the D&O Insurance.

8.	If Ms. Kumi Fujisawa and Mr. Kazutoshi Inano, who are candidates for Outside Directors of the Bank at this general meeting are elected as Outside Directors of the Bank as per Proposal No. 3 and if this proposal is also approved, then they will resign as Outside Directors of the Bank as of the day before (scheduled for October 2, 2022) the effective date of the Share Transfer.

9.	With regard to Ms. Kumi Fujisawa, the candidate for Outside Director, the name “Kumi Fujisawa” is used for professional purposes only, and stated above as such due to its high recognition among the public, whereas her name in the domiciliary register is Kumi Tsunoda.

5. Matters concerning candidates for Directors on the Audit and Supervisory Committee of the Holding Company

The candidates for Directors on the Audit and Supervisory Committee of the Holding Company are as follows.

Name (Date of birth)	Brief personal history and positions and responsibilities at the Bank (significant concurrent positions)	Number of the Bank’s shares held	Number of the Holding Company’s shares allotted
Koichi Kiyokawa (March 18, 1965)

[Brief personal history and positions and responsibilities at the Bank]

Apr. 1988 Joined the Bank

Jun. 2004 Deputy General Manager of Corporate Planning Group of Corporate Planning Dept.

Jun. 2006 General Manager of New York Branch

Jun. 2009 Senior Deputy General Manager of Numazu Branch

Oct. 2009 Senior Deputy General Manager of Numazu Branch (concurrently serving as General Manager of Honcho Branch)

Apr. 2010 General Manager of Fujieda Branch

Apr. 2012 Joint General Manager of Corporate Administration Dept.

Jun. 2012 General Manager of Corporate Administration Dept.

Jun. 2014 Executive Officer and General Manager of Corporate Planning Dept.

Jun. 2016 Executive Officer and General Manager of Risk Management Dept.

Jun. 2017 Executive Officer and General Manager of Shimizu Branch

Jun. 2019 Executive Officer and General Manager of Head Office

Jun. 2020 Director & Senior Executive Officer, General Manager of Audit Dept. (to present)

[Reasons for selection as a candidate for Director]

Having held such positions at the Bank as General Manager of Shimizu Branch and General Manager of Head Office, and currently serving as the Bank’s Director since June 2020, Mr. Koichi Kiyokawa is well versed in the business management and business operation of the Group. Based on his wealth of experience and knowledge, we selected Mr. Kiyokawa as a candidate for Director on the Audit & Supervisory Committee as we believe that he is capable of contributing to further ensuring the transparency and fairness of decision-making by, and further enhancing the supervisory function of, the Board of Directors of the Holding Company from an objective standpoint independent from the management team.

		37,000 shares	37,000 shares

Name (Date of birth)	Brief personal history and positions and responsibilities at the Bank (significant concurrent positions)	Number of the Bank’s shares held	Number of the Holding Company’s shares allotted
Motoshige Itoh (December 19, 1951)

[Brief personal history and positions and responsibilities at the Bank]

Sep. 1978 Assistant Professor, Department of Economics, University of Houston

Apr. 1982 Associate Professor, Faculty of Economics, The University of Tokyo

Dec. 1993 Professor, Faculty of Economics, The University of Tokyo

Apr. 1996 Professor, Graduate School of Economics, Faculty of Economics, The University of Tokyo (retired in March 2016)

Feb. 2006 President, National Institute for Research Advancement
(retired in March 2014)

Jun. 2015 Director, East Japan Railway Company (to present)     Trustee, The Sasakawa Peace Foundation (to present)

Apr. 2016 Professor, Faculty of International Social Sciences, Gakushuin University (retired in March 2022)

Jun. 2016 Professor Emeritus, The University of Tokyo (to present)     Corporate Auditor, Hagoromo Foods Corporation (to present)

Mar. 2018 Director, The Japan Foundation for the United Nations University (to present)

Jun. 2018 Director of the Bank (to present)     Director, SUMITOMO CHEMICAL COMPANY, LIMITED
 (to present)

Apr. 2022 Director, JX ippon Mining & Metals Corporation (to present)

[Reasons for selection as a candidate for Outside Director and expected roles]

Mr. Motoshige Itoh is an expert on economics as a university professor and a notable commentator on economic affairs. Also serving as an outside director or an outside corporate auditor of other listed companies, he is well versed in corporate management in the global economy. Furthermore, he previously served in public positions including membership on the Council on Economic and Fiscal Policy, The Tax Commission, and the Expert Panel on Climate Change of the Japanese government. Mr. Itoh has held the office of Outside Director of the Bank since June 2018. Based on his wealth of experience and knowledge, we selected Mr. Itoh as a candidate for Outside Director on the Audit & Supervisory Committee of the Holding Company as we believe that he is capable of contributing to further ensuring the transparency and fairness of decision-making by, and further enhancing the supervisory function of, the Board of Directors of the Holding Company from an objective standpoint independent from the management team.

[Matters concerning independence]

The Holding Company intends to submit a registration form to the Tokyo Stock Exchange to register Mr. Itoh as an independent officer, as he is judged not to have any potential conflicts of interest with general shareholders according to the criteria for the independence of independent officers as stipulated by the Tokyo Stock Exchange.

		0 shares	0 shares

Name (Date of birth)	Brief personal history and positions and responsibilities at the Bank (significant concurrent positions)	Number of the Bank’s shares held	Number of the Holding Company’s shares allotted
Kazuto Tsubouchi (May 2, 1952)

[Brief personal history and positions and responsibilities at the Bank]

Apr. 1976 Joined Nippon Telegraph and Telephone Public Corporation (currently NIPPON TELEGRAPH AND TELEPHONE CORPORATION (NTT))

Dec. 2000 General Manager, Kanazawa Branch of NIPPON TELEGRAPH AND TELEPHONE WEST CORPORATION

Jun. 2006 Member of the Board of Directors, Senior Vice President, Managing Director of Accounts and Finance Department of NTT DOCOMO, INC.

Jun. 2012 Member of the Board of Directors, Senior Executive Vice President, Chief Financial Officer of NTT DOCOMO, INC. (retired in June 2014)

Jul. 2015 President, Foundation for MultiMedia Communications
 (retired in June 2018)

Jun. 2018 Chairman, Information & Telecommunication Equipment Constructor’s Association (retired in June 2020)

Jun. 2020 Director of the Bank (to present)

[Reasons for selection as a candidate for Outside Director and expected roles]

Mr. Kazuto Tsubouchi served as a Member of the Board of Directors, Senior Executive Vice President of NTT DOCOMO, INC., and President of the Foundation for MultiMedia Communications, as well as Chairman of the Information & Telecommunication Equipment Constructor’s Association. Mr. Tsubouchi has held the office of Outside Director of the Bank since June 2020. Based on his wealth of experience and knowledge as a corporate manager, we selected Mr. Tsubouchi as a candidate for Outside Director on the Audit & Supervisory Committee of the Holding Company as we believe that he is capable of contributing to further ensuring the transparency and fairness of decision-making by, and further enhancing the supervisory function of, the Board of Directors of the Holding Company from an objective standpoint independent from the management team.

[Matters concerning independence]

The Holding Company intends to submit a registration form to the Tokyo Stock Exchange to register Mr. Tsubouchi as an independent officer, as he is judged not to have any potential conflicts of interest with general shareholders according to the criteria for the independence of independent officers as stipulated by the Tokyo Stock Exchange.

		0 shares	0 shares

Name (Date of birth)	Brief personal history and positions and responsibilities at the Bank (significant concurrent positions)	Number of the Bank’s shares held	Number of the Holding Company’s shares allotted
Naomi Ushio (March 8, 1961)

[Brief personal history and positions and responsibilities at the Bank]

Apr. 1983 Joined Fuji Television Network, Inc. (retired in February 1989)

Apr. 1998 Senior Assistant Professor, Meiji University Educational Foundation

Apr. 2003 Assistant Professor, Meiji University Educational Foundation

Apr. 2007 Associate Professor, Meiji University Educational Foundation

Apr. 2009 Professor, School of Information and Communication, Meiji University (to present)

Aug. 2009 Expert Member, Liaison Conference for the Promotion of Gender Equality, Cabinet Office (retired in August 2015)

Jun. 2011 Audit & Supervisory Board Member, Seven Bank, Ltd.
(retired in June 2019)

Jun. 2014 Corporate Auditor, JX Holdings, Inc.
(currently ENEOS Holdings, Inc.) (retired in June 2018)

Apr. 2016 Vice President, Meiji University Educational Foundation
 (retired in March 2020)

Mar. 2018 Director, POLA ORBIS HOLDINGS INC. (to present)

Feb. 2019 Member, 10th Central Council for Education, Ministry of Education, Culture, Sports, Science and Technology
(retired in February 2021)

Jun. 2019 Member of the Audit & Supervisory Board of the Bank
(to present)

Jun. 2020 Corporate Auditor, Hagoromo Foods Corporation (to present)

Jun. 2021 Director, The Dai-ichi Life Insurance Company, Limited.
(to present)

[Significant concurrent positions]

Professor, School of Information and Communication, Meiji University

[Reasons for selection as a candidate for Outside Director and expected roles]

As a university professor, Ms. Naomi Ushio specializes in business administration and human resources management theories, is addressing the issue of enabling   working women to make use of their abilities, and has experience as outside director or outside audit & supervisory board member of other listed companies. She also has experience of serving in roles that are public in nature, such as Expert Member of the Liaison Conference for the Promotion of Gender Equality of the Cabinet Office. Ms. Ushio has served as Outside Member of the Audit & Supervisory Board of the Bank since June 2019. Based on her wealth of experience and knowledge, we selected Ms. Ushio as a candidate for Outside Director on the Audit & Supervisory Committee as we believe that she is capable of contributing to further ensuring the transparency and fairness of decision-making by, and further enhancing the supervisory function of, the Board of Directors of the Holding Company from an objective standpoint independent from the management team.   [Matters concerning independence] The Holding Company intends to submit a registration form to the Tokyo Stock Exchange to register Ms. Ushio as an independent officer, as she is judged not to have any potential conflicts of interest with general shareholders according to the criteria for the independence of independent officers as stipulated by the Tokyo Stock Exchange.

		0 shares	0 shares

(Notes)	1 No special interest exists between any of the candidates for Directors and the Bank, and no special interest will arise between any of these candidates and the Holding Company.

2.	The number of the Bank’s shares held by each candidate for Director is stated based on the status of his/her holding as of March 31, 2022. The number of the Holding Company’s shares to be allotted to each candidate is stated based on such status of his/her holding and by taking into the share transfer ratio. Therefore, the number of the Holding Company’s shares actually allotted to each candidate is subject to change according to the status of his/her holding until immediately before the date of incorporation of the Holding Company.

3.	Mr. Motoshige Itoh, Mr. Kazuto Tsubouchi, and Ms. Naomi Ushio are candidates for Outside Directors of the Holding Company.

4.	Mr. Motoshige Itoh and Ms. Naomi Ushio have no experience of involvement in corporate management other than in their roles as outside officers. However, based on the grounds stated under the heading, “Reasons for selection as a candidate for Outside Director and expected roles,” in each of these candidates’ profiles above, we believe that Mr. Itoh and Ms. Ushio are capable of appropriately fulfill their respective duties as Outside Directors of the Holding Company.

5.	The number of years that have elapsed since each candidate for Outside Director of the Holding Company assumed the office of Outside Director (or Outside Member of the Audit & Supervisory Board) of the Bank is as follows:

(i)	Mr. Motoshige Itoh is currently an Outside Director of the Bank and has held the office of Outside Director for four (4) years at the close of this Annual General Meeting of Shareholders.

(ii)	Mr. Kazuto Tsubouchi is currently an Outside Director of the Bank and has held the office of Outside Director for two (2) years at the close of this Annual General Meeting of Shareholders.

(iii)	Ms. Naomi Ushio is currently an Outside Member of the Audit & Supervisory Board of the Bank and has held the office of Outside Member of the Audit & Supervisory Board for three (3) years at the close of this Annual General Meeting of Shareholders.

6.	Limited liability agreements with Outside Directors

If this proposal is approved, the Holding Company will establish a provision concerning limited liability agreements with the Outside Directors in its Articles of Incorporation, in order to ensure that the Holding Company is able to secure suitable individuals as its Outside Directors. Pursuant to the provisions of Article 427, Paragraph (1) of the Companies Act, the Holding Company will conclude agreements (hereinafter referred to as the “limited liability agreements”) with Mr. Motoshige Itoh, Mr. Kazuto Tsubouchi, and Ms. Naomi Ushio to limit their liability provided for in Article 423, Paragraph (1) of the Companies Act. The maximum amount of damages under each of the limited liability agreements will be the Minimum Liability Amount as defined in Article 425, Paragraph (1) of the same Act.

7.	Directors and Officers Liability Insurance Contract

If this proposal is approved, the Holding Company will enter into a directors and officers liability insurance (hereinafter referred to as “D&O Insurance”) contract as stipulated in Article 430-3, Paragraph (1) of the Companies Act with an insurance company. The D&O Insurance will cover damage (excluding damage for which the insurer is excused of liability under the D&O Insurance contract) and the like in cases where the insured persons incur liability for damages as a result of the execution of their duties. The insurance premiums of the D&O Insurance will be fully borne by the Holding Company. If the candidates are elected and assume office as Directors on the Audit & Supervisory Committee, all of them will be insured under the D&O Insurance.

8.	If Mr. Koichi Kiyokawa, who is a candidate for Director of the Bank at this general meeting, is elected as Director the Bank as per Proposal No. 3 and if this proposal is also approved, then Mr. Kiyokawa will resign as Director of the Bank as of the day before (scheduled for October 2, 2022) the effective date of the Share Transfer.

9.	If Mr. Motoshige Itoh and Mr. Kazuto Tsubouchi, who are candidates for Outside Directors of the Bank at this general meeting, are elected as Outside Directors of the Bank as per Proposal No. 3 and if this proposal is also approved, then they will resign as Outside Directors of the Bank as of the day before (scheduled for October 2, 2022) the effective date of the Share Transfer.

10.	If this proposal is approved, Ms. Naomi Ushio, who currently serves as Outside Member of the Audit & Supervisory Board of the Bank, will resign as Outside Member of the Audit & Supervisory Board of the Bank as of the day before (scheduled for October 2, 2022) the effective date of the Share Transfer.

6. Matters concerning the entity which will be appointed as Accounting Auditor of the Holding Company

The entity which will be appointed as Accounting Auditor of the Holding Company is as follows.

Name	Deloitte Touche Tohmatsu LLC
Principal office address	Marunouchi Nijubashi Building
	3-2-3 Marunouchi, Chiyoda-ku, Tokyo
	May 1968	Tohmatsu Awoki & Co. established
History	May 1975	Joined Touche Ross International [TRI] (currently Deloitte Touche Tohmatsu Limited [DTTL]) alliance
	Feb. 1990	Renamed as Tohmatsu & Co.
	Jul. 2009	Renamed as Deloitte Touche Tohmatsu LLC with conversion to limited liability company
Number of companies audited	3,232 companies (as of May 31, 2021)
Stated capital	1,113 million yen (as of February 28, 2022)
	7,184 (as of February 28, 2022)
	Partners (CPAs)		489
Number of employees	Non-CPA partners		59
	Staff:	CPAs	2,630
		Successful CPA exam candidates, etc. (including junior accountants)	1,180
		Total	7,184

(Note) The reason for selecting Deloitte Touche Tohmatsu LLC as candidate for Accounting Auditor is that we believe it qualified after comprehensively taking into account, among other things: the appropriateness of audits of the Bank conducted by it; its size; its experience and other aspects of its capability to fulfill its duties; its independence; and its internal control system.

The Business Report for the Bank’s 116th Fiscal Year (from April 1, 2021 to March 31, 2022)

1. Information on the Bank’s Current Condition

(1) Progress and Results of Business

A. The Bank’s major lines of business

As the core company of a comprehensive regional financial group with 13 consolidated subsidiaries, the Bank strives to provide a wide variety of financial products and highly convenient services through deposit and loan services, securities investment services, and domestic and foreign exchange services, as well as over-the-counter sales of government and other public bonds, investment trust products, and insurance products, among other things.

B. Financial and economic environment

Despite expectations for recovery from the COVID-19 catastrophe, the domestic economy showed a weakening in personal consumption during fiscal 2021, due partly to restrictions on economic activities resulting from the declarations of a state of emergency. Production activities by businesses showed a recovery trend but were affected by the shortages in semiconductors and high raw material prices, and further by the Russian invasion of Ukraine, leaving the economy in a continuing unstable state.

In this economic situation, the Nikkei Stock Average has remained mostly between 25,000 yen and 30,000 yen. In terms of finance, the Bank of Japan continued monetary easing, resulting in continuously low market interest rates. In the latter half of the fiscal year, the widening gap in interest rate between the U.S. and Japan caused a progressive weakening of yen.

As for the economy of Shizuoka Prefecture, personal consumption showed a recovery trend mainly during the latter half of the fiscal year. However, business confidence remains low, as seen in weak production activities by businesses which are caused by, among other things, the impact of restrictions on supply.

C. Progress and Results of Business

■ Management strategy

Under its corporate philosophy of “Expand dreams and affluence with our community,” the Bank intends to steadily fulfill its social responsibility and public mission required of a bank. To this end, the whole Group works as one to provide comprehensive financial services that contribute to the development not only of the local economy and industries but also of society and culture.

The 14th Medium-term Business Plan “COLORs” (“14th MBP”), which was launched in fiscal 2020, sets forth the following two visions in order to achieve continuous growth in cooperation with all stakeholders: the medium- to long-term aim (the 10-year Vision); and the aim to be achieved in the three years covered by the MBP towards realization of the medium- to long-term aim (the 14th MBP Vision). Under the 14th MBP, various strategies have been promoted through cooperation between the Group companies.

During the current fiscal year, which is the second year of the 14th MBP, the Bank pushed forward its efforts with an eye on the future, as well as promoting the basic strategies.

14th Medium-term Business Plan

10-year Vision

“A corporate group committing itself to future of region and producing growth of region”

14th Medium-term Business Plan Vision

“Change to a problem-solving corporate group assisting regional customers with hands-on support”

Basic Strategies

1. Group Sales Strategy: Find a way out from “banking-centered”

2. Innovation Strategy: Pursue new earnings opportunities

3. Business Portfolio Strategy: Optimize allocation of management resources

10-year Strategy

Region-producing Strategy

■ Group Sales Strategy

<Supporting problem-solving in COVID-19 catastrophe>

Amid the prolonged impact of COVID-19, the Group fulfilled its comprehensive financial functions and provided stable financial services, as well as working to provide support in various ways.

During fiscal 2021, the Group continued to focus on cash flow support to customers impacted by COVID-19. At the same time, the Group provided meticulous business support from four aspects -- “cash flow and business improvement,” “business reconstruction,” “supporting core businesses,” and “business succession” -- with an eye on the post-COVID-19 era and based on customers’ needs and financial health.

Regarding business improvement, the Bank enhanced its relevant structure by increasing the number of staff at the Business Support Department of the headquarters by approximately 20%. The Bank has then worked on partnership-style support to customers impacted by rapid changes in the business environment, by helping them with strengthening their management bases and drastically revitalizing their businesses.

With respect to business reconstruction involving expansion into a new field or change in business category or business line, we have strengthened our various forms of support towards new business development by customers, such as helping them to apply for subsidies.

As for supporting core businesses, the Bank created new opportunities for business matching. In addition, amid the marked shortage of managerial talents and industry-ready human resources at companies in the region, the Bank has supported their smooth business operation and their efforts for new businesses or structural reforms through recruiting services.

With respect to business succession, which is also a social issue in the region, the Bank focuses on support with both expertness and agility through cooperation with Shizugin Management Consulting Co., Ltd. During the current fiscal year, 72 consulting agreement were entered into for business succession projects and 43 for M&A projects across the entire Group.

<Business support services to deal with social challenges>

While the impact of COVID-19 continues, irreversible changes of the times, such as “digital” and “green,” are accelerating globally. The Bank developed business support services to deal with these social challenges for the purpose of creating a sustainable regional community.

First, amid the rapid shift to a digital society, the Bank launched this fiscal year, in cooperation with Shizugin IT Solution Co., Ltd., a digitalization support service intended to improve the profitability and productivity of customers running businesses in the region. This service offers a wide variety of support services to choose from, such as improving operational efficiency by introducing a business system, or promoting a work-style reform by utilizing cloud services. The Bank has received 176 requests for consultation during the current fiscal year.

In addition, in order to promote SDGs and decarbonization in the region, the Bank established and announced in October 2021 its sustainable finance goals for the period up to fiscal 2030 (i.e., 2 trillion yen in cumulative investments and loans, including 1 trillion yen in environment-related financing). The amount of investments and loans is 113.3 billion yen for the current fiscal year, including 54.7 billion yen in environment-related financing. During the current fiscal year, the Bank has carried out 30 positive impact finance projects for small- and medium-sized enterprises, becoming the first in Japan to start offering this type of financing service. Furthermore, the Bank became the first in Shizuoka Prefecture to start offering sustainability link loans. Moreover, the Bank is working to improve and expand its lines of products and services in order to take the lead in the creation of a sustainable regional community, through such activities as identifying customer needs towards decarbonization by conducing interviews with approximately 2,600 customers.

<Provision of services with an eye on the 100-year life era>

For individual customers, the Bank has strengthened its business structure for providing one-stop support for asset formation, asset management, and asset inheritance according to their life stages, with an eye on the 100-year life era.

In order to serve customers’ medium- to long-term asset formation, the Bank focused on making proposals for wrap products through both face-to-face and non-face-to-face discussions according to individual needs, in cooperation with Shizugin TM Securities Co., Ltd. as well as with the Bank’s equity-method affiliate Monex Group, Inc. At the end of the current fiscal year, assets under management (excluding yen deposits) across the entire Group stood at 1,586.9 billion yen, increasing by 114.8 billion yen from the end of the previous fiscal year.

As for customers’ asset inheritance, the Bank has strengthened its sales activities involving proposals for comprehensive asset management by starting to offer testamentary trusts in April 2021, in addition to existing proposals for measures to reduce inheritance tax by utilizing life insurance. During the current fiscal year, the Bank has set up 34 testamentary trusts for customers and handled 294 testamentary trusts including those for customers who were referred to external affiliated trust companies.

<Optimization of sales channels based on various customer needs>

In order to meet various customer needs based on changes in lifestyle, the Bank is working to improve the business structure for providing face-to-face services and to improve and expand non-face-to-face services.

The network of offices providing face-to-face services aims at changing into a forum for providing secure and safe financial services and providing various problem solutions based on regional characteristics. As part of the efforts for this aim, the loan centers in Shizuoka Prefecture were changed into “Shizugin life design stations,” which serve as hubs for life plan consulting services and provide one-stop consulting services in response to consultation requests on asset formation, family finance review, etc. that are made with housing acquisition as a trigger.

Staffed with both loan officers and insurance officers, these stations are working to provide high added-value services in cooperation with branch offices and “HOKEN NO MADOGUCHI @ Shizugin.” Towards improving and expanding non-face-to-face services, development is underway to extend the coverage of money transfer, balance inquiry, and other banking services available by mobile app to include all branch offices.

In addition, the functions of the call center, which has accepted consultation requests by phone only, are being improved and expanded gradually in order to restructure it into a “contact center” for supporting customers through chat, web forms, and various other means.

The Bank is going to further improve customer convenience and satisfaction by enhancing cooperation with channels providing face-to-face services, while promoting the improvement of the infrastructure for non-face-to-face services that allow customers to use banking services at anytime and anywhere.

<Number of offices>

During the current fiscal year, the Higashi-Shizuoka-Eki Branch was transferred to within the Toro Branch, the Aioi Branch and the Kamiaraya Branch to within the Hamamatsu Chuo Branch, the Tenmacho Branch to within the Gofukucho Branch, the Ryutsu Center Branch to within the Kutsunoya Branch, the Inasa Branch to within the Hosoe Branch, the Mishima Ekihoku Branch to within the Mishima Branch, the Yui Branch to within the Kambara Branch, and the Nagori Subbranch to within the Hamamatsu Office, in each case using the branch-in-branch method.

Overseas, the Bank reviewed the roles of its overseas offices amid significant changes in their surrounding environments. Specifically, the Los Angeles Branch was transferred and changed into the Silicon Valley Representative Office, a hub for collecting information on advanced technology and venture businesses. This made the Bank the first regional bank to establish an office there. In addition, the Singapore Representative Office was changed into the Singapore Branch to serve as a center for benefiting from the growth of Asia. Through these efforts, the Bank has strengthened its support system for overseas customers.

As a result, the Bank has 178 branches (including the head office), 25 subbranches, three overseas branches, two representative offices, and one overseas subsidiary as of the end of the current fiscal year.

As of the end of the current fiscal year, the Bank’s ATM network consists of a total of 34,684 ATMs, including those of Shizuoka Bank and charge-free ATMs of partner companies, with 2,604 of which being located within Shizuoka Prefecture.

As for Shizugin TM Securities Co., Ltd., the Bank’s securities subsidiary, it opened a new office within the head office of Yamanashi Chuo Bank in April 2021, resulting in having a total of 18 offices, including 15 offices in Shizuoka Prefecture, one office in Yamanashi Prefecture, and two offices in Kanagawa Prefecture, as of the end of the current fiscal year.

■ Innovation Strategy

<Promotion of innovation in the region>

In order to realize sustainable growth of both the region and the Group, it is essential to not only protect industries in the region but also make efforts to create new industries and businesses. As part of these efforts, the Bank has started to work with venture businesses based on our network and financing skills cultivated through cross-industrial cooperation and investments in venture funds and others.

In June 2021, the Bank set up a venture business project team, through which the Bank has been making new attempts, such as investments in and loans to venture companies in the Tokyo Metropolitan and other areas by utilizing stock acquisition rights, while promoting the accumulation of knowledge about venture companies’ business support needs and schemes for meeting their needs, among other things, partly in cooperation with the Silicon Valley Representative Office.

Through these efforts, the Bank is going to help create new industries and employment opportunities by circulating cutting-edge technologies, knowledge, and networks to Shizuoka Prefecture and promoting innovation in the region. At the same time, the Bank intends to develop these new industries into one of the main profitable businesses of the Group.

One of the Bank’s efforts to promote innovation in the region is the “TECH BEAT Shizuoka” program, sponsored jointly with the Shizuoka prefectural government. This program has held a series of business matching events since 2019 for business operators in Shizuoka Prefecture and start-up companies in the Tokyo Metropolitan and other areas. This fiscal year, “TECH BEAT Shizuoka 2021”

was held for all industries. In addition, “TECH BEAT Shizuoka for Blue and Green Economy” was held online under the theme of introduction of “Smart Agriculture, Forestry and Fisheries” utilizing AI/IoT. With a total of seven events attracting approximately 31,000 participants and hosting approximately 1,200 individual business meetings, this program is steadily growing.

In addition, the Bank has constructed a platform that allows business operators in Shizuoka Prefecture and start-up companies and others to interact and have business talks with each other online at times when events are not taking place. This has produced some collaborative projects that have led to actual business activities.

■ Business Portfolio Strategy

<Human resource exchanges towards realization of a problem-solving corporate group>

Towards realization of a problem-solving corporate group, the 14th MBP has activated human resource exchanges between the Bank and other Group companies, with a total of 163 employees having been exchanged up to the current fiscal year. The 14th MBP plans to exchange around 200 employees during its term as an effort intended to solve customers’ diversifying and advancing challenges through the Group’s concerted efforts, by breaking away from the bank-centered business structure and making all Group companies truly equal partners.

<Reform of corporate culture through a reform of the personnel system>

In October 2021, the Bank made a complete revision of its personnel system for the first time in approximately two decades, under the awareness that in the current era with high uncertainty and no clear answers, it must transform its business model into a sustainable one by developing human resources who are able to keep trying while thinking and acting independently and accepting various opinions and values of others. The Bank’s personnel evaluation system was changed from the former goal management system to an OKR* (Objectives and Key Results) system, in order to make officers and employees always aware of, and act from, “autonomy and challenges” and “learning from failures” and to align each officer’s and each employee’s daily behavior with the basic philosophy. In addition, towards further instillation of diversity and inclusion, the Bank improved and expanded its programs for promoting autonomous growth and challenges by officers and employees, such as encouraging employees to have a second or side job, whether within or outside the company, and setting up an internal venture program. Furthermore, the Bank established a Diversity Promotion Committee consisting of members with different backgrounds, such as mid-career hires, foreign student hires, and external employees working for the Bank as a second job. Moreover, the Bank worked on the improvement and expansion of its programs intended to allow more flexible work styles or to carry out healthy management, such as a telework program and a full flextime system.

*OKR: A personnel evaluation system which clarifies the purposes of working on tasks, aligns daily behavior with basic philosophy, and promotes learning from challenges and failures, by setting the aspired goals or objectives and key results towards achieving the objectives.

■ Efforts with an eye on the future

<Shizuoka Yamanashi Alliance>

The Shizuoka Yamanashi Alliance is a comprehensive business alliance between the Bank and Yamanashi Chuo Bank executed in October 2020. Based on the two banks’ independent management of their own business, the alliance intends to create synergies between the banks by making effective use of each other’s customer base and brand built in their respective regions, and aims at achieving at least a 10 billion-yen effect of the alliance in total of the two banks and in cumulative total of five years.

The banks have promoted collaboration in the life planning field, such as by opening the Yamanashi Head-Office Branch of Shizugin TM Securities within the head office of Yamanashi Chuo Bank in April 2021, and by promoting personnel exchanges between the banks. In addition, 10 subcommittees promoted collaborative measures, such as by jointly handling structured finance projects in the market finance field. As a result of these efforts, an approximately 6.1 billion-yen effect of the alliance (in 5-year equivalent) has already been achieved by the end of the current fiscal year. This and other results have shown steady improvement in profitability and productivity of the banks.

<Efforts towards realization of a decarbonized society>

In April 2021, the Group’s efforts towards realization of a decarbonized society were reinforced by revising the “Shizuoka Bank Group Environmental Policy” and establishing the “Investment and Loan Policy for Specific Sectors.” Based on the recognition that the impact of climate change is a management risk for the Group, the Group has clarified its policy to contribute to the creation of a sustainable regional community through the Group’s core businesses. The Group has set a goal of achieving net-zero greenhouse gas emissions (i.e., achieving carbon neutral Scopes 1 and 2) by fiscal 2030 and, regarding investments in and loans for coal-fired power stations, a goal of refraining from new investments and loans and achieving a zero balance by fiscal 2040.

■ Rating

The Bank has been assigned the highest rating level among domestic financial institutions by three rating agencies in Japan and abroad, on the grounds of the sound assets and high equity adequacy ratio, among other things.

Long-term rating		(as of March 31, 2022)
Moody’s	Standard & Poor’s	Rating and Investment Information, Inc.
A1	A-	AA-

D. Changes in Major Accounts

■ Loans

In order to fulfill its responsibility as a comprehensive financial group that grows with the region, the Bank has worked to provide a stable supply of funds to local customers. The balance of loans as of the end of the current fiscal year increased by 206.5 billion yen from the end of the previous fiscal year to 9,533.7 billion yen, due to, among others, an increase in loans to individual customers.

■ Deposits, etc.

As for deposits as the main financing method, the Bank intends to further diversify channels based on the expectation that deposits will flow out of the region in the future due to such causes as population decline and the occurrence of inheritance.

The balance of deposits, etc. (including negotiable deposits) as of the end of the current fiscal year increased by 357.7 billion yen from the end of the previous fiscal year to 11,582.6 billion yen, due to an increase in deposits from individual customers.

The Bank has also provided a wide range of products, such as personal pension insurance and investment trust, in order to meet various needs from individual customers.

As a result, the balance of assets (including deposits, etc.) deposited from individual customers increased by 312.1 billion yen from the end of the previous fiscal year to 8,553.9 billion yen.

■ Securities

In response to the deterioration of the appraised profit/loss situation in foreign bonds caused by the increase in U.S. long-term interest rates, some of the securities were accounted for as realized loss. Still, the balance of securities at the end of the current fiscal year increased by 329.5 billion yen from the end of the previous fiscal year to 2,316.9 billion yen, due partly to an increase in Japanese government bonds.

The Bank endeavors to invest in securities appropriately according to market trends, by ensuring the development of a sound, stable portfolio.

E. Profit and Loss Status

Ordinary income increased by 12,434 million yen from the previous fiscal year to 192,502 million yen, due to, among other things, an increase in gain on sales of bonds and in interest and dividends on securities, despite decreases in gain on sales of equity securities, etc. Ordinary expenses increased by 18,658 million yen from the previous fiscal year to 147,219 million yen, due to an increase in loss on sales of bonds despite decreases in interest on deposits and other funding costs and in provision for loan losses.

As a result, ordinary profit decreased by 6,223 million yen from the previous fiscal year to 45,282 million yen, with profit increasing by 635 million yen from the previous fiscal year to 36,120 million yen due to an increase in gain on sales of shares of subsidiaries and affiliates, among other things.

The consolidated ordinary income of the Group increased by 10,813 million yen from the previous fiscal year to 241,600 million yen, due to, among other things, increases in gain on sales of bonds and in interest and dividends on securities, despite decreases in gain on sales of equity securities and in investment gain on equity method. Consolidated ordinary expenses increased by 19,943 million yen from the previous fiscal year to 187,381 million yen, due to an increase in loss on sales of bonds, among other things.

As a result, consolidated ordinary profit decreased by 9,130 million yen from the previous fiscal year to 54,219 million yen, with net profit attributable to owners of the parent decreasing by 2,002 million yen from the previous fiscal year to 41,635 million yen.

F. Challenges to Be Dealt with

The economic landscape for fiscal 2022 includes concerns over prolongation of the impact of COVID-19 and geopolitical risks on economic activities in Japan and abroad. On the other hand, the shift to a digitalized society is expected to accelerate further for the purpose of preventing the spread of infectious diseases. In addition, the global trends of the times that will not revert to the pre-COVID-19 state, such as decarbonization and diversity, have potential for significantly changing the industrial structure of the region. Under these circumstances, the Group is aware that it is important for the Group to convert its responses to the ongoing changes to driving force to strengthen the sustainability of the region, while improving and expanding its comprehensive financial functions with an eye on the future.

<Supporting the region and customers in problem solving>

In order to create a sustainable regional community, it is extremely important to restore local businesses’ profitability from their core businesses and to increase the sustainability of these businesses, as well as providing the regional community with stable financial agency functions. With respect to new challenges, such as business improvement, business revitalization, and business reconstruction, business succession and M&A, human resources solutions, and digitalization and decarbonization, the Group intends to improve and expand its structure for providing solutions to problems and its range of choices of support services to choose from, by making maximum use of the knowledge and networks that have been developed by the Group. In addition, the Group is going to promote a comprehensive consulting business that deals also with potential needs, through improving and expanding the Group’s lines of products and services according to the life stages of individual customers, and through improving the system for providing one-stop services that cover from asset formation to inheritance.

<Digitalization of the region and the Group’s DX promotion>

With an eye on the further acceleration of the shift to a digitalized society in the future, the Group intends to help create new industries and businesses as well as supporting business customers in digitalization and DX promotion, by circulating cutting-edge technologies and networks to the region through such means as enhancing the Group’s efforts on venture businesses, in addition to the existing efforts such as cross-industrial cooperation. In addition, the Group intends to further accelerate its own DX and to try a business model reform. The new core system (which started operation in January 2021) that uses open technologies allows flexible linkage with external services utilizing advanced technologies. The Group intends not only to provide secure and safe financial services but also to improve and expand its range of advanced, high added-value products and services to meet various customer needs, through cooperation with entities including businesses from outside the Group’s industry.

<Promoting decarbonization of the region and reinforcing the Group’s efforts>

How to deal with decarbonization is becoming a challenge for all business operators. In this situation, the Group has set up the Industrial Transformation Support Project Team in April 2022, in order to enhance its structure for providing business customers with problem-solving support with an eye on the changes in the industrial structure, for the purpose of contributing to the sustainable growth of industries supporting the regional economy. In addition to promoting sustainable finance and supporting the measurement, reduction, etc. of greenhouse gas emissions, the Group intends to move forward with consideration on how to identify challenges and how to support businesses with an eye on the changes in the industrial structure.

The Group is also going to appropriately measure the amount of impact of the transition to a low carbon society on the Group’s finance, such as the transition risks and physical risks, and to improve information disclosure in accordance with the TCFD recommendations. In addition, the Group intends to utilize the knowledge obtained in this process in analyzing impact on industries in the region, and to link this effort to reduction in the Group’s greenhouse gas emissions based on Scope 3.

<Enhancing the Group’s management and expanding new business fields>

The Group is moving forward with consideration towards the transformation to a holding company structure scheduled for October 2022. Using this as a momentum, the Group is going to further enhance the Group management based on the independence of and cooperation between the Group companies, as well as working actively and aggressively towards expansion into new business fields that will contribute to the growth of the region. Moreover, the Group intends to further promote “diversity and inclusion,” which produces new values by developing and combining diverse knowledges, experiences, skills, etc. of officers and employees through active investments in human resources, and to convert diversity and inclusion to the Group’s strength.

The Group also intends to actively work on the cooperation and collaboration not only with other financial institutions, such as Yamanashi Chuo Bank and The Bank of Nagoya, with which the Bank entered into a comprehensive business alliance in April 2022, but also with businesses from outside the Group’s industry. By increasing choices towards the realization of the Group’s growth strategies while making effective use of each other’s management resources through this cooperation and collaboration, the Group and its partners are going to enhance their respective management bases to produce win-win relationships.

Lastly, the Group intends to further develop the Group management as before, and to achieve sustainable growth with its stakeholders based on the core business of solving problems of the region and customers, and to build a reliable future for the regional community that is adapted to the changes of the times.

Thank you very much for your continued special support to the Bank.

(2) Status of Assets and Profit and Loss (Millions of Yen)

	FY2018	FY2019	FY2020	FY2021
Deposits	9,877,734	10,055,167	11,151,993	11,416,559
Time deposits	3,422,054	3,255,689	3,214,642	3,074,065
Other	6,455,679	6,799,478	7,937,350	8,342,493
Bonds payable	35,444	33,914	33,783	37,118
Bonds with share acquisition rights	33,297	32,649	33,213	36,717
Loans and bills discounted	8,556,855	8,969,542	9,327,236	9,533,758
For individuals	3,251,956	3,378,334	3,493,929	3,630,601
For small and medium enterprises	3,453,202	3,476,624	3,679,336	3,766,916
Other	1,851,696	2,114,583	2,153,970	2,136,240
Trading account assets (trading assets)	36,309	11,979	17,812	14,256
Trading account liabilities (trading liabilities)	6,031	4,115	3,019	3,331
Securities	1,414,025	1,660,896	1,987,386	2,316,984
Government bonds	50,094	64,218	191,398	600,379
Local government bonds	89,660	120,352	137,622	196,601
Other	1,274,271	1,476,326	1,658,365	1,520,004
Total assets	11,819,507	12,505,670	14,046,337	14,827,985
Domestic exchange transactions	56,094,797	57,648,456	55,206,030	60,209,002
Foreign exchange transactions	(In millions of dollars)	(In millions of dollars)	(In millions of dollars)	(In millions of dollars)
	19,140	18,401	14,518	17,180
Ordinary profit	56,487	46,462	51,506	45,282
Profit	42,639	33,442	35,485	36,120
Profit per share	yen sen	yen sen	yen sen	yen sen
	72 14	58 05	61 82	63 57
Trust assets	931	916	889	894
Trust fees	3	2	2	2

Note: All amounts have been rounded off to the nearest unit displayed.

(Reference) Status of Assets and Profit and Loss of the Company Group

(Millions of Yen)

	FY2018	FY2019	FY2020	FY2021
Ordinary income	235,736	229,295	230,787	241,600
Ordinary profit	63,379	54,582	63,349	54,219
Profit attributable to owners of parent	46,874	38,703	43,638	41,635
Net assets	1,016,815	992,794	1,105,378	1,088,247
Total assets	11,854,771	12,542,772	14,075,848	14,918,227

Note: All amounts have been rounded off to the nearest unit displayed.

(3) Status of Employees

End of current fiscal year
Number of employees	2,810 persons
Average age	39 years 0 months
Average length of service	16 years 5 months
Average monthly salary	444 thousand yen

Notes:	1. The average age, average length of service, and average monthly salary are rounded down to the nearest unit(s) shown.

2.	The number of employees does not include non-regular or temporary employees.

3.	The average monthly salary is the average monthly amount of salary received in March, excluding any bonus.

(4) Status of Offices, etc.

A. Number of Offices

	End of current fiscal year
	offices	Number of subbranches included
Shizuoka Prefecture	171	(19)
Tokyo	4	(1)
Kanagawa Prefecture	23	(4)
Aichi Prefecture	4	(1)
Osaka Prefecture	1	(0)
Total in Japan	203	(25)
Americas	1	(0)
Asia	2	(0)
Total overseas	3	(0)
Total	206	(25)

Note: In addition to the above, the status of the establishment of overseas representative offices and ATMs outside of branches is as follows.

End of current fiscal year
Overseas representative offices	2 offices
ATMs outside of branches	50,157 machines

B. Offices Newly Established during the Current Fiscal Year

Name of office		Location
Singapore Branch	(November 1, 2021)	10 Collyer Quay, # 09-08/10, Ocean Financial Centre, Singapore

Note:	In addition to the above, 1,210 and 609 ATMs outside branches were established and removed, respectively, jointly with Seven Bank, Ltd., 143 and 256 ATMs outside branches were established and removed, respectively, jointly with E-net Co., Ltd., 349 and 296 ATMs outside branches were established and removed, respectively, jointly with Lawson Bank, Inc. and 15 and 11 ATMs outside branches of the Bank were established and removed, respectively, during the current fiscal year.

(5) Status of Capital Investment

A. Total Capital Investment

(Millions of Yen)

Total capital investment	13,336

B. New Installation of Important Equipment

(Millions of Yen)

Description	Amount
OA system and Internet management system	2,196
Batch system and information system	1,297
Sales support system	849
Lease assets	650

(6) Status of Important Subsidiaries, etc.

Company name	Location	Major lines of business	Capital	Ratio of voting rights held by the Bank
Shizugin Management Consulting Co., Ltd.	2-1, Kusanagikita, Shimizu-ku, Shizuoka-shi, Shizuoka	Corporate and financial management advisory services Bill collection services	million yen	%
			440	100.00
Shizugin Lease Co., Ltd.	1-1-2, Gofukucho, Aoi-ku, Shizuoka-shi, Shizuoka	Leasing	250	100.00
Shizugin IT Solution Co., Ltd.	1-10, Kusanagikita, Shimizu-ku, Shizuoka-shi, Shizuoka	Computer system development and operation	54	100.00
Shizugin Credit GUARANTY Co., Ltd.	2-1, Kusanagikita, Shimizu-ku, Shizuoka-shi, Shizuoka	Guarantee of housing loans, etc.	50	100.00
Shizugin DC Card Co., Ltd.	1-13-10, Kusanagi, Shimizu-ku, Shizuoka-shi, Shizuoka	Credit card and guarantee of consumer loans	50	100.00
SHIZUOKA Capital Co., Ltd.	2-1, Kusanagikita, Shimizu-ku, Shizuoka-shi, Shizuoka	Public-offering assistance Support for corporate rehabilitation	100	10.00
Shizugin TM Securities Co., Ltd.	1-13, Otemachi, Aoi-ku, Shizuoka-shi, Shizuoka	Securities	3,000	100.00
Shizugin General Service Co., Ltd.	2-1, Kusanagikita, Shimizu-ku, Shizuoka-shi, Shizuoka	Fee-based job placement service General administration	30	100.00
Shizugin Mortgage Service Co., Ltd.	2-1, Kusanagikita, Shimizu-ku, Shizuoka-shi, Shizuoka	Appraisal of real estate for loan collateral Operation center for loans	50	100.00
Shizugin Business Create Co., Ltd.	2-1, Kusanagikita, Shimizu-ku, Shizuoka-shi, Shizuoka	Operation center for remittance and bill collection Part-time employee management	40	100.00
Shizugin Heartful Co., Ltd.	2-1, Kusanagikita, Shimizu-ku, Shizuoka-shi, Shizuoka	Making, printing, and binding of various documents	10	100.00
Shizuoka Bank (Europe) S.A.	Rue Jules Cockx8-10,Bte-9, 1160 Auderghem,Belgium	Finance and securities-related matters	million yen 3,388	100.00

Shizuoka Liquidity Reserve Limited	PO Box 309,Ugland House,Grand Cayman, KY1-1104,Cayman Islands	Purchase of monetary receivables	Million yen 6	100.00

Notes:	1. The capital and the ratio of voting rights held by the Bank are rounded down to the nearest unit shown.

2.	The yen-converted amount of capital is calculated at the exchange rate on the date of settlement.

3.	The above 13 companies are consolidated subsidiaries, subsidiary corporations, etc.

4.	The consolidated ordinary income is 241.6 billion yen and the profit attributable to owners of parent is 41.6 billion yen for the current fiscal year.

(Reference) Equity-Method Affiliates

Company name	Location	Major lines of business	Capital	Ratio of voting rights held by the Bank
Shizugin Saison Card Co., Ltd.	11-1, Minamicho, Suruga-ku, Shizuoka-shi, Shizuoka	Credit card and prepaid card Guarantee of consumer loans	million yen 50	% 50.00
Monex Group, Inc.	1-12-32, Akasaka, Minato-ku, Tokyo	Holding of company shares, including financial instruments business	13,143	20.20
Commons Asset management, Inc.	2-4-5, Hirakawacho, Chiyoda-ku, Tokyo	Investment management business Investment trust sales business	100	22.41

Overview of Important Business Alliances

(i) Through the alliance of the 62 regional banks, the Bank provides automated cash withdrawal and other services (All Japan Card Service; ACS) by mutual use of ATMs.

(ii) Through the alliance of the 62 regional banks as well as city banks, trust banks, members of the Second Association of Regional Banks, Shinkin banks, credit unions, agricultural cooperative organizations and credit fisheries cooperative associations (including The Norinchukin Bank and Shinren), and labor banks, the Bank provides automated cash withdrawal and other services (Multi Integrated Cash Service; MICS) by mutual use of ATMs.

(iii) Chigin Network Service Co., Ltd. (CNS; a company jointly funded by the 62 regional banks) provides such services as sending and receiving various data, such as statements of general transfer, account transfer, and deposit and withdrawal transactions to and from customer companies by means of data transfer.

(iv) In alliance with JAPAN POST BANK Co., Ltd., the Bank provides cash withdrawal and deposit services by mutual use of ATMs.

(v) In alliance with Seven Bank, Ltd., the Bank provides cash withdrawal and deposit services through jointly installed ATMs.

(vi) In alliance with AEON Bank, Ltd., the Bank provides cash withdrawal service by mutual use of ATMs.

(vii) In alliance with E-net Co., Ltd., the Bank provides cash withdrawal and deposit services through jointly installed ATMs.

(viii) In alliance with Lawson Bank, Inc., the Bank provides cash withdrawal and deposit services through jointly installed ATMs.

(ix) The Bank has executed a Comprehensive Business Alliance Agreement (Shizuoka Yamanashi Alliance) with The Yamanashi Chuo Bank, Ltd.

(7) Status of Business Transfer

Not applicable.

(8) Other Important Matters Concerning the Bank’s Current Status

Nothing particular.

2. Matters Concerning Company Officers (Directors and Audit & Supervisory Board Members)

(1) Status of Company Officers

(As of the end of the current fiscal year)

Name	Position and responsibilities	Significant concurrent positions
Katsunori Nakanishi	Chairman (Representative Director) Chief Executive Officer (CEO) Chairperson of Nomination & Remuneration Committee Chairperson and Member of Advisory Board
Hisashi Shibata	President (Representative Director) Chief Operating Officer (COO) Member of Nomination & Remuneration Committee Member of the Advisory Board
Minoru Yagi

Deputy President (Representative Director)

Chief Financial Officer (CFO)

Delegate General Manager of Corporate Center in charge of Corporate Planning Dept., Corporate Administration Dept., and Secretariat Office

Member of Nomination & Remuneration Committee

Member of Advisory Board

Yutaka Fukushima

Director & Senior Executive Officer

Delegate General Manager of Banking Division and General Manager of Business Promotion Dept. in charge of Area Business Units, Solution Business Dept., International Business Dept., and Direct Business Promotion Dept.

Koichi Kiyokawa	Director & Senior Executive Officer General Manager of Audit Dept. and Chairperson of Committee of Administrative Supervision
Yoshihiro Nagasawa	Director Member of Committee of Administrative Supervision	President and Representative Director of Shizugin Management Consulting Co., Ltd.
Kumi Fujisawa	Outside Director Member of Nomination & Remuneration Committee Member of Committee of Administrative Supervision Member of the Advisory Board	President, SophiaBank Limited
Motoshige Itoh	Outside Director Member of Nomination & Remuneration Committee Member of Committee of Administrative Supervision	Professor, Faculty of International Social Sciences, Gakushuin University

Kazuto Tsubouchi	Outside Director Member of Nomination & Remuneration Committee Member of Committee of Administrative Supervision Member of Advisory Board
Kazutoshi Inano	Outside Director Member of Nomination & Remuneration Committee Member of Committee of Administrative Supervision Member of Advisory Board	Chairman of Japan Securities Scholarship Foundation Chairman of Japan Foundation For Regional Vitalization
Hiroki Saito	Audit & Supervisory Board Member
Mitsuru Kobayashi	Audit & Supervisory Board Member
Yoshihiro Yamashita	Outside Audit & Supervisory Board Member	President, Yoshihiro Yamashita Law Office
Naomi Ushio	Outside Audit & Supervisory Board Member Member of Advisory Board	Professor, Department of Information and Communication, Meiji University
Isamu Nakamura	Outside Audit & Supervisory Board Member

Note:	The Bank has submitted a notification to Tokyo Stock Exchange, Inc. of its intention to designate the following persons as independent officers: Directors Ms. Kumi Fujisawa, Mr. Motoshige Itoh, Mr. Kazuto Tsubouchi, and Mr. Kazutoshi Inano, and Audit & Supervisory Board Members Mr. Yoshihiro Yamashita, Ms. Naomi Ushio, and Mr. Isamu Nakamura.

(2) Compensation, etc. for Company Officers

A. Matters Concerning the Policy for Determining the Details of Compensation, etc. for Individual Directors

The Bank has established the following policies for determining the details of compensation, etc. for individual directors (hereinafter referred to as the “Determination Policies”).

■ Basic policies

(i)	The compensation system shall be designed to include appropriate incentives and encourage morale and desire for enhanced performance, the motivation to increase corporate value, and shareholder-oriented management, to achieve sustainable and stable growth for the Shizuoka Bank Group.

(ii)	The compensation system shall function to control risk-taking within appropriate bounds, as well as maintain and enhance sound management practices, in view of the Shizuoka Bank Group’s responsibility to engage in appropriate management and administration as a highly public institution.

(iii)	The fairness and objectiveness in the process for determining compensation, etc. shall be ensured, under appropriate supervision from the Board of Directors, including the involvement of the Nomination & Remuneration Committee, while respecting the resolutions of the General Meeting of Shareholders.

■ Procedure for deciding on the Determination Policies

The Bank’s Determination Policies have been decided on by a resolution of the Board of Directors after receipt of a report from the Nomination & Remuneration Committee (i.e., an optional body authorized by the Board of Directors to secure the effectiveness and transparency of the supervision of the nomination and remuneration of officers).

■ Overview of compensation

(i) Composition of compensation

(A) In addition to fixed monetary compensation, directors’ compensation comprises performance-linked compensation, directors’ retirement benefits based on a points system linked to share price, and restricted share-based compensation.

(B) Compensation for outside directors, part-time directors, and Audit & Supervisory Board members is fixed monetary compensation only, based on their respective roles.

(ii) Proportions of components of compensation

Base compensation (cash)	Performance-linked compensation, etc. (cash)		Non-monetary compensation (stock)
Fixed monetary compensation	Performance-linked compensation	Directors’ retirement benefits based on a points system linked to share price	Restricted share-based compensation
60%	20%	10%	10%

・The proportions of directors’ retirement benefits based on a points system linked to share price and restricted share-based compensation have been calculated based on the Bank’s past stock price level, etc.

・The proportions of components of compensation vary depending on the amount of performance-linked compensation paid (see “B. Total Amount, etc. of Compensation, etc. for Directors and Audit & Supervisory Board Members” below) and the Bank’s stock price.

(iii) Decision process

(A)	The allocation of these components of compensation has been entrusted to the Board of Directors by the General Meeting of Shareholders at the time of introduction of each of these components of compensation. Of these components of compensation, fixed monetary compensation and performance-linked compensation are allocated by the Nomination & Remuneration Committee, which is entrusted to do so by resolution of the Board of Directors.

(B)	At the 101st Annual General Meeting of Shareholders held on June 26, 2007, the allocation of compensation for Audit & Supervisory Board members (i.e., fixed monetary compensation only) was entrusted to the consultation between all Audit & Supervisory Board members.

(iv) Policies concerning grounds for return of compensation, etc. and concerning decision-making thereon

(A)	For directors’ retirement benefits based on a points system linked to share price, certain grounds for not paying benefits have been established.

(B)	For restricted share-based compensation, the Bank and each eligible officer execute an agreement on the allotment of restricted shares upon each payment of this compensation, which specifies grounds for the Bank’s acquisition without consideration of the restricted shares granted to the officer.

■ Reasons for which the Board of Directors determined that the details of compensation, etc. for individual directors are in accordance with the Determination Policies

Before determining the details of compensation, etc. for individual directors for the current fiscal year, a multifaceted consideration of the original proposal, including its consistency with the Determination Policies, was undertaken at the Nomination & Remuneration Committee meeting held in June 2021. With due respect for the report from the committee, the Board of Directors has determined that the details are in accordance with the Determination Policies.

■ Information on resolutions of the General Meeting of Shareholders concerning compensation, etc. for directors and Audit & Supervisory Board members

Date of resolution of the General Meeting of Shareholders	Details of the resolution	Number of officers covered	Equivalent current compensation program
The 101st Annual General Meeting of Shareholders (held on June 26, 2007)	○Introduction of fixed monetary compensation - Directors: no more than ¥300 million per year - Audit & Supervisory Board member: No more than ¥90 million per year	10 directors; 5 Audit & Supervisory Board members	Fixed monetary compensation
	○Introduction of performance-linked compensation - Index: profit - Range of compensation: ¥0 - 100 million	8 directors	Performance-linked compensation
The 109th Annual General Meeting of Shareholders (held on June 19, 2015)	○Introduction of directors’ retirement benefits based on a points system linked to share price - Total number of available points per year: up to 50,000 points (each point is worth one share)	7 directors	Directors’ retirement benefits based on a points system linked to share price
The 114th Annual General Meeting of Shareholders (held on June 19, 2020)	○Revision of performance-linked compensation - Index: profit attributable to owners of parent - Range of compensation: ¥0 - 140 million	5 directors	Performance-linked compensation
	○Introduction of restricted share-based compensation - Annual upper limit: no more than ¥50 million and no more than 50,000 shares		Restricted share-based compensation

Note: “Number of officers covered” is as of the close of the relevant General Meeting of Shareholders.

■ Matters concerning the entrustment of determination of consideration, etc. for individual directors

In order to make the process of determining consideration for officers a fair and convincing one that makes their respective amounts of consideration commensurate with their respective performances and degrees of contribution to the increase in the Bank’s corporate value, the Nomination & Remuneration Committee is entrusted by resolution of the Board of Directors to allocate fixed monetary compensation and performance-linked compensation, and determined the allocation for the current fiscal year at the committee meeting held in June 2021.

The representative directors and the outside directors listed below serve on the Nomination & Remuneration Committee, with the participation of the outside Audit & Supervisory Board members as observers without voting rights.

<Committee members>	Katsunori Nakanishi, Chairman & Representative Director; Hisashi Shibata, President& Representative Director; and Minoru Yagi, Deputy President and Representative Director; Kumi Fujisawa, Outside Director; Motoshige Itoh, Outside Director; Kazuto Tsubouchi, Outside Director; and Kazutoshi Inano, Outside Director
<Observers>	Yoshihiro Yamashita, Outside Audit & Supervisory Board Member; Naomi Ushio, Outside Audit & Supervisory Board Member; and Isamu Nakamura, Outside Audit & Supervisory Board Member

The fairness and objectivity of the Nomination & Remuneration Committee are secured by the composition of the committee in which outside directors account for a majority of the committee members and outside Audit & Supervisory Board members participate as observers.

B. Total Amount, etc. of Compensation, etc. for Directors and Audit & Supervisory Board Members

(In Millions of Yen)

Position	Number of persons paid	Compensation, etc.	Total of compensation, etc. by component
			Base compensation	Performance-linked compensation, etc.	Non-monetary compensation, etc.
Director	11	410	253	117	38
Audit & Supervisory Board member	5	81	81	―	―

Notes:	1. The number of persons paid specified above includes: one director who resigned at the close of the 115th Annual General Meeting of Shareholders held on June 18, 2021.

2.	“Performance-linked compensation, etc.” above consist of: performance-linked compensation at the ¥60 million level for based on profit attributable to owners of parent; and ¥57 million provided as allowance for directors’ retirement benefits based on a points system linked to share price, in each case for the current fiscal year.

3.	“Non-monetary compensation, etc.” above represent the amount recorded as expense for the current fiscal year based on restricted share-based compensation.

■ Matters concerning performance-linked compensation, etc.

[Performance-linked compensation]

The Bank pays to directors (excluding outside directors and part-time directors) performance-linked compensation in cash, which is indexed to profit attributable to owners of parent as a final result for each fiscal year. This performance index was selected with the aim of encouraging morale and desire for enhanced consolidated performance among directors and reflecting the Bank Group’s performance to their compensation. The amount paid to each director is calculated based on the rate of payment prescribed according to his/her position and on the degree of his/her contribution to the Group’s performance, and is determined by the Nomination & Remuneration Committee.

(Levels of performance-linked compensation)

Range of (consolidated) profit attributable to owners of parent			Level of compensation
		No more than ¥20 billion	0
Over ¥20 billion	and	no more than ¥35 billion	¥20 million
Over ¥35 billion	and	no more than ¥40 billion	¥40 million
Over ¥40 billion	and	no more than ¥45 billion	¥60 million
Over ¥45 billion	and	no more than ¥50 billion	¥80 million
Over ¥50 billion	and	no more than ¥55 billion	¥100 million
Over ¥55 billion	and	no more than ¥60 billion	¥120 million
Over ¥60 billion			¥140 million

Note:	The target amount of profit attributable to owners of parent for the current fiscal year was set at 45.5 billion yen, with the actual result of 41.6 billion yen.

[Directors’ retirement benefits based on a points system linked to share price]

Directors (excluding outside directors and part-time directors) are allotted a specific number of points each year. On retiring, directors receive an amount in cash equivalent to their accumulated points multiplied by the average share closing price of the Bank during the six-month period immediately prior to retirement. This is intended to: further strengthen the incentive for directors to increase corporate value during their terms of office, by paying cash compensation linked to share price at their retirement; and further deepen shareholder-focused management. The upper limit of the total number of points available per year is 50,000 points, with each point being worth one share.

■ Details of non-monetary compensation, etc.

[Restricted share-based compensation]

Directors (excluding outside directors and part-time directors) are granted shares of common stock subject to certain restrictions on transfer for a certain period following resignation or retirement from the office of a director or an executive officer not serving concurrently as a director, without serving as either thereafter. This is intended to increase directors’ incentives to increase corporate value and to conduct shareholder-focused management. The upper limit of this component of compensation is 50 million yen and 50,000 shares per annum.

The status of share-based compensation granted is as described in “(4) Shares Held by Officers” under “4. Matters Concerning the Bank’s Shares.”

(3) Agreements Limiting Liability

Name	Outline of the content of agreements limiting liability
Kumi Fujisawa	Regarding the outside directors’ liability for damages under Article 423, Paragraph (1) of the Companies Act, the Bank has executed agreements with these directors that limit their liability for damages to the Minimum Liability Amount as defined in Article 425, Paragraph (1) of the Companies Act if they have acted in good faith and without gross negligence in performing their duties.
Motoshige Itoh
Kazuto Tsubouchi
Kazutoshi Inano
Yoshihiro Yamashita
Naomi Ushio
Isamu Nakamura

(4) Indemnification Agreements

A. Indemnification Agreements with Incumbent Company Officers

There is no information required to be disclosed.

B. Information on the Performance, etc. of Indemnification Agreements

There is no information required to be disclosed.

(5) Information on Directors and Officers Liability Insurance Contract

The Bank has executed a directors and officers liability insurance contract as set forth in Article 430-3, Paragraph (1) of the Companies with an insurance company. The scope of the insured persons under the insurance contract includes the Bank’s directors, Audit & Supervisory Board members, executive officers, and other major executives. All insurance premiums are paid by the Bank.

The insurance contract covers monetary damages, legal costs, and other damage that may be incurred by the insured persons as a result of being held liable for damages arising from execution of their duties. However, the Bank has taken action to prevent the appropriateness of execution of the insured persons’ duties from being compromised, by excluding the following damages, among others, from the insurance coverage: any damage caused by an insured person’s criminal act or other act done knowing that the act violates relevant laws and regulations; and any damage caused by an insured person’s illegal acquisition of personal interests or benefits.

3. Matters Concerning Outside Officers

(1) Outside Officers’ Concurrent Positions and Other Conditions

Significant concurrent positions held by the outside officers are as described in “(1) Status of Company Officers” under “2. Matters Concerning Company Officers (Directors and Audit & Supervisory Board Members)” above.

No other relationships required to be disclosed exist between other corporations, etc. at which the Bank’s outside officers serve concurrently as officers, etc. and the Bank.

(2) Status of Major Activities of Outside Directors

Position	Name	Period in office	Attendance to Board of Directors meetings, etc.	Status of verbal and other activities at Board of Directors meetings, etc.
Director	Kumi Fujisawa	8 years and 9 months	Ms. Fujisawa attended 12 of the 12 Board of Directors meetings held during the current fiscal year.

Based on her wealth of experience and knowledge mainly as a corporate manager in the field of finance and economics, our expectations were that Ms. Fujisawa would provide supervision of and advice on management, in line with which she has vigorously stated her views and opinions and provided advice and suggestions at meetings of the Board of Directors, as well as fulfilling her role as the Bank’s Outside Director, including in decision-making on important management matters and supervision of business execution.

In addition, Ms. Fujisawa has served on the Committee of Administrative Supervision and the Nomination & Remuneration Committee, which are optional bodies for reinforcing the supervisory function of the Board of Directors. As a member of these committees, Ms. Fujisawa has provided advice and suggestions on matters related to monitoring of the status of business execution, officers’ personnel affairs and remuneration, etc.

The Bank has designated Ms. Fujisawa as an independent officer, as she is judged not to have any potential conflicts of interest with general shareholders according to the criteria for the independence of independent officers as stipulated by Tokyo Stock Exchange Inc. and the criteria for designating independent directors as stipulated by the Bank.

Position	Name	Period in office	Attendance to Board of Directors meetings, etc.	Status of verbal and other activities at Board of Directors meetings, etc.
Director	Motoshige Itoh	3 years and 9 months	Mr. Itoh attended 10 of the 12 Board of Directors meetings held during the current fiscal year.

Based on his wealth of experience and knowledge mainly as a university professor in the field of economics, etc., our expectations were that Mr. Itoh would provide supervision of and advice on management, in line with which he has vigorously stated his views and opinions and provided advice and suggestions at meetings of the Board of Directors, as well as fulfilling his role as the Bank’s Outside Director, including in decision-making on important management matters and supervision of business execution.

In addition, Mr. Itoh has served on the Committee of Administrative Supervision and the Nomination & Remuneration Committee, which are optional bodies for reinforcing the supervisory function of the Board of Directors. As a member of these committees, Mr. Itoh has provided advice and suggestions on matters related to monitoring of the status of business execution, officers’ personnel affairs and remuneration, etc.

The Bank has designated Mr. Itoh as an independent officer, as he is judged not to have any potential conflicts of interest with general shareholders according to the criteria for the independence of independent officers as stipulated by Tokyo Stock Exchange Inc. and the criteria for designating independent directors as stipulated by the Bank.

Director	Kazuto Tsubouchi	1 year and 9 months	Mr. Tsubouchi attended 12 of the 12 Board of Directors meetings held during the current fiscal year.

Based on his wealth of experience and knowledge mainly as a corporate manager, our expectations were that Mr. Tsubouchi would provide supervision of and advice on management, in line with which he has vigorously stated his views and opinions and provided advice and suggestions at meetings of the Board of Directors, as well as fulfilling his role as the Bank’s Outside Director, including in decision-making on important management matters and supervision of business execution.

In addition, Mr. Tsubouchi has served on the Committee of Administrative Supervision and the Nomination & Remuneration Committee, which are optional bodies for reinforcing the supervisory function of the Board of Directors. As a member of these committees, Mr. Tsubouchi has provided advice and suggestions on matters related to monitoring of the status of business execution, officers’ personnel affairs and remuneration, etc.

The Bank has designated Mr. Tsubouchi as an independent officer, as he is judged not to have any potential conflicts of interest with general shareholders according to the criteria for the independence of independent officers as stipulated by Tokyo Stock Exchange Inc. and the criteria for designating independent directors as stipulated by the Bank.

Position	Name	Period in office	Attendance to Board of Directors meetings, etc.	Status of verbal and other activities at Board of Directors meetings, etc.
Director	Kazutoshi Inano	9 months	Mr. Inano attended 9 of the 9 Board of Directors meetings held after his assumption of office.

Based on his wealth of experience and knowledge mainly as a manager of a financial group, our expectations were that Mr. Inano would provide supervision of and advice on management, in line with which he has vigorously stated his views and opinions and provided advice and suggestions at meetings of the Board of Directors, as well as fulfilling his role as the Bank’s Outside Director, including in decision-making on important management matters and supervision of business execution.

In addition, Mr. Inano has served on the Committee of Administrative Supervision and the Nomination & Remuneration Committee, which are optional bodies for reinforcing the supervisory function of the Board of Directors. As a member of these committees, Mr. Inano has provided advice and suggestions on matters related to monitoring of the status of business execution, officers’ personnel affairs and remuneration, etc.

The Bank has designated Mr. Inano as an independent officer, as he is judged not to have any potential conflicts of interest with general shareholders according to the criteria for the independence of independent officers as stipulated by Tokyo Stock Exchange Inc. and the criteria for designating independent directors as stipulated by the Bank.

Audit & Supervisory Board Member	Yoshihiro Yamashita	6 years and 9 months	Mr. Yamashita attended 12 of the 12 Board of Directors meetings and 13 of the 13 Audit & Supervisory Board meetings held during the current fiscal year.

Mr. Yamashita has vigorously stated his views and opinions on proposals and provided advice and suggestions mainly from professional perspectives as an attorney at meetings of the Board of Directors and those of the Audit & Supervisory Board.

The Bank has designated Mr. Yamashita as an independent officer, as he is judged not to have any potential conflicts of interest with general shareholders according to the criteria for the independence of independent officers as stipulated by Tokyo Stock Exchange Inc. and the criteria for designating independent directors as stipulated by the Bank.

Position	Name	Period in office	Attendance to Board of Directors meetings, etc.	Status of verbal and other activities at Board of Directors meetings, etc.
Audit & Supervisory Board Member	Naomi Ushio	2 years and 9 months	Ms. Ushio attended 11 of the 12 Board of Directors meetings and 12 of the 13 Audit & Supervisory Board meetings held during the current fiscal year.

Based on her wealth of experience and knowledge mainly as a university professor, Ms. Ushio has vigorously stated her views and opinions on proposals and provided advice and suggestions at meetings of the Board of Directors and those of the Audit & Supervisory Board.

The Bank has designated Ms. Ushio as an independent officer, as she is judged not to have any potential conflicts of interest with general shareholders according to the criteria for the independence of independent officers as stipulated by Tokyo Stock Exchange Inc. and the criteria for designating independent directors as stipulated by the Bank.

Audit & Supervisory Board Member	Isamu Nakamura	1 year and 9 months	Mr. Nakamura attended 12 of the 12 Board of Directors meetings and 13 of the 13 Audit & Supervisory Board meetings held during the current fiscal year.

Based on his wealth of experience and knowledge mainly as a corporate manager, Mr. Nakamura has vigorously stated his views and opinions on proposals and provided advice and suggestions at meetings of the Board of Directors and those of the Audit & Supervisory Board.

The Bank has designated Mr. Nakamura as an independent officer, as he is judged not to have any potential conflicts of interest with general shareholders according to the criteria for the independence of independent officers as stipulated by Tokyo Stock Exchange Inc. and the criteria for designating independent directors as stipulated by the Bank.

<Reference> Criteria for designating independent officers

The Bank has qualitatively and quantitatively clarified the criteria for designating independent officers by establishing the “Regulations for Designation of Independent Officers” at the Board of Directors based on the criteria for the independence of independent officers as stipulated by Tokyo Stock Exchange Inc.

[Overview of the designation criteria]

The Bank may designate outside directors and outside Audit & Supervisory Board members as independent officers if none of the following applies to them.

(i)	A person whose main customer is the Bank(*1) or an executive of such person; or a main customer of the Bank or an executive of such main customer.

(ii)	An attorney, certified public accountant, licensed tax accountant, consultant or any other professional service provider who receives money or any other asset worth over 10 million yen per year from the Bank other than officers’ compensation (or, if the person who receives such asset is a corporation, association or any other organization, a person who belongs to such organization).

(iii)	person to whom (i) and (ii) above applied at any time during a period of five years preceding the person’s assumption of the office of outside director or outside Audit & Supervisory Board member.

(iv)	The spouse of, or a person within the second degree of kinship to, any of the following persons(*2).

A.       A person to whom any of (i) through (iii) above applies.

B.	An executive of the Bank or any of its subsidiaries (including a director who is not an executive, in the case of designating an outside Audit & Supervisory Board member as an independent officer).

C.       A person to whom “B” above recently applied.

*1:	A person whose main bank is the Bank or who otherwise has a business relationship with the Bank through which influence may be exerted to the same degree as between a parent company and its subsidiary or between a company and its affiliate.

*2:	Excluding persons whose position is no higher than those equivalent to general manager level.

(3) Compensation, etc. for Outside Officers

(In Millions of Yen)

	Number of persons paid	Compensation, etc. from the Bank
Total of compensation, etc.	7	61

(4) Opinions from Outside Officers

The outside officers have no opinions on the matters stated in (1) through (3) above.

4. Matters Concerning Shares of the Bank

(1)	Number of shares	Total number of authorized shares	2,414,596 thousand shares
		Total number of issued shares	595,129 thousand shares

Note: Numbers of shares have been rounded down to the nearest 1,000 shares.

(2)	Number of shareholders during the current fiscal year	22,304 persons
(3)	Major shareholders

Name of shareholder	Status of shareholding in the Bank
	Number of shares in thousands	Percentage of total shares outstanding
The Master Trust Bank of Japan, Ltd. (trust account)	88,368	15.66%
Nippon Life Insurance Company	29,745	5.27
Meiji Yasuda Life Insurance Company	29,117	5.16
Custody Bank of Japan, Ltd. (trust account)	24,758	4.38
Sumitomo Life Insurance Company	13,070	2.31
MUFJ Bank, Ltd.	11,884	2.10
The Dai-ichi Life Insurance Company, Limited	11,546	2.04
STATE STREET BANK WEST CLIENT － TREATY 505234	9,905	1.75
DAIICHI SANKYO COMPANY, LIMITED	9,000	1.59
SUZUKI MOTOR CORPORATION	7,000	1.24

Notes:	1. In addition to the above, the Bank holds 30,980 thousand treasury shares.

2.	Numbers of shares have been rounded down to the nearest 1,000 shares.

3.	Percentages of total shares outstanding have been calculated after subtracting the number of treasury shares from the total number of shares outstanding, with results being rounding down to two decimal places.

(4) Shares Held by Officers

	Number of persons to whom shares were granted	Number of shares (class of shares and number by class)
Directors (excluding outside directors and part-time directors)	5	Common shares: 44,000 shares

(Reference) Measures to Reduce Strategic Shareholdings by the Bank

Pursuant to General Rule 1-4 of the Corporate Governance Code, the Bank has disclosed the following information on its strategic shareholdings under the heading “Policy on, and Verification of the Significance and Economic Rationality of, Strategic Shareholdings” in the annual securities report.

The Bank’s basic policy on strategic shareholdings is to reduce them. The Bank will only maintain those shareholdings deemed meaningful from the perspectives of “business investment,” “strengthening business relationships,” and “contribution to the regional economy.” The Bank determines its policy on strategic shareholdings based on profitability, the status of share prices, etc. and by considering, in the business plan for each year resolved by the Board of Directors, the appropriateness of the purposes of these shareholdings, their benefits, and profitability from investment in them, among other things.

The significance and economic rationality of strategic shareholdings are verified based on certain indices that take into account capital cost, etc. In cases where a strategic shareholder of the Bank expresses its intention to sell its shares of the Bank, the Bank accepts the intention in principle without discouraging the intended sale.

Based on the basic policy to reduce strategic shareholdings, the Bank has reduced these shareholdings as shown below. The Bank intends to continue to reduce strategic shareholdings in accordance with the spirit of the Corporate Governance Code.

Changes in Strategic Shareholdings

(Millions of Yen)

	End of March 2015	End of March 2018	End of March 2020	End of March 2021	End of March 2022
Number of stock names	301	287	287	285	277
Amount recorded in balance sheet	346,297	366,310	317,534	425,834	391,096

Note:	The 108,300 million yen increase in amount recorded in balance sheet from the end of March 2020 to the end of March 2021 includes the 114,835 million yen increase caused by fluctuations in market share prices. The 34,738 million yen decrease in amount recorded in balance sheet from the end of March 2021 to the end of March 2022 includes the 29,683 million yen decrease caused by fluctuations in market share prices.

5. Matters Concerning the Accounting Auditor

(1) Status of the Accounting Auditor (Millions of Yen)

Name		Compensation, etc. for the current fiscal year	Other information
Deloitte Touche Tohmatsu LLC		78	(Reason for the Audit & Supervisory Board’s consent to the consideration, etc. for the Accounting Auditor) (Note 3) (Details of non-accounting services) Advice on reorganization. Basel III Consulting
Designated Limited Liability Partner Engagement Partner	Kentaro Fukada
Designated Limited Liability Partner Engagement Partner	Hirokazu Ishiguro

Notes	1. The total amount of money and other financial benefits payable by the Bank and its subsidiaries, subsidiary corporations, etc. is 103 million yen.

2.	The audit contract between the Bank and the audit corporation does not divide, and it is practically impossible to divide, the amount of audit fees between audit under the Companies Act and audit under the Financial Instruments and Exchange Act. Therefore, the above amount represents the total amount of audit fees for both audits.

3.	The Audit & Supervisory Board has given its consent to the amount of compensation, etc. for the Accounting Auditor under Article 399, Paragraph (1) of the Companies Act, after reviewing and deliberating the details of the Accounting Auditor’s audit plan, the Accounting Auditor’s execution of its duties, and the bases for calculation of the estimated fees by obtaining necessary documents and information from the Accounting Auditor and the Bank’s relevant departments, followed by a decision that those details, execution, and bases were appropriate.

(2) Agreement Limiting Liability

Not applicable.

(3) Indemnification Agreement

A. Indemnification Agreement with the Incumbent Accounting Auditor

There is no information required to be disclosed.

B. Information on the Performance, etc. of the Indemnification Agreement

There is no information required to be disclosed.

(4) Other Matters Concerning the Accounting Auditor

Policy on Decisions to Remove or Not to Reappoint an Accounting Auditor

If the Bank finds that any of the items of Paragraph (1) of Article 340 of the Companies Act applies to an accounting auditor, the Audit & Supervisory Board will remove the accounting auditor subject to the unanimous consent of the Audit & Supervisory Board members. In this case, an Audit & Supervisory Board member chosen by the Audit & Supervisory Board will report the removal of the accounting auditor and the reasons therefor at the first General Meeting of Shareholders convened after the removal.

The Audit & Supervisory Board also considers, for each year, whether or not to reappoint the accounting auditor by taking into account, among other things, the audit quality of the accounting auditor and the effectiveness and efficiency of the audit performed by it. If the Audit & Supervisory Board decides on the content of a proposal for non-reappointment of the accounting auditor, an Audit & Supervisory Board member chosen by the Audit & Supervisory Board will explain the proposal at the relevant General Meeting of Shareholders.

6. Matters Concerning Accounting Advisors

Not applicable.

Non-consolidated Balance Sheet as of End of the 116th Fiscal Year (as of March 31, 2022) (In Millions of Yen

Item	Amount	Item	Amount
Assets		Liabilities
Cash and due from banks	2,252,120	Deposits	11,416,559
Cash	81,923	Current deposits	607,396
Due from banks	2,170,196	Ordinary deposits	6,830,833
Call loans	71,382	Saving deposits	60,218
Monetary claims bought	38,352	Deposits at notice	30,616
Trading account assets	14,256	Time deposits	3,033,980
Trading account securities	596	Installment savings	40,085
Trading-related financial derivatives	4,160	Other deposits	813,429
Other trading assets	9,499	Negotiable certificates of deposit	166,066
Money held in trust	104,800	Call money	177,528
Securities	2,316,984	Securities sold under repurchase agreements	296,764
Government bonds	600,379	Cash collateral received for securities lent	72,701
Local government bonds	196,601	Trading account liabilities	3,331
Corporate bonds	425,143	Trading-related financial derivatives	3,331
Stocks	416,528	Borrowed money	1,330,522
Other securities	678,331	Borrowings	1,330,522
Loans and bills discounted	9,533,758	Foreign exchanges	2,406
Bills discounted	18,243	Due to foreign banks (their accounts)	3
Loans on bills	129,716	Foreign bills sold	3
Loans on deeds	8,351,063	Foreign bills payable	2,399
Overdrafts	1,034,734	Bonds payable	37,118
Foreign exchanges	10,278	Bonds with share acquisition rights	36,717
Due from foreign banks (our accounts)	8,858	Borrowed money from trust account	198
Foreign bills bought	196	Other liabilities	91,809
Foreign bills receivable	1,224	Domestic exchange settlement account, credit	686
Other assets	300,629	Income taxes payable	2,294
Domestic exchange settlement account, debit	659	Accrued expenses	3,285
Prepaid expenses	527	Unearned revenue	1,847
Accrued income	10,577	Reserve for interest on installment saving	6
Derivatives other than for trading - assets	28,860	Derivatives other than for trading - liabilities	37,778
Cash collateral paid for financial instruments	9,631	Cash collateral received for financial instruments	11,658
Other assets	250,372	Lease obligations	1,961
Property, plant and equipment	51,005	Asset retirement obligations	44
Buildings	24,240	Rest of other liabilities	32,246
Land	19,001	Provision for retirement benefits	2,408
Leased assets	1,609	Provision for retirement benefits for directors (and other officers)	254
Construction in progress	985	Provision for reimbursement of deposits	845
Other property, plant and equipment	5,169	Provision for contingent loss	1,255
Intangible assets	47,176	Provision for point card certificates	372
Software	46,817	Deferred tax liabilities	62,168
Other intangible assets	358	Acceptances and guarantees	123,845
Prepaid pension costs	10,921	Total liabilities	13,822,873
Customers' liabilities for acceptances and guarantees	123,845	Net assets
Allowance for loan losses	△47,481	Share capital	90,845
Allowance for investment loss	△44	Capital surplus	54,884
		Legal capital surplus	54,884
		Retained earnings	693,539
		Legal retained earnings	90,845
		Other retained earnings	602,693
		Reserve for tax purpose reduction entry of non-current assets	3,017
		Special reserve	528,700
		Retained earnings brought forward	70,976
		Treasury shares	△29,030
		Total shareholders' equity	810,238
		Valuation difference on available-for-sale securities	194,366
		Deferred gains or losses on hedges	189
		Total valuation and translation adjustments	194,555
		Share acquisition rights	318
		Total net assets	1,005,112
Total assets	14,827,985	Total liabilities and net assets	14,827,985

Non-consolidated Statements of Income for the 116 Fiscal Year (April 1, 2021 - March 31, 2022) (In Millions of Yen)
Item	Amount
Ordinary income		192,502
Interest income	130,463
Interest on loans and discounts	97,979
Interest and dividends on securities	29,742
Interest on call loans	116
Interest on receivables under resale agreements	△0
Interest on deposits with banks	2,094
Other interest income	530
Trust fees	2
Fees and commissions	30,860
Fees and commissions on domestic and foreign exchanges	6,792
Other fees and commissions	24,068
Gain on trading account transactions	869
Gain on trading account securities transactions	446
Income from trading-related financial derivatives transactions	419
Other trading income	3
Other ordinary income	23,145
Gain on foreign exchange transactions	3,814
Gain on sales of bonds	18,960
Other	370
Other income	7,160
Recoveries of written off claims	0
Gain on sales of stocks and other securities	4,786
Gain on money held in trust	85
Other	2,288
Ordinary expenses		147,219
Interest expenses	6,009
Interest on deposits	2,096
Interest on negotiable certificates of deposit	144
Interest on call money	△41
Interest on payables under repurchase agreements	281
Interest on payables under securities lending transactions	180
Interest on borrowings and rediscounts	139
Interest on bonds	1,178
Interest on interest swaps	1,915
Other interest expenses	115
Fees and commissions payments	16,025
Fees and commissions on domestic and foreign exchanges	1,236
Other fees and commissions	14,788
Other ordinary expenses	28,659
Loss on sales of bonds	28,609
Net derivative financial instruments loss	49
General and administrative expenses	88,490
Other expenses	8,034
Provision of allowance for loan losses	5,390
Losses on sales of stocks and other securities	1,192
Losses on devaluation of stocks and other securities	119
Loss on money held in trust	10
Other	1,320
Ordinary profit		45,282
Extraordinary income		6,009
Gain on disposal of non-current assets	34
Gain on sales of shares of subsidiaries and associates	5,974
Extraordinary losses		1,495
Loss on disposal of non-current assets	860
Impairment loss	634
Profit before income taxes		49,796
Income taxes - current	12,486
Income taxes - deferred	1,189
Total income taxes		13,675
Profit		36,120

Consolidated Balance Sheets as of End of the 116th Fiscal Year (March 31, 2022)	(In Millions of Yen)
Item	Amount	Item	Amount
Assets		Liabilities
Cash and due from banks	2,275,851	Deposits	11,399,949
Call loans and bills bought	71,382	Negotiable certificates of deposit	157,266
Monetary claims bought	38,352	Call money and bills sold	177,528
Trading account assets	14,756	Securities sold under repurchase agreements	296,764
Money held in trust	104,800	Cash collateral received for securities lent	72,701
Securities	2,337,933	Trading account liabilities	3,329
Loans and bills discounted	9,502,197	Borrowed money	1,364,889
Foreign exchanges	11,176	Foreign exchanges	2,402
Lease receivables and investments in leases	82,847	Bonds payable	37,118
Other assets	333,157	Bonds with share acquisition rights	36,717
Tangible fixed assets	54,790	Borrowed money from trust account	198
Buildings	24,325	Other liabilities	130,214
Land	19,001	Retirement benefit liability	3,768
Leased assets	26	Provision for retirement benefits for directors (and other officers)	383
Construction in progress	985	Provision for reimbursement of deposits	845
Other	10,452	Provision for contingent loss	1,255
Intangible fixed assets	46,574	Provision for point card certificates	417
Software	46,191	Reserves under special laws	11
Other	383	Deferred tax liabilities	63,976
Retirement benefit asset	14,309	Acceptances and guarantees	80,241
Deferred tax assets	3,283	Total liabilities	13,829,979
Customers' liabilities for acceptances and guarantees	80,241	Net assets
Allowance for loan losses	△53,382	Share capital	90,845
Allowance for investment loss	△44	Capital surplus	54,884
		Retained earnings	769,036
		Treasury shares	△29,030
		Total shareholders' equity	885,735
		Valuation difference on available-for-sale securities	193,717
		Deferred gains or losses on hedges	223
		Foreign currency translation adjustment	4,226
		Remeasurements of defined benefit plans	2,637
		Total accumulated other comprehensive income	200,804
		Share acquisition rights	318
		Non-controlling interests	1,388
		Total net assets	1,088,247
Total assets	14,918,227	Total liabilities and net assets	14,918,227

Consolidated Statements of Income for the 116 Fiscal Year (April 1, 2021 - March 31, 2022) (In Millions of Yen)
Item	Amount
Ordinary income		241,600
Interest income	128,187
Interest on loans and discounts	97,916
Interest and dividends on securities	27,532
Interest on call loans and bills bought	116
Interest on bills bought	△0
Interest on deposits with banks	2,091
Other interest income	530
Trust fees	2
Fees and commissions	72,852
Gain on trading account transactions	3,451
Other ordinary income	23,153
Other income	13,952
Receivables of written off claims	22
Other	13,930
Ordinary expenses		187,381
Interest expenses	5,963
Interest on deposits	2,062
Interest on negotiable certificates of deposit	144
Interest on call money and bills sold	△41
Interest on payables under repurchase agreements	280
Interest on payables under securities lending transactions	180
Interest on borrowings and rediscounts	200
Interest on bonds	1,178
Other interest expenses	1,957
Fees and commissions payments	41,594
Other ordinary expenses	28,659
General and administrative expenses	97,629
Other expenses	13,534
Provision of allowance for loan losses	6,213
Other	7,321
Ordinary profit		54,219
Extraordinary income		6,078
Gain on disposal of non-current assets	34
Gain on sales of shares of subsidiaries and associates	5,494
Gain on change in equity	549
Extraordinary losses		1,496
Loss on disposal of non-current assets	862
Impairment losses	634
Profit before income taxes		58,801
Income taxes - current	15,730
Income taxes - deferred	1,347
Total income taxes		17,078
Profit		41,722
Profit attributable to non-controlling interests		87
Profit attributable to owners of parent		41,635

Transcript of Accounting Auditor’s Audit Report

Independent Auditor’s Report

May 9, 2022

To the Board of Directors of	Shizuoka Office
The Shizuoka Bank, Ltd.	Deloitte Touche Tohmatsu LLC
	Designated Limited Liability Partner Engagement Partner	Kentaro Fukada	Certified Public Accountant
	Designated Limited Liability Partner Engagement Partner	Hirokazu Ishiguro	Certified Public Accountant

Opinion

We have audited the financial statements of The Shizuoka Bank, Ltd. (the “Company”), which comprise the non-consolidated balance sheet, non-consolidated statement of income, non-consolidated statements of changes in net assets, and notes to non-consolidated financial statements, as well as the supplementary schedules thereof (the “Financial Statements”), for its 116th fiscal year covering the period from April 1, 2021 to March 31, 2022, in accordance with the provisions of Article 436, Paragraph (2), Item (i) of the Companies Act. In our opinion, the Financial Statements referred to above present fairly, in all material respects, the non-consolidated financial position and non-consolidated results of operations of the Company for the period covered by the Financial Statements in accordance with the business accounting standards generally accepted in Japan.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Company in accordance with the regulations on professional ethics in Japan, and we have fulfilled our other ethical responsibilities as auditors. We believe that the audit evidence we have obtained in sufficient and appropriate to provide a basis for our opinion.

Other Information Stated

Other information stated consists of a business report and its annexed detailed statements. Management is responsible for the preparation and disclosure of such other information stated. Audit & Supervisory Board members and the Audit & Supervisory Board are responsible for overseeing the Directors’ execution of duties in designing and operating the process for reporting the other information stated.

The other information stated is not covered by our audit opinion on the Financial Statements. We express no opinion on the other information stated.

Our responsibility in auditing the Financial Statements is to read through the other information stated and to consider in the course of reading whether or not there are significant differences between the other information stated and the Financial Statements or the knowledge obtained by us in the course of audit, and to pay attention as to whether or not there are any signs of significant errors in the other information stated other than those significant differences, if any. If we judge that there are significant errors in the other information stated based on the tasks we have done, we are required report the fact.

There is nothing we are required to report in relation to the other information stated.

Responsibilities of Management and Audit & Supervisory Board Members and the Audit & Supervisory Board for the Non-consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the Financial Statements in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation of the Financial Statements that are free from material misstatement, whether due to fraud or error.

In preparing the Financial Statements, management is responsible for assessing whether it is appropriate to prepare the Financial Statements with the assumption of a going concern, and for disclosing matters related to going concern where necessary in accordance with business accounting standards generally accepted in Japan. Audit & Supervisory Board members and the Audit & Supervisory Board are responsible for overseeing the Directors’ execution of duties in designing and operating the financial reporting process.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our responsibility is to obtain reasonable assurance about whether the Financial Statements as a whole are free from material misstatement, whether due to fraud or error, and to express our opinion on the Financial Statements from an independent standpoint in an audit report, based on our audit. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the decisions of users taken on the basis of the Financial Statements.

In accordance with audit standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit process to perform the following:

・Identify and assess the risks of material misstatement of the Financial Statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. The audit procedures selected and applied depend on our judgment. In addition, we obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.

・In making those risk assessments, we consider internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, although the purpose of the audit of the Financial Statements is not to express an opinion on the effectiveness of the Company’s internal control.

・Evaluate the appropriateness of accounting policies used by management and their method of application, as well as the reasonableness of accounting estimates made by management and related notes thereto.

・Conclude on the appropriateness of management’s use of the going concern basis of accounting in the preparation of the Financial Statements and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the notes to the Financial Statements or, if the notes to the Financial Statements on material uncertainty are inadequate, to express an opinion with exceptive items on the Financial Statements. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

・Evaluate whether the presentation and notes of the Financial Statements are in compliance with business accounting standards generally accepted in Japan, and whether the presentation, composition, and content of the Financial Statements, including related notes, as well as the Financial Statements, fairly present the underlying transactions and accounting events.

We report to Audit & Supervisory Board members and the Audit & Supervisory Board the scope and timing of the planned audit, significant audit findings, including any significant deficiencies in internal control that we identify during our audit, and other matters required by the audit standards.

We report to Audit & Supervisory Board members and the Audit & Supervisory Board that we have complied with the regulations on professional ethics in Japan regarding independence. We also report to them any factors that are reasonably considered to affect our independence, as well as any safeguards that we have used to eliminate or reduce any obstacles to our independence.

Interest Required to Be Disclosed under the Certified Public Accountants Act of Japan Our firm and its designated engagement partners do not have any interest in the Company which is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

End

Transcript of Accounting Auditor’s Audit Report on Consolidated Financial Statements

Independent Auditor’s Report

May 9, 2022

To the Board of Directors of	Shizuoka Office
The Shizuoka Bank, Ltd.	Deloitte Touche Tohmatsu LLC
	Designated Limited Liability Partner Engagement Partner	Kentaro Fukada	Certified Public Accountant
	Designated Limited Liability Partner Engagement Partner	Hirokazu Ishiguro	Certified Public Accountant

Opinion

We have audited the consolidated financial statements of The Shizuoka Bank, Ltd. (the “Company”), which comprise the consolidated balance sheet, consolidated statement of income, consolidated statements of changes in net assets, and notes to consolidated financial statements for its consolidated fiscal year covering the period from April 1, 2021 to March 31, 2022, in accordance with the provisions of Article 444, Paragraph (4) of the Companies Act. In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position and consolidated results of operations of the company group consisting of the Company and its consolidated subsidiaries for the period covered by the consolidated financial statements in accordance with the business accounting standards generally accepted in Japan.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the consolidated Financial Statements section of our report. We are independent of the Company and its consolidated subsidiaries in accordance with the regulations on professional ethics in Japan, and we have fulfilled our other ethical responsibilities as auditors. We believe that the audit evidence we have obtained in sufficient and appropriate to provide a basis for our opinion.

Other Information Stated

Other information stated consists of a business report and its annexed detailed statements. Management is responsible for the preparation and disclosure of such other information stated. Audit & Supervisory Board members and the Audit & Supervisory Board are responsible for overseeing the Directors’ execution of duties in designing and operating the process for reporting the other information stated. The other information stated is not covered by our audit opinion on the consolidated Financial Statements. We express no opinion on the other information stated.

Our responsibility in auditing the consolidated financial statements is to read through the other information stated and to consider in the course of reading whether or not there are significant differences between the other information stated and the consolidated financial statements or the knowledge obtained by us in the course of audit, and to pay attention as to whether or not there are any signs of significant errors in the other information stated other than those significant differences, if any.

If we judge that there are significant errors in the other information stated based on the tasks we have done, we are required report the fact.

There is nothing we are required to report in relation to the other information stated.

Responsibilities of Management and Audit & Supervisory Board Members and the Audit & Supervisory Board for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing whether it is appropriate to prepare the consolidated financial statements with the assumption of a going concern, and for disclosing matters related to going concern where necessary in accordance with business accounting standards generally accepted in Japan. Audit & Supervisory Board members and the Audit & Supervisory Board are responsible for overseeing the Directors’ execution of duties in designing and operating the financial reporting process.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our responsibility is to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to express our opinion on the consolidated financial statements from an independent standpoint in an audit report, based on our audit. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the decisions of users taken on the basis of the consolidated financial statements.

In accordance with audit standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit process to perform the following:

・Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. The audit procedures selected and applied depend on our judgment. In addition, we obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.

・In making those risk assessments, we consider internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, although the purpose of the audit of the consolidated financial statements is not to express an opinion on the effectiveness of the Company’s internal control.

・Evaluate the appropriateness of accounting policies used by management and their method of application, as well as the reasonableness of accounting estimates made by management and related notes thereto.

・Conclude on the appropriateness of management’s use of the going concern basis of accounting in the preparation of the consolidated financial statements and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the notes to the consolidated financial statements or, if the notes to the consolidated financial statements on material uncertainty are inadequate, to express an opinion with exceptive items on the consolidated financial statements. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

・Evaluate whether the presentation and notes of the consolidated financial statements are in compliance with business accounting standards generally accepted in Japan, and whether the presentation, composition, and content of the consolidated financial statements, including related notes, as well as the consolidated financial statements, fairly present the underlying transactions and accounting events.

・Obtain sufficient appropriate audit evidence regarding the financial information of the Company and its consolidated subsidiaries to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the audit of the consolidated financial statements. We remain solely responsible for our audit opinion.

We report to Audit & Supervisory Board members and the Audit & Supervisory Board the scope and timing of the planned audit, significant audit findings, including any significant deficiencies in internal control that we identify during our audit, and other matters required by the audit standards. We report to Audit & Supervisory Board members and the Audit & Supervisory Board that we have complied with the regulations on professional ethics in Japan regarding independence. We also report to them any factors that are reasonably considered to affect our independence, as well as any safeguards that we have used to eliminate or reduce any obstacles to our independence.

Interest Required to Be Disclosed under the Certified Public Accountants Act of Japan Our firm and its designated engagement partners do not have any interest in the Company or any of its consolidated subsidiaries which is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

End

Transcription of the Audit & Supervisory Board’s Audit Report

Audit ReportWe, the Audit & Supervisory Board, have prepared this Audit Report after deliberation based on the respective audit reports prepared by Audit & Supervisory Board Members concerning the Directors’ execution of their duties during the 116th fiscal year, which covers the period from April 1, 2021 to March 31, 2022, and hereby report as follows.

1.	Auditing Methods Used by Audit & Supervisory Board Members and the Audit & Supervisory Board, and Details Thereof

(1)	The Audit & Supervisory Board established auditing policies, allocation of duties, and other matters for the current fiscal year, received a report from each of the Audit & Supervisory Board Members concerning the status of implementation and results of the audit, received reports from Directors, etc. and the Accounting Auditor concerning execution of their duties, and sought explanations as necessary.

(2)	In conformity to the standards for audit by Audit & Supervisory Board members established by the Audit & Supervisory Board and in accordance with the auditing policies, allocation of duties, etc. for the current fiscal year, each Audit & Supervisory Board Member strived to collect information and improve the auditing environment by communicating with Directors, the internal audit department, compliance department, and risk management department, as well as with other employees, etc., and conducted the audit by the following methods.

(i)	Each Audit & Supervisory Board Member attended the Board of Directors meetings and other important meetings, received reports from Directors, employees, etc. concerning the execution of their duties, sought explanations as necessary, inspected important approval documents, etc., and inspected the status of operations and assets at the headquarters and major branch offices, etc. As for subsidiaries, where the Audit & Supervisory Board Member concurrently serves as a part-time audit & supervisory board member of a subsidiary, the Audit & Supervisory Board Member attended the Board of Directors meetings and other important meetings of the subsidiary. In addition, the Audit & Supervisory Board Member communicated and exchanged information with directors, audit & supervisory board members, etc. of subsidiaries, including those at which the Audit & Supervisory Board Member does not concurrently serve as a part-time audit & supervisory board member, and received from subsidiaries reports on their business as necessary.

(ii)	Regarding the content of resolutions of the Board of Directors concerning the development of systems for ensuring that the execution of duties by the Directors described in the business report complies with applicable laws and regulations and the Articles of Incorporation, as well as concerning development of other systems set forth in Article 100, Paragraphs (1) and (3) of the Regulations for Enforcement of the Companies Act as necessary for ensuring the appropriateness of the operations of a company group consisting of a stock company and its subsidiaries, and regarding systems developed based on those resolutions (i.e., internal control systems), each Audit & Supervisory Board Member received periodic reports from Directors, employees, etc. concerning the structure and the status of operation of the above systems, sought explanations as necessary, and expressed opinions. Regarding internal control over financial reporting, each Audit & Supervisory Board Member received reports on the status of evaluation and audit of such internal control from the Directors, etc. and Deloitte Touche Tohmatsu LLC, and sought explanations from them as necessary.

(iii)	Each Audit & Supervisory Board Member: monitored and checked whether the Accounting Auditor maintained independence and conducted appropriate audits; received reports from the Accounting Auditor concerning the execution of its duties; and sought explanations as necessary. In addition, each Audit & Supervisory Board Member received notice from the Accounting Auditor to the effect that the Company had developed “systems for ensuring that the performance of the duties of financial auditor is being carried out correctly” (the items of Article 131 of the Regulations on Corporate Accounting) in accordance with the Quality Control Standards for Audit (October 28, 2005, Business Accounting Council), among other things, and sought explanations as necessary.
Based on the methods described above, we examined the business report and its supplementary schedules, the non-consolidated financial statements (non-consolidated balance sheet, non-consolidated statement of income, non-consolidated statement of changes in net assets, and notes to the non-consolidated financial statements) and their supplementary schedules, as well as the consolidated financial statements (consolidated balance sheet, consolidated statement of income, consolidated statement of changes in net assets, and notes to the consolidated financial statements) for the relevant fiscal year.

2.	Results of Audit

(1)	Results of Audit of the Business Report, etc.

(i)	In our opinion, the business report and its supplementary schedules fairly present the condition of the Company in accordance with applicable laws and regulations and the Articles of Incorporation.

(ii)	The Audit & Supervisory Board has found no misconduct related to the execution of duties of any of the Directors and no material fact that would violate any law or regulation or the Articles of Incorporation.

(iii)	In our opinion, the content of resolutions of the Board of Directors concerning the internal control systems is appropriate. As for the content of the business report concerning the internal control systems and as for the Directors’ execution of their duties, we have no findings, including regarding internal control over financial reporting.

(2)	Results of Audit of Non-consolidated Financial Statements and Supplementary Schedules Thereof In our opinion, the auditing methods and results of the Accounting Auditor, Deloitte Touche Tohmatsu LLC, are appropriate.

(3)	Results of Audit of Consolidated Financial Statements In our opinion, the auditing methods and results of the Accounting Auditor, Deloitte Touche Tohmatsu LLC, are appropriate. May 9, 2022

The Audit & Supervisory Board of The Shizuoka Bank, Ltd.
Hiroki Saito, Audit & Supervisory Board Member
Mitsuru Kobayashi, Audit & Supervisory Board Member
Yoshihiro Yamashita, Audit & Supervisory Board Member
Naomi Ushio, Audit & Supervisory Board Member
Isamu Nakamura, Audit & Supervisory Board Member

Note:	Of the Audit & Supervisory Board members, Mr. Yoshihiro Yamashita, Ms. Naomi Ushio, and Mr. Isamu Nakamura are Outside Company Auditors as set forth in Article 2, Item (xvi) and Article 335, Paragraph (3) of the Companies Act.

End

The 116th Annual General Meeting of Shareholders

Supplement to Reference Documents for the General Meeting of Shareholders

Proposal No. 4 Incorporation of a Wholly-Owning Parent Company Through a Share Transfer

Details of Share Acquisition Rights

(Exhibits 2-(1)-1 through 2-(13)-2 to the Share Transfer Plan on pages 32-33 of the Notice of Convocation)

Details of EUR/USD Denominated Convertible Bonds with Share Acquisition Rights Subject to Call

(Exhibits 3-(1) through 3-(2) to the Share Transfer Plan on page 34 of the Notice of Convocation)

The Shizuoka Bank, Ltd.

Securities Code: 8355

Exhibit 2-(1)-1 to the Share Transfer Plan

Details of The Shizuoka Bank, Ltd. First Series of Share Acquisition Rights

1.       Name of share acquisition rights

The Shizuoka Bank, Ltd. First Series of Share Acquisition Rights

2.       Class and number of shares subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Bank’s common stock. The total number of shares of the Bank’s common stock to be newly issued or instead be transferred upon the exercise of one share acquisition right (such issuance or transfer is hereinafter referred to as “Grant”) shall be 100 shares.

In the event of a stock split or consolidation of the Bank’s common stock after the date of allotment of the share acquisition rights, the number of shares subject to the share acquisition rights shall be adjusted using the following formula. However, such adjustment shall be made only for the number of shares subject to the share acquisition rights that have not been exercised at that point in time, with any fraction less than one share resulting from such adjustment to be discarded.

Number of shares after adjustment = Number of shares before adjustment x share split or consolidation ratio

In the event of the Bank’s merger or company split (collectively, “Merger”) or allotment of shares without contribution or any other event requiring an adjustment of the number of shares subject to the share acquisition rights, in each case after the date of allotment of the share acquisition rights, the Bank may adjust the number of shares subject to the share acquisition rights to a reasonable extent by taking into account, among other things, the conditions of the Merger or allotment of shares without contribution, as the case may be.

3.       Amount to be paid in for share acquisition rights

The amount to be paid in shall be the value of the share acquisition rights computed by the Black-Scholes model on the date of allotment of the share acquisition rights. Persons to whom share acquisition rights are allotted (“Share Acquisition Right Holders”) shall set off their claims for compensation payable by the Bank against their obligations to pay the amount to be paid in.

4.       Date of allocation of share acquisition rights

July 27, 2007

5.       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights shall be the amount calculated by setting the price per share to be Granted upon the exercise of the share acquisition rights at one (1) yen and by multiplying this amount by the number of shares subject to the share acquisition rights.

6.       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period from July 28, 2007 to July 27, 2032. However, if the last day of the exercise period falls upon the Bank’s holiday, the preceding business day shall be the last day of the exercise period.

7.       Conditions for the exercise of share acquisition rights

(1)	A Share Acquisition Right Holder shall be entitled to exercise his/her share acquisition rights only if such rights are exercised at any time during the period beginning on the date immediately following the date on which he/she no longer holds the office of director of the Bank and ending on the date on which ten (10) days have elapsed since the start date of the period. However, even if a Share Acquisition Right Holder holds the office of director, he/she is entitled to exercise his/her share acquisition rights on and after the date on which the exercise period for the share acquisition rights allotted to him/her will expire in less than three hundred and sixty-five (365) days.

(2)	A Share Acquisition Right Holder shall not be entitled to exercise his/her share acquisition rights in any of the following events:

(i)	The Share Acquisition Right Holder voluntarily resigns from the office of director within one (1) year from the date of allotment of the share acquisition rights.

(ii)	The Share Acquisition Right Holder is removed from the office of director of the Bank on any of the following grounds:

A.	A material violation of law, or activities breaching any of the Bank’s policies due to intent or gross negligence.

B.	Employment with, or appointment as an officer of, another company during his/her term of office as a director of the Bank, without the consent of the Bank’s representative.

C.	Divulgence of the Bank’s important secrets, or provision or acceptance of gifts in large amounts in connection with his/her duties, or disgrace on the Bank, or activities causing considerable loss to the Bank.

(iii)       Article 331, paragraph (1), item (iii) or (iv) of the Companies Act applies to the Share Acquisition Right Holder.

(iv)	The Share Acquisition Right Holder breaches any provision of the Share Acquisition Rights Allotment Agreement executed between the Bank and the Share Acquisition Right Holder, or the Bank’s Board of Directors finds that the Share Acquisition Right Holder has committed activities that seriously undermine the trust relationship with the Bank.

(v)	The Share Acquisition Right Holder offers to relinquish all or part of his/her share acquisition rights using the form prescribed by the Bank.

(3)	When a Share Acquisition Right Holder exercises his/her share acquisition rights, he/she shall exercise all of the share acquisition rights held by him/her at one time and shall not be entitled to exercise only a fraction of one share acquisition right.

(4)	All other conditions shall be subject to the provisions of the Share Acquisition Rights Allotment Agreement executed between the Bank and each Share Acquisition Right Holder.

8.       Matters concerning the acquisition of share acquisition rights

In any of the following events, the share acquisition rights held by a Share Acquisition Right Holder may be acquired by the Bank without compensation at any time during the exercise period for the share acquisition rights specified in section 6 above:

(1)	The Share Acquisition Right Holder is no longer entitled to exercise the share acquisition rights under the provisions of section 7 above.

(2)	The Bank’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a merger in which the Bank is the merged company, except where the merger agreement provides that the surviving company’s share acquisition rights will be delivered.

(3)	The Bank’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a share exchange or share transfer in which the Bank is the wholly-owned subsidiary, except where the share exchange agreement or share transfer plan, as the case may be, provides that share acquisition rights of the company which becoming the wholly-owning parent company will be delivered.

9.       Restrictions on the transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Bank’s Board of Directors.

10.	Matters concerning increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance upon the exercise of share acquisition rights, the stated capital shall increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The legal capital surplus shall increase as a result of the exercise of share acquisition rights by that maximum amount of increase in stated capital minus the amount credited to the stated capital.

11.       Treatment of share acquisition rights in case of reorganization

In the event of the Bank’s merger (only if the Bank becomes extinct as a result of the merger), absorption- or incorporation-type company split, share exchange or share transfer (collectively, “Reorganization”), share acquisition rights of the relevant stock company out of those stock companies set forth in Article 236, paragraph (1), item (viii) (a) through (e) of the Companies Act (each, the “Reorganized Company”), as the case may be, shall be delivered to all Share Acquisition Right Holders (if any) who hold remaining share acquisition rights (if any) as of the effective date of the Reorganization (“Remaining Share Acquisition Rights”), subject to the following conditions. In such case, the Remaining Share Acquisition Rights shall be extinguished and share acquisition rights of the Reorganized Company shall be newly issued. However, this is subject to the merger agreement, absorption- or incorporation-type company split agreement, share exchange agreement or share transfer agreement, as the case may be, containing provisions to the effect that share acquisition rights of the Reorganized Company shall be issued subject to the following conditions:

(1)	Number of share acquisition rights of the Reorganized Company to be delivered

The same number as the number of Remaining Share Acquisition Rights held by the relevant Share Acquisition Right Holders shall be delivered.

(2)       Class and number of shares of the Reorganized Company subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Reorganized Company’s common stock. The number of shares to be Granted upon the exercise of the share acquisition rights shall be determined in line with section 2 above by taking into account the conditions of the Reorganization, among other things.

(3)       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights to be delivered shall be the amount calculated by multiplying the post-reorganization exercise price specified below by the number of shares subject to the share acquisition rights. The post-reorganization exercise price shall be one (1) yen per share of the Reorganized Company to be Granted upon the exercise of the share acquisition rights to be delivered.

(4)       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period beginning on the later of (i) the first day of the exercise period for share acquisition rights specified in section 6 above or (ii) the effective date of the Reorganization, and ending on the last day of the period specified in section 6 above.

(5)       Matters concerning the acquisition of share acquisition rights

To be determined in line with section 8 above.

(6)       Restrictions on transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Reorganized Company’s board of directors (or directors if the Reorganized Company is not a company with board of directors).

(7)	Matters concerning increase in stated capital and legal capital surplus resulting from issuance of shares upon the exercise of share acquisition rights

To be determined in line with section 10 above.

12.       Treatment of fractions

It the number of shares to be Granted to a Share Acquisition Right Holder include any fraction less than one (1) share, the fraction shall be discarded.

End

Exhibit 2-(1)-2 to the Share Transfer Plan

Details of Shizuoka Financial Group, Inc. First Series of Share Acquisition Rights

1.       Name of share acquisition rights

Shizuoka Financial Group, Inc. First Series of Share Acquisition Rights

2.       Class and number of shares subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Company’s common stock. The total number of shares of the Company’s common stock to be newly issued or instead be transferred upon the exercise of one share acquisition right (such issuance or transfer is hereinafter referred to as “Grant”) shall be 100 shares.

In the event of a stock split or consolidation of the Company’s common stock after the date of allotment of the share acquisition rights, the number of shares subject to the share acquisition rights shall be adjusted using the following formula. However, such adjustment shall be made only for the number of shares subject to the share acquisition rights that have not been exercised at that point in time, with any fraction less than one share resulting from such adjustment to be discarded.

Number of shares after adjustment = Number of shares before adjustment x share split or consolidation ratio

In the event of the Company’s merger or company split (collectively, “Merger”) or allotment of shares without contribution or any other event requiring an adjustment of the number of shares subject to the share acquisition rights, in each case after the date of allotment of the share acquisition rights, the Company may adjust the number of shares subject to the share acquisition rights to a reasonable extent by taking into account, among other things, the conditions of the Merger or allotment of shares without contribution, as the case may be.

3.       Amount to be paid in for share acquisition rights

No payment of money shall be required.

4.       Date of allocation of share acquisition rights

October 3, 2022

5.       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights shall be the amount calculated by setting the price per share to be Granted upon the exercise of the share acquisition rights at one (1) yen and by multiplying this amount by the number of shares subject to the share acquisition rights.

6.       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period from October 3, 2022 to July 27, 2032. However, if the last day of the exercise period falls upon the Company’s holiday, the preceding business day shall be the last day of the exercise period.

7.       Conditions for the exercise of share acquisition rights

(1)	A Share Acquisition Right Holder shall be entitled to exercise his/her share acquisition rights only if such rights are exercised at any time during the period beginning on the date immediately following the date on which he/she no longer holds the office of director of The Shizuoka Bank, Ltd. and ending on the date on which ten (10) days have elapsed since the start date of the period. However, even if a Share Acquisition Right Holder holds the office of director of The Shizuoka Bank, Ltd., he/she is entitled to exercise his/her share acquisition rights on and after the date on which the exercise period for the share acquisition rights allotted to him/her will expire in less than three hundred and sixty-five (365) days.

(2)	A Share Acquisition Right Holder shall not be entitled to exercise his/her share acquisition rights in any of the following events:

(i)	The Share Acquisition Right Holder voluntarily resigns from the office of director of The Shizuoka Bank, Ltd. within one (1) year from the date of allotment of the share acquisition rights.

(ii)	The Share Acquisition Right Holder is removed from the office of director of The Shizuoka Bank, Ltd. on any of the following grounds:

A.	A material violation of law, or activities breaching any of the Company’s or The Shizuoka Bank, Ltd.’s policies due to intent or gross negligence.

B.	Employment with, or appointment as an officer of, another company during his/her term of office as a director of The Shizuoka Bank, Ltd. without the consent of the Company’s and The Shizuoka Bank, Ltd.’s representatives.

C.	Divulgence of the Company’s or The Shizuoka Bank Ltd.’s important secrets, or provision or acceptance of gifts in large amounts in connection with his/her duties, or disgrace on the Company or The Shizuoka Bank, Ltd., or activities causing considerable loss to the Company or The Shizuoka Bank, Ltd.

(iii)       Article 331, paragraph (1), item (iii) or (iv) of the Companies Act applies to the Share Acquisition Right Holder.

(iv)	The Share Acquisition Right Holder breaches any provision of the Share Acquisition Rights Allotment Agreement executed between the Company and the Share Acquisition Right Holder, or the Company’s Board of Directors finds that the Share Acquisition Right Holder has committed activities that seriously undermine the trust relationship with the Company or The Shizuoka Bank, Ltd.

(v)	The Share Acquisition Right Holder offers to relinquish all or part of his/her share acquisition rights using the form prescribed by the Company.

(3)	When a Share Acquisition Right Holder exercises his/her share acquisition rights, he/she shall exercise all of the share acquisition rights held by him/her at one time and shall not be entitled to exercise only a fraction of one share acquisition right.

(4)	Exercise of rights by heirs

(i)	All persons who succeed by inheritance to a Share Acquisition Right Holder’s share acquisition rights (“Successors of Rights”) shall exercise their rights to the share acquisition rights jointly through a representative of the Successors of Rights. In such case, all Share Acquisition Rights held by the Successors of Rights shall be exercised together at one time, with none of the Successors of Rights being entitled to exercise only a fraction of one share acquisition right.

(ii)	The Successors of Rights shall be entitled to exercise the share acquisition rights inherited from the Share Acquisition Right Holder only during the period beginning on the date immediately following the date of death of the Share Acquisition Right Holder and ending on the date on which six (6) months have elapsed since the start date of the period.

(5)	All other conditions shall be subject to the provisions of the Share Acquisition Rights Allotment Agreement executed between the Company and each Share Acquisition Right Holder.

8.       Matters concerning the acquisition of share acquisition rights

In any of the following events, the share acquisition rights held by a Share Acquisition Right Holder may be acquired by the Company without compensation at any time during the exercise period for the share acquisition rights specified in section 6 above:

(1)	The Share Acquisition Right Holder is no longer entitled to exercise the share acquisition rights under the provisions of section 7 above.

(2)	The Company’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a merger in which the Company is the merged company, except where the merger agreement provides that the surviving company’s share acquisition rights will be delivered.

(3)	The Company’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a share exchange or share transfer in which the Company is the wholly-owned subsidiary, except where the share exchange agreement or share transfer plan, as the case may be, provides that share acquisition rights of the company which becoming the wholly-owning parent company will be delivered.

9.       Restrictions on the transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Company’s Board of Directors.

10.	Matters concerning increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance of shares upon the exercise of share acquisition rights, the stated capital will increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The legal capital surplus shall increase as a result of the exercise of share acquisition rights by that maximum amount of increase in stated capital minus the amount credited to the stated capital.

11.       Treatment of share acquisition rights in case of reorganization

In the event of the Company’s merger (only if the Company becomes extinct as a result of the merger), absorption- or incorporation-type company split, share exchange or share transfer (collectively, “Reorganization”), share acquisition rights of the relevant stock company out of those stock companies set forth in Article 236, paragraph (1), item (viii) (a) through (e) of the Companies Act (each, the “Reorganized Company”), as the case may be, shall be delivered to all Share Acquisition Right Holders (if any) who hold remaining share acquisition rights (if any) as of the effective date of the Reorganization (“Remaining Share Acquisition Rights”), subject to the following conditions. In such case, the Remaining Share Acquisition Rights shall be extinguished and share acquisition rights of the Reorganized Company shall be newly issued. However, this is subject to the merger agreement, absorption- or incorporation-type company split agreement, share exchange agreement or share transfer agreement, as the case may be, containing provisions to the effect that share acquisition rights of the Reorganized Company shall be issued subject to the following conditions:

(1)	Number of share acquisition rights of the Reorganized Company to be delivered

The same number as the number of Remaining Share Acquisition Rights held by the relevant Share Acquisition Right Holders shall be delivered.

(2)       Class and number of shares of the Reorganized Company subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Reorganized Company’s common stock. The number of shares to be Granted upon the exercise of the share acquisition rights shall be determined in line with section 2 above by taking into account the conditions of the Reorganization, among other things.

(3)       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights to be delivered shall be the amount calculated by multiplying the post-reorganization exercise price specified below by the number of shares subject to the share acquisition rights. The post-reorganization exercise price shall be one (1) yen per share of the Reorganized Company to be Granted upon the exercise of the share acquisition rights to be delivered.

(4)       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period beginning on the later of (i) the first day of the exercise period for share acquisition rights specified in section 6 above or (ii) the effective date of the Reorganization, and ending on the last day of the period specified in section 6 above.

(5)       Matters concerning the acquisition of share acquisition rights

To be determined in line with section 8 above.

(6)       Restrictions on transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Reorganized Company’s board of directors (or directors if the Reorganized Company is not a company with board of directors).

(7)	Matters concerning increase in stated capital and legal capital surplus resulting from issuance of shares upon the exercise of share acquisition rights

To be determined in line with section 10 above.

12.       Treatment of fractions

It the number of shares to be Granted to a Share Acquisition Right Holder include any fraction less than one (1) share, the fraction shall be discarded.

End

Exhibit 2-(2)-1 to the Share Transfer Plan

Details of The Shizuoka Bank, Ltd. Second Series of Share Acquisition Rights

1.       Name of share acquisition rights

The Shizuoka Bank, Ltd. Second Series of Share Acquisition Rights

2.       Class and number of shares subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Bank’s common stock. The total number of shares of the Bank’s common stock to be newly issued or instead be transferred upon the exercise of one share acquisition right (such issuance or transfer is hereinafter referred to as “Grant”) shall be 100 shares.

In the event of a stock split or consolidation of the Bank’s common stock after the date of allotment of the share acquisition rights, the number of shares subject to the share acquisition rights shall be adjusted using the following formula. However, such adjustment shall be made only for the number of shares subject to the share acquisition rights that have not been exercised at that point in time, with any fraction less than one share resulting from such adjustment to be discarded.

Number of shares after adjustment = Number of shares before adjustment x share split or consolidation ratio

In the event of the Bank’s merger or company split (collectively, “Merger”) or allotment of shares without contribution or any other event requiring an adjustment of the number of shares subject to the share acquisition rights, in each case after the date of allotment of the share acquisition rights, the Bank may adjust the number of shares subject to the share acquisition rights to a reasonable extent by taking into account, among other things, the conditions of the Merger or allotment of shares without contribution, as the case may be.

3.       Amount to be paid in for share acquisition rights

The amount to be paid in shall be the value of the share acquisition rights computed by the Black-Scholes model on the date of allotment of the share acquisition rights. Persons to whom share acquisition rights are allotted (“Share Acquisition Right Holders”) shall set off their claims for compensation payable by the Bank against their obligations to pay the amount to be paid in.

4.       Date of allocation of share acquisition rights

July 18, 2008

5.       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights shall be the amount calculated by setting the price per share to be Granted upon the exercise of the share acquisition rights at one (1) yen and by multiplying this amount by the number of shares subject to the share acquisition rights.

6.       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period from July 19, 2008 to July 18, 2033. However, if the last day of the exercise period falls upon the Bank’s holiday, the preceding business day shall be the last day of the exercise period.

7.       Conditions for the exercise of share acquisition rights

(1)	A Share Acquisition Right Holder shall be entitled to exercise his/her share acquisition rights only if such rights are exercised at any time during the period beginning on the date immediately following the date on which he/she no longer holds the office of director of the Bank and ending on the date on which ten (10) days have elapsed since the start date of the period. However, even if a Share Acquisition Right Holder holds the office of director, he/she is entitled to exercise his/her share acquisition rights on and after the date on which the exercise period for the share acquisition rights allotted to him/her will expire in less than three hundred and sixty-five (365) days.

(2)	A Share Acquisition Right Holder shall not be entitled to exercise his/her share acquisition rights in any of the following events:

(i)	The Share Acquisition Right Holder voluntarily resigns from the office of director within one (1) year from the date of allotment of the share acquisition rights.

(ii)	The Share Acquisition Right Holder is removed from the office of director of the Bank on any of the following grounds:

A.	A material violation of law, or activities breaching any of the Bank’s policies due to intent or gross negligence.

B.	Employment with, or appointment as an officer of, another company during his/her term of office as a director of the Bank, without the consent of the Bank’s representative.

C.	Divulgence of the Bank’s important secrets, or provision or acceptance of gifts in large amounts in connection with his/her duties, or disgrace on the Bank, or activities causing considerable loss to the Bank.

(iii)       Article 331, paragraph (1), item (iii) or (iv) of the Companies Act applies to the Share Acquisition Right Holder.

(iv)	The Share Acquisition Right Holder breaches any provision of the Share Acquisition Rights Allotment Agreement executed between the Bank and the Share Acquisition Right Holder, or the Bank’s Board of Directors finds that the Share Acquisition Right Holder has committed activities that seriously undermine the trust relationship with the Bank.

(v)	The Share Acquisition Right Holder offers to relinquish all or part of his/her share acquisition rights using the form prescribed by the Bank.

(3)	When a Share Acquisition Right Holder exercises his/her share acquisition rights, he/she shall exercise all of the share acquisition rights held by him/her at one time and shall not be entitled to exercise only a fraction of one share acquisition right.

(4)	All other conditions shall be subject to the provisions of the Share Acquisition Rights Allotment Agreement executed between the Bank and each Share Acquisition Right Holder.

8.       Matters concerning the acquisition of share acquisition rights

In any of the following events, the share acquisition rights held by a Share Acquisition Right Holder may be acquired by the Bank without compensation at any time during the exercise period for the share acquisition rights specified in section 6 above:

(1)	The Share Acquisition Right Holder is no longer entitled to exercise the share acquisition rights under the provisions of section 7 above.

(2)	The Bank’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a merger in which the Bank is the merged company, except where the merger agreement provides that the surviving company’s share acquisition rights will be delivered.

(3)	The Bank’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a share exchange or share transfer in which the Bank is the wholly-owned subsidiary, except where the share exchange agreement or share transfer plan, as the case may be, provides that share acquisition rights of the company which becoming the wholly-owning parent company will be delivered.

9.       Restrictions on the transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Bank’s Board of Directors.

10.	Matters concerning increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance upon the exercise of share acquisition rights, the stated capital shall increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The legal capital surplus shall increase as a result of the exercise of share acquisition rights by that maximum amount of increase in stated capital minus the amount credited to the stated capital.

11.       Treatment of share acquisition rights in case of reorganization

In the event of the Bank’s merger (only if the Bank becomes extinct as a result of the merger), absorption- or incorporation-type company split, share exchange or share transfer (collectively, “Reorganization”), share acquisition rights of the relevant stock company out of those stock companies set forth in Article 236, paragraph (1), item (viii) (a) through (e) of the Companies Act (each, the “Reorganized Company”), as the case may be, shall be delivered to all Share Acquisition Right Holders (if any) who hold remaining share acquisition rights (if any) as of the effective date of the Reorganization (“Remaining Share Acquisition Rights”), subject to the following conditions. In such case, the Remaining Share Acquisition Rights shall be extinguished and share acquisition rights of the Reorganized Company shall be newly issued. However, this is subject to the merger agreement, absorption- or incorporation-type company split agreement, share exchange agreement or share transfer agreement, as the case may be, containing provisions to the effect that share acquisition rights of the Reorganized Company shall be issued subject to the following conditions:

(1)	Number of share acquisition rights of the Reorganized Company to be delivered

The same number as the number of Remaining Share Acquisition Rights held by the relevant Share Acquisition Right Holders shall be delivered.

(2)       Class and number of shares of the Reorganized Company subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Reorganized Company’s common stock. The number of shares to be Granted upon the exercise of the share acquisition rights shall be determined in line with section 2 above by taking into account the conditions of the Reorganization, among other things.

(3)       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights to be delivered shall be the amount calculated by multiplying the post-reorganization exercise price specified below by the number of shares subject to the share acquisition rights. The post-reorganization exercise price shall be one (1) yen per share of the Reorganized Company to be Granted upon the exercise of the share acquisition rights to be delivered.

(4)       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period beginning on the later of (i) the first day of the exercise period for share acquisition rights specified in section 6 above or (ii) the effective date of the Reorganization, and ending on the last day of the period specified in section 6 above.

(5)       Matters concerning the acquisition of share acquisition rights

To be determined in line with section 8 above.

(6)       Restrictions on transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Reorganized Company’s board of directors (or directors if the Reorganized Company is not a company with board of directors).

(7)	Matters concerning increase in stated capital and legal capital surplus resulting from issuance of shares upon the exercise of share acquisition rights

To be determined in line with section 10 above.

12.       Treatment of fractions

It the number of shares to be Granted to a Share Acquisition Right Holder include any fraction less than one (1) share, the fraction shall be discarded.

End

Exhibit 2-(2)-2 to the Share Transfer Plan

Details of Shizuoka Financial Group, Inc. Second Series of Share Acquisition Rights

1.       Name of share acquisition rights

Shizuoka Financial Group, Inc. Second Series of Share Acquisition Rights

2.       Class and number of shares subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Company’s common stock. The total number of shares of the Company’s common stock to be newly issued or instead be transferred upon the exercise of one share acquisition right (such issuance or transfer is hereinafter referred to as “Grant”) shall be 100 shares.

In the event of a stock split or consolidation of the Company’s common stock after the date of allotment of the share acquisition rights, the number of shares subject to the share acquisition rights shall be adjusted using the following formula. However, such adjustment shall be made only for the number of shares subject to the share acquisition rights that have not been exercised at that point in time, with any fraction less than one share resulting from such adjustment to be discarded.

Number of shares after adjustment = Number of shares before adjustment x share split or consolidation ratio

In the event of the Company’s merger or company split (collectively, “Merger”) or allotment of shares without contribution or any other event requiring an adjustment of the number of shares subject to the share acquisition rights, in each case after the date of allotment of the share acquisition rights, the Company may adjust the number of shares subject to the share acquisition rights to a reasonable extent by taking into account, among other things, the conditions of the Merger or allotment of shares without contribution, as the case may be.

3.       Amount to be paid in for share acquisition rights

No payment of money shall be required.

4.       Date of allocation of share acquisition rights

October 3, 2022

5.       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights shall be the amount calculated by setting the price per share to be Granted upon the exercise of the share acquisition rights at one (1) yen and by multiplying this amount by the number of shares subject to the share acquisition rights.

6.       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period from October 3, 2022 to July 18, 2033. However, if the last day of the exercise period falls upon the Company’s holiday, the preceding business day shall be the last day of the exercise period.

7.       Conditions for the exercise of share acquisition rights

(1)	A Share Acquisition Right Holder shall be entitled to exercise his/her share acquisition rights only if such rights are exercised at any time during the period beginning on the date immediately following the date on which he/she no longer holds the office of director of The Shizuoka Bank, Ltd. and ending on the date on which ten (10) days have elapsed since the start date of the period. However, even if a Share Acquisition Right Holder holds the office of director of The Shizuoka Bank, Ltd., he/she is entitled to exercise his/her share acquisition rights on and after the date on which the exercise period for the share acquisition rights allotted to him/her will expire in less than three hundred and sixty-five (365) days.

(2)	A Share Acquisition Right Holder shall not be entitled to exercise his/her share acquisition rights in any of the following events:

(i)	The Share Acquisition Right Holder voluntarily resigns from the office of director of The Shizuoka Bank, Ltd. within one (1) year from the date of allotment of the share acquisition rights.

(ii)	The Share Acquisition Right Holder is removed from the office of director of The Shizuoka Bank, Ltd. on any of the following grounds:

A.	A material violation of law, or activities breaching any of the Company’s or The Shizuoka Bank, Ltd.’s policies due to intent or gross negligence.

B.	Employment with, or appointment as an officer of, another company during his/her term of office as a director of The Shizuoka Bank, Ltd. without the consent of the Company’s and The Shizuoka Bank, Ltd.’s representatives.

C.	Divulgence of the Company’s or The Shizuoka Bank Ltd.’s important secrets, or provision or acceptance of gifts in large amounts in connection with his/her duties, or disgrace on the Company or The Shizuoka Bank, Ltd., or activities causing considerable loss to the Company or The Shizuoka Bank, Ltd.

(iii)       Article 331, paragraph (1), item (iii) or (iv) of the Companies Act applies to the Share Acquisition Right Holder.

(iv)	The Share Acquisition Right Holder breaches any provision of the Share Acquisition Rights Allotment Agreement executed between the Company and the Share Acquisition Right Holder, or the Company’s Board of Directors finds that the Share Acquisition Right Holder has committed activities that seriously undermine the trust relationship with the Company or The Shizuoka Bank, Ltd.

(v)	The Share Acquisition Right Holder offers to relinquish all or part of his/her share acquisition rights using the form prescribed by the Company.

(3)	When a Share Acquisition Right Holder exercises his/her share acquisition rights, he/she shall exercise all of the share acquisition rights held by him/her at one time and shall not be entitled to exercise only a fraction of one share acquisition right.

(4)	Exercise of rights by heirs

(i)	All persons who succeed by inheritance to a Share Acquisition Right Holder’s share acquisition rights (“Successors of Rights”) shall exercise their rights to the share acquisition rights jointly through a representative of the Successors of Rights. In such case, all Share Acquisition Rights held by the Successors of Rights shall be exercised together at one time, with none of the Successors of Rights being entitled to exercise only a fraction of one share acquisition right.

(ii)	The Successors of Rights shall be entitled to exercise the share acquisition rights inherited from the Share Acquisition Right Holder only during the period beginning on the date immediately following the date of death of the Share Acquisition Right Holder and ending on the date on which six (6) months have elapsed since the start date of the period.

(5)	All other conditions shall be subject to the provisions of the Share Acquisition Rights Allotment Agreement executed between the Company and each Share Acquisition Right Holder.

8.       Matters concerning the acquisition of share acquisition rights

In any of the following events, the share acquisition rights held by a Share Acquisition Right Holder may be acquired by the Company without compensation at any time during the exercise period for the share acquisition rights specified in section 6 above:

(1)	The Share Acquisition Right Holder is no longer entitled to exercise the share acquisition rights under the provisions of section 7 above.

(2)	The Company’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a merger in which the Company is the merged company, except where the merger agreement provides that the surviving company’s share acquisition rights will be delivered.

(3)	The Company’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a share exchange or share transfer in which the Company is the wholly-owned subsidiary, except where the share exchange agreement or share transfer plan, as the case may be, provides that share acquisition rights of the company which becoming the wholly-owning parent company will be delivered.

9.       Restrictions on the transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Company’s Board of Directors.

10.	Matters concerning increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance of shares upon the exercise of share acquisition rights, the stated capital will increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The legal capital surplus shall increase as a result of the exercise of share acquisition rights by that maximum amount of increase in stated capital minus the amount credited to the stated capital.

11.       Treatment of share acquisition rights in case of reorganization

In the event of the Company’s merger (only if the Company becomes extinct as a result of the merger), absorption- or incorporation-type company split, share exchange or share transfer (collectively, “Reorganization”), share acquisition rights of the relevant stock company out of those stock companies set forth in Article 236, paragraph (1), item (viii) (a) through (e) of the Companies Act (each, the “Reorganized Company”), as the case may be, shall be delivered to all Share Acquisition Right Holders (if any) who hold remaining share acquisition rights (if any) as of the effective date of the Reorganization (“Remaining Share Acquisition Rights”), subject to the following conditions. In such case, the Remaining Share Acquisition Rights shall be extinguished and share acquisition rights of the Reorganized Company shall be newly issued. However, this is subject to the merger agreement, absorption- or incorporation-type company split agreement, share exchange agreement or share transfer agreement, as the case may be, containing provisions to the effect that share acquisition rights of the Reorganized Company shall be issued subject to the following conditions:

(1)	Number of share acquisition rights of the Reorganized Company to be delivered

The same number as the number of Remaining Share Acquisition Rights held by the relevant Share Acquisition Right Holders shall be delivered.

(2)       Class and number of shares of the Reorganized Company subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Reorganized Company’s common stock. The number of shares to be Granted upon the exercise of the share acquisition rights shall be determined in line with section 2 above by taking into account the conditions of the Reorganization, among other things.

(3)       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights to be delivered shall be the amount calculated by multiplying the post-reorganization exercise price specified below by the number of shares subject to the share acquisition rights. The post-reorganization exercise price shall be one (1) yen per share of the Reorganized Company to be Granted upon the exercise of the share acquisition rights to be delivered.

(4)       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period beginning on the later of (i) the first day of the exercise period for share acquisition rights specified in section 6 above or (ii) the effective date of the Reorganization, and ending on the last day of the period specified in section 6 above.

(5)       Matters concerning the acquisition of share acquisition rights

To be determined in line with section 8 above.

(6)       Restrictions on transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Reorganized Company’s board of directors (or directors if the Reorganized Company is not a company with board of directors).

(7)	Matters concerning increase in stated capital and legal capital surplus resulting from issuance of shares upon the exercise of share acquisition rights

To be determined in line with section 10 above.

12.       Treatment of fractions

It the number of shares to be Granted to a Share Acquisition Right Holder include any fraction less than one (1) share, the fraction shall be discarded.

End

Exhibit 2-(3)-1 to the Share Transfer Plan

Details of The Shizuoka Bank, Ltd. Third Series of Share Acquisition Rights

1.       Name of share acquisition rights

The Shizuoka Bank, Ltd. Third Series of Share Acquisition Rights

2.       Class and number of shares subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Bank’s common stock. The total number of shares of the Bank’s common stock to be newly issued or instead be transferred upon the exercise of one share acquisition right (such issuance or transfer is hereinafter referred to as “Grant”) shall be 100 shares.

In the event of a stock split or consolidation of the Bank’s common stock after the date of allotment of the share acquisition rights, the number of shares subject to the share acquisition rights shall be adjusted using the following formula. However, such adjustment shall be made only for the number of shares subject to the share acquisition rights that have not been exercised at that point in time, with any fraction less than one share resulting from such adjustment to be discarded.

Number of shares after adjustment = Number of shares before adjustment x share split or consolidation ratio

In the event of the Bank’s merger or company split (collectively, “Merger”) or allotment of shares without contribution or any other event requiring an adjustment of the number of shares subject to the share acquisition rights, in each case after the date of allotment of the share acquisition rights, the Bank may adjust the number of shares subject to the share acquisition rights to a reasonable extent by taking into account, among other things, the conditions of the Merger or allotment of shares without contribution, as the case may be.

3.       Amount to be paid in for share acquisition rights

The amount to be paid in shall be the value of the share acquisition rights computed by the Black-Scholes model on the date of allotment of the share acquisition rights. Persons to whom share acquisition rights are allotted (“Share Acquisition Right Holders”) shall set off their claims for compensation payable by the Bank against their obligations to pay the amount to be paid in.

4.       Date of allocation of share acquisition rights

July 24, 2009

5.       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights shall be the amount calculated by setting the price per share to be Granted upon the exercise of the share acquisition rights at one (1) yen and by multiplying this amount by the number of shares subject to the share acquisition rights.

6.       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period from July 25, 2009 to July 24, 2034. However, if the last day of the exercise period falls upon the Bank’s holiday, the preceding business day shall be the last day of the exercise period.

7.       Conditions for the exercise of share acquisition rights

(1)	A Share Acquisition Right Holder shall be entitled to exercise his/her share acquisition rights only if such rights are exercised at any time during the period beginning on the date immediately following the date on which he/she no longer holds the office of director of the Bank and ending on the date on which ten (10) days have elapsed since the start date of the period. However, even if a Share Acquisition Right Holder holds the office of director, he/she is entitled to exercise his/her share acquisition rights on and after the date on which the exercise period for the share acquisition rights allotted to him/her will expire in less than three hundred and sixty-five (365) days.

(2)	A Share Acquisition Right Holder shall not be entitled to exercise his/her share acquisition rights in any of the following events:

(i)	The Share Acquisition Right Holder voluntarily resigns from the office of director within one (1) year from the date of allotment of the share acquisition rights.

(ii)	The Share Acquisition Right Holder is removed from the office of director of the Bank on any of the following grounds:

A.	A material violation of law, or activities breaching any of the Bank’s policies due to intent or gross negligence.

B.	Employment with, or appointment as an officer of, another company during his/her term of office as a director of the Bank, without the consent of the Bank’s representative.

C.	Divulgence of the Bank’s important secrets, or provision or acceptance of gifts in large amounts in connection with his/her duties, or disgrace on the Bank, or activities causing considerable loss to the Bank.

(iii)       Article 331, paragraph (1), item (iii) or (iv) of the Companies Act applies to the Share Acquisition Right Holder.

(iv)	The Share Acquisition Right Holder breaches any provision of the Share Acquisition Rights Allotment Agreement executed between the Bank and the Share Acquisition Right Holder, or the Bank’s Board of Directors finds that the Share Acquisition Right Holder has committed activities that seriously undermine the trust relationship with the Bank.

(v)	The Share Acquisition Right Holder offers to relinquish all or part of his/her share acquisition rights using the form prescribed by the Bank.

(3)	When a Share Acquisition Right Holder exercises his/her share acquisition rights, he/she shall exercise all of the share acquisition rights held by him/her at one time and shall not be entitled to exercise only a fraction of one share acquisition right.

(4)	All other conditions shall be subject to the provisions of the Share Acquisition Rights Allotment Agreement executed between the Bank and each Share Acquisition Right Holder.

8.       Matters concerning the acquisition of share acquisition rights

In any of the following events, the share acquisition rights held by a Share Acquisition Right Holder may be acquired by the Bank without compensation at any time during the exercise period for the share acquisition rights specified in section 6 above:

(1)	The Share Acquisition Right Holder is no longer entitled to exercise the share acquisition rights under the provisions of section 7 above.

(2)	The Bank’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a merger in which the Bank is the merged company, except where the merger agreement provides that the surviving company’s share acquisition rights will be delivered.

(3)	The Bank’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a share exchange or share transfer in which the Bank is the wholly-owned subsidiary, except where the share exchange agreement or share transfer plan, as the case may be, provides that share acquisition rights of the company which becoming the wholly-owning parent company will be delivered.

9.       Restrictions on the transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Bank’s Board of Directors.

10.	Matters concerning increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance upon the exercise of share acquisition rights, the stated capital shall increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The legal capital surplus shall increase as a result of the exercise of share acquisition rights by that maximum amount of increase in stated capital minus the amount credited to the stated capital.

11.       Treatment of share acquisition rights in case of reorganization

In the event of the Bank’s merger (only if the Bank becomes extinct as a result of the merger), absorption- or incorporation-type company split, share exchange or share transfer (collectively, “Reorganization”), share acquisition rights of the relevant stock company out of those stock companies set forth in Article 236, paragraph (1), item (viii) (a) through (e) of the Companies Act (each, the “Reorganized Company”), as the case may be, shall be delivered to all Share Acquisition Right Holders (if any) who hold remaining share acquisition rights (if any) as of the effective date of the Reorganization (“Remaining Share Acquisition Rights”), subject to the following conditions. In such case, the Remaining Share Acquisition Rights shall be extinguished and share acquisition rights of the Reorganized Company shall be newly issued. However, this is subject to the merger agreement, absorption- or incorporation-type company split agreement, share exchange agreement or share transfer agreement, as the case may be, containing provisions to the effect that share acquisition rights of the Reorganized Company shall be issued subject to the following conditions:

(1)	Number of share acquisition rights of the Reorganized Company to be delivered

The same number as the number of Remaining Share Acquisition Rights held by the relevant Share Acquisition Right Holders shall be delivered.

(2)       Class and number of shares of the Reorganized Company subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Reorganized Company’s common stock. The number of shares to be Granted upon the exercise of the share acquisition rights shall be determined in line with section 2 above by taking into account the conditions of the Reorganization, among other things.

(3)       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights to be delivered shall be the amount calculated by multiplying the post-reorganization exercise price specified below by the number of shares subject to the share acquisition rights. The post-reorganization exercise price shall be one (1) yen per share of the Reorganized Company to be Granted upon the exercise of the share acquisition rights to be delivered.

(4)       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period beginning on the later of (i) the first day of the exercise period for share acquisition rights specified in section 6 above or (ii) the effective date of the Reorganization, and ending on the last day of the period specified in section 6 above.

(5)       Matters concerning the acquisition of share acquisition rights

To be determined in line with section 8 above.

(6)       Restrictions on transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Reorganized Company’s board of directors (or directors if the Reorganized Company is not a company with board of directors).

(7)	Matters concerning increase in stated capital and legal capital surplus resulting from issuance of shares upon the exercise of share acquisition rights

To be determined in line with section 10 above.

12.       Treatment of fractions

It the number of shares to be Granted to a Share Acquisition Right Holder include any fraction less than one (1) share, the fraction shall be discarded.

End

Exhibit 2-(3)-2 to the Share Transfer Plan

Details of Shizuoka Financial Group, Inc. Third Series of Share Acquisition Rights

1.       Name of share acquisition rights

Shizuoka Financial Group, Inc. Third Series of Share Acquisition Rights

2.       Class and number of shares subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Company’s common stock. The total number of shares of the Company’s common stock to be newly issued or instead be transferred upon the exercise of one share acquisition right (such issuance or transfer is hereinafter referred to as “Grant”) shall be 100 shares.

In the event of a stock split or consolidation of the Company’s common stock after the date of allotment of the share acquisition rights, the number of shares subject to the share acquisition rights shall be adjusted using the following formula. However, such adjustment shall be made only for the number of shares subject to the share acquisition rights that have not been exercised at that point in time, with any fraction less than one share resulting from such adjustment to be discarded.

Number of shares after adjustment = Number of shares before adjustment x share split or consolidation ratio

In the event of the Company’s merger or company split (collectively, “Merger”) or allotment of shares without contribution or any other event requiring an adjustment of the number of shares subject to the share acquisition rights, in each case after the date of allotment of the share acquisition rights, the Company may adjust the number of shares subject to the share acquisition rights to a reasonable extent by taking into account, among other things, the conditions of the Merger or allotment of shares without contribution, as the case may be.

3.       Amount to be paid in for share acquisition rights

No payment of money shall be required.

4.       Date of allocation of share acquisition rights

October 3, 2022

5.       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights shall be the amount calculated by setting the price per share to be Granted upon the exercise of the share acquisition rights at one (1) yen and by multiplying this amount by the number of shares subject to the share acquisition rights.

6.       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period from October 3, 2022 to July 24, 2034. However, if the last day of the exercise period falls upon the Company’s holiday, the preceding business day shall be the last day of the exercise period.

7.       Conditions for the exercise of share acquisition rights

(1)	A Share Acquisition Right Holder shall be entitled to exercise his/her share acquisition rights only if such rights are exercised at any time during the period beginning on the date immediately following the date on which he/she no longer holds the office of director of The Shizuoka Bank, Ltd. and ending on the date on which ten (10) days have elapsed since the start date of the period. However, even if a Share Acquisition Right Holder holds the office of director of The Shizuoka Bank, Ltd., he/she is entitled to exercise his/her share acquisition rights on and after the date on which the exercise period for the share acquisition rights allotted to him/her will expire in less than three hundred and sixty-five (365) days.

(2)	A Share Acquisition Right Holder shall not be entitled to exercise his/her share acquisition rights in any of the following events:

(i)	The Share Acquisition Right Holder voluntarily resigns from the office of director of The Shizuoka Bank, Ltd. within one (1) year from the date of allotment of the share acquisition rights.

(ii)	The Share Acquisition Right Holder is removed from the office of director of The Shizuoka Bank, Ltd. on any of the following grounds:

A.	A material violation of law, or activities breaching any of the Company’s or The Shizuoka Bank, Ltd.’s policies due to intent or gross negligence.

B.	Employment with, or appointment as an officer of, another company during his/her term of office as a director of The Shizuoka Bank, Ltd. without the consent of the Company’s and The Shizuoka Bank, Ltd.’s representatives.

C.	Divulgence of the Company’s or The Shizuoka Bank Ltd.’s important secrets, or provision or acceptance of gifts in large amounts in connection with his/her duties, or disgrace on the Company or The Shizuoka Bank, Ltd., or activities causing considerable loss to the Company or The Shizuoka Bank, Ltd.

(iii)       Article 331, paragraph (1), item (iii) or (iv) of the Companies Act applies to the Share Acquisition Right Holder.

(iv)	The Share Acquisition Right Holder breaches any provision of the Share Acquisition Rights Allotment Agreement executed between the Company and the Share Acquisition Right Holder, or the Company’s Board of Directors finds that the Share Acquisition Right Holder has committed activities that seriously undermine the trust relationship with the Company or The Shizuoka Bank, Ltd.

(v)	The Share Acquisition Right Holder offers to relinquish all or part of his/her share acquisition rights using the form prescribed by the Company.

(3)	When a Share Acquisition Right Holder exercises his/her share acquisition rights, he/she shall exercise all of the share acquisition rights held by him/her at one time and shall not be entitled to exercise only a fraction of one share acquisition right.

(4)	Exercise of rights by heirs

(i)	All persons who succeed by inheritance to a Share Acquisition Right Holder’s share acquisition rights (“Successors of Rights”) shall exercise their rights to the share acquisition rights jointly through a representative of the Successors of Rights. In such case, all Share Acquisition Rights held by the Successors of Rights shall be exercised together at one time, with none of the Successors of Rights being entitled to exercise only a fraction of one share acquisition right.

(ii)	The Successors of Rights shall be entitled to exercise the share acquisition rights inherited from the Share Acquisition Right Holder only during the period beginning on the date immediately following the date of death of the Share Acquisition Right Holder and ending on the date on which six (6) months have elapsed since the start date of the period.

(5)	All other conditions shall be subject to the provisions of the Share Acquisition Rights Allotment Agreement executed between the Company and each Share Acquisition Right Holder.

8.       Matters concerning the acquisition of share acquisition rights

In any of the following events, the share acquisition rights held by a Share Acquisition Right Holder may be acquired by the Company without compensation at any time during the exercise period for the share acquisition rights specified in section 6 above:

(1)	The Share Acquisition Right Holder is no longer entitled to exercise the share acquisition rights under the provisions of section 7 above.

(2)	The Company’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a merger in which the Company is the merged company, except where the merger agreement provides that the surviving company’s share acquisition rights will be delivered.

(3)	The Company’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a share exchange or share transfer in which the Company is the wholly-owned subsidiary, except where the share exchange agreement or share transfer plan, as the case may be, provides that share acquisition rights of the company which becoming the wholly-owning parent company will be delivered.

9.       Restrictions on the transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Company’s Board of Directors.

10.	Matters concerning increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance of shares upon the exercise of share acquisition rights, the stated capital will increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The legal capital surplus shall increase as a result of the exercise of share acquisition rights by that maximum amount of increase in stated capital minus the amount credited to the stated capital.

11.       Treatment of share acquisition rights in case of reorganization

In the event of the Company’s merger (only if the Company becomes extinct as a result of the merger), absorption- or incorporation-type company split, share exchange or share transfer (collectively, “Reorganization”), share acquisition rights of the relevant stock company out of those stock companies set forth in Article 236, paragraph (1), item (viii) (a) through (e) of the Companies Act (each, the “Reorganized Company”), as the case may be, shall be delivered to all Share Acquisition Right Holders (if any) who hold remaining share acquisition rights (if any) as of the effective date of the Reorganization (“Remaining Share Acquisition Rights”), subject to the following conditions. In such case, the Remaining Share Acquisition Rights shall be extinguished and share acquisition rights of the Reorganized Company shall be newly issued. However, this is subject to the merger agreement, absorption- or incorporation-type company split agreement, share exchange agreement or share transfer agreement, as the case may be, containing provisions to the effect that share acquisition rights of the Reorganized Company shall be issued subject to the following conditions:

(1)	Number of share acquisition rights of the Reorganized Company to be delivered

The same number as the number of Remaining Share Acquisition Rights held by the relevant Share Acquisition Right Holders shall be delivered.

(2)       Class and number of shares of the Reorganized Company subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Reorganized Company’s common stock. The number of shares to be Granted upon the exercise of the share acquisition rights shall be determined in line with section 2 above by taking into account the conditions of the Reorganization, among other things.

(3)       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights to be delivered shall be the amount calculated by multiplying the post-reorganization exercise price specified below by the number of shares subject to the share acquisition rights. The post-reorganization exercise price shall be one (1) yen per share of the Reorganized Company to be Granted upon the exercise of the share acquisition rights to be delivered.

(4)       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period beginning on the later of (i) the first day of the exercise period for share acquisition rights specified in section 6 above or (ii) the effective date of the Reorganization, and ending on the last day of the period specified in section 6 above.

(5)       Matters concerning the acquisition of share acquisition rights

To be determined in line with section 8 above.

(6)       Restrictions on transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Reorganized Company’s board of directors (or directors if the Reorganized Company is not a company with board of directors).

(7)	Matters concerning increase in stated capital and legal capital surplus resulting from issuance of shares upon the exercise of share acquisition rights

To be determined in line with section 10 above.

12.       Treatment of fractions

It the number of shares to be Granted to a Share Acquisition Right Holder include any fraction less than one (1) share, the fraction shall be discarded.

End

Exhibit 2-(4)-1 to the Share Transfer Plan

Details of The Shizuoka Bank, Ltd. Fourth Series of Share Acquisition Rights

1.       Name of share acquisition rights

The Shizuoka Bank, Ltd. Fourth Series of Share Acquisition Rights

2.       Class and number of shares subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Bank’s common stock. The total number of shares of the Bank’s common stock to be newly issued or instead be transferred upon the exercise of one share acquisition right (such issuance or transfer is hereinafter referred to as “Grant”) shall be 100 shares.

In the event of a stock split or consolidation of the Bank’s common stock after the date of allotment of the share acquisition rights, the number of shares subject to the share acquisition rights shall be adjusted using the following formula. However, such adjustment shall be made only for the number of shares subject to the share acquisition rights that have not been exercised at that point in time, with any fraction less than one share resulting from such adjustment to be discarded.

Number of shares after adjustment = Number of shares before adjustment x share split or consolidation ratio

In the event of the Bank’s merger or company split (collectively, “Merger”) or allotment of shares without contribution or any other event requiring an adjustment of the number of shares subject to the share acquisition rights, in each case after the date of allotment of the share acquisition rights, the Bank may adjust the number of shares subject to the share acquisition rights to a reasonable extent by taking into account, among other things, the conditions of the Merger or allotment of shares without contribution, as the case may be.

3.       Amount to be paid in for share acquisition rights

The amount to be paid in shall be the value of the share acquisition rights computed by the Black-Scholes model on the date of allotment of the share acquisition rights. Persons to whom share acquisition rights are allotted (“Share Acquisition Right Holders”) shall set off their claims for compensation payable by the Bank against their obligations to pay the amount to be paid in.

4.       Date of allocation of share acquisition rights

July 23, 2010

5.       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights shall be the amount calculated by setting the price per share to be Granted upon the exercise of the share acquisition rights at one (1) yen and by multiplying this amount by the number of shares subject to the share acquisition rights.

6.       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period from July 24, 2010 to July 23, 2035. However, if the last day of the exercise period falls upon the Bank’s holiday, the preceding business day shall be the last day of the exercise period.

7.       Conditions for the exercise of share acquisition rights

(1)	A Share Acquisition Right Holder shall be entitled to exercise his/her share acquisition rights only if such rights are exercised at any time during the period beginning on the date immediately following the date on which he/she no longer holds the office of director of the Bank and ending on the date on which ten (10) days have elapsed since the start date of the period. However, even if a Share Acquisition Right Holder holds the office of director, he/she is entitled to exercise his/her share acquisition rights on and after the date on which the exercise period for the share acquisition rights allotted to him/her will expire in less than three hundred and sixty-five (365) days.

(2)	A Share Acquisition Right Holder shall not be entitled to exercise his/her share acquisition rights in any of the following events:

(i)	The Share Acquisition Right Holder voluntarily resigns from the office of director within one (1) year from the date of allotment of the share acquisition rights.

(ii)	The Share Acquisition Right Holder is removed from the office of director of the Bank on any of the following grounds:

A.	A material violation of law, or activities breaching any of the Bank’s policies due to intent or gross negligence.

B.	Employment with, or appointment as an officer of, another company during his/her term of office as a director of the Bank, without the consent of the Bank’s representative.

C.	Divulgence of the Bank’s important secrets, or provision or acceptance of gifts in large amounts in connection with his/her duties, or disgrace on the Bank, or activities causing considerable loss to the Bank.

(iii)       Article 331, paragraph (1), item (iii) or (iv) of the Companies Act applies to the Share Acquisition Right Holder.

(iv)	The Share Acquisition Right Holder breaches any provision of the Share Acquisition Rights Allotment Agreement executed between the Bank and the Share Acquisition Right Holder, or the Bank’s Board of Directors finds that the Share Acquisition Right Holder has committed activities that seriously undermine the trust relationship with the Bank.

(v)	The Share Acquisition Right Holder offers to relinquish all or part of his/her share acquisition rights using the form prescribed by the Bank.

(3)	When a Share Acquisition Right Holder exercises his/her share acquisition rights, he/she shall exercise all of the share acquisition rights held by him/her at one time and shall not be entitled to exercise only a fraction of one share acquisition right.

(4)	All other conditions shall be subject to the provisions of the Share Acquisition Rights Allotment Agreement executed between the Bank and each Share Acquisition Right Holder.

8.       Matters concerning the acquisition of share acquisition rights

In any of the following events, the share acquisition rights held by a Share Acquisition Right Holder may be acquired by the Bank without compensation at any time during the exercise period for the share acquisition rights specified in section 6 above:

(1)	The Share Acquisition Right Holder is no longer entitled to exercise the share acquisition rights under the provisions of section 7 above.

(2)	The Bank’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a merger in which the Bank is the merged company, except where the merger agreement provides that the surviving company’s share acquisition rights will be delivered.

(3)	The Bank’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a share exchange or share transfer in which the Bank is the wholly-owned subsidiary, except where the share exchange agreement or share transfer plan, as the case may be, provides that share acquisition rights of the company which becoming the wholly-owning parent company will be delivered.

9.       Restrictions on the transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Bank’s Board of Directors.

10.	Matters concerning increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance upon the exercise of share acquisition rights, the stated capital shall increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The legal capital surplus shall increase as a result of the exercise of share acquisition rights by that maximum amount of increase in stated capital minus the amount credited to the stated capital.

11.       Treatment of share acquisition rights in case of reorganization

In the event of the Bank’s merger (only if the Bank becomes extinct as a result of the merger), absorption- or incorporation-type company split, share exchange or share transfer (collectively, “Reorganization”), share acquisition rights of the relevant stock company out of those stock companies set forth in Article 236, paragraph (1), item (viii) (a) through (e) of the Companies Act (each, the “Reorganized Company”), as the case may be, shall be delivered to all Share Acquisition Right Holders (if any) who hold remaining share acquisition rights (if any) as of the effective date of the Reorganization (“Remaining Share Acquisition Rights”), subject to the following conditions. In such case, the Remaining Share Acquisition Rights shall be extinguished and share acquisition rights of the Reorganized Company shall be newly issued. However, this is subject to the merger agreement, absorption- or incorporation-type company split agreement, share exchange agreement or share transfer agreement, as the case may be, containing provisions to the effect that share acquisition rights of the Reorganized Company shall be issued subject to the following conditions:

(1)	Number of share acquisition rights of the Reorganized Company to be delivered

The same number as the number of Remaining Share Acquisition Rights held by the relevant Share Acquisition Right Holders shall be delivered.

(2)       Class and number of shares of the Reorganized Company subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Reorganized Company’s common stock. The number of shares to be Granted upon the exercise of the share acquisition rights shall be determined in line with section 2 above by taking into account the conditions of the Reorganization, among other things.

(3)       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights to be delivered shall be the amount calculated by multiplying the post-reorganization exercise price specified below by the number of shares subject to the share acquisition rights. The post-reorganization exercise price shall be one (1) yen per share of the Reorganized Company to be Granted upon the exercise of the share acquisition rights to be delivered.

(4)       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period beginning on the later of (i) the first day of the exercise period for share acquisition rights specified in section 6 above or (ii) the effective date of the Reorganization, and ending on the last day of the period specified in section 6 above.

(5)       Matters concerning the acquisition of share acquisition rights

To be determined in line with section 8 above.

(6)       Restrictions on transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Reorganized Company’s board of directors (or directors if the Reorganized Company is not a company with board of directors).

(7)	Matters concerning increase in stated capital and legal capital surplus resulting from issuance of shares upon the exercise of share acquisition rights

To be determined in line with section 10 above.

12.       Treatment of fractions

It the number of shares to be Granted to a Share Acquisition Right Holder include any fraction less than one (1) share, the fraction shall be discarded.

End

Exhibit 2-(4)-2 to the Share Transfer Plan

Details of Shizuoka Financial Group, Inc. Fourth Series of Share Acquisition Rights

1.       Name of share acquisition rights

Shizuoka Financial Group, Inc. Fourth Series of Share Acquisition Rights

2.       Class and number of shares subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Company’s common stock. The total number of shares of the Company’s common stock to be newly issued or instead be transferred upon the exercise of one share acquisition right (such issuance or transfer is hereinafter referred to as “Grant”) shall be 100 shares.

In the event of a stock split or consolidation of the Company’s common stock after the date of allotment of the share acquisition rights, the number of shares subject to the share acquisition rights shall be adjusted using the following formula. However, such adjustment shall be made only for the number of shares subject to the share acquisition rights that have not been exercised at that point in time, with any fraction less than one share resulting from such adjustment to be discarded.

Number of shares after adjustment = Number of shares before adjustment x share split or consolidation ratio

In the event of the Company’s merger or company split (collectively, “Merger”) or allotment of shares without contribution or any other event requiring an adjustment of the number of shares subject to the share acquisition rights, in each case after the date of allotment of the share acquisition rights, the Company may adjust the number of shares subject to the share acquisition rights to a reasonable extent by taking into account, among other things, the conditions of the Merger or allotment of shares without contribution, as the case may be.

3.       Amount to be paid in for share acquisition rights

No payment of money shall be required.

4.       Date of allocation of share acquisition rights

October 3, 2022

5.       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights shall be the amount calculated by setting the price per share to be Granted upon the exercise of the share acquisition rights at one (1) yen and by multiplying this amount by the number of shares subject to the share acquisition rights.

6.       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period from October 3, 2022 to July 23, 2035. However, if the last day of the exercise period falls upon the Company’s holiday, the preceding business day shall be the last day of the exercise period.

7.       Conditions for the exercise of share acquisition rights

(1)	A Share Acquisition Right Holder shall be entitled to exercise his/her share acquisition rights only if such rights are exercised at any time during the period beginning on the date immediately following the date on which he/she no longer holds the office of director of The Shizuoka Bank, Ltd. and ending on the date on which ten (10) days have elapsed since the start date of the period. However, even if a Share Acquisition Right Holder holds the office of director of The Shizuoka Bank, Ltd., he/she is entitled to exercise his/her share acquisition rights on and after the date on which the exercise period for the share acquisition rights allotted to him/her will expire in less than three hundred and sixty-five (365) days.

(2)	A Share Acquisition Right Holder shall not be entitled to exercise his/her share acquisition rights in any of the following events:

(i)	The Share Acquisition Right Holder voluntarily resigns from the office of director of The Shizuoka Bank, Ltd. within one (1) year from the date of allotment of the share acquisition rights.

(ii)	The Share Acquisition Right Holder is removed from the office of director of The Shizuoka Bank, Ltd. on any of the following grounds:

A.	A material violation of law, or activities breaching any of the Company’s or The Shizuoka Bank, Ltd.’s policies due to intent or gross negligence.

B.	Employment with, or appointment as an officer of, another company during his/her term of office as a director of The Shizuoka Bank, Ltd. without the consent of the Company’s and The Shizuoka Bank, Ltd.’s representatives.

C.	Divulgence of the Company’s or The Shizuoka Bank Ltd.’s important secrets, or provision or acceptance of gifts in large amounts in connection with his/her duties, or disgrace on the Company or The Shizuoka Bank, Ltd., or activities causing considerable loss to the Company or The Shizuoka Bank, Ltd.

(iii)       Article 331, paragraph (1), item (iii) or (iv) of the Companies Act applies to the Share Acquisition Right Holder.

(iv)	The Share Acquisition Right Holder breaches any provision of the Share Acquisition Rights Allotment Agreement executed between the Company and the Share Acquisition Right Holder, or the Company’s Board of Directors finds that the Share Acquisition Right Holder has committed activities that seriously undermine the trust relationship with the Company or The Shizuoka Bank, Ltd.

(v)	The Share Acquisition Right Holder offers to relinquish all or part of his/her share acquisition rights using the form prescribed by the Company.

(3)	When a Share Acquisition Right Holder exercises his/her share acquisition rights, he/she shall exercise all of the share acquisition rights held by him/her at one time and shall not be entitled to exercise only a fraction of one share acquisition right.

(4)	Exercise of rights by heirs

(i)	All persons who succeed by inheritance to a Share Acquisition Right Holder’s share acquisition rights (“Successors of Rights”) shall exercise their rights to the share acquisition rights jointly through a representative of the Successors of Rights. In such case, all Share Acquisition Rights held by the Successors of Rights shall be exercised together at one time, with none of the Successors of Rights being entitled to exercise only a fraction of one share acquisition right.

(ii)	The Successors of Rights shall be entitled to exercise the share acquisition rights inherited from the Share Acquisition Right Holder only during the period beginning on the date immediately following the date of death of the Share Acquisition Right Holder and ending on the date on which six (6) months have elapsed since the start date of the period.

(5)	All other conditions shall be subject to the provisions of the Share Acquisition Rights Allotment Agreement executed between the Company and each Share Acquisition Right Holder.

8.       Matters concerning the acquisition of share acquisition rights

In any of the following events, the share acquisition rights held by a Share Acquisition Right Holder may be acquired by the Company without compensation at any time during the exercise period for the share acquisition rights specified in section 6 above:

(1)	The Share Acquisition Right Holder is no longer entitled to exercise the share acquisition rights under the provisions of section 7 above.

(2)	The Company’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a merger in which the Company is the merged company, except where the merger agreement provides that the surviving company’s share acquisition rights will be delivered.

(3)	The Company’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a share exchange or share transfer in which the Company is the wholly-owned subsidiary, except where the share exchange agreement or share transfer plan, as the case may be, provides that share acquisition rights of the company which becoming the wholly-owning parent company will be delivered.

9.       Restrictions on the transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Company’s Board of Directors.

10.	Matters concerning increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance of shares upon the exercise of share acquisition rights, the stated capital will increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The legal capital surplus shall increase as a result of the exercise of share acquisition rights by that maximum amount of increase in stated capital minus the amount credited to the stated capital.

11.       Treatment of share acquisition rights in case of reorganization

In the event of the Company’s merger (only if the Company becomes extinct as a result of the merger), absorption- or incorporation-type company split, share exchange or share transfer (collectively, “Reorganization”), share acquisition rights of the relevant stock company out of those stock companies set forth in Article 236, paragraph (1), item (viii) (a) through (e) of the Companies Act (each, the “Reorganized Company”), as the case may be, shall be delivered to all Share Acquisition Right Holders (if any) who hold remaining share acquisition rights (if any) as of the effective date of the Reorganization (“Remaining Share Acquisition Rights”), subject to the following conditions. In such case, the Remaining Share Acquisition Rights shall be extinguished and share acquisition rights of the Reorganized Company shall be newly issued. However, this is subject to the merger agreement, absorption- or incorporation-type company split agreement, share exchange agreement or share transfer agreement, as the case may be, containing provisions to the effect that share acquisition rights of the Reorganized Company shall be issued subject to the following conditions:

(1)	Number of share acquisition rights of the Reorganized Company to be delivered

The same number as the number of Remaining Share Acquisition Rights held by the relevant Share Acquisition Right Holders shall be delivered.

(2)       Class and number of shares of the Reorganized Company subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Reorganized Company’s common stock. The number of shares to be Granted upon the exercise of the share acquisition rights shall be determined in line with section 2 above by taking into account the conditions of the Reorganization, among other things.

(3)       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights to be delivered shall be the amount calculated by multiplying the post-reorganization exercise price specified below by the number of shares subject to the share acquisition rights. The post-reorganization exercise price shall be one (1) yen per share of the Reorganized Company to be Granted upon the exercise of the share acquisition rights to be delivered.

(4)       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period beginning on the later of (i) the first day of the exercise period for share acquisition rights specified in section 6 above or (ii) the effective date of the Reorganization, and ending on the last day of the period specified in section 6 above.

(5)       Matters concerning the acquisition of share acquisition rights

To be determined in line with section 8 above.

(6)       Restrictions on transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Reorganized Company’s board of directors (or directors if the Reorganized Company is not a company with board of directors).

(7)	Matters concerning increase in stated capital and legal capital surplus resulting from issuance of shares upon the exercise of share acquisition rights

To be determined in line with section 10 above.

12.       Treatment of fractions

It the number of shares to be Granted to a Share Acquisition Right Holder include any fraction less than one (1) share, the fraction shall be discarded.

End

Exhibit 2-(5)-1 to the Share Transfer Plan

Details of The Shizuoka Bank, Ltd. Fifth Series of Share Acquisition Rights

1.       Name of share acquisition rights

The Shizuoka Bank, Ltd. Fifth Series of Share Acquisition Rights

2.       Class and number of shares subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Bank’s common stock. The total number of shares of the Bank’s common stock to be newly issued or instead be transferred upon the exercise of one share acquisition right (such issuance or transfer is hereinafter referred to as “Grant”) shall be 100 shares.

In the event of a stock split or consolidation of the Bank’s common stock after the date of allotment of the share acquisition rights, the number of shares subject to the share acquisition rights shall be adjusted using the following formula. However, such adjustment shall be made only for the number of shares subject to the share acquisition rights that have not been exercised at that point in time, with any fraction less than one share resulting from such adjustment to be discarded.

Number of shares after adjustment = Number of shares before adjustment x share split or consolidation ratio

In the event of the Bank’s merger or company split (collectively, “Merger”) or allotment of shares without contribution or any other event requiring an adjustment of the number of shares subject to the share acquisition rights, in each case after the date of allotment of the share acquisition rights, the Bank may adjust the number of shares subject to the share acquisition rights to a reasonable extent by taking into account, among other things, the conditions of the Merger or allotment of shares without contribution, as the case may be.

3.       Amount to be paid in for share acquisition rights

The amount to be paid in shall be the value of the share acquisition rights computed by the Black-Scholes model on the date of allotment of the share acquisition rights. Persons to whom share acquisition rights are allotted (“Share Acquisition Right Holders”) shall set off their claims for compensation payable by the Bank against their obligations to pay the amount to be paid in.

4.       Date of allocation of share acquisition rights

July 22, 2011

5.       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights shall be the amount calculated by setting the price per share to be Granted upon the exercise of the share acquisition rights at one (1) yen and by multiplying this amount by the number of shares subject to the share acquisition rights.

6.       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period from July 23, 2011 to July 22, 2036. However, if the last day of the exercise period falls upon the Bank’s holiday, the preceding business day shall be the last day of the exercise period.

7.       Conditions for the exercise of share acquisition rights

(1)	A Share Acquisition Right Holder shall be entitled to exercise his/her share acquisition rights only if such rights are exercised at any time during the period beginning on the date immediately following the date on which he/she no longer holds the office of director of the Bank and ending on the date on which ten (10) days have elapsed since the start date of the period. However, even if a Share Acquisition Right Holder holds the office of director, he/she is entitled to exercise his/her share acquisition rights on and after the date on which the exercise period for the share acquisition rights allotted to him/her will expire in less than three hundred and sixty-five (365) days.

(2)	A Share Acquisition Right Holder shall not be entitled to exercise his/her share acquisition rights in any of the following events:

(i)	The Share Acquisition Right Holder voluntarily resigns from the office of director within one (1) year from the date of allotment of the share acquisition rights.

(ii)	The Share Acquisition Right Holder is removed from the office of director of the Bank on any of the following grounds:

A.	A material violation of law, or activities breaching any of the Bank’s policies due to intent or gross negligence.

B.	Employment with, or appointment as an officer of, another company during his/her term of office as a director of the Bank, without the consent of the Bank’s representative.

C.	Divulgence of the Bank’s important secrets, or provision or acceptance of gifts in large amounts in connection with his/her duties, or disgrace on the Bank, or activities causing considerable loss to the Bank.

(iii)       Article 331, paragraph (1), item (iii) or (iv) of the Companies Act applies to the Share Acquisition Right Holder.

(iv)	The Share Acquisition Right Holder breaches any provision of the Share Acquisition Rights Allotment Agreement executed between the Bank and the Share Acquisition Right Holder, or the Bank’s Board of Directors finds that the Share Acquisition Right Holder has committed activities that seriously undermine the trust relationship with the Bank.

(v)	The Share Acquisition Right Holder offers to relinquish all or part of his/her share acquisition rights using the form prescribed by the Bank.

(3)	When a Share Acquisition Right Holder exercises his/her share acquisition rights, he/she shall exercise all of the share acquisition rights held by him/her at one time and shall not be entitled to exercise only a fraction of one share acquisition right.

(4)	All other conditions shall be subject to the provisions of the Share Acquisition Rights Allotment Agreement executed between the Bank and each Share Acquisition Right Holder.

8.       Matters concerning the acquisition of share acquisition rights

In any of the following events, the share acquisition rights held by a Share Acquisition Right Holder may be acquired by the Bank without compensation at any time during the exercise period for the share acquisition rights specified in section 6 above:

(1)	The Share Acquisition Right Holder is no longer entitled to exercise the share acquisition rights under the provisions of section 7 above.

(2)	The Bank’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a merger in which the Bank is the merged company, except where the merger agreement provides that the surviving company’s share acquisition rights will be delivered.

(3)	The Bank’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a share exchange or share transfer in which the Bank is the wholly-owned subsidiary, except where the share exchange agreement or share transfer plan, as the case may be, provides that share acquisition rights of the company which becoming the wholly-owning parent company will be delivered.

9.       Restrictions on the transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Bank’s Board of Directors.

10.	Matters concerning increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance upon the exercise of share acquisition rights, the stated capital shall increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The legal capital surplus shall increase as a result of the exercise of share acquisition rights by that maximum amount of increase in stated capital minus the amount credited to the stated capital.

11.       Treatment of share acquisition rights in case of reorganization

In the event of the Bank’s merger (only if the Bank becomes extinct as a result of the merger), absorption- or incorporation-type company split, share exchange or share transfer (collectively, “Reorganization”), share acquisition rights of the relevant stock company out of those stock companies set forth in Article 236, paragraph (1), item (viii) (a) through (e) of the Companies Act (each, the “Reorganized Company”), as the case may be, shall be delivered to all Share Acquisition Right Holders (if any) who hold remaining share acquisition rights (if any) as of the effective date of the Reorganization (“Remaining Share Acquisition Rights”), subject to the following conditions. In such case, the Remaining Share Acquisition Rights shall be extinguished and share acquisition rights of the Reorganized Company shall be newly issued. However, this is subject to the merger agreement, absorption- or incorporation-type company split agreement, share exchange agreement or share transfer agreement, as the case may be, containing provisions to the effect that share acquisition rights of the Reorganized Company shall be issued subject to the following conditions:

(1)	Number of share acquisition rights of the Reorganized Company to be delivered

The same number as the number of Remaining Share Acquisition Rights held by the relevant Share Acquisition Right Holders shall be delivered.

(2)       Class and number of shares of the Reorganized Company subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Reorganized Company’s common stock. The number of shares to be Granted upon the exercise of the share acquisition rights shall be determined in line with section 2 above by taking into account the conditions of the Reorganization, among other things.

(3)       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights to be delivered shall be the amount calculated by multiplying the post-reorganization exercise price specified below by the number of shares subject to the share acquisition rights. The post-reorganization exercise price shall be one (1) yen per share of the Reorganized Company to be Granted upon the exercise of the share acquisition rights to be delivered.

(4)       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period beginning on the later of (i) the first day of the exercise period for share acquisition rights specified in section 6 above or (ii) the effective date of the Reorganization, and ending on the last day of the period specified in section 6 above.

(5)       Matters concerning the acquisition of share acquisition rights

To be determined in line with section 8 above.

(6)       Restrictions on transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Reorganized Company’s board of directors (or directors if the Reorganized Company is not a company with board of directors).

(7)	Matters concerning increase in stated capital and legal capital surplus resulting from issuance of shares upon the exercise of share acquisition rights

To be determined in line with section 10 above.

12.       Treatment of fractions

It the number of shares to be Granted to a Share Acquisition Right Holder include any fraction less than one (1) share, the fraction shall be discarded.

End

Exhibit 2-(5)-2 to the Share Transfer Plan

Details of Shizuoka Financial Group, Inc. Fifth Series of Share Acquisition Rights

1.       Name of share acquisition rights

Shizuoka Financial Group, Inc. Fifth Series of Share Acquisition Rights

2.       Class and number of shares subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Company’s common stock. The total number of shares of the Company’s common stock to be newly issued or instead be transferred upon the exercise of one share acquisition right (such issuance or transfer is hereinafter referred to as “Grant”) shall be 100 shares.

In the event of a stock split or consolidation of the Company’s common stock after the date of allotment of the share acquisition rights, the number of shares subject to the share acquisition rights shall be adjusted using the following formula. However, such adjustment shall be made only for the number of shares subject to the share acquisition rights that have not been exercised at that point in time, with any fraction less than one share resulting from such adjustment to be discarded.

Number of shares after adjustment = Number of shares before adjustment x share split or consolidation ratio

In the event of the Company’s merger or company split (collectively, “Merger”) or allotment of shares without contribution or any other event requiring an adjustment of the number of shares subject to the share acquisition rights, in each case after the date of allotment of the share acquisition rights, the Company may adjust the number of shares subject to the share acquisition rights to a reasonable extent by taking into account, among other things, the conditions of the Merger or allotment of shares without contribution, as the case may be.

3.       Amount to be paid in for share acquisition rights

No payment of money shall be required.

4.       Date of allocation of share acquisition rights

October 3, 2022

5.       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights shall be the amount calculated by setting the price per share to be Granted upon the exercise of the share acquisition rights at one (1) yen and by multiplying this amount by the number of shares subject to the share acquisition rights.

6.       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period from October 3, 2022 to July 22, 2036. However, if the last day of the exercise period falls upon the Company’s holiday, the preceding business day shall be the last day of the exercise period.

7.       Conditions for the exercise of share acquisition rights

(1)	A Share Acquisition Right Holder shall be entitled to exercise his/her share acquisition rights only if such rights are exercised at any time during the period beginning on the date immediately following the date on which he/she no longer holds the office of director of The Shizuoka Bank, Ltd. and ending on the date on which ten (10) days have elapsed since the start date of the period. However, even if a Share Acquisition Right Holder holds the office of director of The Shizuoka Bank, Ltd., he/she is entitled to exercise his/her share acquisition rights on and after the date on which the exercise period for the share acquisition rights allotted to him/her will expire in less than three hundred and sixty-five (365) days.

(2)	A Share Acquisition Right Holder shall not be entitled to exercise his/her share acquisition rights in any of the following events:

(i)	The Share Acquisition Right Holder voluntarily resigns from the office of director of The Shizuoka Bank, Ltd. within one (1) year from the date of allotment of the share acquisition rights.

(ii)	The Share Acquisition Right Holder is removed from the office of director of The Shizuoka Bank, Ltd. on any of the following grounds:

A.	A material violation of law, or activities breaching any of the Company’s or The Shizuoka Bank, Ltd.’s policies due to intent or gross negligence.

B.	Employment with, or appointment as an officer of, another company during his/her term of office as a director of The Shizuoka Bank, Ltd. without the consent of the Company’s and The Shizuoka Bank, Ltd.’s representatives.

C.	Divulgence of the Company’s or The Shizuoka Bank Ltd.’s important secrets, or provision or acceptance of gifts in large amounts in connection with his/her duties, or disgrace on the Company or The Shizuoka Bank, Ltd., or activities causing considerable loss to the Company or The Shizuoka Bank, Ltd.

(iii)       Article 331, paragraph (1), item (iii) or (iv) of the Companies Act applies to the Share Acquisition Right Holder.

(iv)	The Share Acquisition Right Holder breaches any provision of the Share Acquisition Rights Allotment Agreement executed between the Company and the Share Acquisition Right Holder, or the Company’s Board of Directors finds that the Share Acquisition Right Holder has committed activities that seriously undermine the trust relationship with the Company or The Shizuoka Bank, Ltd.

(v)	The Share Acquisition Right Holder offers to relinquish all or part of his/her share acquisition rights using the form prescribed by the Company.

(3)	When a Share Acquisition Right Holder exercises his/her share acquisition rights, he/she shall exercise all of the share acquisition rights held by him/her at one time and shall not be entitled to exercise only a fraction of one share acquisition right.

(4)	Exercise of rights by heirs

(i)	All persons who succeed by inheritance to a Share Acquisition Right Holder’s share acquisition rights (“Successors of Rights”) shall exercise their rights to the share acquisition rights jointly through a representative of the Successors of Rights. In such case, all Share Acquisition Rights held by the Successors of Rights shall be exercised together at one time, with none of the Successors of Rights being entitled to exercise only a fraction of one share acquisition right.

(ii)	The Successors of Rights shall be entitled to exercise the share acquisition rights inherited from the Share Acquisition Right Holder only during the period beginning on the date immediately following the date of death of the Share Acquisition Right Holder and ending on the date on which six (6) months have elapsed since the start date of the period.

(5)	All other conditions shall be subject to the provisions of the Share Acquisition Rights Allotment Agreement executed between the Company and each Share Acquisition Right Holder.

8.       Matters concerning the acquisition of share acquisition rights

In any of the following events, the share acquisition rights held by a Share Acquisition Right Holder may be acquired by the Company without compensation at any time during the exercise period for the share acquisition rights specified in section 6 above:

(1)	The Share Acquisition Right Holder is no longer entitled to exercise the share acquisition rights under the provisions of section 7 above.

(2)	The Company’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a merger in which the Company is the merged company, except where the merger agreement provides that the surviving company’s share acquisition rights will be delivered.

(3)	The Company’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a share exchange or share transfer in which the Company is the wholly-owned subsidiary, except where the share exchange agreement or share transfer plan, as the case may be, provides that share acquisition rights of the company which becoming the wholly-owning parent company will be delivered.

9.       Restrictions on the transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Company’s Board of Directors.

10.	Matters concerning increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance of shares upon the exercise of share acquisition rights, the stated capital will increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The legal capital surplus shall increase as a result of the exercise of share acquisition rights by that maximum amount of increase in stated capital minus the amount credited to the stated capital.

11.       Treatment of share acquisition rights in case of reorganization

In the event of the Company’s merger (only if the Company becomes extinct as a result of the merger), absorption- or incorporation-type company split, share exchange or share transfer (collectively, “Reorganization”), share acquisition rights of the relevant stock company out of those stock companies set forth in Article 236, paragraph (1), item (viii) (a) through (e) of the Companies Act (each, the “Reorganized Company”), as the case may be, shall be delivered to all Share Acquisition Right Holders (if any) who hold remaining share acquisition rights (if any) as of the effective date of the Reorganization (“Remaining Share Acquisition Rights”), subject to the following conditions. In such case, the Remaining Share Acquisition Rights shall be extinguished and share acquisition rights of the Reorganized Company shall be newly issued. However, this is subject to the merger agreement, absorption- or incorporation-type company split agreement, share exchange agreement or share transfer agreement, as the case may be, containing provisions to the effect that share acquisition rights of the Reorganized Company shall be issued subject to the following conditions:

(1)	Number of share acquisition rights of the Reorganized Company to be delivered

The same number as the number of Remaining Share Acquisition Rights held by the relevant Share Acquisition Right Holders shall be delivered.

(2)       Class and number of shares of the Reorganized Company subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Reorganized Company’s common stock. The number of shares to be Granted upon the exercise of the share acquisition rights shall be determined in line with section 2 above by taking into account the conditions of the Reorganization, among other things.

(3)       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights to be delivered shall be the amount calculated by multiplying the post-reorganization exercise price specified below by the number of shares subject to the share acquisition rights. The post-reorganization exercise price shall be one (1) yen per share of the Reorganized Company to be Granted upon the exercise of the share acquisition rights to be delivered.

(4)       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period beginning on the later of (i) the first day of the exercise period for share acquisition rights specified in section 6 above or (ii) the effective date of the Reorganization, and ending on the last day of the period specified in section 6 above.

(5)       Matters concerning the acquisition of share acquisition rights

To be determined in line with section 8 above.

(6)       Restrictions on transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Reorganized Company’s board of directors (or directors if the Reorganized Company is not a company with board of directors).

(7)	Matters concerning increase in stated capital and legal capital surplus resulting from issuance of shares upon the exercise of share acquisition rights

To be determined in line with section 10 above.

12.       Treatment of fractions

It the number of shares to be Granted to a Share Acquisition Right Holder include any fraction less than one (1) share, the fraction shall be discarded.

End

Exhibit 2-(6)-1 to the Share Transfer Plan

Details of The Shizuoka Bank, Ltd. Sixth Series of Share Acquisition Rights

1.       Name of share acquisition rights

The Shizuoka Bank, Ltd. Sixth Series of Share Acquisition Rights

2.       Class and number of shares subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Bank’s common stock. The total number of shares of the Bank’s common stock to be newly issued or instead be transferred upon the exercise of one share acquisition right (such issuance or transfer is hereinafter referred to as “Grant”) shall be 100 shares.

In the event of a stock split or consolidation of the Bank’s common stock after the date of allotment of the share acquisition rights, the number of shares subject to the share acquisition rights shall be adjusted using the following formula. However, such adjustment shall be made only for the number of shares subject to the share acquisition rights that have not been exercised at that point in time, with any fraction less than one share resulting from such adjustment to be discarded.

Number of shares after adjustment = Number of shares before adjustment x share split or consolidation ratio

In the event of the Bank’s merger or company split (collectively, “Merger”) or allotment of shares without contribution or any other event requiring an adjustment of the number of shares subject to the share acquisition rights, in each case after the date of allotment of the share acquisition rights, the Bank may adjust the number of shares subject to the share acquisition rights to a reasonable extent by taking into account, among other things, the conditions of the Merger or allotment of shares without contribution, as the case may be.

3.       Amount to be paid in for share acquisition rights

The amount to be paid in shall be the value of the share acquisition rights computed by the Black-Scholes model on the date of allotment of the share acquisition rights. Persons to whom share acquisition rights are allotted (“Share Acquisition Right Holders”) shall set off their claims for compensation payable by the Bank against their obligations to pay the amount to be paid in.

4.       Date of allocation of share acquisition rights

July 24, 2012

5.       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights shall be the amount calculated by setting the price per share to be Granted upon the exercise of the share acquisition rights at one (1) yen and by multiplying this amount by the number of shares subject to the share acquisition rights.

6.       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period from July 25, 2012 to July 24, 2037. However, if the last day of the exercise period falls upon the Bank’s holiday, the preceding business day shall be the last day of the exercise period.

7.       Conditions for the exercise of share acquisition rights

(1)	A Share Acquisition Right Holder shall be entitled to exercise his/her share acquisition rights only if such rights are exercised at any time during the period beginning on the date immediately following the date on which he/she no longer holds the office of director of the Bank and ending on the date on which ten (10) days have elapsed since the start date of the period. However, even if a Share Acquisition Right Holder holds the office of director, he/she is entitled to exercise his/her share acquisition rights on and after the date on which the exercise period for the share acquisition rights allotted to him/her will expire in less than three hundred and sixty-five (365) days.

(2)	A Share Acquisition Right Holder shall not be entitled to exercise his/her share acquisition rights in any of the following events:

(i)	The Share Acquisition Right Holder voluntarily resigns from the office of director within one (1) year from the date of allotment of the share acquisition rights.

(ii)	The Share Acquisition Right Holder is removed from the office of director of the Bank on any of the following grounds:

A.	A material violation of law, or activities breaching any of the Bank’s policies due to intent or gross negligence.

B.	Employment with, or appointment as an officer of, another company during his/her term of office as a director of the Bank, without the consent of the Bank’s representative.

C.	Divulgence of the Bank’s important secrets, or provision or acceptance of gifts in large amounts in connection with his/her duties, or disgrace on the Bank, or activities causing considerable loss to the Bank.

(iii)       Article 331, paragraph (1), item (iii) or (iv) of the Companies Act applies to the Share Acquisition Right Holder.

(iv)	The Share Acquisition Right Holder breaches any provision of the Share Acquisition Rights Allotment Agreement executed between the Bank and the Share Acquisition Right Holder, or the Bank’s Board of Directors finds that the Share Acquisition Right Holder has committed activities that seriously undermine the trust relationship with the Bank.

(v)	The Share Acquisition Right Holder offers to relinquish all or part of his/her share acquisition rights using the form prescribed by the Bank.

(3)	When a Share Acquisition Right Holder exercises his/her share acquisition rights, he/she shall exercise all of the share acquisition rights held by him/her at one time and shall not be entitled to exercise only a fraction of one share acquisition right.

(4)	All other conditions shall be subject to the provisions of the Share Acquisition Rights Allotment Agreement executed between the Bank and each Share Acquisition Right Holder.

8.       Matters concerning the acquisition of share acquisition rights

In any of the following events, the share acquisition rights held by a Share Acquisition Right Holder may be acquired by the Bank without compensation at any time during the exercise period for the share acquisition rights specified in section 6 above:

(1)	The Share Acquisition Right Holder is no longer entitled to exercise the share acquisition rights under the provisions of section 7 above.

(2)	The Bank’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a merger in which the Bank is the merged company, except where the merger agreement provides that the surviving company’s share acquisition rights will be delivered.

(3)	The Bank’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a share exchange or share transfer in which the Bank is the wholly-owned subsidiary, except where the share exchange agreement or share transfer plan, as the case may be, provides that share acquisition rights of the company which becoming the wholly-owning parent company will be delivered.

9.       Restrictions on the transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Bank’s Board of Directors.

10.	Matters concerning increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance upon the exercise of share acquisition rights, the stated capital shall increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The legal capital surplus shall increase as a result of the exercise of share acquisition rights by that maximum amount of increase in stated capital minus the amount credited to the stated capital.

11.       Treatment of share acquisition rights in case of reorganization

In the event of the Bank’s merger (only if the Bank becomes extinct as a result of the merger), absorption- or incorporation-type company split, share exchange or share transfer (collectively, “Reorganization”), share acquisition rights of the relevant stock company out of those stock companies set forth in Article 236, paragraph (1), item (viii) (a) through (e) of the Companies Act (each, the “Reorganized Company”), as the case may be, shall be delivered to all Share Acquisition Right Holders (if any) who hold remaining share acquisition rights (if any) as of the effective date of the Reorganization (“Remaining Share Acquisition Rights”), subject to the following conditions. In such case, the Remaining Share Acquisition Rights shall be extinguished and share acquisition rights of the Reorganized Company shall be newly issued. However, this is subject to the merger agreement, absorption- or incorporation-type company split agreement, share exchange agreement or share transfer agreement, as the case may be, containing provisions to the effect that share acquisition rights of the Reorganized Company shall be issued subject to the following conditions:

(1)	Number of share acquisition rights of the Reorganized Company to be delivered

The same number as the number of Remaining Share Acquisition Rights held by the relevant Share Acquisition Right Holders shall be delivered.

(2)       Class and number of shares of the Reorganized Company subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Reorganized Company’s common stock. The number of shares to be Granted upon the exercise of the share acquisition rights shall be determined in line with section 2 above by taking into account the conditions of the Reorganization, among other things.

(3)       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights to be delivered shall be the amount calculated by multiplying the post-reorganization exercise price specified below by the number of shares subject to the share acquisition rights. The post-reorganization exercise price shall be one (1) yen per share of the Reorganized Company to be Granted upon the exercise of the share acquisition rights to be delivered.

(4)       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period beginning on the later of (i) the first day of the exercise period for share acquisition rights specified in section 6 above or (ii) the effective date of the Reorganization, and ending on the last day of the period specified in section 6 above.

(5)       Matters concerning the acquisition of share acquisition rights

To be determined in line with section 8 above.

(6)       Restrictions on transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Reorganized Company’s board of directors (or directors if the Reorganized Company is not a company with board of directors).

(7)	Matters concerning increase in stated capital and legal capital surplus resulting from issuance of shares upon the exercise of share acquisition rights

To be determined in line with section 10 above.

12.       Treatment of fractions

It the number of shares to be Granted to a Share Acquisition Right Holder include any fraction less than one (1) share, the fraction shall be discarded.

End

Exhibit 2-(6)-2 to the Share Transfer Plan

Details of Shizuoka Financial Group, Inc. Sixth Series of Share Acquisition Rights

1.       Name of share acquisition rights

Shizuoka Financial Group, Inc. Sixth Series of Share Acquisition Rights

2.       Class and number of shares subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Company’s common stock. The total number of shares of the Company’s common stock to be newly issued or instead be transferred upon the exercise of one share acquisition right (such issuance or transfer is hereinafter referred to as “Grant”) shall be 100 shares.

In the event of a stock split or consolidation of the Company’s common stock after the date of allotment of the share acquisition rights, the number of shares subject to the share acquisition rights shall be adjusted using the following formula. However, such adjustment shall be made only for the number of shares subject to the share acquisition rights that have not been exercised at that point in time, with any fraction less than one share resulting from such adjustment to be discarded.

Number of shares after adjustment = Number of shares before adjustment x share split or consolidation ratio

In the event of the Company’s merger or company split (collectively, “Merger”) or allotment of shares without contribution or any other event requiring an adjustment of the number of shares subject to the share acquisition rights, in each case after the date of allotment of the share acquisition rights, the Company may adjust the number of shares subject to the share acquisition rights to a reasonable extent by taking into account, among other things, the conditions of the Merger or allotment of shares without contribution, as the case may be.

3.       Amount to be paid in for share acquisition rights

No payment of money shall be required.

4.       Date of allocation of share acquisition rights

October 3, 2022

5.       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights shall be the amount calculated by setting the price per share to be Granted upon the exercise of the share acquisition rights at one (1) yen and by multiplying this amount by the number of shares subject to the share acquisition rights.

6.       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period from October 3, 2022 to July 24, 2037. However, if the last day of the exercise period falls upon the Company’s holiday, the preceding business day shall be the last day of the exercise period.

7.       Conditions for the exercise of share acquisition rights

(1)	A Share Acquisition Right Holder shall be entitled to exercise his/her share acquisition rights only if such rights are exercised at any time during the period beginning on the date immediately following the date on which he/she no longer holds the office of director of The Shizuoka Bank, Ltd. and ending on the date on which ten (10) days have elapsed since the start date of the period. However, even if a Share Acquisition Right Holder holds the office of director of The Shizuoka Bank, Ltd., he/she is entitled to exercise his/her share acquisition rights on and after the date on which the exercise period for the share acquisition rights allotted to him/her will expire in less than three hundred and sixty-five (365) days.

(2)	A Share Acquisition Right Holder shall not be entitled to exercise his/her share acquisition rights in any of the following events:

(i)	The Share Acquisition Right Holder voluntarily resigns from the office of director of The Shizuoka Bank, Ltd. within one (1) year from the date of allotment of the share acquisition rights.

(ii)	The Share Acquisition Right Holder is removed from the office of director of The Shizuoka Bank, Ltd. on any of the following grounds:

A.	A material violation of law, or activities breaching any of the Company’s or The Shizuoka Bank, Ltd.’s policies due to intent or gross negligence.

B.	Employment with, or appointment as an officer of, another company during his/her term of office as a director of The Shizuoka Bank, Ltd. without the consent of the Company’s and The Shizuoka Bank, Ltd.’s representatives.

C.	Divulgence of the Company’s or The Shizuoka Bank Ltd.’s important secrets, or provision or acceptance of gifts in large amounts in connection with his/her duties, or disgrace on the Company or The Shizuoka Bank, Ltd., or activities causing considerable loss to the Company or The Shizuoka Bank, Ltd.

(iii)       Article 331, paragraph (1), item (iii) or (iv) of the Companies Act applies to the Share Acquisition Right Holder.

(iv)	The Share Acquisition Right Holder breaches any provision of the Share Acquisition Rights Allotment Agreement executed between the Company and the Share Acquisition Right Holder, or the Company’s Board of Directors finds that the Share Acquisition Right Holder has committed activities that seriously undermine the trust relationship with the Company or The Shizuoka Bank, Ltd.

(v)	The Share Acquisition Right Holder offers to relinquish all or part of his/her share acquisition rights using the form prescribed by the Company.

(3)	When a Share Acquisition Right Holder exercises his/her share acquisition rights, he/she shall exercise all of the share acquisition rights held by him/her at one time and shall not be entitled to exercise only a fraction of one share acquisition right.

(4)	Exercise of rights by heirs

(i)	All persons who succeed by inheritance to a Share Acquisition Right Holder’s share acquisition rights (“Successors of Rights”) shall exercise their rights to the share acquisition rights jointly through a representative of the Successors of Rights. In such case, all Share Acquisition Rights held by the Successors of Rights shall be exercised together at one time, with none of the Successors of Rights being entitled to exercise only a fraction of one share acquisition right.

(ii)	The Successors of Rights shall be entitled to exercise the share acquisition rights inherited from the Share Acquisition Right Holder only during the period beginning on the date immediately following the date of death of the Share Acquisition Right Holder and ending on the date on which six (6) months have elapsed since the start date of the period.

(5)	All other conditions shall be subject to the provisions of the Share Acquisition Rights Allotment Agreement executed between the Company and each Share Acquisition Right Holder.

8.       Matters concerning the acquisition of share acquisition rights

In any of the following events, the share acquisition rights held by a Share Acquisition Right Holder may be acquired by the Company without compensation at any time during the exercise period for the share acquisition rights specified in section 6 above:

(1)	The Share Acquisition Right Holder is no longer entitled to exercise the share acquisition rights under the provisions of section 7 above.

(2)	The Company’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a merger in which the Company is the merged company, except where the merger agreement provides that the surviving company’s share acquisition rights will be delivered.

(3)	The Company’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a share exchange or share transfer in which the Company is the wholly-owned subsidiary, except where the share exchange agreement or share transfer plan, as the case may be, provides that share acquisition rights of the company which becoming the wholly-owning parent company will be delivered.

9.       Restrictions on the transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Company’s Board of Directors.

10.	Matters concerning increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance of shares upon the exercise of share acquisition rights, the stated capital will increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The legal capital surplus shall increase as a result of the exercise of share acquisition rights by that maximum amount of increase in stated capital minus the amount credited to the stated capital.

11.       Treatment of share acquisition rights in case of reorganization

In the event of the Company’s merger (only if the Company becomes extinct as a result of the merger), absorption- or incorporation-type company split, share exchange or share transfer (collectively, “Reorganization”), share acquisition rights of the relevant stock company out of those stock companies set forth in Article 236, paragraph (1), item (viii) (a) through (e) of the Companies Act (each, the “Reorganized Company”), as the case may be, shall be delivered to all Share Acquisition Right Holders (if any) who hold remaining share acquisition rights (if any) as of the effective date of the Reorganization (“Remaining Share Acquisition Rights”), subject to the following conditions. In such case, the Remaining Share Acquisition Rights shall be extinguished and share acquisition rights of the Reorganized Company shall be newly issued. However, this is subject to the merger agreement, absorption- or incorporation-type company split agreement, share exchange agreement or share transfer agreement, as the case may be, containing provisions to the effect that share acquisition rights of the Reorganized Company shall be issued subject to the following conditions:

(1)	Number of share acquisition rights of the Reorganized Company to be delivered

The same number as the number of Remaining Share Acquisition Rights held by the relevant Share Acquisition Right Holders shall be delivered.

(2)       Class and number of shares of the Reorganized Company subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Reorganized Company’s common stock. The number of shares to be Granted upon the exercise of the share acquisition rights shall be determined in line with section 2 above by taking into account the conditions of the Reorganization, among other things.

(3)       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights to be delivered shall be the amount calculated by multiplying the post-reorganization exercise price specified below by the number of shares subject to the share acquisition rights. The post-reorganization exercise price shall be one (1) yen per share of the Reorganized Company to be Granted upon the exercise of the share acquisition rights to be delivered.

(4)       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period beginning on the later of (i) the first day of the exercise period for share acquisition rights specified in section 6 above or (ii) the effective date of the Reorganization, and ending on the last day of the period specified in section 6 above.

(5)       Matters concerning the acquisition of share acquisition rights

To be determined in line with section 8 above.

(6)       Restrictions on transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Reorganized Company’s board of directors (or directors if the Reorganized Company is not a company with board of directors).

(7)	Matters concerning increase in stated capital and legal capital surplus resulting from issuance of shares upon the exercise of share acquisition rights

To be determined in line with section 10 above.

12.       Treatment of fractions

It the number of shares to be Granted to a Share Acquisition Right Holder include any fraction less than one (1) share, the fraction shall be discarded.

End

Exhibit 2-(7)-1 to the Share Transfer Plan

Details of The Shizuoka Bank, Ltd. Seventh Series of Share Acquisition Rights

1.       Name of share acquisition rights

The Shizuoka Bank, Ltd. Seventh Series of Share Acquisition Rights

2.       Class and number of shares subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Bank’s common stock. The total number of shares of the Bank’s common stock to be newly issued or instead be transferred upon the exercise of one share acquisition right (such issuance or transfer is hereinafter referred to as “Grant”) shall be 100 shares.

In the event of a stock split or consolidation of the Bank’s common stock after the date of allotment of the share acquisition rights, the number of shares subject to the share acquisition rights shall be adjusted using the following formula. However, such adjustment shall be made only for the number of shares subject to the share acquisition rights that have not been exercised at that point in time, with any fraction less than one share resulting from such adjustment to be discarded.

Number of shares after adjustment = Number of shares before adjustment x share split or consolidation ratio

In the event of the Bank’s merger or company split (collectively, “Merger”) or allotment of shares without contribution or any other event requiring an adjustment of the number of shares subject to the share acquisition rights, in each case after the date of allotment of the share acquisition rights, the Bank may adjust the number of shares subject to the share acquisition rights to a reasonable extent by taking into account, among other things, the conditions of the Merger or allotment of shares without contribution, as the case may be.

3.       Amount to be paid in for share acquisition rights

The amount to be paid in shall be the value of the share acquisition rights computed by the Black-Scholes model on the date of allotment of the share acquisition rights. Persons to whom share acquisition rights are allotted (“Share Acquisition Right Holders”) shall set off their claims for compensation payable by the Bank against their obligations to pay the amount to be paid in.

4.       Date of allocation of share acquisition rights

July 23, 2013

5.       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights shall be the amount calculated by setting the price per share to be Granted upon the exercise of the share acquisition rights at one (1) yen and by multiplying this amount by the number of shares subject to the share acquisition rights.

6.       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period from July 24, 2013 to July 23, 2038. However, if the last day of the exercise period falls upon the Bank’s holiday, the preceding business day shall be the last day of the exercise period.

7.       Conditions for the exercise of share acquisition rights

(1)	A Share Acquisition Right Holder shall be entitled to exercise his/her share acquisition rights only if such rights are exercised at any time during the period beginning on the date immediately following the date on which he/she no longer holds the office of director of the Bank and ending on the date on which ten (10) days have elapsed since the start date of the period. However, even if a Share Acquisition Right Holder holds the office of director, he/she is entitled to exercise his/her share acquisition rights on and after the date on which the exercise period for the share acquisition rights allotted to him/her will expire in less than three hundred and sixty-five (365) days.

(2)	A Share Acquisition Right Holder shall not be entitled to exercise his/her share acquisition rights in any of the following events:

(i)	The Share Acquisition Right Holder voluntarily resigns from the office of director within one (1) year from the date of allotment of the share acquisition rights.

(ii)	The Share Acquisition Right Holder is removed from the office of director of the Bank on any of the following grounds:

A.	A material violation of law, or activities breaching any of the Bank’s policies due to intent or gross negligence.

B.	Employment with, or appointment as an officer of, another company during his/her term of office as a director of the Bank, without the consent of the Bank’s representative.

C.	Divulgence of the Bank’s important secrets, or provision or acceptance of gifts in large amounts in connection with his/her duties, or disgrace on the Bank, or activities causing considerable loss to the Bank.

(iii)       Article 331, paragraph (1), item (iii) or (iv) of the Companies Act applies to the Share Acquisition Right Holder.

(iv)	The Share Acquisition Right Holder breaches any provision of the Share Acquisition Rights Allotment Agreement executed between the Bank and the Share Acquisition Right Holder, or the Bank’s Board of Directors finds that the Share Acquisition Right Holder has committed activities that seriously undermine the trust relationship with the Bank.

(v)	The Share Acquisition Right Holder offers to relinquish all or part of his/her share acquisition rights using the form prescribed by the Bank.

(3)	When a Share Acquisition Right Holder exercises his/her share acquisition rights, he/she shall exercise all of the share acquisition rights held by him/her at one time and shall not be entitled to exercise only a fraction of one share acquisition right.

(4)	All other conditions shall be subject to the provisions of the Share Acquisition Rights Allotment Agreement executed between the Bank and each Share Acquisition Right Holder.

8.       Matters concerning the acquisition of share acquisition rights

In any of the following events, the share acquisition rights held by a Share Acquisition Right Holder may be acquired by the Bank without compensation at any time during the exercise period for the share acquisition rights specified in section 6 above:

(1)	The Share Acquisition Right Holder is no longer entitled to exercise the share acquisition rights under the provisions of section 7 above.

(2)	The Bank’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a merger in which the Bank is the merged company, except where the merger agreement provides that the surviving company’s share acquisition rights will be delivered.

(3)	The Bank’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a share exchange or share transfer in which the Bank is the wholly-owned subsidiary, except where the share exchange agreement or share transfer plan, as the case may be, provides that share acquisition rights of the company which becoming the wholly-owning parent company will be delivered.

9.       Restrictions on the transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Bank’s Board of Directors.

10.	Matters concerning increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance upon the exercise of share acquisition rights, the stated capital shall increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The legal capital surplus shall increase as a result of the exercise of share acquisition rights by that maximum amount of increase in stated capital minus the amount credited to the stated capital.

11.       Treatment of share acquisition rights in case of reorganization

In the event of the Bank’s merger (only if the Bank becomes extinct as a result of the merger), absorption- or incorporation-type company split, share exchange or share transfer (collectively, “Reorganization”), share acquisition rights of the relevant stock company out of those stock companies set forth in Article 236, paragraph (1), item (viii) (a) through (e) of the Companies Act (each, the “Reorganized Company”), as the case may be, shall be delivered to all Share Acquisition Right Holders (if any) who hold remaining share acquisition rights (if any) as of the effective date of the Reorganization (“Remaining Share Acquisition Rights”), subject to the following conditions. In such case, the Remaining Share Acquisition Rights shall be extinguished and share acquisition rights of the Reorganized Company shall be newly issued. However, this is subject to the merger agreement, absorption- or incorporation-type company split agreement, share exchange agreement or share transfer agreement, as the case may be, containing provisions to the effect that share acquisition rights of the Reorganized Company shall be issued subject to the following conditions:

(1)	Number of share acquisition rights of the Reorganized Company to be delivered

The same number as the number of Remaining Share Acquisition Rights held by the relevant Share Acquisition Right Holders shall be delivered.

(2)       Class and number of shares of the Reorganized Company subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Reorganized Company’s common stock. The number of shares to be Granted upon the exercise of the share acquisition rights shall be determined in line with section 2 above by taking into account the conditions of the Reorganization, among other things.

(3)       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights to be delivered shall be the amount calculated by multiplying the post-reorganization exercise price specified below by the number of shares subject to the share acquisition rights. The post-reorganization exercise price shall be one (1) yen per share of the Reorganized Company to be Granted upon the exercise of the share acquisition rights to be delivered.

(4)       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period beginning on the later of (i) the first day of the exercise period for share acquisition rights specified in section 6 above or (ii) the effective date of the Reorganization, and ending on the last day of the period specified in section 6 above.

(5)       Matters concerning the acquisition of share acquisition rights

To be determined in line with section 8 above.

(6)       Restrictions on transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Reorganized Company’s board of directors (or directors if the Reorganized Company is not a company with board of directors).

(7)	Matters concerning increase in stated capital and legal capital surplus resulting from issuance of shares upon the exercise of share acquisition rights

To be determined in line with section 10 above.

12.       Treatment of fractions

It the number of shares to be Granted to a Share Acquisition Right Holder include any fraction less than one (1) share, the fraction shall be discarded.

End

Exhibit 2-(7)-2 to the Share Transfer Plan

Details of Shizuoka Financial Group, Inc. Seventh Series of Share Acquisition Rights

1.       Name of share acquisition rights

Shizuoka Financial Group, Inc. Seventh Series of Share Acquisition Rights

2.       Class and number of shares subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Company’s common stock. The total number of shares of the Company’s common stock to be newly issued or instead be transferred upon the exercise of one share acquisition right (such issuance or transfer is hereinafter referred to as “Grant”) shall be 100 shares.

In the event of a stock split or consolidation of the Company’s common stock after the date of allotment of the share acquisition rights, the number of shares subject to the share acquisition rights shall be adjusted using the following formula. However, such adjustment shall be made only for the number of shares subject to the share acquisition rights that have not been exercised at that point in time, with any fraction less than one share resulting from such adjustment to be discarded.

Number of shares after adjustment = Number of shares before adjustment x share split or consolidation ratio

In the event of the Company’s merger or company split (collectively, “Merger”) or allotment of shares without contribution or any other event requiring an adjustment of the number of shares subject to the share acquisition rights, in each case after the date of allotment of the share acquisition rights, the Company may adjust the number of shares subject to the share acquisition rights to a reasonable extent by taking into account, among other things, the conditions of the Merger or allotment of shares without contribution, as the case may be.

3.       Amount to be paid in for share acquisition rights

No payment of money shall be required.

4.       Date of allocation of share acquisition rights

October 3, 2022

5.       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights shall be the amount calculated by setting the price per share to be Granted upon the exercise of the share acquisition rights at one (1) yen and by multiplying this amount by the number of shares subject to the share acquisition rights.

6.       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period from October 3, 2022 to July 23, 2038. However, if the last day of the exercise period falls upon the Company’s holiday, the preceding business day shall be the last day of the exercise period.

7.       Conditions for the exercise of share acquisition rights

(1)	A Share Acquisition Right Holder shall be entitled to exercise his/her share acquisition rights only if such rights are exercised at any time during the period beginning on the date immediately following the date on which he/she no longer holds the office of director of The Shizuoka Bank, Ltd. and ending on the date on which ten (10) days have elapsed since the start date of the period. However, even if a Share Acquisition Right Holder holds the office of director of The Shizuoka Bank, Ltd., he/she is entitled to exercise his/her share acquisition rights on and after the date on which the exercise period for the share acquisition rights allotted to him/her will expire in less than three hundred and sixty-five (365) days.

(2)	A Share Acquisition Right Holder shall not be entitled to exercise his/her share acquisition rights in any of the following events:

(i)	The Share Acquisition Right Holder voluntarily resigns from the office of director of The Shizuoka Bank, Ltd. within one (1) year from the date of allotment of the share acquisition rights.

(ii)	The Share Acquisition Right Holder is removed from the office of director of The Shizuoka Bank, Ltd. on any of the following grounds:

A.	A material violation of law, or activities breaching any of the Company’s or The Shizuoka Bank, Ltd.’s policies due to intent or gross negligence.

B.	Employment with, or appointment as an officer of, another company during his/her term of office as a director of The Shizuoka Bank, Ltd. without the consent of the Company’s and The Shizuoka Bank, Ltd.’s representatives.

C.	Divulgence of the Company’s or The Shizuoka Bank Ltd.’s important secrets, or provision or acceptance of gifts in large amounts in connection with his/her duties, or disgrace on the Company or The Shizuoka Bank, Ltd., or activities causing considerable loss to the Company or The Shizuoka Bank, Ltd.

(iii)       Article 331, paragraph (1), item (iii) or (iv) of the Companies Act applies to the Share Acquisition Right Holder.

(iv)	The Share Acquisition Right Holder breaches any provision of the Share Acquisition Rights Allotment Agreement executed between the Company and the Share Acquisition Right Holder, or the Company’s Board of Directors finds that the Share Acquisition Right Holder has committed activities that seriously undermine the trust relationship with the Company or The Shizuoka Bank, Ltd.

(v)	The Share Acquisition Right Holder offers to relinquish all or part of his/her share acquisition rights using the form prescribed by the Company.

(3)	When a Share Acquisition Right Holder exercises his/her share acquisition rights, he/she shall exercise all of the share acquisition rights held by him/her at one time and shall not be entitled to exercise only a fraction of one share acquisition right.

(4)	Exercise of rights by heirs

(i)	All persons who succeed by inheritance to a Share Acquisition Right Holder’s share acquisition rights (“Successors of Rights”) shall exercise their rights to the share acquisition rights jointly through a representative of the Successors of Rights. In such case, all Share Acquisition Rights held by the Successors of Rights shall be exercised together at one time, with none of the Successors of Rights being entitled to exercise only a fraction of one share acquisition right.

(ii)	The Successors of Rights shall be entitled to exercise the share acquisition rights inherited from the Share Acquisition Right Holder only during the period beginning on the date immediately following the date of death of the Share Acquisition Right Holder and ending on the date on which six (6) months have elapsed since the start date of the period.

(5)	All other conditions shall be subject to the provisions of the Share Acquisition Rights Allotment Agreement executed between the Company and each Share Acquisition Right Holder.

8.       Matters concerning the acquisition of share acquisition rights

In any of the following events, the share acquisition rights held by a Share Acquisition Right Holder may be acquired by the Company without compensation at any time during the exercise period for the share acquisition rights specified in section 6 above:

(1)	The Share Acquisition Right Holder is no longer entitled to exercise the share acquisition rights under the provisions of section 7 above.

(2)	The Company’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a merger in which the Company is the merged company, except where the merger agreement provides that the surviving company’s share acquisition rights will be delivered.

(3)	The Company’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a share exchange or share transfer in which the Company is the wholly-owned subsidiary, except where the share exchange agreement or share transfer plan, as the case may be, provides that share acquisition rights of the company which becoming the wholly-owning parent company will be delivered.

9.       Restrictions on the transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Company’s Board of Directors.

10.	Matters concerning increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance of shares upon the exercise of share acquisition rights, the stated capital will increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The legal capital surplus shall increase as a result of the exercise of share acquisition rights by that maximum amount of increase in stated capital minus the amount credited to the stated capital.

11.       Treatment of share acquisition rights in case of reorganization

In the event of the Company’s merger (only if the Company becomes extinct as a result of the merger), absorption- or incorporation-type company split, share exchange or share transfer (collectively, “Reorganization”), share acquisition rights of the relevant stock company out of those stock companies set forth in Article 236, paragraph (1), item (viii) (a) through (e) of the Companies Act (each, the “Reorganized Company”), as the case may be, shall be delivered to all Share Acquisition Right Holders (if any) who hold remaining share acquisition rights (if any) as of the effective date of the Reorganization (“Remaining Share Acquisition Rights”), subject to the following conditions. In such case, the Remaining Share Acquisition Rights shall be extinguished and share acquisition rights of the Reorganized Company shall be newly issued. However, this is subject to the merger agreement, absorption- or incorporation-type company split agreement, share exchange agreement or share transfer agreement, as the case may be, containing provisions to the effect that share acquisition rights of the Reorganized Company shall be issued subject to the following conditions:

(1)	Number of share acquisition rights of the Reorganized Company to be delivered

The same number as the number of Remaining Share Acquisition Rights held by the relevant Share Acquisition Right Holders shall be delivered.

(2)       Class and number of shares of the Reorganized Company subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Reorganized Company’s common stock. The number of shares to be Granted upon the exercise of the share acquisition rights shall be determined in line with section 2 above by taking into account the conditions of the Reorganization, among other things.

(3)       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights to be delivered shall be the amount calculated by multiplying the post-reorganization exercise price specified below by the number of shares subject to the share acquisition rights. The post-reorganization exercise price shall be one (1) yen per share of the Reorganized Company to be Granted upon the exercise of the share acquisition rights to be delivered.

(4)       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period beginning on the later of (i) the first day of the exercise period for share acquisition rights specified in section 6 above or (ii) the effective date of the Reorganization, and ending on the last day of the period specified in section 6 above.

(5)       Matters concerning the acquisition of share acquisition rights

To be determined in line with section 8 above.

(6)       Restrictions on transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Reorganized Company’s board of directors (or directors if the Reorganized Company is not a company with board of directors).

(7)	Matters concerning increase in stated capital and legal capital surplus resulting from issuance of shares upon the exercise of share acquisition rights

To be determined in line with section 10 above.

12.       Treatment of fractions

It the number of shares to be Granted to a Share Acquisition Right Holder include any fraction less than one (1) share, the fraction shall be discarded.

End

Exhibit 2-(8)-1 to the Share Transfer Plan

Details of The Shizuoka Bank, Ltd. Eighth Series of Share Acquisition Rights

1.       Name of share acquisition rights

The Shizuoka Bank, Ltd. Eighth Series of Share Acquisition Rights

2.       Class and number of shares subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Bank’s common stock. The total number of shares of the Bank’s common stock to be newly issued or instead be transferred upon the exercise of one share acquisition right (such issuance or transfer is hereinafter referred to as “Grant”) shall be 100 shares.

In the event of a stock split or consolidation of the Bank’s common stock after the date of allotment of the share acquisition rights, the number of shares subject to the share acquisition rights shall be adjusted using the following formula. However, such adjustment shall be made only for the number of shares subject to the share acquisition rights that have not been exercised at that point in time, with any fraction less than one share resulting from such adjustment to be discarded.

Number of shares after adjustment = Number of shares before adjustment x share split or consolidation ratio

In the event of the Bank’s merger or company split (collectively, “Merger”) or allotment of shares without contribution or any other event requiring an adjustment of the number of shares subject to the share acquisition rights, in each case after the date of allotment of the share acquisition rights, the Bank may adjust the number of shares subject to the share acquisition rights to a reasonable extent by taking into account, among other things, the conditions of the Merger or allotment of shares without contribution, as the case may be.

3.       Amount to be paid in for share acquisition rights

The amount to be paid in shall be the value of the share acquisition rights computed by the Black-Scholes model on the date of allotment of the share acquisition rights. Persons to whom share acquisition rights are allotted (“Share Acquisition Right Holders”) shall set off their claims for compensation payable by the Bank against their obligations to pay the amount to be paid in.

4.       Date of allocation of share acquisition rights

July 22, 2014

5.       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights shall be the amount calculated by setting the price per share to be Granted upon the exercise of the share acquisition rights at one (1) yen and by multiplying this amount by the number of shares subject to the share acquisition rights.

6.       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period from July 23, 2014 to July 22, 2039. However, if the last day of the exercise period falls upon the Bank’s holiday, the preceding business day shall be the last day of the exercise period.

7.       Conditions for the exercise of share acquisition rights

(1)	A Share Acquisition Right Holder shall be entitled to exercise his/her share acquisition rights only if such rights are exercised at any time during the period beginning on the date immediately following the date on which he/she no longer holds the office of director of the Bank and ending on the date on which ten (10) days have elapsed since the start date of the period. However, even if a Share Acquisition Right Holder holds the office of director, he/she is entitled to exercise his/her share acquisition rights on and after the date on which the exercise period for the share acquisition rights allotted to him/her will expire in less than three hundred and sixty-five (365) days.

(2)	A Share Acquisition Right Holder shall not be entitled to exercise his/her share acquisition rights in any of the following events:

(i)	The Share Acquisition Right Holder voluntarily resigns from the office of director within one (1) year from the date of allotment of the share acquisition rights.

(ii)	The Share Acquisition Right Holder is removed from the office of director of the Bank on any of the following grounds:

A.	A material violation of law, or activities breaching any of the Bank’s policies due to intent or gross negligence.

B.	Employment with, or appointment as an officer of, another company during his/her term of office as a director of the Bank, without the consent of the Bank’s representative.

C.	Divulgence of the Bank’s important secrets, or provision or acceptance of gifts in large amounts in connection with his/her duties, or disgrace on the Bank, or activities causing considerable loss to the Bank.

(iii)       Article 331, paragraph (1), item (iii) or (iv) of the Companies Act applies to the Share Acquisition Right Holder.

(iv)	The Share Acquisition Right Holder breaches any provision of the Share Acquisition Rights Allotment Agreement executed between the Bank and the Share Acquisition Right Holder, or the Bank’s Board of Directors finds that the Share Acquisition Right Holder has committed activities that seriously undermine the trust relationship with the Bank.

(v)	The Share Acquisition Right Holder offers to relinquish all or part of his/her share acquisition rights using the form prescribed by the Bank.

(3)	When a Share Acquisition Right Holder exercises his/her share acquisition rights, he/she shall exercise all of the share acquisition rights held by him/her at one time and shall not be entitled to exercise only a fraction of one share acquisition right.

(4)	All other conditions shall be subject to the provisions of the Share Acquisition Rights Allotment Agreement executed between the Bank and each Share Acquisition Right Holder.

8.       Matters concerning the acquisition of share acquisition rights

In any of the following events, the share acquisition rights held by a Share Acquisition Right Holder may be acquired by the Bank without compensation at any time during the exercise period for the share acquisition rights specified in section 6 above:

(1)	The Share Acquisition Right Holder is no longer entitled to exercise the share acquisition rights under the provisions of section 7 above.

(2)	The Bank’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a merger in which the Bank is the merged company, except where the merger agreement provides that the surviving company’s share acquisition rights will be delivered.

(3)	The Bank’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a share exchange or share transfer in which the Bank is the wholly-owned subsidiary, except where the share exchange agreement or share transfer plan, as the case may be, provides that share acquisition rights of the company which becoming the wholly-owning parent company will be delivered.

9.       Restrictions on the transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Bank’s Board of Directors.

10.	Matters concerning increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance upon the exercise of share acquisition rights, the stated capital shall increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The legal capital surplus shall increase as a result of the exercise of share acquisition rights by that maximum amount of increase in stated capital minus the amount credited to the stated capital.

11.       Treatment of share acquisition rights in case of reorganization

In the event of the Bank’s merger (only if the Bank becomes extinct as a result of the merger), absorption- or incorporation-type company split, share exchange or share transfer (collectively, “Reorganization”), share acquisition rights of the relevant stock company out of those stock companies set forth in Article 236, paragraph (1), item (viii) (a) through (e) of the Companies Act (each, the “Reorganized Company”), as the case may be, shall be delivered to all Share Acquisition Right Holders (if any) who hold remaining share acquisition rights (if any) as of the effective date of the Reorganization (“Remaining Share Acquisition Rights”), subject to the following conditions. In such case, the Remaining Share Acquisition Rights shall be extinguished and share acquisition rights of the Reorganized Company shall be newly issued. However, this is subject to the merger agreement, absorption- or incorporation-type company split agreement, share exchange agreement or share transfer agreement, as the case may be, containing provisions to the effect that share acquisition rights of the Reorganized Company shall be issued subject to the following conditions:

(1)	Number of share acquisition rights of the Reorganized Company to be delivered

The same number as the number of Remaining Share Acquisition Rights held by the relevant Share Acquisition Right Holders shall be delivered.

(2)       Class and number of shares of the Reorganized Company subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Reorganized Company’s common stock. The number of shares to be Granted upon the exercise of the share acquisition rights shall be determined in line with section 2 above by taking into account the conditions of the Reorganization, among other things.

(3)       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights to be delivered shall be the amount calculated by multiplying the post-reorganization exercise price specified below by the number of shares subject to the share acquisition rights. The post-reorganization exercise price shall be one (1) yen per share of the Reorganized Company to be Granted upon the exercise of the share acquisition rights to be delivered.

(4)       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period beginning on the later of (i) the first day of the exercise period for share acquisition rights specified in section 6 above or (ii) the effective date of the Reorganization, and ending on the last day of the period specified in section 6 above.

(5)       Matters concerning the acquisition of share acquisition rights

To be determined in line with section 8 above.

(6)       Restrictions on transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Reorganized Company’s board of directors (or directors if the Reorganized Company is not a company with board of directors).

(7)	Matters concerning increase in stated capital and legal capital surplus resulting from issuance of shares upon the exercise of share acquisition rights

To be determined in line with section 10 above.

12.       Treatment of fractions

It the number of shares to be Granted to a Share Acquisition Right Holder include any fraction less than one (1) share, the fraction shall be discarded.

End

Exhibit 2-(8)-2 to the Share Transfer Plan

Details of Shizuoka Financial Group, Inc. Eighth Series of Share Acquisition Rights

1.       Name of share acquisition rights

Shizuoka Financial Group, Inc. Eighth Series of Share Acquisition Rights

2.       Class and number of shares subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Company’s common stock. The total number of shares of the Company’s common stock to be newly issued or instead be transferred upon the exercise of one share acquisition right (such issuance or transfer is hereinafter referred to as “Grant”) shall be 100 shares.

In the event of a stock split or consolidation of the Company’s common stock after the date of allotment of the share acquisition rights, the number of shares subject to the share acquisition rights shall be adjusted using the following formula. However, such adjustment shall be made only for the number of shares subject to the share acquisition rights that have not been exercised at that point in time, with any fraction less than one share resulting from such adjustment to be discarded.

Number of shares after adjustment = Number of shares before adjustment x share split or consolidation ratio

In the event of the Company’s merger or company split (collectively, “Merger”) or allotment of shares without contribution or any other event requiring an adjustment of the number of shares subject to the share acquisition rights, in each case after the date of allotment of the share acquisition rights, the Company may adjust the number of shares subject to the share acquisition rights to a reasonable extent by taking into account, among other things, the conditions of the Merger or allotment of shares without contribution, as the case may be.

3.       Amount to be paid in for share acquisition rights

No payment of money shall be required.

4.       Date of allocation of share acquisition rights

October 3, 2022

5.       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights shall be the amount calculated by setting the price per share to be Granted upon the exercise of the share acquisition rights at one (1) yen and by multiplying this amount by the number of shares subject to the share acquisition rights.

6.       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period from October 3, 2022 to July 22, 2039. However, if the last day of the exercise period falls upon the Company’s holiday, the preceding business day shall be the last day of the exercise period.

7.       Conditions for the exercise of share acquisition rights

(1)	A Share Acquisition Right Holder shall be entitled to exercise his/her share acquisition rights only if such rights are exercised at any time during the period beginning on the date immediately following the date on which he/she no longer holds the office of director of The Shizuoka Bank, Ltd. and ending on the date on which ten (10) days have elapsed since the start date of the period. However, even if a Share Acquisition Right Holder holds the office of director of The Shizuoka Bank, Ltd., he/she is entitled to exercise his/her share acquisition rights on and after the date on which the exercise period for the share acquisition rights allotted to him/her will expire in less than three hundred and sixty-five (365) days.

(2)	A Share Acquisition Right Holder shall not be entitled to exercise his/her share acquisition rights in any of the following events:

(i)	The Share Acquisition Right Holder voluntarily resigns from the office of director of The Shizuoka Bank, Ltd. within one (1) year from the date of allotment of the share acquisition rights.

(ii)	The Share Acquisition Right Holder is removed from the office of director of The Shizuoka Bank, Ltd. on any of the following grounds:

A.	A material violation of law, or activities breaching any of the Company’s or The Shizuoka Bank, Ltd.’s policies due to intent or gross negligence.

B.	Employment with, or appointment as an officer of, another company during his/her term of office as a director of The Shizuoka Bank, Ltd. without the consent of the Company’s and The Shizuoka Bank, Ltd.’s representatives.

C.	Divulgence of the Company’s or The Shizuoka Bank Ltd.’s important secrets, or provision or acceptance of gifts in large amounts in connection with his/her duties, or disgrace on the Company or The Shizuoka Bank, Ltd., or activities causing considerable loss to the Company or The Shizuoka Bank, Ltd.

(iii)       Article 331, paragraph (1), item (iii) or (iv) of the Companies Act applies to the Share Acquisition Right Holder.

(iv)	The Share Acquisition Right Holder breaches any provision of the Share Acquisition Rights Allotment Agreement executed between the Company and the Share Acquisition Right Holder, or the Company’s Board of Directors finds that the Share Acquisition Right Holder has committed activities that seriously undermine the trust relationship with the Company or The Shizuoka Bank, Ltd.

(v)	The Share Acquisition Right Holder offers to relinquish all or part of his/her share acquisition rights using the form prescribed by the Company.

(3)	When a Share Acquisition Right Holder exercises his/her share acquisition rights, he/she shall exercise all of the share acquisition rights held by him/her at one time and shall not be entitled to exercise only a fraction of one share acquisition right.

(4)	Exercise of rights by heirs

(i)	All persons who succeed by inheritance to a Share Acquisition Right Holder’s share acquisition rights (“Successors of Rights”) shall exercise their rights to the share acquisition rights jointly through a representative of the Successors of Rights. In such case, all Share Acquisition Rights held by the Successors of Rights shall be exercised together at one time, with none of the Successors of Rights being entitled to exercise only a fraction of one share acquisition right.

(ii)	The Successors of Rights shall be entitled to exercise the share acquisition rights inherited from the Share Acquisition Right Holder only during the period beginning on the date immediately following the date of death of the Share Acquisition Right Holder and ending on the date on which six (6) months have elapsed since the start date of the period.

(5)	All other conditions shall be subject to the provisions of the Share Acquisition Rights Allotment Agreement executed between the Company and each Share Acquisition Right Holder.

8.       Matters concerning the acquisition of share acquisition rights

In any of the following events, the share acquisition rights held by a Share Acquisition Right Holder may be acquired by the Company without compensation at any time during the exercise period for the share acquisition rights specified in section 6 above:

(1)	The Share Acquisition Right Holder is no longer entitled to exercise the share acquisition rights under the provisions of section 7 above.

(2)	The Company’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a merger in which the Company is the merged company, except where the merger agreement provides that the surviving company’s share acquisition rights will be delivered.

(3)	The Company’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a share exchange or share transfer in which the Company is the wholly-owned subsidiary, except where the share exchange agreement or share transfer plan, as the case may be, provides that share acquisition rights of the company which becoming the wholly-owning parent company will be delivered.

9.       Restrictions on the transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Company’s Board of Directors.

10.	Matters concerning increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance of shares upon the exercise of share acquisition rights, the stated capital will increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The legal capital surplus shall increase as a result of the exercise of share acquisition rights by that maximum amount of increase in stated capital minus the amount credited to the stated capital.

11.       Treatment of share acquisition rights in case of reorganization

In the event of the Company’s merger (only if the Company becomes extinct as a result of the merger), absorption- or incorporation-type company split, share exchange or share transfer (collectively, “Reorganization”), share acquisition rights of the relevant stock company out of those stock companies set forth in Article 236, paragraph (1), item (viii) (a) through (e) of the Companies Act (each, the “Reorganized Company”), as the case may be, shall be delivered to all Share Acquisition Right Holders (if any) who hold remaining share acquisition rights (if any) as of the effective date of the Reorganization (“Remaining Share Acquisition Rights”), subject to the following conditions. In such case, the Remaining Share Acquisition Rights shall be extinguished and share acquisition rights of the Reorganized Company shall be newly issued. However, this is subject to the merger agreement, absorption- or incorporation-type company split agreement, share exchange agreement or share transfer agreement, as the case may be, containing provisions to the effect that share acquisition rights of the Reorganized Company shall be issued subject to the following conditions:

(1)	Number of share acquisition rights of the Reorganized Company to be delivered

The same number as the number of Remaining Share Acquisition Rights held by the relevant Share Acquisition Right Holders shall be delivered.

(2)       Class and number of shares of the Reorganized Company subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Reorganized Company’s common stock. The number of shares to be Granted upon the exercise of the share acquisition rights shall be determined in line with section 2 above by taking into account the conditions of the Reorganization, among other things.

(3)       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights to be delivered shall be the amount calculated by multiplying the post-reorganization exercise price specified below by the number of shares subject to the share acquisition rights. The post-reorganization exercise price shall be one (1) yen per share of the Reorganized Company to be Granted upon the exercise of the share acquisition rights to be delivered.

(4)       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period beginning on the later of (i) the first day of the exercise period for share acquisition rights specified in section 6 above or (ii) the effective date of the Reorganization, and ending on the last day of the period specified in section 6 above.

(5)       Matters concerning the acquisition of share acquisition rights

To be determined in line with section 8 above.

(6)       Restrictions on transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Reorganized Company’s board of directors (or directors if the Reorganized Company is not a company with board of directors).

(7)	Matters concerning increase in stated capital and legal capital surplus resulting from issuance of shares upon the exercise of share acquisition rights

To be determined in line with section 10 above.

12.       Treatment of fractions

It the number of shares to be Granted to a Share Acquisition Right Holder include any fraction less than one (1) share, the fraction shall be discarded.

End

Exhibit 2-(9)-1 to the Share Transfer Plan

Details of The Shizuoka Bank, Ltd. Ninth Series of Share Acquisition Rights

1.       Name of share acquisition rights

The Shizuoka Bank, Ltd. Ninth Series of Share Acquisition Rights

2.       Class and number of shares subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Bank’s common stock. The total number of shares of the Bank’s common stock to be newly issued or instead be transferred upon the exercise of one share acquisition right (such issuance or transfer is hereinafter referred to as “Grant”) shall be 100 shares.

In the event of a stock split or consolidation of the Bank’s common stock after the date of allotment of the share acquisition rights, the number of shares subject to the share acquisition rights shall be adjusted using the following formula. However, such adjustment shall be made only for the number of shares subject to the share acquisition rights that have not been exercised at that point in time, with any fraction less than one share resulting from such adjustment to be discarded.

Number of shares after adjustment = Number of shares before adjustment x share split or consolidation ratio

In the event of the Bank’s merger or company split (collectively, “Merger”) or allotment of shares without contribution or any other event requiring an adjustment of the number of shares subject to the share acquisition rights, in each case after the date of allotment of the share acquisition rights, the Bank may adjust the number of shares subject to the share acquisition rights to a reasonable extent by taking into account, among other things, the conditions of the Merger or allotment of shares without contribution, as the case may be.

3.       Amount to be paid in for share acquisition rights

The amount to be paid in shall be the value of the share acquisition rights computed by the Black-Scholes model on the date of allotment of the share acquisition rights. Persons to whom share acquisition rights are allotted (“Share Acquisition Right Holders”) shall set off their claims for compensation payable by the Bank against their obligations to pay the amount to be paid in.

4.       Date of allocation of share acquisition rights

July 21, 2015

5.       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights shall be the amount calculated by setting the price per share to be Granted upon the exercise of the share acquisition rights at one (1) yen and by multiplying this amount by the number of shares subject to the share acquisition rights.

6.       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period from July 22, 2015 to July 21, 2040. However, if the last day of the exercise period falls upon the Bank’s holiday, the preceding business day shall be the last day of the exercise period.

7.       Conditions for the exercise of share acquisition rights

(1)	A Share Acquisition Right Holder shall be entitled to exercise his/her share acquisition rights only if such rights are exercised at any time during the period beginning on the date immediately following the date on which he/she no longer holds the office of director of the Bank and ending on the date on which ten (10) days have elapsed since the start date of the period. However, even if a Share Acquisition Right Holder holds the office of director, he/she is entitled to exercise his/her share acquisition rights on and after the date on which the exercise period for the share acquisition rights allotted to him/her will expire in less than three hundred and sixty-five (365) days.

(2)	A Share Acquisition Right Holder shall not be entitled to exercise his/her share acquisition rights in any of the following events:

(i)	The Share Acquisition Right Holder voluntarily resigns from the office of director within one (1) year from the date of allotment of the share acquisition rights.

(ii)	The Share Acquisition Right Holder is removed from the office of director of the Bank on any of the following grounds:

A.	A material violation of law, or activities breaching any of the Bank’s policies due to intent or gross negligence.

B.	Employment with, or appointment as an officer of, another company during his/her term of office as a director of the Bank, without the consent of the Bank’s representative.

C.	Divulgence of the Bank’s important secrets, or provision or acceptance of gifts in large amounts in connection with his/her duties, or disgrace on the Bank, or activities causing considerable loss to the Bank.

(iii)       Article 331, paragraph (1), item (iii) or (iv) of the Companies Act applies to the Share Acquisition Right Holder.

(iv)	The Bank’s Board of Directors finds that the Share Acquisition Right Holder has committed activities that seriously undermine the trust relationship with the Bank.

(v)	The Share Acquisition Right Holder offers to relinquish all or part of his/her share acquisition rights using the form prescribed by the Bank.

(3)	When a Share Acquisition Right Holder exercises his/her share acquisition rights, he/she shall exercise all of the share acquisition rights held by him/her at one time and shall not be entitled to exercise only a fraction of one share acquisition right.

(4)	Exercise of rights by heirs

(i)	All persons who succeed by inheritance to a Share Acquisition Right Holder’s share acquisition rights (“Successors of Rights”) shall exercise their rights to the share acquisition rights jointly through a representative of the Successors of Rights. In such case, all Share Acquisition Rights held by the Successors of Rights shall be exercised together at one time, with none of the Successors of Rights being entitled to exercise only a fraction of one share acquisition right.

(ii)	The Successors of Rights shall be entitled to exercise the share acquisition rights inherited from the Share Acquisition Right Holder only during the period beginning on the date immediately following the date of death of the Share Acquisition Right Holder and ending on the date on which six (6) months have elapsed since the start date of the period.

8.	Matters concerning the acquisition of share acquisition rights

In any of the following events, the share acquisition rights held by a Share Acquisition Right Holder may be acquired by the Bank without compensation at any time during the exercise period for the share acquisition rights specified in section 6 above:

(1)	The Share Acquisition Right Holder is no longer entitled to exercise the share acquisition rights under the provisions of section 7 above.

(2)	The Bank’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a merger in which the Bank is the merged company, except where the merger agreement provides that the surviving company’s share acquisition rights will be delivered.

(3)	The Bank’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a share exchange or share transfer in which the Bank is the wholly-owned subsidiary, except where the share exchange agreement or share transfer plan, as the case may be, provides that share acquisition rights of the company which becoming the wholly-owning parent company will be delivered.

9.       Restrictions on the transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Bank’s Board of Directors.

10.	Matters concerning increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance of shares upon the exercise of share acquisition rights, the stated capital will increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The legal capital surplus shall increase as a result of the exercise of share acquisition rights by that maximum amount of increase in stated capital minus the amount credited to the stated capital.

11.       Treatment of share acquisition rights in case of a reorganization

In the event of the Bank’s merger (only if the Bank becomes extinct as a result of the merger), absorption- or incorporation-type company split, share exchange or share transfer (each, a “Reorganization”), share acquisition rights of the relevant stock company out of those stock companies set forth in Article 236, paragraph (1), item (viii) (a) through (e) of the Companies Act (each, the “Reorganized Company”), as the case may be, shall be delivered to all Share Acquisition Right Holders (if any) who hold remaining share acquisition rights (if any) as of the effective date of the Reorganization (“Remaining Share Acquisition Rights”), subject to the following conditions. In such case, the Remaining Share Acquisition Rights shall be extinguished and share acquisition rights of the Reorganized Company shall be newly issued. However, this is subject to the merger agreement, absorption- or incorporation-type company split agreement, share exchange agreement or share transfer agreement, as the case may be, containing provisions to the effect that share acquisition rights of the Reorganized Company shall be issued subject to the following conditions:

(1)	Number of share acquisition rights of the Reorganized Company to be delivered

The same number as the number of Remaining Share Acquisition Rights held by the relevant Share Acquisition Right Holders shall be delivered.

(2)       Class and number of shares of the Reorganized Company subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Reorganized Company’s common stock. The number of shares to be Granted upon the exercise of the share acquisition rights shall be determined in line with section 2 above by taking into account the conditions of the Reorganization, among other things.

(3)       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights to be delivered shall be the amount calculated by multiplying the post-reorganization exercise price specified below by the number of shares subject to the share acquisition rights. The post-reorganization exercise price shall be one (1) yen per share of the Reorganized Company to be Granted upon the exercise of the share acquisition rights to be delivered.

(4)       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period beginning on the later of (i) the first day of the exercise period for share acquisition rights specified in section 6 above or (ii) the effective date of the Reorganization, and ending on the last day of the period specified in section 6 above.

(5)       Matters concerning the acquisition of share acquisition rights

To be determined in line with section 8 above.

(6)       Restrictions on transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Reorganized Company’s board of directors (or directors if the Reorganized Company is not a company with board of directors).

(7)	Matters concerning increase in stated capital and legal capital surplus resulting from issuance of shares upon the exercise of share acquisition rights

To be determined in line with section 10 above.

12.       Treatment of fractions

It the number of shares to be Granted to a Share Acquisition Right Holder include any fraction less than one (1) share, the fraction shall be discarded.

End

Exhibit 2-(9)-2 to the Share Transfer Plan

Details of Shizuoka Financial Group, Inc. Ninth Series of Share Acquisition Rights

1.       Name of share acquisition rights

Shizuoka Financial Group, Inc. Ninth Series of Share Acquisition Rights

2.       Class and number of shares subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Company’s common stock. The total number of shares of the Company’s common stock to be newly issued or instead be transferred upon the exercise of one share acquisition right (such issuance or transfer is hereinafter referred to as “Grant”) shall be 100 shares.

In the event of a stock split or consolidation of the Company’s common stock after the date of allotment of the share acquisition rights, the number of shares subject to the share acquisition rights shall be adjusted using the following formula. However, such adjustment shall be made only for the number of shares subject to the share acquisition rights that have not been exercised at that point in time, with any fraction less than one share resulting from such adjustment to be discarded.

Number of shares after adjustment = Number of shares before adjustment x share split or consolidation ratio

In the event of the Company’s merger or company split (collectively, “Merger”) or allotment of shares without contribution or any other event requiring an adjustment of the number of shares subject to the share acquisition rights, in each case after the date of allotment of the share acquisition rights, the Company may adjust the number of shares subject to the share acquisition rights to a reasonable extent by taking into account, among other things, the conditions of the Merger or allotment of shares without contribution, as the case may be.

3.       Amount to be paid in for share acquisition rights

No payment of money shall be required.

4.       Date of allocation of share acquisition rights

October 3, 2022

5.       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights shall be the amount calculated by setting the price per share to be Granted upon the exercise of the share acquisition rights at one (1) yen and by multiplying this amount by the number of shares subject to the share acquisition rights.

6.       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period from October 3, 2022 to July 21, 2040. However, if the last day of the exercise period falls upon the Company’s holiday, the preceding business day shall be the last day of the exercise period.

7.       Conditions for the exercise of share acquisition rights

(1)	A Share Acquisition Right Holder shall be entitled to exercise his/her share acquisition rights only if such rights are exercised at any time during the period beginning on the date immediately following the date on which he/she no longer holds the office of director of The Shizuoka Bank, Ltd. and ending on the date on which ten (10) days have elapsed since the start date of the period. However, even if a Share Acquisition Right Holder holds the office of director of The Shizuoka Bank, Ltd., he/she is entitled to exercise his/her share acquisition rights on and after the date on which the exercise period for the share acquisition rights allotted to him/her will expire in less than three hundred and sixty-five (365) days.

(2)	A Share Acquisition Right Holder shall not be entitled to exercise his/her share acquisition rights in any of the following events:

(i)	The Share Acquisition Right Holder voluntarily resigns from the office of director of The Shizuoka Bank, Ltd. within one (1) year from the date of allotment of the share acquisition rights.

(ii)	The Share Acquisition Right Holder is removed from the office of director of The Shizuoka Bank, Ltd. on any of the following grounds:

A.	A material violation of law, or activities breaching any of the Company’s or The Shizuoka Bank, Ltd.’s policies due to intent or gross negligence.

B.	Employment with, or appointment as an officer of, another company during his/her term of office as a director of The Shizuoka Bank, Ltd. without the consent of the Company’s and The Shizuoka Bank, Ltd.’s representatives.

C.	Divulgence of the Company’s or The Shizuoka Bank Ltd.’s important secrets, or provision or acceptance of gifts in large amounts in connection with his/her duties, or disgrace on the Company or The Shizuoka Bank, Ltd., or activities causing considerable loss to the Company or The Shizuoka Bank, Ltd.

(iii)       Article 331, paragraph (1), item (iii) or (iv) of the Companies Act applies to the Share Acquisition Right Holder.

(iv)	The Share Acquisition Right Holder breaches any provision of the Share Acquisition Rights Allotment Agreement executed between the Company and the Share Acquisition Right Holder, or the Company’s Board of Directors finds that the Share Acquisition Right Holder has committed activities that seriously undermine the trust relationship with the Company or The Shizuoka Bank, Ltd.

(v)	The Share Acquisition Right Holder offers to relinquish all or part of his/her share acquisition rights using the form prescribed by the Company.

(3)	When a Share Acquisition Right Holder exercises his/her share acquisition rights, he/she shall exercise all of the share acquisition rights held by him/her at one time and shall not be entitled to exercise only a fraction of one share acquisition right.

(4)	Exercise of rights by heirs

(i)	All persons who succeed by inheritance to a Share Acquisition Right Holder’s share acquisition rights (“Successors of Rights”) shall exercise their rights to the share acquisition rights jointly through a representative of the Successors of Rights. In such case, all Share Acquisition Rights held by the Successors of Rights shall be exercised together at one time, with none of the Successors of Rights being entitled to exercise only a fraction of one share acquisition right.

(ii)	The Successors of Rights shall be entitled to exercise the share acquisition rights inherited from the Share Acquisition Right Holder only during the period beginning on the date immediately following the date of death of the Share Acquisition Right Holder and ending on the date on which six (6) months have elapsed since the start date of the period.

(5)	All other conditions shall be subject to the provisions of the Share Acquisition Rights Allotment Agreement executed between the Company and each Share Acquisition Right Holder.

8.       Matters concerning the acquisition of share acquisition rights

In any of the following events, the share acquisition rights held by a Share Acquisition Right Holder may be acquired by the Company without compensation at any time during the exercise period for the share acquisition rights specified in section 6 above:

(1)	The Share Acquisition Right Holder is no longer entitled to exercise the share acquisition rights under the provisions of section 7 above.

(2)	The Company’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a merger in which the Company is the merged company, except where the merger agreement provides that the surviving company’s share acquisition rights will be delivered.

(3)	The Company’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a share exchange or share transfer in which the Company is the wholly-owned subsidiary, except where the share exchange agreement or share transfer plan, as the case may be, provides that share acquisition rights of the company which becoming the wholly-owning parent company will be delivered.

9.       Restrictions on the transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Company’s Board of Directors.

10.	Matters concerning increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance of shares upon the exercise of share acquisition rights, the stated capital will increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The legal capital surplus shall increase as a result of the exercise of share acquisition rights by that maximum amount of increase in stated capital minus the amount credited to the stated capital.

11.       Treatment of share acquisition rights in case of reorganization

In the event of the Company’s merger (only if the Company becomes extinct as a result of the merger), absorption- or incorporation-type company split, share exchange or share transfer (collectively, “Reorganization”), share acquisition rights of the relevant stock company out of those stock companies set forth in Article 236, paragraph (1), item (viii) (a) through (e) of the Companies Act (each, the “Reorganized Company”), as the case may be, shall be delivered to all Share Acquisition Right Holders (if any) who hold remaining share acquisition rights (if any) as of the effective date of the Reorganization (“Remaining Share Acquisition Rights”), subject to the following conditions. In such case, the Remaining Share Acquisition Rights shall be extinguished and share acquisition rights of the Reorganized Company shall be newly issued. However, this is subject to the merger agreement, absorption- or incorporation-type company split agreement, share exchange agreement or share transfer agreement, as the case may be, containing provisions to the effect that share acquisition rights of the Reorganized Company shall be issued subject to the following conditions:

(1)	Number of share acquisition rights of the Reorganized Company to be delivered

The same number as the number of Remaining Share Acquisition Rights held by the relevant Share Acquisition Right Holders shall be delivered.

(2)       Class and number of shares of the Reorganized Company subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Reorganized Company’s common stock. The number of shares to be Granted upon the exercise of the share acquisition rights shall be determined in line with section 2 above by taking into account the conditions of the Reorganization, among other things.

(3)       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights to be delivered shall be the amount calculated by multiplying the post-reorganization exercise price specified below by the number of shares subject to the share acquisition rights. The post-reorganization exercise price shall be one (1) yen per share of the Reorganized Company to be Granted upon the exercise of the share acquisition rights to be delivered.

(4)       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period beginning on the later of (i) the first day of the exercise period for share acquisition rights specified in section 6 above or (ii) the effective date of the Reorganization, and ending on the last day of the period specified in section 6 above.

(5)       Matters concerning the acquisition of share acquisition rights

To be determined in line with section 8 above.

(6)       Restrictions on transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Reorganized Company’s board of directors (or directors if the Reorganized Company is not a company with board of directors).

(7)	Matters concerning increase in stated capital and legal capital surplus resulting from issuance of shares upon the exercise of share acquisition rights

To be determined in line with section 10 above.

12.       Treatment of fractions

It the number of shares to be Granted to a Share Acquisition Right Holder include any fraction less than one (1) share, the fraction shall be discarded.

End

Exhibit 2-(10)-1 to the Share Transfer Plan

Details of The Shizuoka Bank, Ltd. Tenth Series of Share Acquisition Rights

1.       Name of share acquisition rights

The Shizuoka Bank, Ltd. Tenth Series of Share Acquisition Rights

2.       Class and number of shares subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Bank’s common stock. The total number of shares of the Bank’s common stock to be newly issued or instead be transferred upon the exercise of one share acquisition right (such issuance or transfer is hereinafter referred to as “Grant”) shall be 100 shares.

In the event of a stock split or consolidation of the Bank’s common stock after the date of allotment of the share acquisition rights, the number of shares subject to the share acquisition rights shall be adjusted using the following formula. However, such adjustment shall be made only for the number of shares subject to the share acquisition rights that have not been exercised at that point in time, with any fraction less than one share resulting from such adjustment to be discarded.

Number of shares after adjustment = Number of shares before adjustment x share split or consolidation ratio

In the event of the Bank’s merger or company split (collectively, “Merger”) or allotment of shares without contribution or any other event requiring an adjustment of the number of shares subject to the share acquisition rights, in each case after the date of allotment of the share acquisition rights, the Bank may adjust the number of shares subject to the share acquisition rights to a reasonable extent by taking into account, among other things, the conditions of the Merger or allotment of shares without contribution, as the case may be.

3.       Amount to be paid in for share acquisition rights

The amount to be paid in shall be the value of the share acquisition rights computed by the Black-Scholes model on the date of allotment of the share acquisition rights. Persons to whom share acquisition rights are allotted (“Share Acquisition Right Holders”) shall set off their claims for compensation payable by the Bank against their obligations to pay the amount to be paid in.

4.       Date of allocation of share acquisition rights

July 19, 2016

5.       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights shall be the amount calculated by setting the price per share to be Granted upon the exercise of the share acquisition rights at one (1) yen and by multiplying this amount by the number of shares subject to the share acquisition rights.

6.       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period from July 20, 2016 to July 19, 2041. However, if the last day of the exercise period falls upon the Bank’s holiday, the preceding business day shall be the last day of the exercise period.

7.       Conditions for the exercise of share acquisition rights

(1)	A Share Acquisition Right Holder shall be entitled to exercise his/her share acquisition rights only if such rights are exercised at any time during the period beginning on the date immediately following the date on which he/she no longer holds the office of director of the Bank and ending on the date on which ten (10) days have elapsed since the start date of the period. However, even if a Share Acquisition Right Holder holds the office of director, he/she is entitled to exercise his/her share acquisition rights on and after the date on which the exercise period for the share acquisition rights allotted to him/her will expire in less than three hundred and sixty-five (365) days.

(2)	A Share Acquisition Right Holder shall not be entitled to exercise his/her share acquisition rights in any of the following events:

(i)	The Share Acquisition Right Holder voluntarily resigns from the office of director within one (1) year from the date of allotment of the share acquisition rights.

(ii)	The Share Acquisition Right Holder is removed from the office of director of the Bank on any of the following grounds:

A.	A material violation of law, or activities breaching any of the Bank’s policies due to intent or gross negligence.

B.	Employment with, or appointment as an officer of, another company during his/her term of office as a director of the Bank, without the consent of the Bank’s representative.

C.	Divulgence of the Bank’s important secrets, or provision or acceptance of gifts in large amounts in connection with his/her duties, or disgrace on the Bank, or activities causing considerable loss to the Bank.

(iii)       Article 331, paragraph (1), item (iii) or (iv) of the Companies Act applies to the Share Acquisition Right Holder.

(iv)	The Bank’s Board of Directors finds that the Share Acquisition Right Holder has committed activities that seriously undermine the trust relationship with the Bank.

(v)	The Share Acquisition Right Holder offers to relinquish all or part of his/her share acquisition rights using the form prescribed by the Bank.

(3)	When a Share Acquisition Right Holder exercises his/her share acquisition rights, he/she shall exercise all of the share acquisition rights held by him/her at one time and shall not be entitled to exercise only a fraction of one share acquisition right.

(4)	Exercise of rights by heirs

(i)	All persons who succeed by inheritance to a Share Acquisition Right Holder’s share acquisition rights (“Successors of Rights”) shall exercise their rights to the share acquisition rights jointly through a representative of the Successors of Rights. In such case, all Share Acquisition Rights held by the Successors of Rights shall be exercised together at one time, with none of the Successors of Rights being entitled to exercise only a fraction of one share acquisition right.

(ii)	The Successors of Rights shall be entitled to exercise the share acquisition rights inherited from the Share Acquisition Right Holder only during the period beginning on the date immediately following the date of death of the Share Acquisition Right Holder and ending on the date on which six (6) months have elapsed since the start date of the period.

8.	Matters concerning the acquisition of share acquisition rights

In any of the following events, the share acquisition rights held by a Share Acquisition Right Holder may be acquired by the Bank without compensation at any time during the exercise period for the share acquisition rights specified in section 6 above:

(1)	The Share Acquisition Right Holder is no longer entitled to exercise the share acquisition rights under the provisions of section 7 above.

(2)	The Bank’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a merger in which the Bank is the merged company, except where the merger agreement provides that the surviving company’s share acquisition rights will be delivered.

(3)	The Bank’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a share exchange or share transfer in which the Bank is the wholly-owned subsidiary, except where the share exchange agreement or share transfer plan, as the case may be, provides that share acquisition rights of the company which becoming the wholly-owning parent company will be delivered.

9.       Restrictions on the transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Bank’s Board of Directors.

10.	Matters concerning increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance of shares upon the exercise of share acquisition rights, the stated capital will increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The legal capital surplus shall increase as a result of the exercise of share acquisition rights by that maximum amount of increase in stated capital minus the amount credited to the stated capital.

11.       Treatment of share acquisition rights in case of a reorganization

In the event of the Bank’s merger (only if the Bank becomes extinct as a result of the merger), absorption- or incorporation-type company split, share exchange or share transfer (each, a “Reorganization”), share acquisition rights of the relevant stock company out of those stock companies set forth in Article 236, paragraph (1), item (viii) (a) through (e) of the Companies Act (each, the “Reorganized Company”), as the case may be, shall be delivered to all Share Acquisition Right Holders (if any) who hold remaining share acquisition rights (if any) as of the effective date of the Reorganization (“Remaining Share Acquisition Rights”), subject to the following conditions. In such case, the Remaining Share Acquisition Rights shall be extinguished and share acquisition rights of the Reorganized Company shall be newly issued. However, this is subject to the merger agreement, absorption- or incorporation-type company split agreement, share exchange agreement or share transfer agreement, as the case may be, containing provisions to the effect that share acquisition rights of the Reorganized Company shall be issued subject to the following conditions:

(1)	Number of share acquisition rights of the Reorganized Company to be delivered

The same number as the number of Remaining Share Acquisition Rights held by the relevant Share Acquisition Right Holders shall be delivered.

(2)       Class and number of shares of the Reorganized Company subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Reorganized Company’s common stock. The number of shares to be Granted upon the exercise of the share acquisition rights shall be determined in line with section 2 above by taking into account the conditions of the Reorganization, among other things.

(3)       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights to be delivered shall be the amount calculated by multiplying the post-reorganization exercise price specified below by the number of shares subject to the share acquisition rights. The post-reorganization exercise price shall be one (1) yen per share of the Reorganized Company to be Granted upon the exercise of the share acquisition rights to be delivered.

(4)       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period beginning on the later of (i) the first day of the exercise period for share acquisition rights specified in section 6 above or (ii) the effective date of the Reorganization, and ending on the last day of the period specified in section 6 above.

(5)       Matters concerning the acquisition of share acquisition rights

To be determined in line with section 8 above.

(6)       Restrictions on transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Reorganized Company’s board of directors (or directors if the Reorganized Company is not a company with board of directors).

(7)	Matters concerning increase in stated capital and legal capital surplus resulting from issuance of shares upon the exercise of share acquisition rights

To be determined in line with section 10 above.

12.       Treatment of fractions

It the number of shares to be Granted to a Share Acquisition Right Holder include any fraction less than one (1) share, the fraction shall be discarded.

End

Exhibit 2-(10)-2 to the Share Transfer Plan

Details of Shizuoka Financial Group, Inc. Tenth Series of Share Acquisition Rights

1.       Name of share acquisition rights

Shizuoka Financial Group, Inc. Tenth Series of Share Acquisition Rights

2.       Class and number of shares subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Company’s common stock. The total number of shares of the Company’s common stock to be newly issued or instead be transferred upon the exercise of one share acquisition right (such issuance or transfer is hereinafter referred to as “Grant”) shall be 100 shares.

In the event of a stock split or consolidation of the Company’s common stock after the date of allotment of the share acquisition rights, the number of shares subject to the share acquisition rights shall be adjusted using the following formula. However, such adjustment shall be made only for the number of shares subject to the share acquisition rights that have not been exercised at that point in time, with any fraction less than one share resulting from such adjustment to be discarded.

Number of shares after adjustment = Number of shares before adjustment x share split or consolidation ratio

In the event of the Company’s merger or company split (collectively, “Merger”) or allotment of shares without contribution or any other event requiring an adjustment of the number of shares subject to the share acquisition rights, in each case after the date of allotment of the share acquisition rights, the Company may adjust the number of shares subject to the share acquisition rights to a reasonable extent by taking into account, among other things, the conditions of the Merger or allotment of shares without contribution, as the case may be.

3.       Amount to be paid in for share acquisition rights

No payment of money shall be required.

4.       Date of allocation of share acquisition rights

October 3, 2022

5.       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights shall be the amount calculated by setting the price per share to be Granted upon the exercise of the share acquisition rights at one (1) yen and by multiplying this amount by the number of shares subject to the share acquisition rights.

6.       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period from October 3, 2022 to July 19, 2041. However, if the last day of the exercise period falls upon the Company’s holiday, the preceding business day shall be the last day of the exercise period.

7.       Conditions for the exercise of share acquisition rights

(1)	A Share Acquisition Right Holder shall be entitled to exercise his/her share acquisition rights only if such rights are exercised at any time during the period beginning on the date immediately following the date on which he/she no longer holds the office of director of The Shizuoka Bank, Ltd. and ending on the date on which ten (10) days have elapsed since the start date of the period. However, even if a Share Acquisition Right Holder holds the office of director of The Shizuoka Bank, Ltd., he/she is entitled to exercise his/her share acquisition rights on and after the date on which the exercise period for the share acquisition rights allotted to him/her will expire in less than three hundred and sixty-five (365) days.

(2)	A Share Acquisition Right Holder shall not be entitled to exercise his/her share acquisition rights in any of the following events:

(i)	The Share Acquisition Right Holder voluntarily resigns from the office of director of The Shizuoka Bank, Ltd. within one (1) year from the date of allotment of the share acquisition rights.

(ii)	The Share Acquisition Right Holder is removed from the office of director of The Shizuoka Bank, Ltd. on any of the following grounds:

A.	A material violation of law, or activities breaching any of the Company’s or The Shizuoka Bank, Ltd.’s policies due to intent or gross negligence.

B.	Employment with, or appointment as an officer of, another company during his/her term of office as a director of The Shizuoka Bank, Ltd. without the consent of the Company’s and The Shizuoka Bank, Ltd.’s representatives.

C.	Divulgence of the Company’s or The Shizuoka Bank Ltd.’s important secrets, or provision or acceptance of gifts in large amounts in connection with his/her duties, or disgrace on the Company or The Shizuoka Bank, Ltd., or activities causing considerable loss to the Company or The Shizuoka Bank, Ltd.

(iii)       Article 331, paragraph (1), item (iii) or (iv) of the Companies Act applies to the Share Acquisition Right Holder.

(iv)	The Share Acquisition Right Holder breaches any provision of the Share Acquisition Rights Allotment Agreement executed between the Company and the Share Acquisition Right Holder, or the Company’s Board of Directors finds that the Share Acquisition Right Holder has committed activities that seriously undermine the trust relationship with the Company or The Shizuoka Bank, Ltd.

(v)	The Share Acquisition Right Holder offers to relinquish all or part of his/her share acquisition rights using the form prescribed by the Company.

(3)	When a Share Acquisition Right Holder exercises his/her share acquisition rights, he/she shall exercise all of the share acquisition rights held by him/her at one time and shall not be entitled to exercise only a fraction of one share acquisition right.

(4)	Exercise of rights by heirs

(i)	All persons who succeed by inheritance to a Share Acquisition Right Holder’s share acquisition rights (“Successors of Rights”) shall exercise their rights to the share acquisition rights jointly through a representative of the Successors of Rights. In such case, all Share Acquisition Rights held by the Successors of Rights shall be exercised together at one time, with none of the Successors of Rights being entitled to exercise only a fraction of one share acquisition right.

(ii)	The Successors of Rights shall be entitled to exercise the share acquisition rights inherited from the Share Acquisition Right Holder only during the period beginning on the date immediately following the date of death of the Share Acquisition Right Holder and ending on the date on which six (6) months have elapsed since the start date of the period.

(5)	All other conditions shall be subject to the provisions of the Share Acquisition Rights Allotment Agreement executed between the Company and each Share Acquisition Right Holder.

8.       Matters concerning the acquisition of share acquisition rights

In any of the following events, the share acquisition rights held by a Share Acquisition Right Holder may be acquired by the Company without compensation at any time during the exercise period for the share acquisition rights specified in section 6 above:

(1)	The Share Acquisition Right Holder is no longer entitled to exercise the share acquisition rights under the provisions of section 7 above.

(2)	The Company’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a merger in which the Company is the merged company, except where the merger agreement provides that the surviving company’s share acquisition rights will be delivered.

(3)	The Company’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a share exchange or share transfer in which the Company is the wholly-owned subsidiary, except where the share exchange agreement or share transfer plan, as the case may be, provides that share acquisition rights of the company which becoming the wholly-owning parent company will be delivered.

9.       Restrictions on the transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Company’s Board of Directors.

10.	Matters concerning increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance of shares upon the exercise of share acquisition rights, the stated capital will increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The legal capital surplus shall increase as a result of the exercise of share acquisition rights by that maximum amount of increase in stated capital minus the amount credited to the stated capital.

11.       Treatment of share acquisition rights in case of reorganization

In the event of the Company’s merger (only if the Company becomes extinct as a result of the merger), absorption- or incorporation-type company split, share exchange or share transfer (collectively, “Reorganization”), share acquisition rights of the relevant stock company out of those stock companies set forth in Article 236, paragraph (1), item (viii) (a) through (e) of the Companies Act (each, the “Reorganized Company”), as the case may be, shall be delivered to all Share Acquisition Right Holders (if any) who hold remaining share acquisition rights (if any) as of the effective date of the Reorganization (“Remaining Share Acquisition Rights”), subject to the following conditions. In such case, the Remaining Share Acquisition Rights shall be extinguished and share acquisition rights of the Reorganized Company shall be newly issued. However, this is subject to the merger agreement, absorption- or incorporation-type company split agreement, share exchange agreement or share transfer agreement, as the case may be, containing provisions to the effect that share acquisition rights of the Reorganized Company shall be issued subject to the following conditions:

(1)	Number of share acquisition rights of the Reorganized Company to be delivered

The same number as the number of Remaining Share Acquisition Rights held by the relevant Share Acquisition Right Holders shall be delivered.

(2)       Class and number of shares of the Reorganized Company subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Reorganized Company’s common stock. The number of shares to be Granted upon the exercise of the share acquisition rights shall be determined in line with section 2 above by taking into account the conditions of the Reorganization, among other things.

(3)       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights to be delivered shall be the amount calculated by multiplying the post-reorganization exercise price specified below by the number of shares subject to the share acquisition rights. The post-reorganization exercise price shall be one (1) yen per share of the Reorganized Company to be Granted upon the exercise of the share acquisition rights to be delivered.

(4)       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period beginning on the later of (i) the first day of the exercise period for share acquisition rights specified in section 6 above or (ii) the effective date of the Reorganization, and ending on the last day of the period specified in section 6 above.

(5)       Matters concerning the acquisition of share acquisition rights

To be determined in line with section 8 above.

(6)       Restrictions on transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Reorganized Company’s board of directors (or directors if the Reorganized Company is not a company with board of directors).

(7)	Matters concerning increase in stated capital and legal capital surplus resulting from issuance of shares upon the exercise of share acquisition rights

To be determined in line with section 10 above.

12.       Treatment of fractions

It the number of shares to be Granted to a Share Acquisition Right Holder include any fraction less than one (1) share, the fraction shall be discarded.

End

Exhibit 2-(11)-1 to the Share Transfer Plan

Details of The Shizuoka Bank, Ltd. Eleventh Series of Share Acquisition Rights

1.       Name of share acquisition rights

The Shizuoka Bank, Ltd. Eleventh Series of Share Acquisition Rights

2.       Class and number of shares subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Bank’s common stock. The total number of shares of the Bank’s common stock to be newly issued or instead be transferred upon the exercise of one share acquisition right (such issuance or transfer is hereinafter referred to as “Grant”) shall be 100 shares.

In the event of a stock split or consolidation of the Bank’s common stock after the date of allotment of the share acquisition rights, the number of shares subject to the share acquisition rights shall be adjusted using the following formula. However, such adjustment shall be made only for the number of shares subject to the share acquisition rights that have not been exercised at that point in time, with any fraction less than one share resulting from such adjustment to be discarded.

Number of shares after adjustment = Number of shares before adjustment x share split or consolidation ratio

In the event of the Bank’s merger or company split (collectively, “Merger”) or allotment of shares without contribution or any other event requiring an adjustment of the number of shares subject to the share acquisition rights, in each case after the date of allotment of the share acquisition rights, the Bank may adjust the number of shares subject to the share acquisition rights to a reasonable extent by taking into account, among other things, the conditions of the Merger or allotment of shares without contribution, as the case may be.

3.       Amount to be paid in for share acquisition rights

The amount to be paid in shall be the value of the share acquisition rights computed by the Black-Scholes model on the date of allotment of the share acquisition rights. Persons to whom share acquisition rights are allotted (“Share Acquisition Right Holders”) shall set off their claims for compensation payable by the Bank against their obligations to pay the amount to be paid in.

4.       Date of allocation of share acquisition rights

July 18, 2017

5.       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights shall be the amount calculated by setting the price per share to be Granted upon the exercise of the share acquisition rights at one (1) yen and by multiplying this amount by the number of shares subject to the share acquisition rights.

6.       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period from July 19, 2017 to July 18, 2042. However, if the last day of the exercise period falls upon the Bank’s holiday, the preceding business day shall be the last day of the exercise period.

7.       Conditions for the exercise of share acquisition rights

(1)	A Share Acquisition Right Holder shall be entitled to exercise his/her share acquisition rights only if such rights are exercised at any time during the period beginning on the date immediately following the date on which he/she no longer holds the office of director of the Bank and ending on the date on which ten (10) days have elapsed since the start date of the period. However, even if a Share Acquisition Right Holder holds the office of director, he/she is entitled to exercise his/her share acquisition rights on and after the date on which the exercise period for the share acquisition rights allotted to him/her will expire in less than three hundred and sixty-five (365) days.

(2)	A Share Acquisition Right Holder shall not be entitled to exercise his/her share acquisition rights in any of the following events:

(i)	The Share Acquisition Right Holder voluntarily resigns from the office of director within one (1) year from the date of allotment of the share acquisition rights.

(ii)	The Share Acquisition Right Holder is removed from the office of director of the Bank on any of the following grounds:

A.	A material violation of law, or activities breaching any of the Bank’s policies due to intent or gross negligence.

B.	Employment with, or appointment as an officer of, another company during his/her term of office as a director of the Bank, without the consent of the Bank’s representative.

C.	Divulgence of the Bank’s important secrets, or provision or acceptance of gifts in large amounts in connection with his/her duties, or disgrace on the Bank, or activities causing considerable loss to the Bank.

(iii)       Article 331, paragraph (1), item (iii) or (iv) of the Companies Act applies to the Share Acquisition Right Holder.

(iv)	The Bank’s Board of Directors finds that the Share Acquisition Right Holder has committed activities that seriously undermine the trust relationship with the Bank.

(v)	The Share Acquisition Right Holder offers to relinquish all or part of his/her share acquisition rights using the form prescribed by the Bank.

(3)	When a Share Acquisition Right Holder exercises his/her share acquisition rights, he/she shall exercise all of the share acquisition rights held by him/her at one time and shall not be entitled to exercise only a fraction of one share acquisition right.

(4)	Exercise of rights by heirs

(i)	All persons who succeed by inheritance to a Share Acquisition Right Holder’s share acquisition rights (“Successors of Rights”) shall exercise their rights to the share acquisition rights jointly through a representative of the Successors of Rights. In such case, all Share Acquisition Rights held by the Successors of Rights shall be exercised together at one time, with none of the Successors of Rights being entitled to exercise only a fraction of one share acquisition right.

(ii)	The Successors of Rights shall be entitled to exercise the share acquisition rights inherited from the Share Acquisition Right Holder only during the period beginning on the date immediately following the date of death of the Share Acquisition Right Holder and ending on the date on which six (6) months have elapsed since the start date of the period.

8.	Matters concerning the acquisition of share acquisition rights

In any of the following events, the share acquisition rights held by a Share Acquisition Right Holder may be acquired by the Bank without compensation at any time during the exercise period for the share acquisition rights specified in section 6 above:

(1)	The Share Acquisition Right Holder is no longer entitled to exercise the share acquisition rights under the provisions of section 7 above.

(2)	The Bank’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a merger in which the Bank is the merged company, except where the merger agreement provides that the surviving company’s share acquisition rights will be delivered.

(3)	The Bank’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a share exchange or share transfer in which the Bank is the wholly-owned subsidiary, except where the share exchange agreement or share transfer plan, as the case may be, provides that share acquisition rights of the company which becoming the wholly-owning parent company will be delivered.

9.       Restrictions on the transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Bank’s Board of Directors.

10.	Matters concerning increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance of shares upon the exercise of share acquisition rights, the stated capital will increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The legal capital surplus shall increase as a result of the exercise of share acquisition rights by that maximum amount of increase in stated capital minus the amount credited to the stated capital.

11.       Treatment of share acquisition rights in case of a reorganization

In the event of the Bank’s merger (only if the Bank becomes extinct as a result of the merger), absorption- or incorporation-type company split, share exchange or share transfer (each, a “Reorganization”), share acquisition rights of the relevant stock company out of those stock companies set forth in Article 236, paragraph (1), item (viii) (a) through (e) of the Companies Act (each, the “Reorganized Company”), as the case may be, shall be delivered to all Share Acquisition Right Holders (if any) who hold remaining share acquisition rights (if any) as of the effective date of the Reorganization (“Remaining Share Acquisition Rights”), subject to the following conditions. In such case, the Remaining Share Acquisition Rights shall be extinguished and share acquisition rights of the Reorganized Company shall be newly issued. However, this is subject to the merger agreement, absorption- or incorporation-type company split agreement, share exchange agreement or share transfer agreement, as the case may be, containing provisions to the effect that share acquisition rights of the Reorganized Company shall be issued subject to the following conditions:

(1)	Number of share acquisition rights of the Reorganized Company to be delivered

The same number as the number of Remaining Share Acquisition Rights held by the relevant Share Acquisition Right Holders shall be delivered.

(2)       Class and number of shares of the Reorganized Company subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Reorganized Company’s common stock. The number of shares to be Granted upon the exercise of the share acquisition rights shall be determined in line with section 2 above by taking into account the conditions of the Reorganization, among other things.

(3)       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights to be delivered shall be the amount calculated by multiplying the post-reorganization exercise price specified below by the number of shares subject to the share acquisition rights. The post-reorganization exercise price shall be one (1) yen per share of the Reorganized Company to be Granted upon the exercise of the share acquisition rights to be delivered.

(4)       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period beginning on the later of (i) the first day of the exercise period for share acquisition rights specified in section 6 above or (ii) the effective date of the Reorganization, and ending on the last day of the period specified in section 6 above.

(5)       Matters concerning the acquisition of share acquisition rights

To be determined in line with section 8 above.

(6)       Restrictions on transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Reorganized Company’s board of directors (or directors if the Reorganized Company is not a company with board of directors).

(7)	Matters concerning increase in stated capital and legal capital surplus resulting from issuance of shares upon the exercise of share acquisition rights

To be determined in line with section 10 above.

12.       Treatment of fractions

It the number of shares to be Granted to a Share Acquisition Right Holder include any fraction less than one (1) share, the fraction shall be discarded.

End

Exhibit 2-(11)-2 to the Share Transfer Plan

Details of Shizuoka Financial Group, Inc. Eleventh Series of Share Acquisition Rights

1.       Name of share acquisition rights

Shizuoka Financial Group, Inc. Eleventh Series of Share Acquisition Rights

2.       Class and number of shares subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Company’s common stock. The total number of shares of the Company’s common stock to be newly issued or instead be transferred upon the exercise of one share acquisition right (such issuance or transfer is hereinafter referred to as “Grant”) shall be 100 shares.

In the event of a stock split or consolidation of the Company’s common stock after the date of allotment of the share acquisition rights, the number of shares subject to the share acquisition rights shall be adjusted using the following formula. However, such adjustment shall be made only for the number of shares subject to the share acquisition rights that have not been exercised at that point in time, with any fraction less than one share resulting from such adjustment to be discarded.

Number of shares after adjustment = Number of shares before adjustment x share split or consolidation ratio

In the event of the Company’s merger or company split (collectively, “Merger”) or allotment of shares without contribution or any other event requiring an adjustment of the number of shares subject to the share acquisition rights, in each case after the date of allotment of the share acquisition rights, the Company may adjust the number of shares subject to the share acquisition rights to a reasonable extent by taking into account, among other things, the conditions of the Merger or allotment of shares without contribution, as the case may be.

3.       Amount to be paid in for share acquisition rights

No payment of money shall be required.

4.       Date of allocation of share acquisition rights

October 3, 2022

5.       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights shall be the amount calculated by setting the price per share to be Granted upon the exercise of the share acquisition rights at one (1) yen and by multiplying this amount by the number of shares subject to the share acquisition rights.

6.       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period from October 3, 2022 to July 18, 2042. However, if the last day of the exercise period falls upon the Company’s holiday, the preceding business day shall be the last day of the exercise period.

7.       Conditions for the exercise of share acquisition rights

(1)	A Share Acquisition Right Holder shall be entitled to exercise his/her share acquisition rights only if such rights are exercised at any time during the period beginning on the date immediately following the date on which he/she no longer holds the office of director of The Shizuoka Bank, Ltd. and ending on the date on which ten (10) days have elapsed since the start date of the period. However, even if a Share Acquisition Right Holder holds the office of director of The Shizuoka Bank, Ltd., he/she is entitled to exercise his/her share acquisition rights on and after the date on which the exercise period for the share acquisition rights allotted to him/her will expire in less than three hundred and sixty-five (365) days.

(2)	A Share Acquisition Right Holder shall not be entitled to exercise his/her share acquisition rights in any of the following events:

(i)	The Share Acquisition Right Holder voluntarily resigns from the office of director of The Shizuoka Bank, Ltd. within one (1) year from the date of allotment of the share acquisition rights.

(ii)	The Share Acquisition Right Holder is removed from the office of director of The Shizuoka Bank, Ltd. on any of the following grounds:

A.	A material violation of law, or activities breaching any of the Company’s or The Shizuoka Bank, Ltd.’s policies due to intent or gross negligence.

B.	Employment with, or appointment as an officer of, another company during his/her term of office as a director of The Shizuoka Bank, Ltd. without the consent of the Company’s and The Shizuoka Bank, Ltd.’s representatives.

C.	Divulgence of the Company’s or The Shizuoka Bank Ltd.’s important secrets, or provision or acceptance of gifts in large amounts in connection with his/her duties, or disgrace on the Company or The Shizuoka Bank, Ltd., or activities causing considerable loss to the Company or The Shizuoka Bank, Ltd.

(iii)       Article 331, paragraph (1), item (iii) or (iv) of the Companies Act applies to the Share Acquisition Right Holder.

(iv)	The Share Acquisition Right Holder breaches any provision of the Share Acquisition Rights Allotment Agreement executed between the Company and the Share Acquisition Right Holder, or the Company’s Board of Directors finds that the Share Acquisition Right Holder has committed activities that seriously undermine the trust relationship with the Company or The Shizuoka Bank, Ltd.

(v)	The Share Acquisition Right Holder offers to relinquish all or part of his/her share acquisition rights using the form prescribed by the Company.

(3)	When a Share Acquisition Right Holder exercises his/her share acquisition rights, he/she shall exercise all of the share acquisition rights held by him/her at one time and shall not be entitled to exercise only a fraction of one share acquisition right.

(4)	Exercise of rights by heirs

(i)	All persons who succeed by inheritance to a Share Acquisition Right Holder’s share acquisition rights (“Successors of Rights”) shall exercise their rights to the share acquisition rights jointly through a representative of the Successors of Rights. In such case, all Share Acquisition Rights held by the Successors of Rights shall be exercised together at one time, with none of the Successors of Rights being entitled to exercise only a fraction of one share acquisition right.

(ii)	The Successors of Rights shall be entitled to exercise the share acquisition rights inherited from the Share Acquisition Right Holder only during the period beginning on the date immediately following the date of death of the Share Acquisition Right Holder and ending on the date on which six (6) months have elapsed since the start date of the period.

(5)	All other conditions shall be subject to the provisions of the Share Acquisition Rights Allotment Agreement executed between the Company and each Share Acquisition Right Holder.

8.       Matters concerning the acquisition of share acquisition rights

In any of the following events, the share acquisition rights held by a Share Acquisition Right Holder may be acquired by the Company without compensation at any time during the exercise period for the share acquisition rights specified in section 6 above:

(1)	The Share Acquisition Right Holder is no longer entitled to exercise the share acquisition rights under the provisions of section 7 above.

(2)	The Company’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a merger in which the Company is the merged company, except where the merger agreement provides that the surviving company’s share acquisition rights will be delivered.

(3)	The Company’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a share exchange or share transfer in which the Company is the wholly-owned subsidiary, except where the share exchange agreement or share transfer plan, as the case may be, provides that share acquisition rights of the company which becoming the wholly-owning parent company will be delivered.

9.       Restrictions on the transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Company’s Board of Directors.

10.	Matters concerning increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance of shares upon the exercise of share acquisition rights, the stated capital will increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The legal capital surplus shall increase as a result of the exercise of share acquisition rights by that maximum amount of increase in stated capital minus the amount credited to the stated capital.

11.       Treatment of share acquisition rights in case of reorganization

In the event of the Company’s merger (only if the Company becomes extinct as a result of the merger), absorption- or incorporation-type company split, share exchange or share transfer (collectively, “Reorganization”), share acquisition rights of the relevant stock company out of those stock companies set forth in Article 236, paragraph (1), item (viii) (a) through (e) of the Companies Act (each, the “Reorganized Company”), as the case may be, shall be delivered to all Share Acquisition Right Holders (if any) who hold remaining share acquisition rights (if any) as of the effective date of the Reorganization (“Remaining Share Acquisition Rights”), subject to the following conditions. In such case, the Remaining Share Acquisition Rights shall be extinguished and share acquisition rights of the Reorganized Company shall be newly issued. However, this is subject to the merger agreement, absorption- or incorporation-type company split agreement, share exchange agreement or share transfer agreement, as the case may be, containing provisions to the effect that share acquisition rights of the Reorganized Company shall be issued subject to the following conditions:

(1)	Number of share acquisition rights of the Reorganized Company to be delivered

The same number as the number of Remaining Share Acquisition Rights held by the relevant Share Acquisition Right Holders shall be delivered.

(2)       Class and number of shares of the Reorganized Company subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Reorganized Company’s common stock. The number of shares to be Granted upon the exercise of the share acquisition rights shall be determined in line with section 2 above by taking into account the conditions of the Reorganization, among other things.

(3)       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights to be delivered shall be the amount calculated by multiplying the post-reorganization exercise price specified below by the number of shares subject to the share acquisition rights. The post-reorganization exercise price shall be one (1) yen per share of the Reorganized Company to be Granted upon the exercise of the share acquisition rights to be delivered.

(4)       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period beginning on the later of (i) the first day of the exercise period for share acquisition rights specified in section 6 above or (ii) the effective date of the Reorganization, and ending on the last day of the period specified in section 6 above.

(5)       Matters concerning the acquisition of share acquisition rights

To be determined in line with section 8 above.

(6)       Restrictions on transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Reorganized Company’s board of directors (or directors if the Reorganized Company is not a company with board of directors).

(7)	Matters concerning increase in stated capital and legal capital surplus resulting from issuance of shares upon the exercise of share acquisition rights

To be determined in line with section 10 above.

12.       Treatment of fractions

It the number of shares to be Granted to a Share Acquisition Right Holder include any fraction less than one (1) share, the fraction shall be discarded.

End

Exhibit 2-(12)-1 to the Share Transfer Plan

Details of The Shizuoka Bank, Ltd. Twelfth Series of Share Acquisition Rights

1.       Name of share acquisition rights

The Shizuoka Bank, Ltd. Twelfth Series of Share Acquisition Rights

2.       Class and number of shares subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Bank’s common stock. The total number of shares of the Bank’s common stock to be newly issued or instead be transferred upon the exercise of one share acquisition right (such issuance or transfer is hereinafter referred to as “Grant”) shall be 100 shares.

In the event of a stock split or consolidation of the Bank’s common stock after the date of allotment of the share acquisition rights, the number of shares subject to the share acquisition rights shall be adjusted using the following formula. However, such adjustment shall be made only for the number of shares subject to the share acquisition rights that have not been exercised at that point in time, with any fraction less than one share resulting from such adjustment to be discarded.

Number of shares after adjustment = Number of shares before adjustment x share split or consolidation ratio

In the event of the Bank’s merger or company split (collectively, “Merger”) or allotment of shares without contribution or any other event requiring an adjustment of the number of shares subject to the share acquisition rights, in each case after the date of allotment of the share acquisition rights, the Bank may adjust the number of shares subject to the share acquisition rights to a reasonable extent by taking into account, among other things, the conditions of the Merger or allotment of shares without contribution, as the case may be.

3.       Amount to be paid in for share acquisition rights

The amount to be paid in shall be the value of the share acquisition rights computed by the Black-Scholes model on the date of allotment of the share acquisition rights. Persons to whom share acquisition rights are allotted (“Share Acquisition Right Holders”) shall set off their claims for compensation payable by the Bank against their obligations to pay the amount to be paid in.

4.       Date of allocation of share acquisition rights

July 17, 2018

5.       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights shall be the amount calculated by setting the price per share to be Granted upon the exercise of the share acquisition rights at one (1) yen and by multiplying this amount by the number of shares subject to the share acquisition rights.

6.       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period from July 18, 2018 to July 17, 2043. However, if the last day of the exercise period falls upon the Bank’s holiday, the preceding business day shall be the last day of the exercise period.

7.       Conditions for the exercise of share acquisition rights

(1)	A Share Acquisition Right Holder shall be entitled to exercise his/her share acquisition rights only if such rights are exercised at any time during the period beginning on the date immediately following the date on which he/she no longer holds the office of director of the Bank and ending on the date on which ten (10) days have elapsed since the start date of the period. However, even if a Share Acquisition Right Holder holds the office of director, he/she is entitled to exercise his/her share acquisition rights on and after the date on which the exercise period for the share acquisition rights allotted to him/her will expire in less than three hundred and sixty-five (365) days.

(2)	A Share Acquisition Right Holder shall not be entitled to exercise his/her share acquisition rights in any of the following events:

(i)	The Share Acquisition Right Holder voluntarily resigns from the office of director within one (1) year from the date of allotment of the share acquisition rights.

(ii)	The Share Acquisition Right Holder is removed from the office of director of the Bank on any of the following grounds:

A.	A material violation of law, or activities breaching any of the Bank’s policies due to intent or gross negligence.

B.	Employment with, or appointment as an officer of, another company during his/her term of office as a director of the Bank, without the consent of the Bank’s representative.

C.	Divulgence of the Bank’s important secrets, or provision or acceptance of gifts in large amounts in connection with his/her duties, or disgrace on the Bank, or activities causing considerable loss to the Bank.

(iii)       Article 331, paragraph (1), item (iii) or (iv) of the Companies Act applies to the Share Acquisition Right Holder.

(iv)	The Bank’s Board of Directors finds that the Share Acquisition Right Holder has committed activities that seriously undermine the trust relationship with the Bank.

(v)	The Share Acquisition Right Holder offers to relinquish all or part of his/her share acquisition rights using the form prescribed by the Bank.

(3)	When a Share Acquisition Right Holder exercises his/her share acquisition rights, he/she shall exercise all of the share acquisition rights held by him/her at one time and shall not be entitled to exercise only a fraction of one share acquisition right.

(4)	Exercise of rights by heirs

(i)	All persons who succeed by inheritance to a Share Acquisition Right Holder’s share acquisition rights (“Successors of Rights”) shall exercise their rights to the share acquisition rights jointly through a representative of the Successors of Rights. In such case, all Share Acquisition Rights held by the Successors of Rights shall be exercised together at one time, with none of the Successors of Rights being entitled to exercise only a fraction of one share acquisition right.

(ii)	The Successors of Rights shall be entitled to exercise the share acquisition rights inherited from the Share Acquisition Right Holder only during the period beginning on the date immediately following the date of death of the Share Acquisition Right Holder and ending on the date on which six (6) months have elapsed since the start date of the period.

8.	Matters concerning the acquisition of share acquisition rights

In any of the following events, the share acquisition rights held by a Share Acquisition Right Holder may be acquired by the Bank without compensation at any time during the exercise period for the share acquisition rights specified in section 6 above:

(1)	The Share Acquisition Right Holder is no longer entitled to exercise the share acquisition rights under the provisions of section 7 above.

(2)	The Bank’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a merger in which the Bank is the merged company, except where the merger agreement provides that the surviving company’s share acquisition rights will be delivered.

(3)	The Bank’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a share exchange or share transfer in which the Bank is the wholly-owned subsidiary, except where the share exchange agreement or share transfer plan, as the case may be, provides that share acquisition rights of the company which becoming the wholly-owning parent company will be delivered.

9.       Restrictions on the transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Bank’s Board of Directors.

10.	Matters concerning increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance of shares upon the exercise of share acquisition rights, the stated capital will increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The legal capital surplus shall increase as a result of the exercise of share acquisition rights by that maximum amount of increase in stated capital minus the amount credited to the stated capital.

11.       Treatment of share acquisition rights in case of a reorganization

In the event of the Bank’s merger (only if the Bank becomes extinct as a result of the merger), absorption- or incorporation-type company split, share exchange or share transfer (each, a “Reorganization”), share acquisition rights of the relevant stock company out of those stock companies set forth in Article 236, paragraph (1), item (viii) (a) through (e) of the Companies Act (each, the “Reorganized Company”), as the case may be, shall be delivered to all Share Acquisition Right Holders (if any) who hold remaining share acquisition rights (if any) as of the effective date of the Reorganization (“Remaining Share Acquisition Rights”), subject to the following conditions. In such case, the Remaining Share Acquisition Rights shall be extinguished and share acquisition rights of the Reorganized Company shall be newly issued. However, this is subject to the merger agreement, absorption- or incorporation-type company split agreement, share exchange agreement or share transfer agreement, as the case may be, containing provisions to the effect that share acquisition rights of the Reorganized Company shall be issued subject to the following conditions:

(1)	Number of share acquisition rights of the Reorganized Company to be delivered

The same number as the number of Remaining Share Acquisition Rights held by the relevant Share Acquisition Right Holders shall be delivered.

(2)       Class and number of shares of the Reorganized Company subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Reorganized Company’s common stock. The number of shares to be Granted upon the exercise of the share acquisition rights shall be determined in line with section 2 above by taking into account the conditions of the Reorganization, among other things.

(3)       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights to be delivered shall be the amount calculated by multiplying the post-reorganization exercise price specified below by the number of shares subject to the share acquisition rights. The post-reorganization exercise price shall be one (1) yen per share of the Reorganized Company to be Granted upon the exercise of the share acquisition rights to be delivered.

(4)       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period beginning on the later of (i) the first day of the exercise period for share acquisition rights specified in section 6 above or (ii) the effective date of the Reorganization, and ending on the last day of the period specified in section 6 above.

(5)       Matters concerning the acquisition of share acquisition rights

To be determined in line with section 8 above.

(6)       Restrictions on transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Reorganized Company’s board of directors (or directors if the Reorganized Company is not a company with board of directors).

(7)	Matters concerning increase in stated capital and legal capital surplus resulting from issuance of shares upon the exercise of share acquisition rights

To be determined in line with section 10 above.

12.       Treatment of fractions

It the number of shares to be Granted to a Share Acquisition Right Holder include any fraction less than one (1) share, the fraction shall be discarded.

End

Exhibit 2-(12)-2 to the Share Transfer Plan

Details of Shizuoka Financial Group, Inc. Twelfth Series of Share Acquisition Rights

1.       Name of share acquisition rights

Shizuoka Financial Group, Inc. Twelfth Series of Share Acquisition Rights

2.       Class and number of shares subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Company’s common stock. The total number of shares of the Company’s common stock to be newly issued or instead be transferred upon the exercise of one share acquisition right (such issuance or transfer is hereinafter referred to as “Grant”) shall be 100 shares.

In the event of a stock split or consolidation of the Company’s common stock after the date of allotment of the share acquisition rights, the number of shares subject to the share acquisition rights shall be adjusted using the following formula. However, such adjustment shall be made only for the number of shares subject to the share acquisition rights that have not been exercised at that point in time, with any fraction less than one share resulting from such adjustment to be discarded.

Number of shares after adjustment = Number of shares before adjustment x share split or consolidation ratio

In the event of the Company’s merger or company split (collectively, “Merger”) or allotment of shares without contribution or any other event requiring an adjustment of the number of shares subject to the share acquisition rights, in each case after the date of allotment of the share acquisition rights, the Company may adjust the number of shares subject to the share acquisition rights to a reasonable extent by taking into account, among other things, the conditions of the Merger or allotment of shares without contribution, as the case may be.

3.       Amount to be paid in for share acquisition rights

No payment of money shall be required.

4.       Date of allocation of share acquisition rights

October 3, 2022

5.       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights shall be the amount calculated by setting the price per share to be Granted upon the exercise of the share acquisition rights at one (1) yen and by multiplying this amount by the number of shares subject to the share acquisition rights.

6.       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period from October 3, 2022 to July 17, 2043. However, if the last day of the exercise period falls upon the Company’s holiday, the preceding business day shall be the last day of the exercise period.

7.       Conditions for the exercise of share acquisition rights

(1)	A Share Acquisition Right Holder shall be entitled to exercise his/her share acquisition rights only if such rights are exercised at any time during the period beginning on the date immediately following the date on which he/she no longer holds the office of director of The Shizuoka Bank, Ltd. and ending on the date on which ten (10) days have elapsed since the start date of the period. However, even if a Share Acquisition Right Holder holds the office of director of The Shizuoka Bank, Ltd., he/she is entitled to exercise his/her share acquisition rights on and after the date on which the exercise period for the share acquisition rights allotted to him/her will expire in less than three hundred and sixty-five (365) days.

(2)	A Share Acquisition Right Holder shall not be entitled to exercise his/her share acquisition rights in any of the following events:

(i)	The Share Acquisition Right Holder voluntarily resigns from the office of director of The Shizuoka Bank, Ltd. within one (1) year from the date of allotment of the share acquisition rights.

(ii)	The Share Acquisition Right Holder is removed from the office of director of The Shizuoka Bank, Ltd. on any of the following grounds:

A.	A material violation of law, or activities breaching any of the Company’s or The Shizuoka Bank, Ltd.’s policies due to intent or gross negligence.

B.	Employment with, or appointment as an officer of, another company during his/her term of office as a director of The Shizuoka Bank, Ltd. without the consent of the Company’s and The Shizuoka Bank, Ltd.’s representatives.

C.	Divulgence of the Company’s or The Shizuoka Bank Ltd.’s important secrets, or provision or acceptance of gifts in large amounts in connection with his/her duties, or disgrace on the Company or The Shizuoka Bank, Ltd., or activities causing considerable loss to the Company or The Shizuoka Bank, Ltd.

(iii)       Article 331, paragraph (1), item (iii) or (iv) of the Companies Act applies to the Share Acquisition Right Holder.

(iv)	The Share Acquisition Right Holder breaches any provision of the Share Acquisition Rights Allotment Agreement executed between the Company and the Share Acquisition Right Holder, or the Company’s Board of Directors finds that the Share Acquisition Right Holder has committed activities that seriously undermine the trust relationship with the Company or The Shizuoka Bank, Ltd.

(v)	The Share Acquisition Right Holder offers to relinquish all or part of his/her share acquisition rights using the form prescribed by the Company.

(3)	When a Share Acquisition Right Holder exercises his/her share acquisition rights, he/she shall exercise all of the share acquisition rights held by him/her at one time and shall not be entitled to exercise only a fraction of one share acquisition right.

(4)	Exercise of rights by heirs

(i)	All persons who succeed by inheritance to a Share Acquisition Right Holder’s share acquisition rights (“Successors of Rights”) shall exercise their rights to the share acquisition rights jointly through a representative of the Successors of Rights. In such case, all Share Acquisition Rights held by the Successors of Rights shall be exercised together at one time, with none of the Successors of Rights being entitled to exercise only a fraction of one share acquisition right.

(ii)	The Successors of Rights shall be entitled to exercise the share acquisition rights inherited from the Share Acquisition Right Holder only during the period beginning on the date immediately following the date of death of the Share Acquisition Right Holder and ending on the date on which six (6) months have elapsed since the start date of the period.

(5)	All other conditions shall be subject to the provisions of the Share Acquisition Rights Allotment Agreement executed between the Company and each Share Acquisition Right Holder.

8.       Matters concerning the acquisition of share acquisition rights

In any of the following events, the share acquisition rights held by a Share Acquisition Right Holder may be acquired by the Company without compensation at any time during the exercise period for the share acquisition rights specified in section 6 above:

(1)	The Share Acquisition Right Holder is no longer entitled to exercise the share acquisition rights under the provisions of section 7 above.

(2)	The Company’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a merger in which the Company is the merged company, except where the merger agreement provides that the surviving company’s share acquisition rights will be delivered.

(3)	The Company’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a share exchange or share transfer in which the Company is the wholly-owned subsidiary, except where the share exchange agreement or share transfer plan, as the case may be, provides that share acquisition rights of the company which becoming the wholly-owning parent company will be delivered.

9.       Restrictions on the transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Company’s Board of Directors.

10.	Matters concerning increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance of shares upon the exercise of share acquisition rights, the stated capital will increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The legal capital surplus shall increase as a result of the exercise of share acquisition rights by that maximum amount of increase in stated capital minus the amount credited to the stated capital.

11.       Treatment of share acquisition rights in case of reorganization

In the event of the Company’s merger (only if the Company becomes extinct as a result of the merger), absorption- or incorporation-type company split, share exchange or share transfer (collectively, “Reorganization”), share acquisition rights of the relevant stock company out of those stock companies set forth in Article 236, paragraph (1), item (viii) (a) through (e) of the Companies Act (each, the “Reorganized Company”), as the case may be, shall be delivered to all Share Acquisition Right Holders (if any) who hold remaining share acquisition rights (if any) as of the effective date of the Reorganization (“Remaining Share Acquisition Rights”), subject to the following conditions. In such case, the Remaining Share Acquisition Rights shall be extinguished and share acquisition rights of the Reorganized Company shall be newly issued. However, this is subject to the merger agreement, absorption- or incorporation-type company split agreement, share exchange agreement or share transfer agreement, as the case may be, containing provisions to the effect that share acquisition rights of the Reorganized Company shall be issued subject to the following conditions:

(1)	Number of share acquisition rights of the Reorganized Company to be delivered

The same number as the number of Remaining Share Acquisition Rights held by the relevant Share Acquisition Right Holders shall be delivered.

(2)       Class and number of shares of the Reorganized Company subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Reorganized Company’s common stock. The number of shares to be Granted upon the exercise of the share acquisition rights shall be determined in line with section 2 above by taking into account the conditions of the Reorganization, among other things.

(3)       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights to be delivered shall be the amount calculated by multiplying the post-reorganization exercise price specified below by the number of shares subject to the share acquisition rights. The post-reorganization exercise price shall be one (1) yen per share of the Reorganized Company to be Granted upon the exercise of the share acquisition rights to be delivered.

(4)       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period beginning on the later of (i) the first day of the exercise period for share acquisition rights specified in section 6 above or (ii) the effective date of the Reorganization, and ending on the last day of the period specified in section 6 above.

(5)       Matters concerning the acquisition of share acquisition rights

To be determined in line with section 8 above.

(6)       Restrictions on transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Reorganized Company’s board of directors (or directors if the Reorganized Company is not a company with board of directors).

(7)	Matters concerning increase in stated capital and legal capital surplus resulting from issuance of shares upon the exercise of share acquisition rights

To be determined in line with section 10 above.

12.       Treatment of fractions

It the number of shares to be Granted to a Share Acquisition Right Holder include any fraction less than one (1) share, the fraction shall be discarded.

End

Exhibit 2-(13)-1 to the Share Transfer Plan

Details of The Shizuoka Bank, Ltd. Thirteenth Series of Share Acquisition Rights

1.       Name of share acquisition rights

The Shizuoka Bank, Ltd. Thirteenth Series of Share Acquisition Rights

2.       Class and number of shares subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Bank’s common stock. The total number of shares of the Bank’s common stock to be newly issued or instead be transferred upon the exercise of one share acquisition right (such issuance or transfer is hereinafter referred to as “Grant”) shall be 100 shares.

In the event of a stock split or consolidation of the Bank’s common stock after the date of allotment of the share acquisition rights, the number of shares subject to the share acquisition rights shall be adjusted using the following formula. However, such adjustment shall be made only for the number of shares subject to the share acquisition rights that have not been exercised at that point in time, with any fraction less than one share resulting from such adjustment to be discarded.

Number of shares after adjustment = Number of shares before adjustment x share split or consolidation ratio

In the event of the Bank’s merger or company split (collectively, “Merger”) or allotment of shares without contribution or any other event requiring an adjustment of the number of shares subject to the share acquisition rights, in each case after the date of allotment of the share acquisition rights, the Bank may adjust the number of shares subject to the share acquisition rights to a reasonable extent by taking into account, among other things, the conditions of the Merger or allotment of shares without contribution, as the case may be.

3.       Amount to be paid in for share acquisition rights

The amount to be paid in shall be the value of the share acquisition rights computed by the Black-Scholes model on the date of allotment of the share acquisition rights. Persons to whom share acquisition rights are allotted (“Share Acquisition Right Holders”) shall set off their claims for compensation payable by the Bank against their obligations to pay the amount to be paid in.

4.       Date of allocation of share acquisition rights

July 16, 2019

5.       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights shall be the amount calculated by setting the price per share to be Granted upon the exercise of the share acquisition rights at one (1) yen and by multiplying this amount by the number of shares subject to the share acquisition rights.

6.       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period from July 17, 2019 to July 16, 2044. However, if the last day of the exercise period falls upon the Bank’s holiday, the preceding business day shall be the last day of the exercise period.

7.       Conditions for the exercise of share acquisition rights

(1)	A Share Acquisition Right Holder shall be entitled to exercise his/her share acquisition rights only if such rights are exercised at any time during the period beginning on the date immediately following the date on which he/she no longer holds the office of director of the Bank and ending on the date on which ten (10) days have elapsed since the start date of the period. However, even if a Share Acquisition Right Holder holds the office of director, he/she is entitled to exercise his/her share acquisition rights on and after the date on which the exercise period for the share acquisition rights allotted to him/her will expire in less than three hundred and sixty-five (365) days.

(2)	A Share Acquisition Right Holder shall not be entitled to exercise his/her share acquisition rights in any of the following events:

(i)	The Share Acquisition Right Holder voluntarily resigns from the office of director within one (1) year from the date of allotment of the share acquisition rights.

(ii)	The Share Acquisition Right Holder is removed from the office of director of the Bank on any of the following grounds:

A.	A material violation of law, or activities breaching any of the Bank’s policies due to intent or gross negligence.

B.	Employment with, or appointment as an officer of, another company during his/her term of office as a director of the Bank, without the consent of the Bank’s representative.

C.	Divulgence of the Bank’s important secrets, or provision or acceptance of gifts in large amounts in connection with his/her duties, or disgrace on the Bank, or activities causing considerable loss to the Bank.

(iii)       Article 331, paragraph (1), item (iii) or (iv) of the Companies Act applies to the Share Acquisition Right Holder.

(iv)	The Bank’s Board of Directors finds that the Share Acquisition Right Holder has committed activities that seriously undermine the trust relationship with the Bank.

(v)	The Share Acquisition Right Holder offers to relinquish all or part of his/her share acquisition rights using the form prescribed by the Bank.

(3)	When a Share Acquisition Right Holder exercises his/her share acquisition rights, he/she shall exercise all of the share acquisition rights held by him/her at one time and shall not be entitled to exercise only a fraction of one share acquisition right.

(4)	Exercise of rights by heirs

(i)	All persons who succeed by inheritance to a Share Acquisition Right Holder’s share acquisition rights (“Successors of Rights”) shall exercise their rights to the share acquisition rights jointly through a representative of the Successors of Rights. In such case, all Share Acquisition Rights held by the Successors of Rights shall be exercised together at one time, with none of the Successors of Rights being entitled to exercise only a fraction of one share acquisition right.

(ii)	The Successors of Rights shall be entitled to exercise the share acquisition rights inherited from the Share Acquisition Right Holder only during the period beginning on the date immediately following the date of death of the Share Acquisition Right Holder and ending on the date on which six (6) months have elapsed since the start date of the period.

8.	Matters concerning the acquisition of share acquisition rights

In any of the following events, the share acquisition rights held by a Share Acquisition Right Holder may be acquired by the Bank without compensation at any time during the exercise period for the share acquisition rights specified in section 6 above:

(1)	The Share Acquisition Right Holder is no longer entitled to exercise the share acquisition rights under the provisions of section 7 above.

(2)	The Bank’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a merger in which the Bank is the merged company, except where the merger agreement provides that the surviving company’s share acquisition rights will be delivered.

(3)	The Bank’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a share exchange or share transfer in which the Bank is the wholly-owned subsidiary, except where the share exchange agreement or share transfer plan, as the case may be, provides that share acquisition rights of the company which becoming the wholly-owning parent company will be delivered.

9.       Restrictions on the transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Bank’s Board of Directors.

10.	Matters concerning increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance of shares upon the exercise of share acquisition rights, the stated capital will increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The legal capital surplus shall increase as a result of the exercise of share acquisition rights by that maximum amount of increase in stated capital minus the amount credited to the stated capital.

11.       Treatment of share acquisition rights in case of a reorganization

In the event of the Bank’s merger (only if the Bank becomes extinct as a result of the merger), absorption- or incorporation-type company split, share exchange or share transfer (each, a “Reorganization”), share acquisition rights of the relevant stock company out of those stock companies set forth in Article 236, paragraph (1), item (viii) (a) through (e) of the Companies Act (each, the “Reorganized Company”), as the case may be, shall be delivered to all Share Acquisition Right Holders (if any) who hold remaining share acquisition rights (if any) as of the effective date of the Reorganization (“Remaining Share Acquisition Rights”), subject to the following conditions. In such case, the Remaining Share Acquisition Rights shall be extinguished and share acquisition rights of the Reorganized Company shall be newly issued. However, this is subject to the merger agreement, absorption- or incorporation-type company split agreement, share exchange agreement or share transfer agreement, as the case may be, containing provisions to the effect that share acquisition rights of the Reorganized Company shall be issued subject to the following conditions:

(1)	Number of share acquisition rights of the Reorganized Company to be delivered

The same number as the number of Remaining Share Acquisition Rights held by the relevant Share Acquisition Right Holders shall be delivered.

(2)       Class and number of shares of the Reorganized Company subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Reorganized Company’s common stock. The number of shares to be Granted upon the exercise of the share acquisition rights shall be determined in line with section 2 above by taking into account the conditions of the Reorganization, among other things.

(3)       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights to be delivered shall be the amount calculated by multiplying the post-reorganization exercise price specified below by the number of shares subject to the share acquisition rights. The post-reorganization exercise price shall be one (1) yen per share of the Reorganized Company to be Granted upon the exercise of the share acquisition rights to be delivered.

(4)       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period beginning on the later of (i) the first day of the exercise period for share acquisition rights specified in section 6 above or (ii) the effective date of the Reorganization, and ending on the last day of the period specified in section 6 above.

(5)       Matters concerning the acquisition of share acquisition rights

To be determined in line with section 8 above.

(6)       Restrictions on transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Reorganized Company’s board of directors (or directors if the Reorganized Company is not a company with board of directors).

(7)	Matters concerning increase in stated capital and legal capital surplus resulting from issuance of shares upon the exercise of share acquisition rights

To be determined in line with section 10 above.

12.       Treatment of fractions

It the number of shares to be Granted to a Share Acquisition Right Holder include any fraction less than one (1) share, the fraction shall be discarded.

End

Exhibit 2-(13)-2 to the Share Transfer Plan

Details of Shizuoka Financial Group, Inc. Thirteenth Series of Share Acquisition Rights

1.       Name of share acquisition rights

Shizuoka Financial Group, Inc. Thirteenth Series of Share Acquisition Rights

2.       Class and number of shares subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Company’s common stock. The total number of shares of the Company’s common stock to be newly issued or instead be transferred upon the exercise of one share acquisition right (such issuance or transfer is hereinafter referred to as “Grant”) shall be 100 shares.

In the event of a stock split or consolidation of the Company’s common stock after the date of allotment of the share acquisition rights, the number of shares subject to the share acquisition rights shall be adjusted using the following formula. However, such adjustment shall be made only for the number of shares subject to the share acquisition rights that have not been exercised at that point in time, with any fraction less than one share resulting from such adjustment to be discarded.

Number of shares after adjustment = Number of shares before adjustment x share split or consolidation ratio

In the event of the Company’s merger or company split (collectively, “Merger”) or allotment of shares without contribution or any other event requiring an adjustment of the number of shares subject to the share acquisition rights, in each case after the date of allotment of the share acquisition rights, the Company may adjust the number of shares subject to the share acquisition rights to a reasonable extent by taking into account, among other things, the conditions of the Merger or allotment of shares without contribution, as the case may be.

3.       Amount to be paid in for share acquisition rights

No payment of money shall be required.

4.       Date of allocation of share acquisition rights

October 3, 2022

5.       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights shall be the amount calculated by setting the price per share to be Granted upon the exercise of the share acquisition rights at one (1) yen and by multiplying this amount by the number of shares subject to the share acquisition rights.

6.       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period from October 3, 2022 to July 16, 2044. However, if the last day of the exercise period falls upon the Company’s holiday, the preceding business day shall be the last day of the exercise period.

7.       Conditions for the exercise of share acquisition rights

(1)	A Share Acquisition Right Holder shall be entitled to exercise his/her share acquisition rights only if such rights are exercised at any time during the period beginning on the date immediately following the date on which he/she no longer holds the office of director of The Shizuoka Bank, Ltd. and ending on the date on which ten (10) days have elapsed since the start date of the period. However, even if a Share Acquisition Right Holder holds the office of director of The Shizuoka Bank, Ltd., he/she is entitled to exercise his/her share acquisition rights on and after the date on which the exercise period for the share acquisition rights allotted to him/her will expire in less than three hundred and sixty-five (365) days.

(2)	A Share Acquisition Right Holder shall not be entitled to exercise his/her share acquisition rights in any of the following events:

(i)	The Share Acquisition Right Holder voluntarily resigns from the office of director of The Shizuoka Bank, Ltd. within one (1) year from the date of allotment of the share acquisition rights.

(ii)	The Share Acquisition Right Holder is removed from the office of director of The Shizuoka Bank, Ltd. on any of the following grounds:

A.	A material violation of law, or activities breaching any of the Company’s or The Shizuoka Bank, Ltd.’s policies due to intent or gross negligence.

B.	Employment with, or appointment as an officer of, another company during his/her term of office as a director of The Shizuoka Bank, Ltd. without the consent of the Company’s and The Shizuoka Bank, Ltd.’s representatives.

C.	Divulgence of the Company’s or The Shizuoka Bank Ltd.’s important secrets, or provision or acceptance of gifts in large amounts in connection with his/her duties, or disgrace on the Company or The Shizuoka Bank, Ltd., or activities causing considerable loss to the Company or The Shizuoka Bank, Ltd.

(iii)       Article 331, paragraph (1), item (iii) or (iv) of the Companies Act applies to the Share Acquisition Right Holder.

(iv)	The Share Acquisition Right Holder breaches any provision of the Share Acquisition Rights Allotment Agreement executed between the Company and the Share Acquisition Right Holder, or the Company’s Board of Directors finds that the Share Acquisition Right Holder has committed activities that seriously undermine the trust relationship with the Company or The Shizuoka Bank, Ltd.

(v)	The Share Acquisition Right Holder offers to relinquish all or part of his/her share acquisition rights using the form prescribed by the Company.

(3)	When a Share Acquisition Right Holder exercises his/her share acquisition rights, he/she shall exercise all of the share acquisition rights held by him/her at one time and shall not be entitled to exercise only a fraction of one share acquisition right.

(4)	Exercise of rights by heirs

(i)	All persons who succeed by inheritance to a Share Acquisition Right Holder’s share acquisition rights (“Successors of Rights”) shall exercise their rights to the share acquisition rights jointly through a representative of the Successors of Rights. In such case, all Share Acquisition Rights held by the Successors of Rights shall be exercised together at one time, with none of the Successors of Rights being entitled to exercise only a fraction of one share acquisition right.

(ii)	The Successors of Rights shall be entitled to exercise the share acquisition rights inherited from the Share Acquisition Right Holder only during the period beginning on the date immediately following the date of death of the Share Acquisition Right Holder and ending on the date on which six (6) months have elapsed since the start date of the period.

(5)	All other conditions shall be subject to the provisions of the Share Acquisition Rights Allotment Agreement executed between the Company and each Share Acquisition Right Holder.

8.       Matters concerning the acquisition of share acquisition rights

In any of the following events, the share acquisition rights held by a Share Acquisition Right Holder may be acquired by the Company without compensation at any time during the exercise period for the share acquisition rights specified in section 6 above:

(1)	The Share Acquisition Right Holder is no longer entitled to exercise the share acquisition rights under the provisions of section 7 above.

(2)	The Company’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a merger in which the Company is the merged company, except where the merger agreement provides that the surviving company’s share acquisition rights will be delivered.

(3)	The Company’s General Meeting of Shareholders (or Board of Directors if approval of the General Meeting of Shareholders is not required) approves a proposal for a share exchange or share transfer in which the Company is the wholly-owned subsidiary, except where the share exchange agreement or share transfer plan, as the case may be, provides that share acquisition rights of the company which becoming the wholly-owning parent company will be delivered.

9.       Restrictions on the transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Company’s Board of Directors.

10.	Matters concerning increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance of shares upon the exercise of share acquisition rights, the stated capital will increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The legal capital surplus shall increase as a result of the exercise of share acquisition rights by that maximum amount of increase in stated capital minus the amount credited to the stated capital.

11.       Treatment of share acquisition rights in case of reorganization

In the event of the Company’s merger (only if the Company becomes extinct as a result of the merger), absorption- or incorporation-type company split, share exchange or share transfer (collectively, “Reorganization”), share acquisition rights of the relevant stock company out of those stock companies set forth in Article 236, paragraph (1), item (viii) (a) through (e) of the Companies Act (each, the “Reorganized Company”), as the case may be, shall be delivered to all Share Acquisition Right Holders (if any) who hold remaining share acquisition rights (if any) as of the effective date of the Reorganization (“Remaining Share Acquisition Rights”), subject to the following conditions. In such case, the Remaining Share Acquisition Rights shall be extinguished and share acquisition rights of the Reorganized Company shall be newly issued. However, this is subject to the merger agreement, absorption- or incorporation-type company split agreement, share exchange agreement or share transfer agreement, as the case may be, containing provisions to the effect that share acquisition rights of the Reorganized Company shall be issued subject to the following conditions:

(1)	Number of share acquisition rights of the Reorganized Company to be delivered

The same number as the number of Remaining Share Acquisition Rights held by the relevant Share Acquisition Right Holders shall be delivered.

(2)       Class and number of shares of the Reorganized Company subject to share acquisition rights

The class of shares subject to the share acquisition rights shall be shares of the Reorganized Company’s common stock. The number of shares to be Granted upon the exercise of the share acquisition rights shall be determined in line with section 2 above by taking into account the conditions of the Reorganization, among other things.

(3)       Value of assets to be contributed upon the exercise of share acquisition rights

The value of assets to be contributed upon the exercise of the share acquisition rights to be delivered shall be the amount calculated by multiplying the post-reorganization exercise price specified below by the number of shares subject to the share acquisition rights. The post-reorganization exercise price shall be one (1) yen per share of the Reorganized Company to be Granted upon the exercise of the share acquisition rights to be delivered.

(4)       Exercise period for share acquisition rights

The share acquisition rights shall be exercisable during the period beginning on the later of (i) the first day of the exercise period for share acquisition rights specified in section 6 above or (ii) the effective date of the Reorganization, and ending on the last day of the period specified in section 6 above.

(5)       Matters concerning the acquisition of share acquisition rights

To be determined in line with section 8 above.

(6)       Restrictions on transfer of share acquisition rights

Any acquisition of share acquisition rights by means of transfer shall be subject to approval of the Reorganized Company’s board of directors (or directors if the Reorganized Company is not a company with board of directors).

(7)	Matters concerning increase in stated capital and legal capital surplus resulting from issuance of shares upon the exercise of share acquisition rights

To be determined in line with section 10 above.

12.       Treatment of fractions

It the number of shares to be Granted to a Share Acquisition Right Holder include any fraction less than one (1) share, the fraction shall be discarded.

End

Exhibit 3-(1) to the Share Transfer Plan

The Shizuoka Bank, Ltd.

Details of EUR/USD Denominated Convertible Bonds with Share Acquisition Rights Subject to Call Due 2023

1.	Name of bonds

The Shizuoka Bank, Ltd. EUR/USD Denominated Convertible Bonds with Share Acquisition Rights Subject to Call Due 2023 (“Bonds with Share Acquisition Rights,” with the bonds portion and the share acquisition rights portion of the Bonds with Share Acquisition Rights being hereinafter referred to as the “Bonds” and the “Share Acquisition Rights,” respectively).

2.	Matters concerning the Share Acquisition Rights

(1)       Class, description, and number of shares subject to the Share Acquisition Rights

The class and description of shares subject to the Share Acquisition Rights shall be shares of the Bank’s common stock (share unit number: 100 shares). The number of shares of the Bank’s common stock to be delivered by the Bank upon the exercise of Share Acquisition Rights shall be the quotient obtained by dividing: (I) the total of the face values of the Bonds covered by the exercise request, by (II) the conversion price specified in (3) below. However, any fraction less than one (1) share resulting from the exercise shall be discarded without any cash adjustment.

(2)       Total number of Share Acquisition Rights

The total of: (I) three thousand (3,000) units; and (II) the number of units calculated by dividing (i) the total of the face values of the Bonds represented by, if any, the Substitute Certificates of Bonds with Share Acquisition Rights (meaning certificates of bonds with share acquisition rights to be issued in the event of loss, theft or destruction of Certificates of Bonds with Share Acquisition Rights (as defined in section 3 (7) below), subject to appropriate proof and compensation; the same applies hereinafter), by (ii) one hundred thousand U.S. dollars (USD100,000).

(3)       Description and value of assets to be contributed upon the exercise of Share Acquisition Rights

(A)	Upon the exercise of a Share Acquisition Right, the Bond to which the Share Acquisition Right is attached shall be contributed. The value of such Bond shall be the same as its face amount.

(B)	The conversion price shall be USD13.876.

(C)	The conversion price shall be adjusted using the following formula if, after issuance of the Bonds with Share Acquisition Rights, the Bank issues shares of the Bank’s common stock at a paid-in amount below the fair value of the Bank’s common stock or disposes of shares of the Bank’s common stock held by the Bank. In the formula below, “Number of existing issued shares” means the total number of issued shares (excluding those held by the Bank) of the Bank’s common stock.

				Number of existing issued shares	＋	Number of shares issued or disposed of x Paid-in amount per share
Conversion price after adjustment	＝	Conversion price before adjustment	×			Fair value
Number of existing issued shares + Number of shares issued or disposed of

The conversion price shall be adjusted as appropriate in the event of: a share split or share consolidation of the Bank’s common stock; distribution of certain dividends of surplus; issuance of share acquisition rights (including those attached to bonds with share acquisition rights) which entitle their holders to claim delivery of shares of the Bank’s common stock at a price below the fair value of the Bank’s common stock; or occurrence of any of certain other events.

(4)       Increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of Share Acquisition Rights

In the case of issuance of shares upon the exercise of Share Acquisition Rights, the stated capital shall increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated as set forth in Article 17 of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The amount of increase in legal capital surplus shall be that maximum amount of increase in stated capital minus the amount of increase in stated capital.

(5)       Exercise period for Share Acquisition Rights

The Share Acquisition Rights shall be exercisable during the period from February 8, 2018 to January 11, 2023 (local time at the location where exercise requests are received). However, (I) in the case of early redemption of Bonds as described in section 3 (4)(A) or (B) below, the exercise period shall end on the third (3rd) business day prior to the date of redemption in Tokyo (except for Share Acquisition Rights, if any, which are attached to Bonds whose holder has opted not to accept the early redemption as set forth in section 3 (4)(B) below or for which the Exercise Acquisition Date (as defined in (7)(A) below) falls within the period from and including the second (2nd) business day prior to the date of redemption in Tokyo to and excluding the date of redemption); (II) in the case of the Bank’s acquisition of Bonds with Share Acquisition Rights as described in (7)(A) or (B) below, the exercise period shall end upon cancellation of the Bonds; (III) in the case of early redemption of Bonds as described in section 3 (4)(C), (D) or (E) below, the exercise period shall end on third (3rd) business day prior to the date of redemption in Tokyo (except for Share Acquisition Rights, if any, which are attached to Bonds for which the Exercise Acquisition Date falls after the third (3rd) business day prior to the date of redemption in Tokyo); (IV) in the case of purchase and cancellation of Bonds as described in section 3 (5) below, the exercise period shall end upon cancellation of the Bonds; and (V) in the case of acceleration of Bonds as described in section 3 (6) below, the exercise period shall end upon the acceleration. In any of the cases listed above, no Share Acquisition Rights shall be exercisable after January 11, 2023 (local time at the location where exercise requests are received).

Notwithstanding the above, if the Deposit Date (as defined below) relevant to a request for exercise of Share Acquisition Rights falls within the period beginning on the record date for payment of interest on the Bonds and ending on the Interest Payment Date (as defined in section 3 (2)(B) below), the Share Acquisition Rights shall not be exercisable.

In the case of acquisition of Bonds with Share Acquisition Rights in response to a request for exercise of Share Acquisition Rights as described in (7)(A) below, the Share Acquisition Rights attached to the Bonds with Share Acquisition Rights shall not be exercisable at any time during the period from and excluding the Deposit Date to and including the Exercise Acquisition Date. In the case of acquisition of Bonds with Share Acquisition Rights remaining at the Bank’s discretion as described in (7)(B) below, the Share Acquisition Rights shall not be exercisable at any time during the period from and excluding October 25, 2022 to and including the Acquisition Due Date (as defined in (7)(B) below). If reasonably deemed necessary by the Bank in order to implement the Bank’s Reorganization (as defined in section 3 (4)(C) below), and: (I) if the Deposit Date is no later than October 25, 2022, the Share Acquisition Rights shall not be exercisable during the period designated by the Bank and beginning on or after the thirty-fifth (35th) calendar day prior to the date immediately preceding the business day in Tokyo immediately preceding the effective date of the Reorganization and ending on or before the fourteenth (14th) day following the date immediately following the effective date of the Reorganization; or (II) if the Deposit Date is no earlier than October 26, 2022, the Share Acquisition Rights shall not be exercisable during the period of no more than thirty (30) days designated by the Bank and beginning on the date immediately following the effective date of the Reorganization and ending on or before the fourteenth (14th) day following the date immediately following the effective date of the Reorganization.

If the Deposit Date is no later than October 25, 2022, and: (I) if notice of a redemption is given pursuant to section 3 (4)(A) or (B) below, the Share Acquisition Rights shall not be exercisable during the period from and including the thirty-fifth (35th) calendar day prior to the third (3rd) business day in Tokyo prior to the date of redemption to and including the date of redemption (except for Share Acquisition Rights, if any, which are attached to Bonds whose holder has opted not to accept the early redemption as set forth in section 3 (4)(B) below); or (II) if notice of a redemption is given pursuant to section 3 (4)(C), (D) or (E) below, the Share Acquisition Rights shall not be exercisable during the period from and excluding the third (3rd) business day in Luxembourg and Tokyo following the date of such notice of a redemption and to and including the date of redemption.

If the Deposit Date is no earlier than October 26, 2022 and if the calendar day in Japan on which the exercise of the Share Acquisition Rights becomes effective (or the following business day in Tokyo if such calendar day is not a business day in Tokyo) falls within the period beginning on the second (2nd) business day in Japan prior to the record date set by the Bank or any other date set to determine shareholders in connection with Article 151, paragraph (1) of the Act on Book-Entry Transfer of Corporate Bonds and Shares (collectively with the record date set by the Bank, the “Shareholder Determination Date”) (or the third (3rd) business day in Tokyo prior to the Shareholder Determination Date if the Shareholder Determination Date is not a business day in Tokyo) and ending on such Shareholder Determination Date (or the following business day in Tokyo if the Shareholder Determination Date is not a business day in Tokyo), the Share Acquisition Rights shall not be exercisable. However, in the event of changes in Japanese laws, regulations or customs relating to the delivery of shares involved in the exercise of share acquisition rights through the transfer system under the Act on Book-Entry Transfer of Corporate Bonds and Shares, the Bank may modify the restrictions on the exercise period for Share Acquisition Rights set forth in this paragraph to reflect such changes.

“Deposit Date” means the date on which the Certificates of Bonds with Share Acquisition Rights and other documents necessary for a request for the exercise of Share Acquisition Rights have been deposited with the agent for payment and receipt of requests for exercise of share acquisition rights specified in section 3 (9) below and on which all other conditions for a request for exercise of Share Acquisition Rights (including the conditions specified in (6) below) have been satisfied.

(6)       Other conditions for the exercise of Share Acquisition Rights

(A)	No partial exercise of a Share Acquisition Right shall be allowed.

(B)	Until October 25, 2022, the holders of the Bonds with Share Acquisition Rights shall be entitled to exercise their Share Acquisition Rights: (I) only if (i) the amount calculated by (a) converting the Closing Price (as defined below) of the Bank’s common stock on each of the twenty (20) consecutive Trading Days (as defined below) ending on the last Trading Day of a quarter to U.S. dollar at the Exchange Rate (as defined below) on the same each Trading Day, and (b) rounding the resulting U.S. dollar amount to three decimal places, exceeds (ii) the amount (rounded to three decimal places) calculated by multiplying (a) the conversion price applicable to such last Trading Day by (b) the conversion restriction level applicable to the relevant quarter as specified in the table below; and (II) only during the period beginning on the first day of the following quarter (or February 8, 2018 in case of the quarter beginning on January 1, 2018) and ending on the last day of the same quarter (or October 25, 2022 in case of the quarter beginning on October 1, 2022).

Quarters	Conversion restriction level
Quarters ending no later than December 31, 2018	200%
Quarters in 2019	180%
Quarters in 2020	160%
Quarters in 2021	140%
Quarters in 2022	130%

However, the conditions for the exercise of Share Acquisition Rights set forth in this item (B) shall not apply during the periods specified in (I), (II), and (III) below:

(I) Any period during which: (ⅰ) the Bank’s long-term senior debt is rated below Baa3 by Moody’s Japan K.K. or its successor rating agency (collectively, “Moody’s”), or such rating is suspended or withdrawn, or such rating is no longer assigned by Moody’s; (ⅱ) the Bank’s long-term senior debt is rated below BBB- by S&P Global Rating Japan Inc. or its successor rating agency (collectively, “S&P”), or such rating is suspended or withdrawn, or such rating is no longer assigned by S&P; and (ⅲ) the Bank’s long-term senior debt is rated below BBB- by Rating and Investment Information, Inc. or its successor rating agency (collectively, “R&I”), or such rating is suspended or withdrawn, or such rating is no longer assigned by R&I.

(II) Any period on and after the day on which the Bank gives notice of an early redemption as described in section 3 (4) below to the holders of the Bonds with Share Acquisition Rights and the trustee company (except for Share Acquisition Rights, if any, which are attached to Bonds whose holder has opted not to accept the early redemption as set forth in section 3 (4)(B) below).

(III) Any period (i) from and including the date on which the Bank gives notice of a Reorganization to the holders of the Bonds with Share Acquisition Rights pursuant to the terms and conditions of the Bonds with Share Acquisition Rights (ii) to and including the effective date of the Reorganization, unless the Bank prohibits the exercise of Share Acquisition Rights as set forth in (5) above.

“Trading Day” means any day on which Tokyo Stock Exchange, Inc. is open for business and does not include any day on which no Closing Price is published.

“Closing Price” of the Bank’s common stock on a certain day means the last price at which the Bank’s common stock trades during the regular trading session at Tokyo Stock Exchange, Inc. on that day.

“Exchange Rate” on a certain day means the spot foreign exchange rate for that day and is set at the middle rate of the USD/JPY spot foreign exchange rate on the Reuters Screen Page “JPNU” (or its replacement page, if any, displaying the USD/JPY exchange rate) as at 3:00 p.m. (Japan time) on that day. If such rate is not displayed on the Reuters Screen Page, “Exchange Rate” means the rate determined in good faith and commercially reasonably by the agent for payment and receipt of requests for exercise of share acquisition rights specified in section 3 (9) below.

(C)	Until October 25, 2022, the holders of the Bonds with Share Acquisition Rights shall be entitled to exercise their Share Acquisition Rights only if (I) the amount calculated by (i) converting the most recent Closing Price of the Bank’s common stock available on the Deposit Date to U.S. dollar at the Exchange Rate on such Deposit Date, and (ii) rounding the resulting U.S. dollar amount to three decimal places, does not fall below (II) the conversion price applicable to such Deposit Date.

(7)       Acquisition of Bonds with Share Acquisition Rights by the Bank

(A)	Acquisition of Bonds with Share Acquisition Rights in response to requests for exercise of Share Acquisition Rights

If the Deposit Date relevant to Share Acquisition Rights whose exercise is requested by a holder of Bonds with Share Acquisition Rights falls within the period specified in (5) above and is no later than October 25, 2022, the Bank shall, on the thirty-fifth (35th) calendar day following such Deposit Date (such calendar day, the “Exercise Acquisition Date”), acquire all Bonds with Share Acquisition Rights for which the requirements for an exercise request have been satisfied on the Deposit Date, and shall deliver the Exercise Acquisition Delivery Assets (as defined below) to the holder of the Bonds with Share Acquisition Rights in exchange for the Bonds with Share Acquisition Rights so acquired by the Bank.

“Exercise Acquisition Delivery Assets” means, for each Bond with Share Acquisition Rights: (I) the sum of money equivalent to the face value of the Bond; and (II) such number of shares of the Bank’s common stock as is obtained by (i) subtracting (a) the amount equivalent to the face value of the Bond from (b) the Exercise Acquisition Conversion Value (as defined below), and (only if the result is a positive value) (ii) dividing the balance by the Exercise Acquisition Average VWAP Per Share (as defined below), followed by (iii) discarding any fraction less than one (1) share, without any cash adjustment.

“Exercise Acquisition Average VWAP Per Share” means the average (rounded to three decimal places) of the amounts calculated by: (I) converting (i) the respective volume weighted average prices (“VWAP”) of the Bank’s common stock published by Tokyo Stock Exchange, Inc. on the Trading Days during the period of ten (10) consecutive Trading Days from and including the second (2nd) Trading Day following the Deposit Date (such period, the “Exercise Acquisition-Related VWAP Period”), to (ii) U.S. dollar at the respective Exchange Rates on those Trading Days; and (II) rounding the resulting U.S. dollar amounts to three decimal places. As per the terms and conditions of the Bonds with Share Acquisition Rights, if any of the events requiring adjustment of the conversion price as set forth in (3)(C) above arises, the Exercise Acquisition Average VWAP Per Share shall also be adjusted as appropriate.

“Exercise Acquisition Conversion Value” means the value calculated by the following formula:

Face value of a Bond	×	Exercise Acquisition Average VWAP Per Share
Conversion Price on Exercise Acquisition Last Day

In the above formula, “Conversion Price on Exercise Acquisition Last Day” means the conversion price on the last day of the Exercise Acquisition-Related VWAP Period. As per the terms and conditions of the Bonds with Share Acquisition Rights, if any of the events requiring adjustment of the conversion price as set forth in (3)(C) above arises, the Conversion Price on Exercise Acquisition Last Day shall also be adjusted as appropriate.

(B)	Acquisition of remaining Bonds with Share Acquisition Rights at the Bank’s discretion

At any time during the period from January 25, 2022 to October 11, 2022, the Bank shall be entitled to give the holders of Bonds with Share Acquisition Rights and the trustee company notice to the effect that the Bank will acquire all (but not part) of the Bonds with Share Acquisition Rights remaining as of January 5, 2023 (the “Acquisition Due Date”) (“Acquisition Notice”).

On the Acquisition Due Date, the Bank shall acquire all of such Bonds with Share Acquisition Rights and shall deliver the Delivery Assets (as defined below) to the holders of the Bonds with Share Acquisition Rights in exchange for the Bonds with Share Acquisition Rights so acquired by the Bank. In such case, the Bank shall pay accrued interest up to, but not including, the Acquisition Due Date.

The Bank’s acquisition of the Bonds with Share Acquisition Rights under this paragraph (B) shall be subject to the Bank’s common stock being listed on Tokyo Stock Exchange, Inc. on the Acquisition Due Date.

If the Bank gives notice of an early redemption pursuant to section 3 (4)(A) or (B) below, or if the Bank is required to give notice of an early redemption under section 3 (4)(C) or (E) below, or if the events set forth in section 3 (4)(D)(i) through (iv) occur, the Bank shall not thereafter be entitled to give Acquisition Notice under this paragraph (B).

“Delivery Assets” means, for each Bond with Share Acquisition Rights: (I) the sum of money equivalent to the face value of the Bond; and (II) such number of shares of the Bank’s common stock as is obtained by (i) subtracting (a) the amount equivalent to the face value of the Bond from (b) the Conversion Value (as defined below), and (only if the result is a positive value) (ii) dividing the balance by the Average VWAP Per Share (as defined below), followed by (iii) discarding any fraction less than one (1) share, without any cash adjustment.

“Average VWAP Per Share” means the average (rounded to three decimal places) of the amounts calculated by: (I) converting (i) the respective VWAP of the Bank’s common stock published by Tokyo Stock Exchange, Inc. on the Trading Days during the period of twenty (20) consecutive Trading Days beginning on the thirtieth (30th) Trading Day prior to the Acquisition Due Date, to (ii) U.S. dollar at the respective Exchange Rates on those Trading Days; and (II) rounding the resulting U.S. dollar amounts to three decimal places. If, during those twenty (20) consecutive Trading Days, any of the events requiring adjustment of the conversion price as set forth in (3)(C) above arises, the Average VWAP Per Share shall also be adjusted as appropriate pursuant to the terms and conditions of the Bonds with Share Acquisition Rights.

“Conversion Value” means the value calculated by the following formula:

Face value of each Bond	×	Average VWAP Per Share
Conversion Price on Last Day

In the above formula, “Conversion Price on Last Day” means the conversion price on the last day of the twenty (20) consecutive Trading Days beginning on the thirtieth (30th) Trading Day prior to the Acquisition Due Date.

(C)	As per the terms and conditions of the Bonds with Share Acquisition Rights, the Bank shall cancel the Bonds with Share Acquisition Rights acquired pursuant to the acquisition clause set forth in (A) or (B) above.

(8)       Delivery of share acquisition rights by the Successor Company in case of the Bank’s Reorganization

(A)	In the event of a Reorganization, the Bank shall use its best efforts to have the Successor Company (as defined below) succeed to the Bank’s status as the principal debtor of the Bonds with Share Acquisition Rights and deliver new share acquisition rights in lieu of the Share Acquisition Rights, pursuant to the terms and conditions of the Bonds with Share Acquisition Rights. However, such succession and delivery shall be subject to the preconditions: (I) that they are feasible under law applicable at the time; (II) that mechanisms for such succession and delivery have already been developed or can be developed; and (III) that the Bank or the Successor Company is able to carry them out without bearing expenses (including taxes) that are unreasonable (as judged by the Bank) in light of the whole Reorganization. In such case, the Bank shall use its best efforts to ensure that the Successor Company will be a listed company in Japan on the effective date of the Reorganization. The Bank’s obligations to use efforts set forth in this paragraph (A) shall not apply if the Bank issues the trustee company with the certificate set forth in section 3 (4)(C)(b) below.

“Successor Company” means the other party to a Reorganization and is the company that assumes the Bank’s obligations related to the Bonds with Share Acquisition Rights and/or the Share Acquisition Rights.

(B)	The details of share acquisition rights of the Successor Company to be delivered pursuant to the provisions of (A) above shall be as follows:

(I) Number of share acquisition rights

The same as the number of Share Acquisition Rights attached to the Bonds with Share Acquisition Rights remaining immediately before the effective date of the Reorganization.

(II) Class of shares subject to share acquisition rights

Shares of the Successor Company’s common stock.

(III) Number of shares subject to share acquisition rights

The number of shares of the Successor Company’s common stock to be delivered upon the exercise of share acquisition rights of the Successor Company shall be determined by the Successor Company by taking into account, among other things, the conditions of the Reorganization, and based on the terms and conditions of the Bonds with Share Acquisition Rights, and shall also be pursuant to (i) or (ii) below. The conversion price shall be subject to adjustments equivalent to those described in (3)(C) above.

(ⅰ) In case of a merger, share exchange or share transfer, the conversion price shall be determined such that it allows the holders of such number of shares of the Bank’s common stock as would be obtained if the Share Acquisition Rights were exercised immediately before the effective date of the relevant Reorganization to receive such number of shares of the Successor Company’s common stock as would be received in the Reorganization if their share acquisition rights of the Successor Company are exercised immediately after the effective date of the Reorganization. If any securities or other assets other than shares of the Successor Company’s common stock are to be delivered upon the Reorganization, the Successor Company shall ensure that such number of shares of its common stock as is equal to the number obtained by dividing the value of such securities or other assets by the fair value of the Successor Company’s common stock will also be available for receipt.

(ⅱ) In case of a Reorganization other than the above, the conversion price shall be determined such that it allows economic benefits equivalent to those that would be received by the holders of the Bonds with Share Acquisition Rights if the Share Acquisition Rights were exercised immediately before the effective date of the Reorganization to be received by these holders if their share acquisition rights of the Successor Company are exercised immediately after the effective date of the Reorganization.

(IV) Nature and value of assets to be contributed upon the exercise of share acquisition rights

Upon the exercise of share acquisition rights of the Successor Company, the succeeded Bonds shall be contributed. The value of such Bonds shall be the same as the face value of the succeeded Bonds.

(V) Exercise period for share acquisition rights

The share acquisition rights shall be exercisable from the effective date of the Reorganization (or any day within fourteen (14) days after such date depending on the circumstances) and for the exercise period for the Share Acquisition Rights set forth in (5) above.

(VI) Other conditions for the exercise of share acquisition rights

No partial exercise of a share acquisition right of the Successor Company shall be allowed. The exercise of share acquisition rights of the Successor Company shall be subject to the same restrictions as those set forth in (6)(B) and (C) above.

(VII) Acquisition of bonds with share acquisition rights by the Successor Company

The Successor Company may acquire its share acquisition rights and succeeded bonds in the same manners as set forth in (7)(A) and (7)(B) above.

(VIII) Increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance of shares upon the exercise of share acquisition rights of the Successor Company, the stated capital shall increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated as set forth in Article 17 of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The amount of increase in legal capital surplus shall be that maximum amount of increase in stated capital minus the amount of increase in stated capital.

(IX) Reorganization

In the event of a Reorganization of the Successor Company, the share acquisition rights of the Successor Company shall be treated in the same manner as in the case of the Bonds with Share Acquisition Rights

(X) Other matters

Any fraction less than one (1) share resulting from the exercise of share acquisition rights of the Successor Company shall be discarded without any cash adjustment. No share acquisition rights of the Successor Company may be transferred separately from succeeded Bonds.

(C)	If the Bank causes or permits the Successor Company to assume or succeed to the Bank’s obligations under the Bonds and the trust deed pursuant to the provisions of (A) above, the Bank shall provide guarantee in certain cases set forth in, and otherwise comply with, the terms and conditions of the Bonds with Share Acquisition Rights.

3.	Matters concerning the Bonds

(1)       Total amount of the Bonds

The total of: (A) three hundred million U.S. dollars (USD300,000,000); and (B) the total face value of the Bonds represented by, if any, the Substitute Certificates of Bonds with Share Acquisition Rights.

(2)       Interest rate of the Bonds and method and due dates of interest payment

(A)       Interest rate

The (annual) interest rate shall apply to the face value of the Bonds at the rate of 3-Month USD LIBOR minus zero point five percent (0.5%). However, such interest rate shall not fall below zero percent (0%) per annum.

(B)       Method and due dates of interest payment

Interest on the Bonds shall be paid on a quarterly basis in arrears on January 25, April 25, July 25, and October 25 (or, if any of these days is not a Business Day (as defined below), the following Business Day [or, if the following Business Day belongs to the following month, the preceding Business Day]) each year (each of these dates, an “Interest Payment Date”). A Bond shall bear no interest on or after: (I) the Interest Payment Date immediately before the Deposit Date if a request for exercise of the Share Acquisition Rights attached to the Bond is made and if the Deposit Date is no later than October 25, 2022 (or, if no such Interest Payment Date exists, on or after January 25, 2018); (II) the Interest Payment Date immediately before the calendar day in Japan on which exercise of the Share Acquisition Rights attached to the Bond becomes effective, if a request for exercise of such Share Acquisition Rights is made and if the Deposit Date is no earlier than October 26, 2022; (III) the Acquisition Due Date if the remaining Bonds with Share Acquisition Rights are acquired by the Bank at its discretion; or (IV) the date of redemption if the Bonds are redeemed. However, this does not apply if any payment related to Bonds is unreasonably withheld or refused despite due presentation of the Bonds.

In this paragraph (2), “Business Day” means any day on which U.S. dollar deposits are processed in the London interbank market and on which commercial banks and foreign exchange markets are open for business in London and (if any payment is made on such day) New York City and Tokyo.

(3)       Maturity redemption of the Bonds

The Bonds shall be redeemed at one hundred percent (100%) of their face value on January 25, 2023 (or, if this date is not an Interest Payment Date, the Interest Payment Date closest to that date) (the “Maturity Date”).

(4)       Early redemption of the Bonds

(A)       Early redemption under a clean-up clause

If, at any time before notice of an early redemption is given under this item (A), the aggregate amount of the face value of the remaining Bonds falls below ten percent (10%) of the total face value of the Bonds at issuance, the Bank may, upon no less than forty-five (45) days but no more than sixty (60) days prior notice to the holders of Bonds with Share Acquisition Rights and to the trustee company, make an early redemption of all (but not part) of the remaining Bonds by setting the redemption date on any Interest Payment Date and by paying one hundred percent (100%) of the face value of the Bonds plus interest thereon up to and not including the redemption date. However, (I) if the Bank is obligated to give notice of an early redemption under (C) or (E) below, or (II) if the events set forth in (D)(i) through (iv) below occur, or (III) if the Bank gives an Acquisition Notice in accordance with section 2 (7)(B) above, then the Bank may no longer give notice of an early redemption pursuant to this item (A).

(B)       Early redemption due to changes in the taxation system

If, due to changes in the Japanese taxation system or for such other reasons, the Bank convinces the trustee company that the Bank has an obligation to pay additional amounts as set forth in the terms and conditions of the Bonds with Share Acquisition Rights, and that the Bank’s taking reasonable measures will not allow the Bank to avoid the obligation to pay such additional amounts, the Bank may, upon no less than forty-five (45) days but no more than sixty (60) days prior notice to the holders of Bonds with Share Acquisition Rights and to the trustee company, make an early redemption of all (but not part) of the remaining Bonds by setting the redemption date on any Interest Payment Date and by paying one hundred percent (100%) of the face value of the Bonds plus interest thereon up to and not including the redemption date. However, the Bank shall not give notice of any such early redemption at any time earlier than the ninetieth (90th) day prior to the first day on which the Bank owes an obligation to pay such additional amounts.

Notwithstanding the above, if, at the time such notice is given, the aggregate amount of the face value of the remaining Bonds is ten percent (10%) or more of the total face value of the Bonds at issuance, each holder of Bonds with Share Acquisition Rights shall be entitled to opt not to accept the early redemption of the Bonds held by the holder of Bonds with Share Acquisition Rights, by giving notice to the Bank at least twenty (20) days prior the redemption date. In such case, the Bank shall have no obligation to pay additional amounts as set forth in the terms and conditions of the Bonds with Share Acquisition Rights for any payment related to the Bonds held by the holder that may be made after the redemption date, and any payment related to such Bonds after the redemption date shall be made after withholding or deducting therefrom such taxes and public charges as set forth in the terms and conditions of the Bonds with Share Acquisition Rights. However, (I) if the Bank is obligated to give notice of an early redemption under (C) or (E) below, or (II) if the events set forth in (D)(i) through (iv) below occur, or (III) if the Bank gives an Acquisition Notice in accordance with section 2 (7)(B) above, then the Bank may no longer give notice of an early redemption pursuant to this item (B)

(C)       Early redemption due to a Reorganization

(I) If a Reorganization occurs, but (II) if (a) the measures described in section 2 (8)(A) above cannot be taken, or (b) the Bank provides the trustee company with a certificate to the effect that the Bank does not expect the Successor Company to be a listed company in Japan for any reason on the effective date of the Reorganization, then the Bank shall, upon at least fourteen (14) Tokyo Business Days prior notice to the holders of Bonds with Share Acquisition Rights and to the trustee company, make an early redemption of all (but not part) of the remaining Bonds by setting the redemption date on the date designated as such in that notice (with such redemption date occurring in principal no later than the effective date of the Reorganization) and by paying the redemption amount described below plus accrued interest up to and not including the redemption date.

The redemption amount applicable to the above redemption shall be calculated by a certain method based on the redemption date and the parity of the Bonds with Share Acquisition Rights such that the redemption amount reflects the value of the Bonds with Share Acquisition Rights at the time of the redemption taking into account interest rates, the share prices and volatility of the Bank’s common stock, and other market trends. The minimum and maximum redemption amounts to be calculated by such method shall be one hundred percent (100%) and two hundred and ten percent (210%), respectively, of the face value of the Bonds, except where the redemption date falls within the period beginning on January 12, 2023 and ending on the date immediately preceding the Maturity Date, in which case the redemption amount shall be one hundred percent (100%) of the face value of the Bonds.

“Reorganization” means the adoption of a resolution at the Bank’s general meeting of shareholders (or Board of Directors’ meeting if a resolution of the general meeting of shareholders is not required) for: (i) a merger between the Bank and another company (whether consolidation-type or absorption-type merger and excluding where the Bank is the surviving company; the same applies hereinafter); (ii) an asset transfer (only if all or substantially all of the Bank’s assets are sold or transferred to another company and if the Bank’s obligations under the Bonds with Share Acquisition Rights are transferred to the counterparty in accordance with the conditions of such sale or transfer); (iii) a company split (whether incorporation-type or absorption-type company split, and only if the Bank’s obligations under the Bonds with Share Acquisition Rights are transferred to the other company involved in the company split); (iv) a share exchange or share transfer (only if the Bank becomes a wholly-owned subsidiary of another company; the same applies hereinafter); or (v) any other corporate reorganization proceedings under Japanese law which result in the Bank’s obligations under the Bonds and/or the Share Acquisition Rights being assumed by another company.

(D)       Early redemption due to delisting

(ⅰ) If any person other than the Bank (the “Tender Offeror”) makes a tender offer for the Bank’s common stock in accordance with the Financial Instruments and Exchange Act, and (ⅱ) the Bank expresses its intention to accept the tender offer in accordance with the Financial Instruments and Exchange Act, and (ⅲ) the Bank and the Tender Offeror announce or acknowledge, in the tender offer statement or the like, that the Bank’s common stock may be delisted as a result of the Tender Offeror’s acquisition of shares of the Bank’s common stock through the tender offer (except where the Bank or the Tender Offeror announces that it will use its best efforts to keep the Bank listed in Japan after such acquisition), and (ⅳ) the Tender Offeror acquires shares of the Bank’s common stock through the tender offer, then the Bank shall, upon notice to the holders of Bonds with Share Acquisition Rights and to the trustee company within fourteen (14) days from the date of the Tender Offeror’s acquisition of shares of the Bank’s common stock through the tender offer, make an early redemption of all (but not part) of the remaining Bonds by setting the redemption date on the date designated as such in that notice (with such redemption date occurring on a day no earlier than the fourteenth (14th) Tokyo Business Day following, but no later than the thirtieth (30th) Tokyo Business Day following, the date of such notice) and by paying the redemption amount calculated by the method equivalent to that for the redemption described in (C) above (with the minimum and maximum redemption amounts being one hundred percent (100%) and two hundred and ten percent (210%), respectively, of the face value of the Bonds, except where the redemption date falls within the period beginning on January 12, 2023 and ending on the date immediately preceding the Maturity Date, in which case the redemption amount shall be one hundred percent (100%) of the face value of the Bonds) plus accrued interest up to and not including the redemption date.

Notwithstanding the above, the Bank’s redemption obligation set forth in this item (D) does not apply if the Bank or the Tender Offeror announces in the tender offer statement or the like, that it plans a Reorganization or a Squeeze-out Event (as defined in (E) below) after the date of the Tender Offeror’s acquisition of shares of the Bank’s common stock through the tender offer. However, if such Reorganization or Squeeze-out Event does not take place within sixty (60) days following the date of such acquisition, the Bank shall, upon notice to the holders of Bonds with Share Acquisition Rights and to the trustee company within fourteen (14) days from the last day of such sixty days, make an early redemption by setting the redemption date on the date designated as such in that notice (with such redemption date occurring on a day no earlier than the fourteenth (14th) Tokyo Business Day following, but no later than the thirtieth (30th) Tokyo Business Day following, the date of such notice) and by paying the redemption amount described above plus accrued interest up to and not including the redemption date.

If the Bank has both of (I) the redemption obligation set forth in this item (D) and (II) the redemption obligation set forth in (C) above or (E) below, the proceedings of either (C) above or (E) below shall apply.

(E)       Early redemption due to a squeeze-out

(I) If, after amendment of the Bank’s Articles of Incorporation to change the Bank’s common shares into class shares subject to class-wide call, the Bank’s General Meeting of Shareholders adopts a resolution to acquire all shares of the Bank’s common stock with consideration; or (II) if the Bank’s Board of Directors adopts a resolution to approve the Bank’s special controlling shareholder’s request for sale of shares held by other shareholders of the Bank to the special controlling shareholder; or (III) if the Bank’s General Meeting of Shareholders adopts a resolution to approve a consolidation of shares of the Bank’s common stock that will result in the common stock being delisted (each, a “Squeeze-out Event”), then the Bank shall, upon giving notice to the holders of Bonds with Share Acquisition Rights and to the trustee company as soon as practicable (but in any event within fourteen (14) days from the date of occurrence of the Squeeze-out Event), make an early redemption of all (but not part) of the remaining Bonds by setting the redemption date on the date designated as such in that notice (with such redemption date occurring before the effective date of the Squeeze-out Event and on a day no earlier than the fourteenth (14th) Tokyo Business Day following, but no later than the thirtieth (30th) Tokyo Business Day following, the date of such notice, provided that if such effective date occurs before the fourteenth (14th) Tokyo Business Day following the date of such notice, such redemption date shall be advanced before such effective date) and by paying the redemption amount calculated by the method equivalent to that for the redemption described in (C) above (with the minimum and maximum redemption amounts being one hundred percent (100%) and two hundred and ten percent (210%), respectively, of the face value of the Bonds, except where the redemption date falls within the period beginning on January 12, 2023 and ending on the date immediately preceding the Maturity Date, in which case the redemption amount shall be one hundred percent (100%) of the face value of the Bonds) plus accrued interest up to and not including the redemption date.

(F)	Notwithstanding the above, if Share Acquisition Rights are exercised such that the Deposit Date for the Share Acquisition Rights covered by the exercise request falls on or before October 25, 2022 pursuant to section 2 (7)(A) above, and if the Exercise Acquisition Date associated with such exercise request falls on or after the redemption date, then the provisions concerning redemption contained in (C), (D), and (E) above do not apply to the Bonds to which such Share Acquisition Rights are attached.

(5)       Purchase and cancellation

The Bank may at any time purchase Bonds with Share Acquisition Rights through an open market or by other means, may hold or resale the same, or may cancel the Bonds forming part of such Bonds with Share Acquisition Rights. The Bank’s subsidiaries may at any time purchase Bonds with Share Acquisition Rights through an open market or by other means, may hold or resale the same, or deliver the same to the Bank for cancellation of the Bonds forming part of such Bonds with Share Acquisition Rights.

(6)       Acceleration

In the event of (I) a failure to perform or comply with any provision of the trust deed or the Bonds or (II) any of certain other events set forth in the terms and conditions of the Bonds with Share Acquisition Rights, if the trustee company gives the Bank notice of acceleration of the Bonds as set forth in the terms and conditions of the Bonds with Share Acquisition Rights, all obligations owed by the Bank in respect of the Bonds shall immediately become due and payable, and the Bank shall immediately redeem of the remaining Bonds by paying the face value thereof plus accrued interest thereon (if any).

(7)       Denomination of the Bonds with Share Acquisition Rights

Certificates of name bonds with share acquisition rights under British law shall be issued to represent the Bonds with Share Acquisition Rights (“Certificates of Bonds with Share Acquisition Rights”).

(8)       Restrictions on requests for conversion to certificates of bearer bonds with share acquisition rights

No requests shall be accepted for conversion of Certificates of Bonds with Share Acquisition Rights to certificates of bearer bonds.

(9)	Agent for payment and receipt of requests for exercise of share acquisition rights for the Bonds with Share Acquisition Rights

Mizuho Trust & Banking (Luxembourg) S.A. (primary agent for payment and receipt of requests for exercise of share acquisition rights)

(10)       Register administrator for the Bonds with Share Acquisition Rights

Mizuho Trust & Banking (Luxembourg) S.A.

(11)       Security or guarantee for the Bonds

The Bonds shall be issued without any security or guarantee.

(12)       Special financial provisions

Restrictions on the creation of security interest shall be imposed.

4.	Listed stock exchange

The Bonds with Share Acquisition Rights shall be listed on the Singapore Stock Exchange.

End

Exhibit 3-(2) to the Share Transfer Plan

Shizuoka Financial Group, Inc.

Details of EUR/USD Denominated Convertible Bonds with Share Acquisition Rights Subject to Call Due 2023

1.	Name of bonds

Shizuoka Financial Group, Inc. EUR/USD Denominated Convertible Bonds with Share Acquisition Rights Subject to Call Due 2023 (“Bonds with Share Acquisition Rights,” with the bonds portion and the share acquisition rights portion of the Bonds with Share Acquisition Rights being hereinafter referred to as the “Bonds” and the “Share Acquisition Rights,” respectively. The Shizuoka Bank, Ltd. EUR/USD Denominated Convertible Bonds with Share Acquisition Rights Subject to Call Due 2023 listed in Column 1 of Table 2 of Article 6 of the Plan are hereinafter referred to as the “Former Bonds with Share Acquisition Rights,” with the bonds portion and the share acquisition rights portion of the Former Bonds with Share Acquisition Rights being hereinafter referred to as the “Former Bonds” and the “Former Share Acquisition Rights,” respectively).

2.	Matters concerning the Share Acquisition Rights

(1)       Class, description, and number of shares subject to the Share Acquisition Rights

The class and description of shares subject to the Share Acquisition Rights shall be shares of the Company’s common stock (share unit number: 100 shares). The number of shares of the Company’s common stock to be delivered by the Company upon the exercise of Share Acquisition Rights shall be the quotient obtained by dividing: (I) the total of the face values of the Bonds covered by the exercise request, by (II) the conversion price specified in (3) below. However, any fraction less than one (1) share resulting from the exercise shall be discarded without any cash adjustment.

(2)       Total number of Share Acquisition Rights

The same number as the number of Former Share Acquisition Rights registered or recorded in the register of share acquisition rights of The Shizuoka Bank, Ltd. immediately before the Company’s acquisition of all issued shares of The Shizuoka Bank, Ltd. through the Share Transfer (as defined in the main text of the Plan).

(3)       Description and value of assets to be contributed upon the exercise of Share Acquisition Rights

(A)	Upon the exercise of a Share Acquisition Right, the Bond to which the Share Acquisition Right is attached shall be contributed. The value of such Bond shall be the same as its face amount.

(B)	The conversion price shall initially be the same as the conversion price of the Former Bonds with Share Acquisition Rights in effect at the time immediately before the time of the Company’s acquisition of all issued shares of The Shizuoka Bank, Ltd. through the Share Transfer.

(C)	The conversion price shall be adjusted using the following formula if, after issuance of the Bonds with Share Acquisition Rights, the Company issues shares of the Company’s common stock at a paid-in amount below the fair value of the Company’s common stock or disposes of shares of the Company’s common stock held by the Company. In the formula below, “Number of existing issued shares” means the total number of issued shares (excluding those held by the Company) of the Company’s common stock.

				Number of existing issued shares	＋	Number of shares issued or disposed of x Paid-in amount per share
Conversion price after adjustment	＝	Conversion price before adjustment	×			Fair value
Number of existing issued shares + Number of shares issued or disposed of

The conversion price shall be adjusted as appropriate in the event of: a share split or share consolidation of the Company’s common stock; distribution of certain dividends of surplus; issuance of share acquisition rights (including those attached to bonds with share acquisition rights) which entitle their holders to claim delivery of shares of the Company’s common stock at a price below the fair value of the Company’s common stock; or occurrence of any of certain other events.

(4)       Increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of Share Acquisition Rights

In the case of issuance of shares upon the exercise of Share Acquisition Rights, the stated capital shall increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated as set forth in Article 17 of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The amount of increase in legal capital surplus shall be that maximum amount of increase in stated capital minus the amount of increase in stated capital.

(5)       Exercise period for Share Acquisition Rights

The Share Acquisition Rights shall be exercisable during the period from the Holding Company Incorporation Date (as defined in the main text of the Plan) to January 11, 2023 (local time at the location where exercise requests are received). However, (I) in the case of early redemption of Bonds as described in section 3 (4)(A) or (B) below, the exercise period shall end on the third (3rd) business day prior to the date of redemption in Tokyo (except for Share Acquisition Rights, if any, which are attached to Bonds whose holder has opted not to accept the early redemption as set forth in section 3 (4)(B) below or for which the Exercise Acquisition Date (as defined in (7)(A) below) falls within the period from and including the second (2nd) business day prior to the date of redemption in Tokyo to and excluding the date of redemption); (II) in the case of the Company’s acquisition of Bonds with Share Acquisition Rights as described in (7)(A) or (B) below, the exercise period shall end upon cancellation of the Bonds; (III) in the case of early redemption of Bonds as described in section 3 (4)(C), (D) or (E) below, the exercise period shall end on third (3rd) business day prior to the date of redemption in Tokyo (except for Share Acquisition Rights, if any, which are attached to Bonds for which the Exercise Acquisition Date falls after the third (3rd) business day prior to the date of redemption in Tokyo); (IV) in the case of purchase and cancellation of Bonds as described in section 3 (5) below, the exercise period shall end upon cancellation of the Bonds; and (V) in the case of acceleration of Bonds as described in section 3 (6) below, the exercise period shall end upon the acceleration. In any of the cases listed above, no Share Acquisition Rights shall be exercisable after January 11, 2023 (local time at the location where exercise requests are received).

Notwithstanding the above, if the Deposit Date (as defined below) relevant to a request for exercise of Share Acquisition Rights falls within the period beginning on the record date for payment of interest on the Bonds and ending on the Interest Payment Date (as defined in section 3 (2)(B) below), the Share Acquisition Rights shall not be exercisable.

In the case of acquisition of Bonds with Share Acquisition Rights in response to a request for exercise of Share Acquisition Rights as described in (7)(A) below, the Share Acquisition Rights attached to the Bonds with Share Acquisition Rights shall not be exercisable at any time during the period from and excluding the Deposit Date to and including the Exercise Acquisition Date. In the case of acquisition of Bonds with Share Acquisition Rights remaining at the Company’s discretion as described in (7)(B) below, the Share Acquisition Rights shall not be exercisable at any time during the period from and excluding October 25, 2022 to and including the Acquisition Due Date (as defined in (7)(B) below). If reasonably deemed necessary by the Company in order to implement the Company’s Reorganization (as defined in section 3 (4)(C) below), and: (I) if the Deposit Date is no later than October 25, 2022, the Share Acquisition Rights shall not be exercisable during the period designated by the Company and beginning on or after the thirty-fifth (35th) calendar day prior to the date immediately preceding the business day in Tokyo immediately preceding the effective date of the Reorganization and ending on or before the fourteenth (14th) day following the date immediately following the effective date of the Reorganization; or (II) if the Deposit Date is no earlier than October 26, 2022, the Share Acquisition Rights shall not be exercisable during the period of no more than thirty (30) days designated by the Company and beginning on the date immediately following the effective date of the Reorganization and ending on or before the fourteenth (14th) day following the date immediately following the effective date of the Reorganization.

If the Deposit Date is no later than October 25, 2022, and: (I) if notice of a redemption is given pursuant to section 3 (4)(A) or (B) below, the Share Acquisition Rights shall not be exercisable during the period from and including the thirty-fifth (35th) calendar day prior to the third (3rd) business day in Tokyo prior to the date of redemption to and including the date of redemption (except for Share Acquisition Rights, if any, which are attached to Bonds whose holder has opted not to accept the early redemption as set forth in section 3 (4)(B) below); or (II) if notice of a redemption is given pursuant to section 3 (4)(C), (D) or (E) below, the Share Acquisition Rights shall not be exercisable during the period from and excluding the third (3rd) business day in Luxembourg and Tokyo following the date of such notice of a redemption and to and including the date of redemption.

If the Deposit Date is no earlier than October 26, 2022 and if the calendar day in Japan on which the exercise of the Share Acquisition Rights becomes effective (or the following business day in Tokyo if such calendar day is not a business day in Tokyo) falls within the period beginning on the second (2nd) business day in Japan prior to the record date set by the Company or any other date set to determine shareholders in connection with Article 151, paragraph (1) of the Act on Book-Entry Transfer of Corporate Bonds and Shares (collectively with the record date set by the Company, the “Shareholder Determination Date”) (or the third (3rd) business day in Tokyo prior to the Shareholder Determination Date if the Shareholder Determination Date is not a business day in Tokyo) and ending on such Shareholder Determination Date (or the following business day in Tokyo if the Shareholder Determination Date is not a business day in Tokyo), the Share Acquisition Rights shall not be exercisable. However, in the event of changes in Japanese laws, regulations or customs relating to the delivery of shares involved in the exercise of share acquisition rights through the transfer system under the Act on Book-Entry Transfer of Corporate Bonds and Shares, the Company may modify the restrictions on the exercise period for Share Acquisition Rights set forth in this paragraph to reflect such changes.

“Deposit Date” means the date on which the Certificates of Bonds with Share Acquisition Rights (as defined in section 3 (7) below) and other documents necessary for a request for the exercise of Share Acquisition Rights have been deposited with the agent for payment and receipt of requests for exercise of share acquisition rights specified in section 3 (9) below and on which all other conditions for a request for exercise of Share Acquisition Rights (including the conditions specified in (6) below) have been satisfied.

(6)       Other conditions for the exercise of Share Acquisition Rights

(A)	No partial exercise of a Share Acquisition Right shall be allowed.

(B)	The holders of the Bonds with Share Acquisition Rights shall be entitled to exercise their Share Acquisition Rights: (I) only if (i) the amount calculated by (a) converting the Closing Price (as defined below) of The Shizuoka Bank Ltd.’s common stock on each of the twenty (20) consecutive Trading Days (as defined below) ending on the last Trading Day of the quarter ending on September 30, 2022 to U.S. dollar at the Exchange Rate (as defined below) on the same each Trading Day, and (b) rounding the resulting U.S. dollar amount to three decimal places, exceeds (ii) one hundred and thirty percent (130%) (rounded to three decimal places) of the conversion price applicable to such last Trading Day; and (II) only during the period beginning on the first day of the following quarter and ending on October 25, 2022.

However, the conditions for the exercise of Share Acquisition Rights set forth in this item (B) shall not apply during the periods specified in (I), (II), and (III) below:

(I) Any period during which: (ⅰ) the Company’s long-term senior debt is rated below Baa3 by Moody’s Japan K.K. or its successor rating agency (collectively, “Moody’s”), or such rating is suspended or withdrawn, or such rating is no longer assigned by Moody’s; (ⅱ) the Company’s long-term senior debt is rated below BBB- by S&P Global Rating Japan Inc. or its successor rating agency (collectively, “S&P”), or such rating is suspended or withdrawn, or such rating is no longer assigned by S&P; and (ⅲ) the Company’s long-term senior debt is rated below BBB- by Rating and Investment Information, Inc. or its successor rating agency (collectively, “R&I”), or such rating is suspended or withdrawn, or such rating is no longer assigned by R&I.

(II) Any period on and after the day on which the Company gives notice of an early redemption as described in section 3 (4) below to the holders of the Bonds with Share Acquisition Rights and the trustee company (except for Share Acquisition Rights, if any, which are attached to Bonds whose holder has opted not to accept the early redemption as set forth in section 3 (4)(B) below).

(III) Any period (i) from and including the date on which the Company gives notice of a Reorganization to the holders of the Bonds with Share Acquisition Rights pursuant to the terms and conditions of the Bonds with Share Acquisition Rights (ii) to and including the effective date of the Reorganization, unless the Company prohibits the exercise of Share Acquisition Rights as set forth in (5) above.

“Trading Day” means any day on which Tokyo Stock Exchange, Inc. is open for business and does not include any day on which no Closing Price is published.

“Closing Price” of The Shizuoka Bank, Ltd.’s common stock or the Company’s common stock on a certain day means the last price at which The Shizuoka Bank, Ltd.’s common stock or the Company’s common stock, as the case may be, trades during the regular trading session at Tokyo Stock Exchange, Inc. on that day.

“Exchange Rate” on a certain day means the spot foreign exchange rate for that day and is set at the middle rate of the USD/JPY spot foreign exchange rate on the Reuters Screen Page “JPNU” (or its replacement page, if any, displaying the USD/JPY exchange rate) as at 3:00 p.m. (Japan time) on that day. If such rate is not displayed on the Reuters Screen Page, “Exchange Rate” means the rate determined in good faith and commercially reasonably by the agent for payment and receipt of requests for exercise of share acquisition rights specified in section 3 (9) below.

(C)	Until October 25, 2022, the holders of the Bonds with Share Acquisition Rights shall be entitled to exercise their Share Acquisition Rights only if (I) the amount calculated by (i) converting the most recent Closing Price of the Company’s common stock available on the Deposit Date to U.S. dollar at the Exchange Rate on such Deposit Date, and (ii) rounding the resulting U.S. dollar amount to three decimal places, does not fall below (II) the conversion price applicable to such Deposit Date.

(7)       Acquisition of Bonds with Share Acquisition Rights by the Company

(A)	Acquisition of Bonds with Share Acquisition Rights in response to requests for exercise of Share Acquisition Rights

If the Deposit Date relevant to Share Acquisition Rights whose exercise is requested by a holder of Bonds with Share Acquisition Rights falls within the period specified in (5) above and is no later than October 25, 2022, the Company shall, on the thirty-fifth (35th) calendar day following such Deposit Date (such calendar day, the “Exercise Acquisition Date”), acquire all Bonds with Share Acquisition Rights for which the requirements for an exercise request have been satisfied on the Deposit Date, and shall deliver the Exercise Acquisition Delivery Assets (as defined below) to the holder of the Bonds with Share Acquisition Rights in exchange for the Bonds with Share Acquisition Rights so acquired by the Company.

“Exercise Acquisition Delivery Assets” means, for each Bond with Share Acquisition Rights: (I) the sum of money equivalent to the face value of the Bond; and (II) such number of shares of the Company’s common stock as is obtained by (i) subtracting (a) the amount equivalent to the face value of the Bond from (b) the Exercise Acquisition Conversion Value (as defined below), and (only if the result is a positive value) (ii) dividing the balance by the Exercise Acquisition Average VWAP Per Share (as defined below), followed by (iii) discarding any fraction less than one (1) share, without any cash adjustment.

“Exercise Acquisition Average VWAP Per Share” means the average (rounded to three decimal places) of the amounts calculated by: (I) converting (i) the respective volume weighted average prices (“VWAP”) of the Company’s common stock published by Tokyo Stock Exchange, Inc. on the Trading Days during the period of ten (10) consecutive Trading Days from and including the second (2nd) Trading Day following the Deposit Date (such period, the “Exercise Acquisition-Related VWAP Period”), to (ii) U.S. dollar at the respective Exchange Rates on those Trading Days; and (II) rounding the resulting U.S. dollar amounts to three decimal places. As per the terms and conditions of the Bonds with Share Acquisition Rights, if any of the events requiring adjustment of the conversion price as set forth in (3)(C) above arises, the Exercise Acquisition Average VWAP Per Share shall also be adjusted as appropriate.

“Exercise Acquisition Conversion Value” means the value calculated by the following formula:

Face value of a Bond	×	Exercise Acquisition Average VWAP Per Share
Conversion Price on Exercise Acquisition Last Day

In the above formula, “Conversion Price on Exercise Acquisition Last Day” means the conversion price on the last day of the Exercise Acquisition-Related VWAP Period. As per the terms and conditions of the Bonds with Share Acquisition Rights, if any of the events requiring adjustment of the conversion price as set forth in (3)(C) above arises, the Conversion Price on Exercise Acquisition Last Day shall also be adjusted as appropriate.

(B)	Acquisition of remaining Bonds with Share Acquisition Rights at the Company’s discretion

At any time during the period from October 3, 2022 to October 11, 2022, the Company shall be entitled to give the holders of Bonds with Share Acquisition Rights and the trustee company notice to the effect that the Company will acquire all (but not part) of the Bonds with Share Acquisition Rights remaining as of January 5, 2023 (the “Acquisition Due Date”) (“Acquisition Notice”).

On the Acquisition Due Date, the Company shall acquire all of such Bonds with Share Acquisition Rights and shall deliver the Delivery Assets (as defined below) to the holders of the Bonds with Share Acquisition Rights in exchange for the Bonds with Share Acquisition Rights so acquired by the Company. In such case, the Company shall pay accrued interest up to, but not including, the Acquisition Due Date.

The Company’s acquisition of the Bonds with Share Acquisition Rights under this paragraph (B) shall be subject to the Company’s common stock being listed on Tokyo Stock Exchange, Inc. on the Acquisition Due Date.

If the Company gives notice of an early redemption pursuant to section 3 (4)(A) or (B) below, or if the Company is required to give notice of an early redemption under section 3 (4)(C) or (E) below, or if the events set forth in section 3 (4)(D)(i) through (iv) occur, the Company shall not thereafter be entitled to give Acquisition Notice under this paragraph (B).

“Delivery Assets” means, for each Bond with Share Acquisition Rights: (I) the sum of money equivalent to the face value of the Bond; and (II) such number of shares of the Company’s common stock as is obtained by (i) subtracting (a) the amount equivalent to the face value of the Bond from (b) the Conversion Value (as defined below), and (only if the result is a positive value) (ii) dividing the balance by the Average VWAP Per Share (as defined below), followed by (iii) discarding any fraction less than one (1) share, without any cash adjustment.

“Average VWAP Per Share” means the average (rounded to three decimal places) of the amounts calculated by: (I) converting (i) the respective VWAP of the Company’s common stock published by Tokyo Stock Exchange, Inc. on the Trading Days during the period of twenty (20) consecutive Trading Days beginning on the thirtieth (30th) Trading Day prior to the Acquisition Due Date, to (ii) U.S. dollar at the respective Exchange Rates on those Trading Days; and (II) rounding the resulting U.S. dollar amounts to three decimal places. If, during those twenty (20) consecutive Trading Days, any of the events requiring adjustment of the conversion price as set forth in (3)(C) above arises, the Average VWAP Per Share shall also be adjusted as appropriate pursuant to the terms and conditions of the Bonds with Share Acquisition Rights.

“Conversion Value” means the value calculated by the following formula:

Face value of each Bond	×	Average VWAP Per Share
Conversion Price on Last Day

In the above formula, “Conversion Price on Last Day” means the conversion price on the last day of the twenty (20) consecutive Trading Days beginning on the thirtieth (30th) Trading Day prior to the Acquisition Due Date.

(C)	As per the terms and conditions of the Bonds with Share Acquisition Rights, the Company shall cancel the Bonds with Share Acquisition Rights acquired pursuant to the acquisition clause set forth in (A) or (B) above.

(8)       Delivery of share acquisition rights by the Successor Company in case of the Company’s Reorganization

(A)	In the event of a Reorganization, the Company shall use its best efforts to have the Successor Company (as defined below) succeed to the Company’s status as the principal debtor of the Bonds with Share Acquisition Rights and deliver new share acquisition rights in lieu of the Share Acquisition Rights, pursuant to the terms and conditions of the Bonds with Share Acquisition Rights. However, such succession and delivery shall be subject to the preconditions: (i) that they are feasible under law applicable at the time; (ii) that mechanisms for such succession and delivery have already been developed or can be developed; and (iii) that the Company or the Successor Company is able to carry them out without bearing expenses (including taxes) that are unreasonable (as judged by the Company) in light of the whole Reorganization. In such case, the Company shall use its best efforts to ensure that the Successor Company will be a listed company in Japan on the effective date of the Reorganization. The Company’s obligations to use efforts set forth in this paragraph (A) shall not apply if the Company issues the trustee company with the certificate set forth in section 3 (4)(C)(b) below.

“Successor Company” means the other party to a Reorganization and is the company that assumes the Company’s obligations related to the Bonds with Share Acquisition Rights and/or the Share Acquisition Rights.

(B)	The details of share acquisition rights of the Successor Company to be delivered pursuant to the provisions of (A) above shall be as follows:

(I) Number of share acquisition rights

The same as the number of Share Acquisition Rights attached to the Bonds with Share Acquisition Rights remaining immediately before the effective date of the Reorganization.

(II) Class of shares subject to share acquisition rights

Shares of the Successor Company’s common stock.

(III) Number of shares subject to share acquisition rights

The number of shares of the Successor Company’s common stock to be delivered upon the exercise of share acquisition rights of the Successor Company shall be determined by the Successor Company by taking into account, among other things, the conditions of the Reorganization, and based on the terms and conditions of the Bonds with Share Acquisition Rights, and shall also be pursuant to (i) or (ii) below. The conversion price shall be subject to adjustments equivalent to those described in (3)(C) above.

(ⅰ) In case of a merger, share exchange or share transfer, the conversion price shall be determined such that it allows the holders of such number of shares of the Company’s common stock as would be obtained if the Share Acquisition Rights were exercised immediately before the effective date of the relevant Reorganization to receive such number of shares of the Successor Company’s common stock as would be received in the Reorganization if their share acquisition rights of the Successor Company are exercised immediately after the effective date of the Reorganization. If any securities or other assets other than shares of the Successor Company’s common stock are to be delivered upon the Reorganization, the Successor Company shall ensure that such number of shares of its common stock as is equal to the number obtained by dividing the value of such securities or other assets by the fair value of the Successor Company’s common stock will also be available for receipt.

(ⅱ) In case of a Reorganization other than the above, the conversion price shall be determined such that it allows economic benefits equivalent to those that would be received by the holders of the Bonds with Share Acquisition Rights if the Share Acquisition Rights were exercised immediately before the effective date of the Reorganization to be received by these holders if their share acquisition rights of the Successor Company are exercised immediately after the effective date of the Reorganization.

(IV) Nature and value of assets to be contributed upon the exercise of share acquisition rights

Upon the exercise of share acquisition rights of the Successor Company, the succeeded Bonds shall be contributed. The value of such Bonds shall be the same as the face value of the succeeded Bonds.

(V) Exercise period for share acquisition rights

The share acquisition rights shall be exercisable from the effective date of the Reorganization (or any day within fourteen (14) days after such date depending on the circumstances) and for the exercise period for the Share Acquisition Rights set forth in (5) above.

(VI) Other conditions for the exercise of share acquisition rights

No partial exercise of a share acquisition right of the Successor Company shall be allowed. The exercise of share acquisition rights of the Successor Company shall be subject to the same restrictions as those set forth in (6)(B) and (C) above.

(VII) Acquisition of bonds with share acquisition rights by the Successor Company

The Successor Company may acquire its share acquisition rights and succeeded bonds in the same manners as set forth in (7)(A) and (7)(B) above.

(VIII) Increase in stated capital and legal capital surplus in the case of issuance of shares upon the exercise of share acquisition rights

In the case of issuance of shares upon the exercise of share acquisition rights of the Successor Company, the stated capital shall increase by the amount calculated by multiplying the maximum amount of increase in stated capital calculated as set forth in Article 17 of the Regulations on Corporate Accounting by a factor of 0.5, with any fraction less than one (1) yen resulting from the calculation to be rounded up to the nearest whole yen. The amount of increase in legal capital surplus shall be that maximum amount of increase in stated capital minus the amount of increase in stated capital.

(IX) Reorganization

In the event of a Reorganization of the Successor Company, the share acquisition rights of the Successor Company shall be treated in the same manner as in the case of the Bonds with Share Acquisition Rights

(X) Other matters

Any fraction less than one (1) share resulting from the exercise of share acquisition rights of the Successor Company shall be discarded without any cash adjustment. No share acquisition rights of the Successor Company may be transferred separately from succeeded Bonds.

(C)	If the Company causes or permits the Successor Company to assume or succeed to the Company’s obligations under the Bonds and the trust deed pursuant to the provisions of (A) above, the Company shall provide guarantee in certain cases set forth in, and otherwise comply with, the terms and conditions of the Bonds with Share Acquisition Rights.

3.	Matters concerning the Bonds

(1)       Total amount of the Bonds

Out of the total of (A) three hundred million U.S. dollars (USD300,000,000) and (B) the total face value of the Bonds represented by, if any, the Substitute Certificates of Bonds with Share Acquisition Rights, the unredeemed amount immediately before the effective date of the Share Transfer.

(2)       Interest rate of the Bonds and method and due dates of interest payment

(A)       Interest rate

The (annual) interest rate shall apply to the face value of the Bonds at the rate of 3-Month USD LIBOR minus zero point five percent (0.5%). However, such interest rate shall not fall below zero percent (0%) per annum.

(B)       Method and due dates of interest payment

Interest on the Bonds shall be paid on a quarterly basis in arrears on January 25, April 25, July 25, and October 25 (or, if any of these days is not a Business Day (as defined below), the following Business Day [or, if the following Business Day belongs to the following month, the preceding Business Day]) each year (each of these dates, an “Interest Payment Date”). A Bond shall bear no interest on or after: (I) the Interest Payment Date immediately before the Deposit Date if a request for exercise of the Share Acquisition Rights attached to the Bond is made and if the Deposit Date is no later than October 25, 2022 (or, if no such Interest Payment Date exists, on or after January 25, 2018); (II) the Interest Payment Date immediately before the calendar day in Japan on which exercise of the Share Acquisition Rights attached to the Bond becomes effective, if a request for exercise of such Share Acquisition Rights is made and if the Deposit Date is no earlier than October 26, 2022; (III) the Acquisition Due Date if the remaining Bonds with Share Acquisition Rights are acquired by the Company at its discretion; or (IV) the date of redemption if the Bonds are redeemed. However, this does not apply if any payment related to Bonds is unreasonably withheld or refused despite due presentation of the Bonds.

In this paragraph (2), “Business Day” means any day on which U.S. dollar deposits are processed in the London interbank market and on which commercial banks and foreign exchange markets are open for business in London and (if any payment is made on such day) New York City and Tokyo.

(3)       Maturity redemption of the Bonds

The Bonds shall be redeemed at one hundred percent (100%) of their face value on January 25, 2023 (or, if this date is not an Interest Payment Date, the Interest Payment Date closest to that date) (the “Maturity Date”).

(4)       Early redemption of the Bonds

(A)       Early redemption under a clean-up clause

If, at any time before notice of an early redemption is given under this item (A), the aggregate amount of the face value of the remaining Bonds falls below ten percent (10%) of the total face value of the Bonds at issuance, the Company may, upon no less than forty-five (45) days but no more than sixty (60) days prior notice to the holders of Bonds with Share Acquisition Rights and to the trustee company, make an early redemption of all (but not part) of the remaining Bonds by setting the redemption date on any Interest Payment Date and by paying one hundred percent (100%) of the face value of the Bonds plus interest thereon up to and not including the redemption date. However, (I) if the Company is obligated to give notice of an early redemption under (C) or (E) below, or (II) if the events set forth in (D)(i) through (iv) below occur, or (III) if the Company gives an Acquisition Notice in accordance with section 2 (7)(B) above, then the Company may no longer give notice of an early redemption pursuant to this item (A).

(B)       Early redemption due to changes in the taxation system

If, due to changes in the Japanese taxation system or for such other reasons, the Company convinces the trustee company that the Company has an obligation to pay additional amounts as set forth in the terms and conditions of the Bonds with Share Acquisition Rights, and that the Company’s taking reasonable measures will not allow the Company to avoid the obligation to pay such additional amounts, the Company may, upon no less than forty-five (45) days but no more than sixty (60) days prior notice to the holders of Bonds with Share Acquisition Rights and to the trustee company, make an early redemption of all (but not part) of the remaining Bonds by setting the redemption date on any Interest Payment Date and by paying one hundred percent (100%) of the face value of the Bonds plus interest thereon up to and not including the redemption date. However, the Company shall not give notice of any such early redemption at any time earlier than the ninetieth (90th) day prior to the first day on which the Company owes an obligation to pay such additional amounts.

Notwithstanding the above, if, at the time such notice is given, the aggregate amount of the face value of the remaining Bonds is ten percent (10%) or more of the total face value of the Bonds at issuance, each holder of Bonds with Share Acquisition Rights shall be entitled to opt not to accept the early redemption of the Bonds held by the holder of Bonds with Share Acquisition Rights, by giving notice to the Company at least twenty (20) days prior the redemption date. In such case, the Company shall have no obligation to pay additional amounts as set forth in the terms and conditions of the Bonds with Share Acquisition Rights for any payment related to the Bonds held by the holder that may be made after the redemption date, and any payment related to such Bonds after the redemption date shall be made after withholding or deducting therefrom such taxes and public charges as set forth in the terms and conditions of the Bonds with Share Acquisition Rights. However, (I) if the Company is obligated to give notice of an early redemption under (C) or (E) below, or (II) if the events set forth in (D)(i) through (iv) below occur, or (III) if the Company gives an Acquisition Notice in accordance with section 2 (7)(B) above, then the Company may no longer give notice of an early redemption pursuant to this item (B)

(C)       Early redemption due to a Reorganization

(I) If a Reorganization occurs, but (II) if (a) the measures described in section 2 (8)(A) above cannot be taken, or (b) the Company provides the trustee company with a certificate to the effect that the Company does not expect the Successor Company to be a listed company in Japan for any reason on the effective date of the Reorganization, then the Company shall, upon at least fourteen (14) Tokyo Business Days prior notice to the holders of Bonds with Share Acquisition Rights and to the trustee company, make an early redemption of all (but not part) of the remaining Bonds by setting the redemption date on the date designated as such in that notice (with such redemption date occurring in principal no later than the effective date of the Reorganization) and by paying the redemption amount described below plus accrued interest up to and not including the redemption date.

The redemption amount applicable to the above redemption shall be calculated by a certain method based on the redemption date and the parity of the Bonds with Share Acquisition Rights such that the redemption amount reflects the value of the Bonds with Share Acquisition Rights at the time of the redemption taking into account interest rates, the share prices and volatility of the Company’s common stock, and other market trends. The minimum and maximum redemption amounts to be calculated by such method shall be one hundred percent (100%) and two hundred and ten percent (210%), respectively, of the face value of the Bonds, except where the redemption date falls within the period beginning on January 12, 2023 and ending on the date immediately preceding the Maturity Date, in which case the redemption amount shall be one hundred percent (100%) of the face value of the Bonds.

“Reorganization” means the adoption of a resolution at the Company’s general meeting of shareholders (or Board of Directors’ meeting if a resolution of the general meeting of shareholders is not required) for: (i) a merger between the Company and another company (whether consolidation-type or absorption-type merger and excluding where the Company is the surviving company; the same applies hereinafter); (ii) an asset transfer (only if all or substantially all of the Company’s assets are sold or transferred to another company and if the Company’s obligations under the Bonds with Share Acquisition Rights are transferred to the counterparty in accordance with the conditions of such sale or transfer); (iii) a company split (whether incorporation-type or absorption-type company split, and only if the Company’s obligations under the Bonds with Share Acquisition Rights are transferred to the other company involved in the company split); (iv) a share exchange or share transfer (only if the Company becomes a wholly-owned subsidiary of another company; the same applies hereinafter); or (v) any other corporate reorganization proceedings under Japanese law which result in the Company’s obligations under the Bonds and/or the Share Acquisition Rights being assumed by another company.

(D)       Early redemption due to delisting

(ⅰ) If any person other than the Company (the “Tender Offeror”) makes a tender offer for the Company’s common stock in accordance with the Financial Instruments and Exchange Act, and (ⅱ) the Company expresses its intention to accept the tender offer in accordance with the Financial Instruments and Exchange Act, and (ⅲ) the Company and the Tender Offeror announce or acknowledge, in the tender offer statement or the like, that the Company’s common stock may be delisted as a result of the Tender Offeror’s acquisition of shares of the Company’s common stock through the tender offer (except where the Company or the Tender Offeror announces that it will use its best efforts to keep the Company listed in Japan after such acquisition), and (ⅳ) the Tender Offeror acquires shares of the Company’s common stock through the tender offer, then the Company shall, upon notice to the holders of Bonds with Share Acquisition Rights and to the trustee company within fourteen (14) days from the date of the Tender Offeror’s acquisition of shares of the Company’s common stock through the tender offer, make an early redemption of all (but not part) of the remaining Bonds by setting the redemption date on the date designated as such in that notice (with such redemption date occurring on a day no earlier than the fourteenth (14th) Tokyo Business Day following, but no later than the thirtieth (30th) Tokyo Business Day following, the date of such notice) and by paying the redemption amount calculated by the method equivalent to that for the redemption described in (C) above (with the minimum and maximum redemption amounts being one hundred percent (100%) and two hundred and ten percent (210%), respectively, of the face value of the Bonds, except where the redemption date falls within the period beginning on January 12, 2023 and ending on the date immediately preceding the Maturity Date, in which case the redemption amount shall be one hundred percent (100%) of the face value of the Bonds) plus accrued interest up to and not including the redemption date.

Notwithstanding the above, the Company’s redemption obligation set forth in this item (D) does not apply if the Company or the Tender Offeror announces in the tender offer statement or the like, that it plans a Reorganization or a Squeeze-out Event (as defined in (E) below) after the date of the Tender Offeror’s acquisition of shares of the Company’s common stock through the tender offer. However, if such Reorganization or Squeeze-out Event does not take place within sixty (60) days following the date of such acquisition, the Company shall, upon notice to the holders of Bonds with Share Acquisition Rights and to the trustee company within fourteen (14) days from the last day of such sixty days, make an early redemption by setting the redemption date on the date designated as such in that notice (with such redemption date occurring on a day no earlier than the fourteenth (14th) Tokyo Business Day following, but no later than the thirtieth (30th) Tokyo Business Day following, the date of such notice) and by paying the redemption amount described above plus accrued interest up to and not including the redemption date.

If the Company has both of (I) the redemption obligation set forth in this item (D) and (II) the redemption obligation set forth in (C) above or (E) below, the proceedings of either (C) above or (E) below shall apply.

(E)       Early redemption due to a squeeze-out

(I) If, after amendment of the Company’s Articles of Incorporation to change the Company’s common shares into class shares subject to class-wide call, the Company’s General Meeting of Shareholders adopts a resolution to acquire all shares of the Company’s common stock with consideration; or (II) if the Company’s Board of Directors adopts a resolution to approve the Company’s special controlling shareholder’s request for sale of shares held by other shareholders of the Company to the special controlling shareholder; or (III) if the Company’s General Meeting of Shareholders adopts a resolution to approve a consolidation of shares of the Company’s common stock that will result in the common stock being delisted (each, a “Squeeze-out Event”), then the Company shall, upon giving notice to the holders of Bonds with Share Acquisition Rights and to the trustee company as soon as practicable (but in any event within fourteen (14) days from the date of occurrence of the Squeeze-out Event), make an early redemption of all (but not part) of the remaining Bonds by setting the redemption date on the date designated as such in that notice (with such redemption date occurring before the effective date of the Squeeze-out Event and on a day no earlier than the fourteenth (14th) Tokyo Business Day following, but no later than the thirtieth (30th) Tokyo Business Day following, the date of such notice, provided that if such effective date occurs before the fourteenth (14th) Tokyo Business Day following the date of such notice, such redemption date shall be advanced before such effective date) and by paying the redemption amount calculated by the method equivalent to that for the redemption described in (C) above (with the minimum and maximum redemption amounts being one hundred percent (100%) and two hundred and ten percent (210%), respectively, of the face value of the Bonds, except where the redemption date falls within the period beginning on January 12, 2023 and ending on the date immediately preceding the Maturity Date, in which case the redemption amount shall be one hundred percent (100%) of the face value of the Bonds) plus accrued interest up to and not including the redemption date.

(F)	Notwithstanding the above, if Share Acquisition Rights are exercised such that the Deposit Date for the Share Acquisition Rights covered by the exercise request falls on or before October 25, 2022 pursuant to section 2 (7)(A) above, and if the Exercise Acquisition Date associated with such exercise request falls on or after the redemption date, then the provisions concerning redemption contained in (C), (D), and (E) above do not apply to the Bonds to which such Share Acquisition Rights are attached.

(5)       Purchase and cancellation

The Company may at any time purchase Bonds with Share Acquisition Rights through an open market or by other means, may hold or resale the same, or may cancel the Bonds forming part of such Bonds with Share Acquisition Rights. The Company’s subsidiaries may at any time purchase Bonds with Share Acquisition Rights through an open market or by other means, may hold or resale the same, or deliver the same to the Company for cancellation of the Bonds forming part of such Bonds with Share Acquisition Rights.

(6)       Acceleration

In the event of (i) a failure to perform or comply with any provision of the trust deed or the Bonds or (ii) any of certain other events set forth in the terms and conditions of the Bonds with Share Acquisition Rights, if the trustee company gives the Company notice of acceleration of the Bonds as set forth in the terms and conditions of the Bonds with Share Acquisition Rights, all obligations owed by the Company in respect of the Bonds shall immediately become due and payable, and the Company shall immediately redeem of the remaining Bonds by paying the face value thereof plus accrued interest thereon (if any).

(7)       Denomination of the Bonds with Share Acquisition Rights

Certificates of name bonds with share acquisition rights under British law shall be issued to represent the Bonds with Share Acquisition Rights (“Certificates of Bonds with Share Acquisition Rights”).

(8)       Restrictions on requests for conversion to certificates of bearer bonds with share acquisition rights

No requests shall be accepted for conversion of Certificates of Bonds with Share Acquisition Rights to certificates of bearer bonds.

(9)	Agent for payment and receipt of requests for exercise of share acquisition rights for the Bonds with Share Acquisition Rights

Mizuho Trust & Banking (Luxembourg) S.A. (primary agent for payment and receipt of requests for exercise of share acquisition rights)

(10)       Register administrator for the Bonds with Share Acquisition Rights

Mizuho Trust & Banking (Luxembourg) S.A.

(11)       Security or guarantee for the Bonds

(A)	The Bonds are not secured by any collateral. No assets are reserved specifically for the Bonds.

(B)	The Shizuoka Bank, Ltd. guarantees the Company’s obligations such as the obligation to pay the principal of the Bonds.

(12)       Special financial provisions

Restrictions on the creation of security interest shall be imposed.

4.	Listed stock exchange

The Bonds with Share Acquisition Rights shall be listed on the Singapore Stock Exchange.

End